                                           FILED PURSUANT TO RULE NO. 424(b)(5)
                                                             FILE NO. 333-55138

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 13, 2001

                               26,000,000 Shares

                              [LOGO OF MEDIACOM]

                      Mediacom Communications Corporation

                             Class A Common Stock

                                 ------------

   Our Class A common stock is listed on The Nasdaq Stock Market's National Market under the symbol "MCCC." On June 21, 2001, the last reported sale price of our Class A common stock was $15.22 per share.

   The underwriters have an option to purchase a maximum of 3,900,000 additional shares of our Class A common stock to cover over-allotments of shares.

   We have two classes of common stock, Class A common stock and Class B common stock. Holders of each class generally have identical rights, except for differences in voting and conversion rights. Holders of our Class A common stock have one vote per share, while holders of our Class B common stock have ten votes per share. After this offering, the holders of our Class B common stock will have 77.2% of the combined voting power of our common stock.

   Investing in our Class A common stock involves risks. See "Risk Factors" on page S-18.

                                                          Underwriting
                                              Price to    Discounts and Proceeds to
                                               Public      Commissions    Mediacom
                                            ------------  ------------- ------------
Per Share..................................     $15.22        $0.685       $14.535
Total......................................  $395,720,000  $17,810,000   $377,910,000

   Delivery of the shares of our Class A common stock will be made on or about June 27, 2001.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

       Joint Book-Running Managers                    Co-Lead Manager

Credit Suisse First Boston               Salomon Smith Barney          JPMorgan

                                 ------------

Banc of America Securities LLC
                    Deutsche Banc Alex. Brown
                                  First Union Securities, Inc.
                                                        SG Cowen
                                                              Robertson Stephens

           The date of this prospectus supplement is June 22, 2001.

This page contains a map depicting markets and number of basic subscribers covered by franchises of the AT&T systems and the existing Mediacom systems.

                                 ------------
                               TABLE OF CONTENTS

                             Prospectus Supplement

                                      Page                                         Page
                                      ----                                         ----
About This Prospectus Supplement....   S-1      Management.......................  S-66
Summary.............................   S-2      The AT&T Agreements..............  S-69
Risk Factors........................  S-18      Description of Certain
Disclosure Regarding Forward-Looking             Indebtedness....................  S-70
 Statements.........................  S-26      Material U.S. Federal Tax
Price Range of Class A Common                    Considerations for Non-U.S.
 Stock..............................  S-27       Holders of Our Class A Common
Use of Proceeds.....................  S-28       Stock...........................  S-77
Capitalization......................  S-30      Shares Eligible for Future Sale..  S-80
Dilution............................  S-31      Underwriting.....................  S-81
Unaudited Pro Forma Consolidated                Notice to Canadian Residents.....  S-84
 Financial Statements...............  S-32      Legal Matters....................  S-85
Selected Historical Consolidated                Experts..........................  S-85
 Financial and Other Data for                   Where You Can Find More
 Mediacom...........................  S-50       Information.....................  S-85
Selected Historical Combined                    Index to Financial Statements....   F-1
 Financial and Other Data for the               Annex A--Management's Discussion
 AT&T Systems.......................  S-53       and Analysis of Financial
Business............................  S-54       Condition and Results of
                                                 Operations of the AT&T Systems..   A-1


                                   Prospectus

                             Page                                        Page
                             ----                                        ----
Summary....................    1     Experts............................  11
Use of Proceeds............    4     Where You Can Find More
Description of Securities..    5      Information.......................  11
Plan of Distribution.......   10     Incorporation of Certain Documents
Legal Matters..............   11      by Reference......................  12

                                 ------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

   This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of Class A common stock. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

   If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   This prospectus supplement contains forward-looking statements. For a description of these statements and a discussion of the factors that may cause our actual results to differ materially from these statements, see "Disclosure Regarding Forward-Looking Statements."

                                    SUMMARY

   This summary highlights information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Securities and Exchange Commission that are incorporated by reference. This summary is not complete and does not contain all the information you should consider before purchasing our Class A common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the Securities and Exchange Commission that are incorporated by reference prior to deciding to purchase our Class A common stock. Unless we tell you otherwise, all information in this prospectus supplement assumes that the underwriters do not exercise their over-allotment option.

                      Mediacom Communications Corporation

   We are currently the ninth largest cable television company in the United States based on customers served. We provide our customers with a wide array of broadband products and services, including traditional video services, digital television and high-speed Internet access. We were founded in July 1995 by Rocco B. Commisso, our Chairman and Chief Executive Officer, to acquire and operate cable television systems serving principally non-metropolitan markets in the United States. As of March 31, 2001, our cable systems, which are owned and operated through our operating subsidiaries, passed approximately 1.2 million homes and served approximately 777,000 basic subscribers in 22 states. A basic subscriber is a customer that subscribes to a package of basic cable television services.

   In February 2001, we entered into agreements to acquire cable systems serving approximately 838,000 basic subscribers as of March 31, 2001 from affiliates of AT&T Broadband, LLC. The aggregate purchase price of the AT&T systems is approximately $2.2 billion in cash, or approximately $2,640 per basic subscriber, subject to closing adjustments. The AT&T systems are located in markets that are contiguous with, or in close proximity to, our existing cable systems.

   As of March 31, 2001, on a pro forma basis after giving effect to the AT&T acquisitions, we were the eighth largest cable television company in the United States based on customers served, with cable systems passing approximately 2.6 million homes and serving approximately 1.6 million basic subscribers in 23 states. We expect to complete the AT&T acquisitions no later than the third quarter of 2001, subject to customary closing conditions, including the receipt of consents from applicable cable television franchising authorities. However, we cannot assure you that any or all of the AT&T acquisitions will be completed.

   Our objective is to become the leading cable operator focused on providing entertainment, information and telecommunications services in non-metropolitan markets in the United States. The key elements of our business strategy are to:

  . acquire underperforming cable systems in markets with favorable demographic profiles;

  . improve the operating and financial performance of our acquired cable systems;

  . increase the geographic concentration of our operating clusters through selective acquisitions;

  . rapidly upgrade our cable network;

  . introduce new and advanced broadband products and services;

  . maximize customer satisfaction to build customer loyalty; and

  . maintain a flexible financing structure.

   Since commencement of our operations in March 1996, we have experienced significant growth by deploying a disciplined strategy of acquiring underperforming cable systems principally in non-metropolitan markets with favorable demographic profiles. As of March 31, 2001, we had completed 20 acquisitions of cable systems that served as of their respective dates of acquisition an aggregate of approximately 759,000 basic subscribers for an aggregate purchase price of approximately $1.3 billion, or an average price of $1,714 per subscriber. We believe non-metropolitan markets are attractive because customers in these markets generally require cable television services to clearly receive a full complement of off-air broadcast stations, including local network affiliates, and have limited entertainment and high-speed Internet access alternatives. In addition, we believe customers in non-metropolitan markets generally have been underserved by other cable television operators and have demonstrated strong demand for advanced broadband products and services such as digital cable and high-speed Internet access once they are offered. We also believe non-metropolitan markets are subject to lower operating costs and fewer competitive threats than urban markets.

   We also have generated strong internal growth and have improved the operating and financial performance of our cable systems. These results have been achieved through the implementation of our operating practices, including the introduction of new and advanced broadband products and services made possible by the rapid upgrade of our cable network, and the application of disciplined cost controls.

   We believe that advancements in digital technologies, together with the explosive growth of the Internet, have positioned the cable television industry's high-speed, interactive broadband network as the primary platform for the delivery of video, voice and data services to homes and businesses. To capitalize on these opportunities, we have upgraded a substantial portion of our cable network, allowing us to launch advanced broadband products and services, including digital cable and high-speed Internet access, or cable modem service. As of March 31, 2001, our digital cable service was available to approximately 470,000 basic subscribers, with approximately 53,000 digital customers for a penetration of 11.3%. As of the same date, our cable modem service was launched in cable systems passing approximately 500,000 homes, with approximately 15,600 cable modem customers for a penetration of 3.1%.

   We expect to continue to rapidly upgrade our cable network to enable us to launch advanced broadband products and services in virtually all the communities we serve. As of March 31, 2001, approximately 76% of our cable network was upgraded to 550MHz to 870MHz bandwidth capacity and approximately 55% of our homes passed were activated with two-way communications capability. By December 2002, we anticipate that 95% of our existing cable network will be upgraded to 550MHz to 870MHz bandwidth capacity with two-way communications capability.

   As part of our cable network upgrade program, we have been aggressively consolidating our signal processing and distribution facilities, or headends, serving our cable systems, eliminating 93 headends in 2000. Headend consolidation facilitates the launch of new and advanced broadband products and services by allowing us to spread the capital and operating costs associated with these services over a larger subscriber base. As of March 31, 2001, our cable systems were served by a total of 408 headends, with the 40 largest headends serving approximately 513,000 basic subscribers, or approximately 66% of our total basic subscribers. By December 2002, we expect that the number of headends serving our existing cable systems will be reduced to 100, with the 40 largest headends serving approximately 92% of our existing total basic subscribers. We expect to spend approximately $115 million in the second half of 2001 and approximately $170 million and $100 million in 2002 and 2003, respectively, to fund capital expenditures for our existing cable systems, including our cable network upgrade program and network maintenance.

   Our senior management team has significant cable television industry expertise in all aspects of acquiring, operating and financing cable systems. Mr. Commisso has 23 years of experience, and our other senior managers have an average of 19 years of experience, with the cable television industry. Mr. Commisso and our senior management team owned in the aggregate approximately 32.9% of our common stock outstanding as of May 31, 2001.

                                The AT&T Systems

   The AT&T acquisitions are consistent with our strategy of acquiring underperforming cable systems in markets with favorable demographic profiles. We believe that the AT&T systems have numerous favorable characteristics, including a presence in several significant designated market areas, or DMAs, strong penetration of advanced broadband products and services, a technologically advanced cable network, attractive density, or number of homes passed per mile, and a high percentage of customers served by a relatively small number of headends.

   We also believe that the AT&T systems can be operated more efficiently once we implement our operating practices and capital investment program. For the year ended December 31, 2000, the AT&T systems had an EBITDA margin of 35.0% as compared to our EBITDA margin of 47.0% for the same period. For the three months ended March 31, 2001, the AT&T systems had an EBITDA margin of 28.9%, as compared to our EBITDA margin of 46.7% for the same period. For purposes of this prospectus supplement, EBITDA is operating income (loss) (or excess (shortfall) of revenue over direct expenses in the AT&T systems' combined financial statements) before depreciation and amortization, non-cash stock charges and restructuring charge. EBITDA margin is EBITDA as a percentage of revenues.

   As of March 31, 2001, the AT&T systems passed approximately 1.4 million homes and served approximately 838,000 basic subscribers in Georgia, Illinois, Iowa and Missouri. The AT&T systems operate in the following top 50 to 100 DMAs in the United States:

  . Des Moines--Ames, Iowa, the 70th largest DMA;

  . Springfield, Missouri, the 78th largest DMA;

  . Cedar Rapids--Waterloo--Dubuque, Iowa, the 89th largest DMA; and

  . Quad Cities, Iowa and Illinois, the 90th largest DMA.

   As of March 31, 2001, the Iowa systems served approximately 538,300 basic subscribers, or approximately 64% of the total number of basic subscribers served by the AT&T systems. After combining the AT&T systems with our existing systems, we will be the leading provider of broadband products and services in Iowa, serving an estimated 90% of the state's total number of basic subscribers of cable television services.

   As of March 31, 2001, the AT&T systems' digital cable service was available to approximately 783,000 basic subscribers, with approximately 217,000 digital customers for a penetration of 27.7%. As of the same date, the AT&T systems' cable modem service was launched in cable systems passing approximately 580,000 homes, with approximately 56,000 cable modem customers for a penetration of 9.7%. Based on penetration levels recently reported by publicly-traded cable television companies, we believe that the AT&T systems' digital and cable modem penetration levels were the highest and second highest, respectively, in the U.S. cable industry as of March 31, 2001.

   As of March 31, 2001, the AT&T systems comprised approximately 19,000 miles of plant passing approximately 1.4 million homes, resulting in an average density of approximately 74 homes per mile. As of the same date, approximately 50% of the AT&T systems' cable network was upgraded to 550MHz to 870MHz bandwidth capacity and approximately 46% of the homes passed were activated with two-way communications capability. As of March 31, 2001, the AT&T systems were operated from a total of 162 headends, with the ten largest headends serving approximately 422,000 basic subscribers, or approximately 50% of the AT&T systems' total basic subscribers.

   We have formulated a plan to upgrade the AT&T systems' cable network and consolidate their headends. Upon completion of our cable network upgrade program for the AT&T systems, we expect that 100% of the AT&T systems' cable network will be upgraded to 550MHz to 870MHz bandwidth capacity with two-way communications capability. In addition, we expect that the number of headends serving the AT&T systems will be reduced from 162 to 18, increasing the average number of basic subscribers per headend from approximately 5,200 to approximately 47,000. We anticipate that our cable network upgrade program for the AT&T systems will be substantially completed by December 2003. We expect to spend approximately $50 million in 2001 subsequent to the completion of the AT&T acquisitions and approximately $150 million and $145 million in 2002 and 2003, respectively, to fund capital expenditures for the AT&T systems, including our cable network upgrade program and network maintenance.

   For the year ended December 31, 2000, the AT&T systems' combined revenue was $439.5 million, combined system cash flow was $176.1 million and combined EBITDA was $153.9 million. For the three months ended March 31, 2001, the AT&T systems' combined revenue was $112.9 million, combined system cash flow was $41.2 million and combined EBITDA was $32.7 million. For purposes of this prospectus supplement, system cash flow is EBITDA before corporate expenses.

                      Mediacom After the AT&T Acquisitions

   On a pro forma basis after giving effect to the AT&T acquisitions, as of March 31, 2001:

  . we were the eighth largest cable television company in the United States based on customers served;

  . our cable systems passed approximately 2.6 million homes and served approximately 1.6 million basic subscribers in 23 states with an average density of 59 homes passed per mile of plant;

  . a significant number of customers used our advanced broadband products and services, including approximately 270,000 digital customers for a penetration of 21.5%, and approximately 71,600 cable modem customers for a penetration of 6.6%; and

  . approximately 64% of our cable network was upgraded to 550MHz to 870MHz bandwidth capacity and approximately 50% of our homes passed were activated with two-way communications capability.

   Following the completion of the AT&T acquisitions, we expect to:

  . spend approximately $165 million in the second half of 2001 and approximately $320 million and $245 million in 2002 and 2003, respectively, to fund our capital expenditures, including our cable network upgrade programs and network maintenance;

  . consolidate headends, thereby reducing the number of headends serving our customers from 570 to 118, with the 40 largest headends serving an average of approximately 36,000 basic subscribers, or approximately 90% of our total basic subscribers;

  . increase our revenues and EBITDA through the rapid roll-out of advanced broadband products and services to our customers;

  . enhance the profitability of our cable systems through programming and other operating cost savings and the consolidation of customer service, purchasing, marketing and other activities; and

  . benefit from the use of common platforms in the areas of billing and high-speed data and digital cable delivery as we integrate the AT&T systems into our existing cable systems.

   On a pro forma basis after giving effect to the AT&T acquisitions, our revenues were $787.9 million, system cash flow was $345.4 million and EBITDA was $317.1 million for the year ended December 31, 2000, and our revenues were $203.3 million, system cash flow was $84.9 million and EBITDA was $74.9 million for the three months ended March 31, 2001.

                             The AT&T Acquisitions

   On February 26, 2001, we entered into four agreements with affiliates of AT&T Broadband to acquire cable systems in Georgia, Illinois, Iowa and Missouri. The AT&T systems will be acquired and owned by operating subsidiaries of Mediacom Broadband LLC, our newly-formed, wholly-owned subsidiary. In this prospectus supplement, we refer to these operating subsidiaries as the Mediacom Broadband subsidiaries. The aggregate purchase price of the AT&T systems is approximately $2.2 billion in cash, subject to closing adjustments. We expect to complete the AT&T acquisitions no later than the third quarter of 2001. However, we cannot assure you that any or all of the AT&T acquisitions will be completed.

   We expect to finance the aggregate purchase price of the AT&T systems, together with related fees and expenses and working capital, through a combination of:

  . borrowings under our proposed new subsidiary credit facility;

  . borrowings under our existing subsidiary credit facilities;

  . the gross proceeds from the concurrent offering by Mediacom Broadband of senior notes;

  . the gross proceeds from the concurrent offering of our convertible notes;
    and

  . the gross proceeds from this offering.

   The table below sets forth the estimated sources and uses of funds in connection with the AT&T acquisitions, assuming that all of the AT&T acquisitions and the financing transactions described above are completed.

                                                                       Amount
                                                                     ----------
                                                                      (dollars
                                                                         in
                                                                     thousands)
   Sources of Funds:
   Proposed new subsidiary credit facility(a)....................... $  975,000
   Existing subsidiary credit facilities............................    352,000
   Mediacom Broadband senior notes(b)(c)............................    400,000
   Convertible notes(c).............................................    150,000
   Class A common stock(c)..........................................    396,000
                                                                     ----------
       Total sources................................................ $2,273,000
                                                                     ==========
   Uses of Funds:
   Acquisitions of the AT&T systems:
     Iowa........................................................... $1,450,000
     Missouri.......................................................    320,000
     Georgia........................................................    310,000
     Illinois.......................................................    135,000
   Working capital..................................................      5,000
   Estimated fees and expenses(d)...................................     53,000
                                                                     ----------
       Total uses................................................... $2,273,000
                                                                     ==========

                                                       (notes on following page)

(a) We expect that our proposed new subsidiary credit facility will be a $1.3 billion credit facility, consisting of a $600.0 million revolving credit facility, a $300.0 million tranche A term loan and a $400.0 million tranche B term loan. As of the date of this prospectus supplement, we have not entered into a definitive credit agreement for the proposed new subsidiary credit facility, but have received commitments from certain prospective lenders, subject to the execution of a definitive credit agreement, for the entire amount of the proposed new subsidiary credit facility. We expect that each of the revolving credit facility, the tranche A term loan and the tranche B term loan will contain conditions on our ability to borrow funds under the facility, including that certain of the AT&T acquisitions be completed by a specified date. See "Description of Certain Indebtedness--Proposed New Subsidiary Credit Facility."

(b) The Mediacom Broadband senior notes will be subject to a special mandatory redemption if all of the AT&T acquisitions have not been completed within 120 days from the issue date of the Mediacom Broadband senior notes. See "Description of Certain Indebtedness--Mediacom Broadband Senior Notes."

(c) None of this offering, our concurrent convertible note offering or the concurrent offering by Mediacom Broadband of the Mediacom Broadband senior notes are conditioned upon one another.

(d) Includes estimated expenses related to the AT&T acquisitions, underwriting discounts and commissions and other fees and expenses related to the financing transactions described above.

   The actual amounts of sources and uses of funds may differ significantly from the estimated sources and uses set forth above and will depend on a number of factors, including the success of each of the financing transactions described above, the AT&T acquisitions we are able to complete and the effect of purchase price closing adjustments for the AT&T acquisitions.

   As discussed above, we currently do not have committed financing sufficient to complete all of the AT&T acquisitions. In addition, the completion of each of the AT&T acquisitions is subject to a number of important conditions, including the receipt of consents from applicable cable television franchise authorities. As a result, we cannot assure you that any or all of the AT&T acquisitions will be completed. If we are unable to complete one or more of the AT&T acquisitions, we may be required to pay liquidated damages of between $10.0 million and $100.0 million to AT&T Broadband. For additional information, see "Risk Factors--Risks Related to the AT&T Acquisitions" and "The AT&T Agreements."

                                  Organization

   The chart below sets forth our corporate structure after giving effect to the AT&T acquisitions.

                            Mediacom Communications
                                  Corporation
                       (Issuer of  Class A common stock
                     offered hereby and convertible notes)
                                      |
                                      |
               ------------------------------------------------------
                        |                            |
                        |                            |
                  Mediacom LLC                    Mediacom
                                                Broadband LLC
                                           (Issuer of Medicacom
                                           Broadband senior notes)
               ------------------          --------------------------
                        |                            |
                        |                            |

               ------------------          --------------------------
                                                  Mediacom
                     Mediacom LLC            Broadband Subsidiaries
                                           (Borrowers under proposed new
              Subsidiaries                  subsidiary credit facility)
      (Borrowers under existing
      subsidiary credit facilities)


                              Recent Developments

Unaudited Combined Financial Results for the AT&T Systems

   The table below provides unaudited combined financial results for the AT&T systems for the months of January, February and March 2001 and preliminary unaudited combined financial results for the AT&T systems for the month of April 2001. The preliminary results for April do not necessarily represent the actual results of the AT&T systems for such period and are subject to change based upon a variety of factors, including a final accounting review of the combined financial results of the AT&T systems for the three months ending June 30, 2001.

                                          The AT&T Systems
                          ---------------------------------------------------
                                                       Three Months
                          January  February   March   Ended March 31,  April
                           2001      2001     2001         2001        2001
                          -------  --------  -------  --------------- -------
                                       (dollars in thousands)
Revenues................. $36,772  $37,478   $38,680     $112,930     $39,127
System cash flow.........  12,633   12,975    15,565       41,173      15,561
Management fees..........   3,187    2,305     2,998        8,490       2,836

EBITDA...................   9,446   10,670    12,567       32,683      12,725
EBITDA margin(a).........    25.7%    28.5%     32.5%        28.9%       32.5%

Adjusted EBITDA(b)....... $12,081  $12,413   $14,985     $ 39,479     $14,974
Adjusted EBITDA
 margin(c)...............    32.9%    33.1%     38.7%        35.0%       38.3%

                                                       (notes on following page)

(a) Represents EBITDA as a percentage of revenue.

(b) Represents EBITDA, adjusted to replace the historical combined management fees for the AT&T systems with the corporate expenses that we believe we would have incurred had we owned the AT&T systems for the periods presented. The historical combined direct costs and expenses of the AT&T systems were based on the cost structure existing under AT&T Broadband's ownership and management. However, upon completion of the AT&T acquisitions, certain costs and expenses will be different under our ownership and management. For example, we will replace AT&T Broadband as the manager of the AT&T systems, and AT&T Broadband will no longer be entitled to receive management fees from the AT&T systems. For the three months ended March 31, 2001, combined management fees for the AT&T systems represented 7.5% of the AT&T systems' combined revenue. By comparison, for the same period, corporate expenses for our existing cable systems represented 1.7% of our revenues. Upon completion of the AT&T acquisitions, our number of basic subscribers served will more than double, and we believe our corporate expenses will not increase by the same relative amount. As a result, we expect to reduce our corporate expenses to approximately 1.5% of our revenues. Adjusted EBITDA assumes that, upon completion of the AT&T acquisitions, for the periods presented, we would have incurred corporate expenses related to the AT&T systems in an amount equal to 1.5% of their combined revenue. These adjustments are not reflected in the "Unaudited Pro Forma Consolidated Financial Statements."

   Upon completion of the AT&T acquisitions, we believe that programming costs for the AT&T systems will initially increase by up to $7.8 million per annum as a result of volume discounts historically received by the AT&T systems that will not be available under our existing arrangements with programming suppliers. However, we believe that we will be able to immediately achieve certain additional cost savings relating to plant operations, employee costs and billing expenses. We believe that these savings will substantially offset the increase to programming costs that we initially expect to incur. In addition, these cost savings do not include programming discounts we expect to negotiate as a result of the significant increase in the number of basic subscribers we will serve following the completion of the AT&T acquisitions.

(c) Represents adjusted EBITDA as a percentage of revenue.

Concurrent Offerings

   Concurrently with this offering of our Class A common stock, we are publicly offering $150.0 million in aggregate principal amount of convertible notes. See "Description of Certain Indebtedness--Convertible Notes." In addition, concurrently with this offering and the convertible note offering, Mediacom Broadband is offering $400.0 million in aggregate principal amount of senior notes in a private offering pursuant to Rule 144A under the Securities Act. The Mediacom Broadband senior notes will not be, and have not been, registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration. See "Description of Certain Indebtedness--Mediacom Broadband Senior Notes." None of this offering, our concurrent convertible note offering or the concurrent offering by Mediacom Broadband of the Mediacom Broadband senior notes are conditioned upon one another.

                                  The Offering

 Class A common stock offered.............  26,000,000 shares

 Common stock to be outstanding after this
  offering................................  86,618,923 shares of Class A common stock
                                            29,342,990 shares of Class B common stock
                                           -----------
                                           115,961,913 total shares of common stock
                                           ===========

 Use of proceeds.......................... We intend to use the net proceeds from this offering to pay a portion of the aggregate
                                           purchase price of the AT&T systems and to
                                           pay related fees and expenses. If we do not
                                           complete one or more of the AT&T
                                           acquisitions, the net proceeds from this
                                           offering, if any, that are not used to fund
                                           the AT&T acquisitions will be used for
                                           general corporate purposes. See "Risk
                                           Factors--Risks Related to the AT&T
                                           Acquisitions" and "Use of Proceeds."

 Voting rights............................ Holders of each class of our common stock generally have identical rights, except for
                                           differences in voting and conversion
                                           rights. Holders of our Class A common stock
                                           have one vote per share, while holders of
                                           our Class B common stock have ten votes per
                                           share. The Class A common stock and Class B
                                           common stock generally vote together as a
                                           single class on all matters submitted to a
                                           vote of stockholders. After this offering,
                                           the holders of our Class B common stock
                                           will have 77.2% of the combined voting
                                           power of our common stock. Mr. Commisso,
                                           through his beneficial ownership of our
                                           Class B common stock, currently has and
                                           after this offering will continue to have
                                           the power to elect all of our directors and
                                           to control stockholder decisions.

 The Nasdaq National Market symbol........ MCCC

   The number of shares of outstanding common stock excludes 2.4 million shares of Class A common stock and 8.1 million shares of Class B common stock issuable upon the exercise of stock options outstanding as of March 31, 2001 and 6.6 million shares of common stock reserved for issuance under our stock option plan and employee stock purchase plan as of March 31, 2001. The number of shares of outstanding common stock also excludes 8,012,565 shares of Class A common stock issuable upon conversion of the convertible notes being offered concurrently with this offering at the initial conversion price.

       Summary Unaudited Pro Forma Consolidated Financial and Other Data

   The following summary unaudited pro forma consolidated financial and other data have been derived from and should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements," "Selected Historical Consolidated Financial and Other Data for Mediacom," "Selected Historical Combined Financial and Other Data for the AT&T Systems" and the historical consolidated financial statements of Mediacom and the historical combined financial statements of each of the AT&T systems included elsewhere in this prospectus supplement.

                            Year Ended December 31, 2000     Three Months Ended March 31, 2001
                          ---------------------------------  -----------------------------------
                                         AT&T                                AT&T
                          Mediacom     Combined     Total     Mediacom     Combined     Total
                          Pro Forma  Pro Forma(h) Pro Forma  Pro Forma   Pro Forma(h) Pro Forma
                          ---------  ------------ ---------  ----------  ------------ ----------
                                     (dollars in thousands, except per share data)
Statement of Operations
 Data:
Revenues................  $ 348,391   $ 439,541   $ 787,932  $   90,334   $  112,930  $  203,264
Costs and expenses:
 Service costs..........    120,578     223,530     344,108      31,477       61,667      93,144
 Selling, general and
  administrative
  expenses..............     58,552      39,892      98,444      15,170       10,090      25,260
 Corporate expenses.....      6,029      22,267      28,296       1,517        8,490      10,007
 Depreciation and
  amortization..........    186,987     250,460     437,447      51,229       62,615     113,844
 Non-cash stock charges
  relating to corporate
  expenses..............     28,254         --       28,254       1,195          --        1,195
 Restructuring charge...        --          --          --          --           570         570
                          ---------   ---------   ---------  ----------   ----------  ----------
Operating loss..........    (52,009)    (96,608)   (148,617)    (10,254)     (30,502)    (40,756)
Interest expense, net...     94,708     154,577     249,285      24,267       36,993      61,260
Other expenses
 (income)...............     30,764       1,246      32,010     (27,760)         288     (27,472)
Provision for income
 taxes..................        250         250         500          63           63         126
                          ---------   ---------   ---------  ----------   ----------  ----------
Net loss before
 cumulative change in
 accounting principle...  $(177,731)  $(252,681)  $(430,412) $   (6,824)  $  (67,846) $  (74,670)
                          =========   =========   =========  ==========   ==========  ==========
Basic and diluted loss
 per share(a)...........  $   (1.53)              $   (3.71) $    (0.06)              $    (0.64)
Weighted average common
 shares outstanding(a)..    115,964                 115,964     115,956                  115,956
Balance Sheet Data (end
 of period):
Total assets............                                     $1,914,168   $1,747,998  $3,662,166
Debt....................                                      1,175,000    1,727,000   2,902,000
Total stockholders'
 equity.................                                        635,007          --      635,007
Other Data:
System cash flow(b).....  $ 169,261   $ 176,119   $ 345,380  $   43,687   $   41,173  $   84,860
System cash flow
 margin(c)..............       48.6%       40.1%       43.8%       48.4%        36.5%       41.7%
EBITDA(d)...............  $ 163,232   $ 153,852   $ 317,084  $   42,170   $   32,683  $   74,853
EBITDA margin(e)........       46.9%       35.0%       40.2%       46.7%        28.9%       36.8%
Adjusted EBITDA(f)......                          $ 332,758                           $   81,649
Adjusted EBITDA
 margin(g)..............                               42.2%                                40.2%

                                                       (notes on following page)

   Notes to Summary Unaudited Pro Forma Consolidated Financial and Other Data

(a) Basic and diluted loss per share is calculated based on the weighted average common shares outstanding. The weighted average common shares outstanding prior to our initial public offering in February 2000 is computed based on the conversion ratio used to exchange Mediacom LLC's membership units for shares of our Class A common stock and Class B common stock. After our initial public offering, the weighted average common shares outstanding is based on the actual number of common shares outstanding. See Note 3 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(b) Represents EBITDA, as defined in note (d) below, before corporate expenses. System cash flow:

  . is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity;

  . is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses; and

  . should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

  System cash flow is included in this prospectus supplement because our management believes that system cash flow is a meaningful measure of performance commonly used in the cable television industry and by the investment community to analyze and compare cable television companies. Our definition of system cash flow may not be identical to similarly titled measures reported by other companies.

(c)  Represents system cash flow as a percentage of revenues.

(d) Represents operating income (loss) (or excess (shortfall) of revenue over direct expenses in the AT&T systems' combined financial statements) before depreciation and amortization, non-cash stock charges and restructuring charge. EBITDA:

  . is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity;

  . is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses; and

  . should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

  EBITDA is included in this prospectus supplement because our management believes that EBITDA is a meaningful measure of performance commonly used in the cable television industry and by the investment community to analyze and compare cable television companies. Our definition of EBITDA may not be identical to similarly titled measures reported by other companies.

(e)  Represents EBITDA as a percentage of revenues.

(f) Represents EBITDA, adjusted to replace the historical combined management fees for the AT&T systems with the corporate expenses that we believe we would have incurred had we owned the AT&T systems for the periods presented. The historical combined direct costs and expenses of the AT&T systems were based on the cost structure existing under AT&T Broadband's ownership and management. However, upon completion of the AT&T acquisitions, certain costs and expenses will be different under our ownership and management. For example, we will replace AT&T Broadband as the manager of the AT&T systems, and AT&T Broadband will no longer be entitled to receive management fees from the AT&T systems. For the year ended December 31, 2000 and the three months ended March 31, 2001, combined management fees for the AT&T systems represented 5.1% and 7.5%, respectively, of the AT&T systems' combined revenue. By comparison, for the same periods, corporate expenses for our existing cable systems represented 1.8% and 1.7%, respectively, of our revenues. Upon completion of the AT&T acquisitions, our number of basic subscribers served will more than double, and we believe our corporate expenses will not increase by the same relative amount. As a result, we expect to reduce our corporate expenses to approximately 1.5% of our revenues. Adjusted EBITDA assumes that, upon completion of the AT&T acquisitions, for the periods presented, we would have incurred corporate expenses related to the AT&T systems in an amount equal to 1.5% of their combined revenue. These adjustments are not reflected in the "Unaudited Pro Forma Consolidated Financial Statements."

   Upon completion of the AT&T acquisitions, we believe that programming costs for the AT&T systems will initially increase by up to $7.8 million per annum as a result of volume discounts historically received by the AT&T systems that will not be available under our existing arrangements with programming suppliers. However, we believe that we will be able to immediately achieve certain additional cost savings relating to plant operations, employee costs and billing expenses. We believe that these savings will substantially offset the increase to programming costs that we initially expect to incur. In addition, these cost savings do not include programming discounts we expect to negotiate as a result of the significant increase in the number of basic subscribers we will serve following the completion of the AT&T acquisitions.

(g)  Represents adjusted EBITDA as a percentage of revenues.

(h) The AT&T Combined Pro Forma amounts do not reflect the financial position of our acquiring subsidiary, Mediacom Broadband LLC, as if it was being presented on a stand-alone basis. Excluded are the gross proceeds from our concurrent convertible note offering, the gross proceeds from this offering, and intercompany transactions that are eliminated in consolidation.

         Summary Historical and Pro Forma Operating and Technical Data

   The table below sets forth summary historical operating and technical data for our existing cable systems and the AT&T systems as of March 31, 2001, except average monthly revenues per basic subscriber, which is presented for the three months ended March 31, 2001. The table below also sets forth summary operating and technical data for our cable systems after giving pro forma effect to the AT&T acquisitions as if they had occurred on March 31, 2001, except average monthly revenues per basic subscriber, which is presented as if the AT&T acquisitions had occurred on January 1, 2000.

                                             Mediacom      AT&T     Pro Forma
                                            ----------  ----------  ----------
Operating Data:
 Homes passed(a)...........................  1,178,000   1,407,000   2,585,000
 Basic subscribers(b)......................    777,000     838,000   1,615,000
 Basic penetration(c)......................       66.0%       59.6%       62.5%
 Premium service units(d)..................    599,500   1,008,000   1,607,500
 Premium penetration(e)....................       77.2%      120.3%       99.5%
 Average monthly revenues per basic
  subscriber(f)............................     $38.70      $44.88      $41.90

Digital Cable:
 Digital-ready basic subscribers(g)........    470,000     783,000   1,253,000
 Digital customers.........................     53,000     217,000     270,000
 Digital penetration(h)....................       11.3%       27.7%       21.5%

Data:
 Data-ready homes passed(i)................    650,000     650,000   1,300,000
 Data-ready homes marketed(j)..............    500,000     580,000   1,080,000
 Dial-up customers(k)......................      3,400         --        3,400
 Cable modem customers.....................     15,600      56,000      71,600
                                            ----------  ----------  ----------
  Total data customers.....................     19,000      56,000      75,000
 Data penetration(l).......................        3.8%        9.7%        6.9%

Cable Network Data:
 Miles of plant............................     24,650      19,000      43,650
 Density(m)................................         48          74          59
 Number of headends........................        408         162         570
 Number of headends upon completion of
  upgrades(n)..............................        100          18         118
 Percentage of cable network at 550MHz to
  870MHz...................................         76%         50%         64%


                                                       (notes on following page)

     Notes to Summary Historical and Pro Forma Operating and Technical Data

(a) Represents the number of single residence homes, apartments and condominium units passed by the cable distribution network in a cable system's service area.

(b) Represents subscribers of a cable television system who generally receive a package of over-the-air broadcast stations, local access channels and certain satellite-delivered cable television programming services and who are usually charged a flat monthly rate for a number of channels.

(c) Represents basic subscribers as a percentage of total number of homes passed.

(d) Represents the number of subscriptions to premium services, including those subscriptions by digital customers. A subscriber may purchase more than one premium service, each of which is counted as a separate premium service unit.

(e) Represents premium service units as a percentage of the total number of basic subscribers. This ratio may be greater than 100% if the average basic subscriber subscribes to more than one premium service unit.

(f) Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.

(g) A subscriber is digital-ready if the subscriber is in a cable system where digital cable service is available.

(h) Represents digital customers as a percentage of digital-ready basic subscribers.

(i) A home passed is data-ready if it is in a cable system with two-way communications capability.

(j) Data-ready homes marketed represents data-ready homes passed where cable modem service is available.

(k) A customer that accesses the Internet through a conventional modem and telephone line connection.

(l) Represents the number of total data customers as a percentage of total data-ready homes marketed.

(m)  Represents homes passed divided by miles of plant.

(n) Represents an estimate based on our current headend consolidation plan, which we expect to substantially complete by December 2002 for our existing cable systems and by December 2003 for the AT&T systems.

     Summary Historical Consolidated Financial and Other Data for Mediacom

   The following summary historical consolidated financial and other data for Mediacom have been derived from and should be read in conjunction with "Selected Historical Consolidated Financial and Other Data for Mediacom" and our historical consolidated financial statements included elsewhere in this prospectus supplement and our "Management's Discussion and Analysis of Financial Conditions and Results of Operations" which is incorporated by reference in the accompanying prospectus.

                                                              Three Months Ended
                              Year Ended December 31,              March 31,
                          ---------------------------------  ----------------------
                            1998        1999        2000        2000        2001
                          ---------  ----------  ----------  ----------  ----------
                                                                  (unaudited)
                              (dollars in thousands, except per share data)
Statement of Operations
 Data:
Revenues................  $ 129,297  $  176,052  $  332,050  $   77,440  $   90,334
Costs and expenses:
 Service costs..........     43,849      58,058     114,234      26,635      31,477
 Selling, general and
  administrative
  expenses..............     25,596      32,949      55,820      13,389      15,170
 Corporate expenses(a)..      5,797       6,951       6,029       1,420       1,517
 Depreciation and
  amortization..........     65,793     101,065     178,331      40,680      50,957
 Non-cash stock charges
  relating to corporate
  expenses(b)...........        --       15,445      28,254      26,073       1,195
                          ---------  ----------  ----------  ----------  ----------
Operating loss..........    (11,738)    (38,416)    (50,618)    (30,757)     (9,982)
Interest expense,
 net(c).................     23,994      37,817      68,955      18,423      20,733
Other expenses
 (income)(d)............      4,058       5,087      30,024         457     (27,843)
Provision for income
 taxes..................        --          --          250       4,589          63
                          ---------  ----------  ----------  ----------  ----------
Net loss before
 cumulative change in
 accounting principle...    (39,790)    (81,320)   (149,847)    (54,226)     (2,935)
Cumulative effect of
 change in accounting
 principle(e)...........        --          --          --          --        1,642
                          ---------  ----------  ----------  ----------  ----------
Net loss................  $ (39,790) $  (81,320) $ (149,847) $  (54,226) $   (4,577)
                          =========  ==========  ==========  ==========  ==========
Basic and diluted loss
 per share(f):
 Before cumulative
  effect of accounting
  change................  $   (5.28) $    (7.82) $    (1.79) $    (0.83) $    (0.03)
 Cumulative effect of
  accounting change.....        --          --          --          --        (0.02)
                          ---------  ----------  ----------  ----------  ----------
                          $   (5.28) $    (7.82) $    (1.79) $    (0.83) $    (0.05)
                          =========  ==========  ==========  ==========  ==========
Weighted average common
 shares outstanding(f)..      7,538      10,404      83,803      65,223      89,956
Balance Sheet Data (end
 of period):
Total assets............  $ 451,152  $1,272,881  $1,379,972  $1,253,785  $1,386,988
Debt....................    337,905   1,139,000     987,000     800,000   1,025,000
Total stockholders'
 equity.................     78,651      54,615     261,621     357,959     257,827
Other Data:
System cash flow........  $  59,852  $   85,045  $  161,996  $   37,416  $   43,687
System cash flow
 margin.................       46.3%       48.3%       48.8%       48.3%       48.4%
EBITDA..................  $  54,055  $   78,094  $  155,967  $   35,996  $   42,170
EBITDA margin...........       41.8%       44.4%       47.0%       46.5%       46.7%
Net cash flows provided
 by operating
 activities.............  $  53,556  $   54,216  $   95,527  $   20,458  $   26,035
Net cash flows used in
 investing activities...   (397,085)   (851,548)   (297,110)    (37,510)    (43,494)
Net cash flows provided
 by financing
 activities.............    344,714     799,593     201,262      15,353      25,359

                                                       (notes on following page)

 Notes to Summary Historical Consolidated Financial and Other Data for Mediacom

(a) Represents fees paid to Mediacom Management Corporation, a Delaware corporation, for management services rendered to our operating subsidiaries prior to our initial public offering in February 2000 and our actual corporate expenses subsequent to our initial public offering. Mediacom Management utilized these fees to compensate its employees as well as to fund its corporate overhead. The management agreements with Mediacom Management were amended effective November 19, 1999 in connection with an amendment to Mediacom LLC's operating agreement. The amended agreements provided for management fees equal to 2% of annual gross revenues. Each of the management agreements was terminated upon the completion of our initial public offering. At that time, Mediacom Management's employees became our employees and its corporate overhead became our corporate overhead. These expenses are reflected as our corporate expenses. See Notes 10 and 15 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(b) Represents non-cash stock charges relating to corporate expenses for the year ended December 31, 1999 and the three months ended March 31, 2000 of $0.6 million and $24.5 million resulting from the termination of the management agreements with Mediacom Management on the date of our initial public offering in February 2000. Additionally, for the years ended December 31, 1999 and 2000, we incurred charges of $14.8 million and $3.8 million, and for the three months ended March 31, 2000 and 2001, we incurred charges of $1.6 million and $1.2 million relating to the vesting of equity grants to certain members of our management team. See Notes 10 and 14 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(c) Net of interest income. Interest income for the periods presented was not material.

(d) Includes a $28.5 million non-cash charge, recorded during the year ended December 31, 2000, related to our investment in SoftNet Systems, Inc., based on a decline in value that was considered other than temporary. Also includes recognition of $30.0 million in other income for the three months ended March 31, 2001 related to the elimination of the remainder of the deferred revenue resulting from the termination of our contract with SoftNet Systems, Inc. See Note 13 of our historical consolidated financial statements for the year ended December 31, 2000 and Note 6 of our historical consolidated financial statements for the three months ended March 31, 2001, appearing elsewhere in this prospectus supplement.

(e) Relates to our adoption of Statements of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(f) Basic and diluted loss per share is calculated based on the weighted average common shares outstanding. The weighted average common shares outstanding prior to our initial public offering in February 2000 is computed based on the conversion ratio used to exchange Mediacom LLC's membership units for shares of our Class A common stock and Class B common stock. After our initial public offering, the weighted average common shares outstanding is based on the actual number of common shares outstanding. See Note 3 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

                                 RISK FACTORS

   An investment in our Class A common stock involves the following risks. You should carefully consider these risk factors, as well as the other information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase shares of our Class A common stock.

Risks Related to the AT&T Acquisitions

 The AT&T acquisitions, if completed, will significantly increase the size of our operations and the risks described in this prospectus supplement will intensify.

   We intend to finance the aggregate purchase price of the AT&T systems through the incurrence of additional debt and the issuance of our Class A common stock in this offering. In the event that all of the AT&T acquisitions are consummated, the number of subscribers we serve will more than double and our indebtedness will increase substantially. In this case, each of the risks described in this prospectus supplement will intensify, particularly the risks detailed below under "--If we are unable to successfully integrate the AT&T systems, our business, financial condition and results of operations could be materially adversely affected," "--We have grown rapidly and have a limited history of operating our cable systems, which may make it difficult for you to evaluate our performance" and "--We have substantial existing debt and intend to incur substantial additional debt to complete the AT&T acquisitions, which could adversely affect our ability to obtain financing in the future and require our operating subsidiaries to apply a substantial portion of their cash flow to debt service."

 We may not be able to finance some or all of the AT&T acquisitions.

   The aggregate purchase price of the AT&T systems is approximately $2.2 billion in cash, subject to closing adjustments. We do not have committed financing sufficient to complete all of the AT&T acquisitions. We intend to finance the aggregate purchase price of the AT&T systems through a combination of borrowings under our existing subsidiary credit facilities, our proposed new subsidiary credit facility, and the proceeds from this offering, the concurrent Mediacom Broadband senior note offering and our concurrent convertible note offering, as described under "Use of Proceeds." As of the date of this prospectus supplement, we have not yet entered into a definitive credit agreement for the proposed new subsidiary credit facility. We cannot assure you that we will be able to enter into a definitive credit agreement implementing the terms and conditions discussed in this prospectus supplement. In addition, borrowings under our existing subsidiary credit facilities are, and borrowings under our proposed new subsidiary credit facility are expected to be, subject to a number of conditions, and we cannot assure you that we will be able to satisfy these conditions. In addition, we cannot assure you that we will be able to complete the Mediacom Broadband senior note offering or our convertible note offering. This offering is not conditioned upon the completion of any of the other financing transactions described in this prospectus supplement. Therefore, we cannot assure you that we will be able to obtain the additional financing necessary to complete some or all of the AT&T acquisitions.

 We will be subject to significant financial penalties if we are unable to complete one or more of the AT&T acquisitions.

   We entered into four asset purchase agreements with affiliates of AT&T Broadband to acquire the AT&T systems in Georgia, Illinois, Iowa and Missouri. If AT&T Broadband terminates any of the agreements as a result of our material breach or our refusal or inability to complete the acquisition of the AT&T systems under that agreement after all of the conditions to completion have been satisfied or waived, AT&T Broadband will be entitled to receive from us, as liquidated damages and in lieu of any other damages for breach of contract, the following amounts:

  .  $10.0 million under the agreement relating to the Illinois systems;

  .  $20.0 million under the agreement relating to the Georgia systems;

  .  $20.0 million under the agreement relating to the Missouri systems; and

  .  $50.0 million under the agreement relating to the Iowa systems.

Our ability to obtain financing is not a condition to the completion of any of the AT&T acquisitions. If we are unable to obtain sufficient financing for one or more of the AT&T acquisitions, or otherwise fail to perform our obligations under one or more of the acquisition agreements, we will be required to pay some or all of the liquidated damages described above.

   The Mediacom Broadband senior notes will be subject to a special mandatory redemption at a price equal to 101% of the principal amount of such senior notes plus accrued and unpaid interest to the redemption date if all of the AT&T acquisitions have not been completed within 120 days from the issue date of the Mediacom Broadband senior notes.

 If we are unable to successfully integrate the AT&T systems, our business, financial condition and results of operations could be materially adversely affected.

   The AT&T acquisitions will increase our geographic presence, expand our product and service offerings, enlarge the capacity of our cable network and, in the aggregate, are considerably larger than the acquisitions we have completed in the past. The successful integration and management of the AT&T systems involve the following principal risks which could materially adversely affect our business, financial condition and results of operations:

  . the AT&T acquisitions may result in significant unexpected operating difficulties, liabilities or contingencies;

  . the integration of the AT&T systems may place significant demands on our management, diverting their attention from, and making it more difficult for them to manage, our cable systems;

  . the integration of the AT&T systems may require significant financial resources that could otherwise be used for the ongoing development of our existing cable systems, including our cable network upgrade program;

  . we may be unable to recruit additional qualified personnel which may be required to integrate and manage the AT&T systems; and

  . some of our existing operational, financial and management systems may be incompatible with or inadequate to effectively integrate and manage the AT&T systems and any steps taken to implement changes in our existing cable systems may not be sufficient.

In addition, each of the above risks may apply to any future acquisition of cable systems.

 If we do not complete one or more of the AT&T acquisitions, we will have broad discretion with respect to the use of proceeds from this offering and the concurrent convertible note offering.

   Neither this offering nor the concurrent convertible note offering is conditioned upon the completion of any of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the net proceeds, if any, from this offering and the concurrent convertible note offering that are not used to fund the AT&T acquisitions will not be designated for a specific use. Therefore, we will have broad discretion with respect to the use of these proceeds. Accordingly, you may not have the opportunity, as part of your investment decision, to evaluate the application of these net proceeds.

   The completion of each of the AT&T acquisitions is subject to a number of important conditions, including the:

  . receipt or waiver of all necessary material consents from third parties, including consents from cable television franchise authorities representing not less than 90% of the subscribers under the acquisition agreement relating to that AT&T acquisition;

  . absence of certain events having a material adverse effect on the operations, assets or financial condition of the business of the applicable AT&T systems; and

  . notification, approval and compliance with the requirements of appropriate governmental agencies.

If these conditions are not satisfied with respect to any of the AT&T acquisitions or if the other financing transactions described in this prospectus supplement are not completed, we may not complete that AT&T acquisition. In addition, none of the AT&T acquisitions is conditioned upon any other, except that we may not complete the acquisitions of both the Iowa systems and Missouri systems without also completing the acquisitions of both the Illinois systems and the Georgia systems. Therefore, we cannot assure you that we will complete any or all of the AT&T acquisitions. We also cannot assure you that any or all of the AT&T acquisitions will be completed on the terms described in this prospectus supplement.

 Our business could be adversely affected by labor disputes.

   Approximately 6.2% of the AT&T systems' employees are represented by unions under collective bargaining agreements with the Communications Workers of America, which expire in May 2002 and March 2003. In addition, approximately 2.7% of the AT&T systems' employees are represented by unions but are not yet covered by any collective bargaining agreement. Under the asset purchase agreements, we are not obligated to assume any obligations under any collective bargaining agreements. However, we may be required to negotiate in good faith with the labor unions regarding a new labor contract. We cannot assure you that any negotiations we may undertake with such unions will result in outcomes satisfactory to us. We also cannot assure you that we will not experience work stoppages, strikes or slowdowns at the AT&T systems following the completion of the AT&T acquisitions. Furthermore, although we believe that our relations with our existing employees, who are not currently represented by any union, are generally good, we cannot assure you that our existing employees will not seek to be represented by unions under collective bargaining agreements in the future. A prolonged work stoppage, strike or slowdown at the AT&T systems or at our existing systems could have a material adverse effect on our business.

Risks Related to Our Business

 We have a history of net losses and may not be profitable in the future.

   We have a history of net losses and expect to continue to report net losses for the foreseeable future, which could cause our stock price to decline and materially adversely affect our ability to finance our future growth. We reported a net loss of $4.6 million for the three months ended March 31, 2001 and net losses of $39.8 million, $81.3 million and $149.8 million for the years ended December 31, 1998, 1999 and 2000, respectively. In addition, on a pro forma basis after giving effect to the transactions described under "Unaudited Pro Forma Consolidated Financial Statements," we had a net loss before cumulative change in accounting principle of $74.7 million for the three months ended March 31, 2001 and a net loss of $430.4 million for the year ended December 31, 2000. The principal reasons for our prior and anticipated net losses include the depreciation and amortization expenses associated with our acquisitions, the capital expenditures related to expanding and upgrading our cable systems and interest costs on borrowed money. We expect that we will continue to incur these expenses at increased levels as a result of our recent acquisitions, the pending AT&T acquisitions and the related financing transactions and our cable network upgrade program. These expenses will result in continued net losses for the foreseeable future.

 We have grown rapidly and have a limited history of operating our cable systems, which may make it difficult for you to evaluate our performance.

   We commenced operations in 1996 and have grown rapidly since then, principally through acquisitions. We acquired a substantial portion of our operations in early 1998. In addition, our acquisitions in 1999 doubled the number of subscribers then served by our cable systems and the acquisitions of the AT&T systems will again double the number of our subscribers. As a result, you have limited information upon which to evaluate our performance in managing our cable systems, and our historical financial information may not be indicative of the future results we can achieve with our cable systems.

 We have substantial existing debt and intend to incur substantial additional debt to complete the AT&T acquisitions, which could adversely affect our ability to obtain financing in the future and require our operating subsidiaries to apply a substantial portion of their cash flow to debt service.

   As of March 31, 2001, we had approximately $1.0 billion of total indebtedness outstanding. As of the same date, on a pro forma basis after giving effect to the transactions described under "Unaudited Pro Forma Consolidated Financial Statements," we had approximately $2.9 billion of total indebtedness outstanding. For the three months ended March 31, 2001 and the year ended December 31, 2000, our interest expense, net, was $20.7 million and $69.0 million, respectively. For the same periods, on a pro forma basis after giving effect to the transactions described under "Unaudited Pro Forma Consolidated Financial Statements," our interest expense, net, was $61.3 million and $249.3 million, respectively. In addition to our current debt, we currently are, and after giving pro forma effect to the transactions described under "Unaudited Pro Forma Consolidated Financial Statements" will be, permitted to incur substantial additional indebtedness. If new indebtedness is added to our current debt level, the risks we face could intensify.

   Our high level of debt and our debt service obligations could have material consequences, including:

  . we may have difficulty borrowing money for working capital, capital expenditures, acquisitions or other purposes;

  . we may need to use a large portion of our revenues to pay interest on our indebtedness, which will reduce the amount of money available to finance our operations, capital expenditures and other activities;

  . some of our debt has a variable rate of interest, which may expose us to the risk of increased interest rates;

  . we may be more vulnerable to economic downturns and adverse developments in our business;

  . we may be less flexible in responding to changing business and economic conditions, including increased competition and demands for new products and services;

  . we may be at a disadvantage when compared to those of our competitors that have less debt; and

  .  we may not be able to implement our business strategy.

 A default under the indentures governing our senior notes or under our subsidiary credit facilities could result in an acceleration of our indebtedness or a foreclosure on the membership interests of our operating subsidiaries, which would have a material adverse effect on our business, financial condition and results of operations.

   The indentures governing our senior notes and the agreement governing our existing subsidiary credit facilities contain numerous financial and operating covenants. In addition, we expect that the indenture governing the Mediacom Broadband senior notes and the agreement governing our proposed new subsidiary credit facility will also contain numerous financial and operating covenants. The breach of any of these covenants will result in a default under the applicable indenture or agreement which could result in the indebtedness under our indentures or agreements becoming immediately due and payable. If this were to occur, we would be unable to adequately finance our operations and the value of our common stock would be materially adversely affected. In addition, a default under our indentures or the agreements governing or to govern our subsidiary credit facilities could result in a default or acceleration of our other indebtedness subject to cross-default provisions. If this occurs, we may not be able to pay our debts or borrow sufficient funds to refinance them. Even if new financing is available, it may not be on terms that are acceptable to us. The membership interests of our Mediacom LLC operating subsidiaries have been pledged as security under our existing subsidiary credit facilities and we expect that the membership interests of our Mediacom Broadband operating subsidiaries will be pledged as security under our proposed new subsidiary credit facility. A default under our existing subsidiary credit facilities or our proposed new subsidiary credit facility could result in a foreclosure by the lenders on the membership interests pledged under that facility. Because we are dependent upon our operating subsidiaries for all of our revenues, a foreclosure by the lenders under any of these subsidiary credit facilities would have a material adverse effect on our business, financial condition and results of operations.

 The terms of our indebtedness could materially limit our financial and operating flexibility.

   Several of the covenants contained in our senior note indentures, contained in the agreements governing our existing subsidiary credit facilities and expected to be contained in the Mediacom Broadband senior note indenture and the agreement governing our proposed new subsidiary credit facility could materially limit our financial and operating flexibility by restricting, among other things, our ability and the ability of our operating subsidiaries to:

  .  incur additional indebtedness;

  .  create liens and other encumbrances;

  . pay dividends and make other payments, investments, loans and guarantees;

  .  enter into transactions with related parties;

  . sell or otherwise dispose of assets and merge or consolidate with another entity;

  .  repurchase or redeem capital stock or debt;

  .  pledge assets; and

  .  issue capital stock.

Complying with these covenants could cause us to take actions that we otherwise would not take or cause us not to take actions that we otherwise would take.

 We may not be able to obtain additional capital to continue the development of our business.

   Our business requires substantial capital for the upgrade, expansion and maintenance of our cable systems. We may not be able to obtain the funds necessary to finance our capital improvement program through internally generated funds, additional borrowings or other sources. If we are unable to obtain these funds, we would not be able to implement our business strategy and our growth would be adversely affected.

 If we are unsuccessful in implementing our business strategy, our profitability could be adversely affected.

   We expect that a substantial portion of our future growth will be achieved through revenues from new advanced broadband products and services and the acquisition of additional cable systems. We may not be able to offer these new products and services successfully to our customers and these new products and services may not generate adequate revenues. The roll-out of advanced broadband products and services may be limited by the availability of certain equipment, in particular, digital set-top terminals and cable modems. In addition, our acquisition strategy may not be successful. In recent years, the cable television industry has undergone dramatic consolidation, which has reduced the number of available acquisition prospects. This consolidation may increase the purchase price of future acquisitions, and we may not be successful in identifying attractive acquisition targets or obtaining the financing necessary to complete acquisitions in the future.

 The loss of key personnel could have a material adverse effect on our business.

   Our success is substantially dependent upon the retention and continued performance of our key personnel, including Rocco B. Commisso, our Chairman and Chief Executive Officer. We have not entered into an employment agreement with Mr. Commisso. If Mr. Commisso or any of our other key personnel cease to be employed by us for any reason, our business could be materially adversely affected. In addition, our existing subsidiary credit facilities provide that a default will result if Mr. Commisso ceases to be our Chairman and Chief Executive Officer. We do not currently maintain key man life insurance on Mr. Commisso.

 If our current supplier of high-speed Internet service to our customers is unable or refuses to continue to provide this service, our ability to obtain additional revenues from offering this service will be impaired.

   In December 2000, we signed a binding commitment letter with At Home Network Solutions, Inc., a partially-owned subsidiary of At Home Corporation, for a new cable affiliate relationship. This new affiliation, which is subject to the execution of a definitive agreement with At Home Network Solutions, enables us to offer the Excite@Home high-speed broadband Internet service to our existing customers. We are currently transitioning our customers to the Excite@Home service. We also will depend on Excite@Home to provide the customers of the AT&T systems with high-speed broadband Internet service. If Excite@Home were unable or refused to continue to provide this service to our customers, we would be required to obtain this service from another supplier or to develop the infrastructure and expertise necessary to provide this service ourselves. There are a limited number of providers of this service and demand for skilled employees in this field is high. We may not be able to obtain this service from another supplier on acceptable terms, if at all. If we are unable or choose not to obtain this service from another supplier, we may also not be able to successfully develop the infrastructure and expertise to offer this service ourselves in an acceptable period of time or at an acceptable cost. The transition from Excite@Home to a new provider may result in service interruptions to our existing high-speed Internet service customers and may delay a roll-out of this service to new customers, which could have a material adverse effect on our ability to implement our business strategy and on our business and operations.

 Our programming costs may increase significantly and we may not be able to pass these costs on to our customers, which could materially adversely affect our profitability.

   Upon completion of the AT&T acquisitions, we believe that programming costs for the AT&T systems will initially increase by up to $7.8 million per annum as a result of volume discounts historically received by the AT&T systems that will not be available under our existing arrangements with programming suppliers. In addition, in recent years, the cable television industry has experienced a rapid escalation in the cost of programming, particularly sports programming. The escalation in programming costs may continue, and we may not be able to pass programming cost increases on to our customers. Furthermore, as we upgrade the number of channels that we provide to our customers and add programming to our basic and expanded basic programming tiers, we may face additional market constraints on our ability to pass programming costs on to our customers. Other costs in operating our cable systems may also increase significantly. The inability to pass these cost increases on to our customers could materially adversely affect our profitability.

 Our construction costs may increase significantly, which could adversely affect our growth and profitability.

   The expansion and upgrade of our cable systems require us to hire and enter into construction agreements with contractors. The growth and consolidation of the cable television industry has created an increasing demand for cable construction services, which has increased the costs of these services. As a result, our construction costs may increase significantly over the next few years as existing agreements expire and we negotiate new agreements. In addition, we may not be able to construct new cable systems or expand or upgrade existing or acquired cable systems in a timely manner or at a reasonable cost, which may adversely affect our growth and profitability.

 If we are unable to obtain necessary equipment and software from our suppliers, our ability to offer our products and services and roll out advanced broadband products and services may be impaired.

   We depend on third-party suppliers for the set-top converter boxes, fiber-optic cable and other equipment and software necessary for us to provide both analog and digital cable services. This equipment and software is available from a limited number of suppliers. We typically do not carry significant inventories of equipment. If there are delays in obtaining software or demand for equipment exceeds our inventories and we are unable to obtain software and equipment on a timely basis and at an acceptable cost, our ability to offer our products and services and roll out advanced broadband products and services may be impaired. In addition, if there are no suppliers that are able to provide set-top converter boxes that comply with evolving Internet and telecommunications standards or that are compatible with other equipment and software that we use, our business, financial condition and results of operations could be materially adversely affected.

Risks Related to Our Industry

 Our cable television business is subject to extensive government legislation and regulation.

   The cable television industry is subject to extensive legislation and regulation at the federal and local levels, and, in some instances, at the state level, and many aspects of such regulation are currently the subject of judicial and administrative proceedings and legislative and administrative proposals. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state and local laws. The results of these judicial and administrative proceedings and legislative activities may materially affect our business operations. We cannot predict whether any of the markets in which we operate will expand the regulation of our cable systems in the future or the impact that any such expanded regulation may have upon our business.

 We operate in a very competitive business environment.

   The communications industry in which we operate is highly competitive and is often subject to rapid and significant changes and developments in the marketplace and in the regulatory and legislative environment. In some instances, we compete against companies with fewer regulatory burdens, easier access to financing, greater resources and operating capabilities, greater brand name recognition and long-standing relationships with regulatory authorities. Our traditional cable television business faces direct competition from other cable television operators, telephone companies, and, most significantly, from direct broadcast satellite operators. Our Internet business is subject to competition from telephone companies using digital subscriber line technology, direct broadcast satellite operators and other Internet service providers. We also face competition from over-the-air television and radio broadcasters and from other communications and entertainment media such as movie theaters, live entertainment and sports events, newspapers and home video products.

   We expect that future advances in communications technology could lead to the introduction of new competitors, products and services that may compete with our businesses. We cannot assure you that upgrading our cable systems will allow us to compete effectively. Additionally, if we expand and introduce new and enhanced telecommunications services, we will be subject to competition from new and established telecommunications providers. We cannot predict the extent to which competition may affect our business and operations in the future.

 Our franchises are subject to non-renewal or termination by local authorities, which could cause us to lose our right to operate some of our cable systems.

   Our franchises are subject to renewal, renegotiation and termination from time to time. Our existing cable systems and the AT&T systems are dependent upon the retention and renewal of their respective local franchises. We may not be able to retain or renew our franchises, and any franchise renewals may not be on terms favorable to us. The non-renewal or termination of franchises with respect to a significant portion of any of our existing cable systems or the AT&T systems would have a material adverse effect on our business, financial condition and results of operations.

 Our franchises are non-exclusive and local franchising authorities may grant competing franchises in our markets.

   Our existing cable systems and the AT&T systems are operated under non-exclusive franchises granted by local franchising authorities. As a result, competing cable operators and other potential competitors, such as telephone companies and investor-owned municipal utility providers, may be granted franchises and may build cable systems in markets served by our existing cable systems and the AT&T systems. Any such competition could adversely affect our business, financial condition and results of operations. The existence of multiple cable systems in the same geographic area is generally referred to as an overbuild. As of March 31, 2001, approximately 4.7% of the homes passed by our existing cable systems and approximately 10.0% of the homes passed by the AT&T systems were overbuilt by other cable operators. We cannot assure you that competition will not develop in other markets that we now serve or that we will serve after the completion of the AT&T acquisitions.

 We may be required to provide access to our cable network to other Internet service providers, which could significantly increase our competition and adversely affect our ability to provide new products and services.

   The U.S. Congress, the Federal Communications Commission and some state legislatures and local franchising authorities have been asked to require cable operators to provide access over their cable systems to other Internet service providers. If we are required to provide open access, it could prohibit us from entering into or limit our existing agreements with Internet service providers, adversely impact our anticipated revenues from high-speed Internet access services and complicate marketing and technical issues associated with the introduction of these services. To date, the U.S. Congress, the Federal Communications Commission and various state legislatures considering the issue have declined to impose these requirements. This same open access issue is currently being considered by some local franchising authorities and several courts. Franchise renewals and transfers could become more difficult depending upon the outcome of this issue.

 The cost of attaching our facilities to poles owned by utilities may increase significantly.

   Cable television companies pay fees to electric and telephone utility companies for the use of space to affix their lines and associated equipment on the utilities' poles and in their underground conduits. The rates, terms and conditions of cable operators' attachments are regulated at the federal level unless state authorities regulate such matters, as is the case in certain states in which we operate. At the federal level, there is one rate formula for cable television systems and another formula, which produces somewhat higher rates, for telecommunication providers and cable systems which offer telecommunication services. The U.S. Supreme Court will review an adverse federal appellate court ruling that eliminated federal jurisdiction and oversight of pole and conduit attachment rates for cable operators that provide commingled cable television and high-speed Internet access services over their cable facilities. If this case is affirmed, the rates for thousands of our pole attachments are likely to significantly increase and the other contractual terms and conditions of our pole and conduit attachments will likely become more burdensome.

 If we offer telecommunications services, we may become subject to additional regulatory burdens.

   If we provide telecommunications services over our communications facilities, we may be required to obtain additional federal, state and local permits or other governmental authorizations to offer these services. This process, together with accompanying regulation of these services, would place additional costs and regulatory burdens on us.

Risks Related to this Offering

 Our Chairman and Chief Executive Officer has the ability to control all major corporate decisions, which could inhibit or prevent a change in management.

   Rocco B. Commisso, our Chairman and Chief Executive Officer, controls approximately 82.9% of the combined voting power of our common stock. After giving effect to this offering, Mr. Commisso will control approximately 77.2% of the combined voting power of our common stock. As a result, Mr. Commisso will generally have the ability to control the outcome of all matters requiring stockholder approval, including the election of our entire board of directors, the approval of any merger or consolidation and the sale of all or substantially all of our assets. The covenants contained in the agreements governing our existing subsidiary credit facilities provide that a default will result if Mr. Commisso, together with one or more of our employees, ceases to own at least 50.1% of the combined voting power of our common stock on a fully-diluted basis.

 Our existing stockholders may sell their common stock after this offering, which could adversely affect the market price of our Class A common stock.

   Sales of a substantial number of shares of our common stock, or the perception that sales could occur, could adversely affect the market price for shares of our Class A common stock by causing the amount of our common stock available for sale to exceed the demand for our common stock. These sales could also make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate. As of May 31, 2001, 60,618,923 shares of Class A common stock were issued and outstanding. If we complete this offering, an additional 26,000,000 shares of Class A common stock will be outstanding. Additional shares of Class A common and Class B common stock will be issuable under the circumstances described in "Shares Eligible for Future Sale." Approximately 40,657,010 shares of Class A common stock and all shares of Class B common stock, in the aggregate representing 60.3% of our outstanding common stock after giving effect to this offering, will be restricted securities under the Securities Act of 1933. These securities are subject to timing, manner and volume of sales restrictions.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   You should carefully review the information contained in this prospectus supplement and in other reports or documents that we file from time to time with the SEC. In this prospectus supplement, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks discussed in this prospectus supplement, in our Annual Report for the year ended December 31, 2000 and other reports or documents that we file from time to time with the SEC. Those factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

                      PRICE RANGE OF CLASS A COMMON STOCK

   Our Class A common stock has been traded on The Nasdaq National Market under the symbol "MCCC" since February 4, 2000, the date of our initial public offering. Prior to that time, there was no public market for our common stock. The table below sets forth, for the periods indicated, the high and low sale prices for our Class A common stock as reported by The Nasdaq National Market.

                                                                   High   Low
                                                                  ------ ------
2000:
First Quarter (from February 4, 2000 through March 31, 2000)..... $21.00 $13.75
Second Quarter...................................................  16.13   7.00
Third Quarter....................................................  17.88  11.44
Fourth Quarter...................................................  18.50  11.25
2001:
First Quarter.................................................... $22.63 $14.88
Second Quarter (through June 21, 2001)...........................  23.20  15.20

   The initial public offering price of our Class A common stock on February 4, 2000 was $19.00 per share. On June 21, 2001, the last reported sale price of our Class A common stock was $15.22 per share. As of May 31, 2001, there were 71 holders of our Class A common stock and 12 holders of our Class B common stock.

                                USE OF PROCEEDS

   We intend to use the gross proceeds from this offering, together with the gross proceeds from the other financing transactions described elsewhere in this prospectus supplement, to acquire the AT&T systems and pay related fees and expenses. We expect to finance the aggregate purchase price of the AT&T systems, together with related fees and expenses and working capital, through a combination of:

  .  borrowings under our proposed new subsidiary credit facility;

  .  borrowings under our existing subsidiary credit facilities;

  . the gross proceeds from the concurrent offering by Mediacom Broadband of senior notes;

  . the gross proceeds from the concurrent offering of our convertible notes; and

  .  the gross proceeds from this offering.

   The table below sets forth the estimated sources and uses of funds in connection with the AT&T acquisitions, assuming that all of the AT&T acquisitions and the financing transactions described above are completed.

                                                                       Amount
                                                                     -----------
                                                                     (dollars in
                                                                      thousands)
   Sources of Funds:
   Proposed new subsidiary credit facility(a)....................... $  975,000
   Existing subsidiary credit facilities............................    352,000
   Mediacom Broadband senior notes(b)(c)............................    400,000
   Convertible notes(c).............................................    150,000
   Class A common stock(c)..........................................    396,000
                                                                     ----------
       Total sources................................................ $2,273,000
                                                                     ==========
   Uses of Funds:
   Acquisitions of the AT&T systems:
     Iowa........................................................... $1,450,000
     Missouri.......................................................    320,000
     Georgia........................................................    310,000
     Illinois.......................................................    135,000
   Working capital..................................................      5,000
   Estimated fees and expenses(d)...................................     53,000
                                                                     ----------
       Total uses................................................... $2,273,000
                                                                     ==========

                                                       (notes on following page)

(a) We expect that our proposed new subsidiary credit facility will be a $1.3 billion credit facility, consisting of a $600.0 million revolving credit facility, a $300.0 million tranche A term loan and a $400.0 million tranche B term loan. As of the date of this prospectus supplement, we have not entered into a definitive credit agreement for the proposed new subsidiary credit facility, but have received commitments from certain prospective lenders, subject to the execution of a definitive credit agreement, for the entire amount of the proposed new subsidiary credit facility. We expect that each of the revolving credit facility, the tranche A term loan and the tranche B term loan will contain conditions on our ability to borrow funds under the facility, including that certain of the AT&T acquisitions be completed by a specified date. See "Description of Certain Indebtedness--Proposed New Subsidiary Credit Facility."

(b) The Mediacom Broadband senior notes will be subject to a special mandatory redemption if all of the AT&T acquisitions have not been completed within 120 days from the issue date of the Mediacom Broadband senior notes. See "Description of Certain Indebtedness--Mediacom Broadband Senior Notes."

(c) None of this offering, our concurrent convertible note offering or the concurrent offering by Mediacom Broadband of the Mediacom Broadband senior notes are conditioned upon one another.

(d) Includes estimated expenses related to the AT&T acquisitions, underwriting discounts and commissions and other fees and expenses related to the financing transactions described above.

   The actual amounts of sources and uses of funds may differ significantly from the estimated sources and uses set forth above and will depend on a number of factors, including the success of each of the financing transactions described above, the AT&T acquisitions we are able to complete and the effect of purchase price closing adjustments for the AT&T acquisitions.

   As discussed above, we currently do not have committed financing sufficient to complete all of the AT&T acquisitions. In addition, the completion of each of the AT&T acquisitions is subject to a number of important conditions, including the receipt of consents from applicable cable television franchise authorities. As a result, we cannot assure you that any or all of the AT&T acquisitions will be completed. If we are unable to complete one or more of the AT&T acquisitions, we may be required to pay liquidated damages of between $10.0 million and $100.0 million to AT&T Broadband. For additional information, see "Risk Factors--Risks Related to the AT&T Acquisitions" and "The AT&T Agreements."

   If we do not complete one or more of the AT&T acquisitions, the net proceeds from this offering and our concurrent convertible note offering, if any, that are not used to fund the AT&T acquisitions will be used for general corporate purposes, which may include, among other things, the repayment of indebtedness, the payment of liquidated damages, the funding of the special mandatory redemption of the Mediacom Broadband senior notes, future acquisitions and working capital. We do not currently have any agreements, commitments or understandings for any acquisitions, except for the AT&T acquisitions.

   Pending our use of the net proceeds from this offering as described above, we may invest the funds in appropriate short-term investments as determined by us.

                                 CAPITALIZATION

   The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2001:

  .  on a historical actual basis;

  . on a pro forma basis to give effect to this offering and our concurrent convertible note offering; and

  .  on a total pro forma as adjusted basis to give effect to:

    --borrowings under our proposed new subsidiary credit facility,

    --borrowings under our existing subsidiary credit facilities,

    --the concurrent offering of Mediacom Broadband senior notes and

    --the completion of the AT&T acquisitions.

   The table below should be read in conjunction with our "Unaudited Pro Forma Consolidated Financial Statements" and our historical consolidated financial statements included elsewhere in this prospectus supplement.

                                                  As of March 31, 2001
                                                      (unaudited)
                                           -----------------------------------
                                             Mediacom    Mediacom     Total
                                           (historical) Pro Forma   Pro Forma
                                           ------------ ----------  ----------
                                                 (dollars in thousands)
Cash and cash equivalents.................  $   12,052  $  533,802  $   18,028
                                            ==========  ==========  ==========
Long-term debt:
  Proposed new subsidiary credit
   facility(a)............................  $      --   $      --   $  975,000
  Existing subsidiary credit
   facilities(b)..........................     200,000     200,000     552,000
  8 1/2% senior notes due 2008............     200,000     200,000     200,000
  7 7/8% senior notes due 2011............     125,000     125,000     125,000
  9 1/2% senior notes due 2013............     500,000     500,000     500,000
  Mediacom Broadband senior notes.........         --          --      400,000
  Convertible notes.......................         --      150,000     150,000
                                            ----------  ----------  ----------
    Total long-term debt..................  $1,025,000  $1,175,000  $2,902,000
Stockholders' equity:
  Class A common stock, $0.01 par value,
   300,000,000 shares authorized;
   60,618,923 shares issued and
   outstanding, actual; 86,618,923 shares
   issued and outstanding, pro forma and
   pro forma as adjusted..................  $      606  $      866  $      866
  Class B common stock, $0.01 par value,
   100,000,000 shares authorized;
   29,342,990 shares issued and
   outstanding, actual, pro forma and pro
   forma as adjusted......................         293         293         293
  Additional paid-in capital..............     540,111     917,031     917,031
  Accumulated comprehensive loss..........      (1,100)     (1,100)     (1,100)
  Accumulated deficit.....................    (282,083)   (282,083)   (282,083)
                                            ----------  ----------  ----------
    Total stockholders' equity............     257,827     635,007     635,007
                                            ----------  ----------  ----------
      Total capitalization................  $1,282,827  $1,810,007  $3,537,007
                                            ==========  ==========  ==========

---------------------
(a) After completion of the AT&T acquisitions and the financing transactions described in this prospectus supplement, we expect to have approximately $325.0 million of unused credit commitments under our proposed new subsidiary credit facility.
(b) After completion of the AT&T acquisitions and the financing transactions described in this prospectus supplement, we expect to have approximately $548.0 million of unused credit commitments under our existing subsidiary credit facilities.

                                    DILUTION

   The following table illustrates the dilution in our pro forma net tangible book value on a per share basis. After giving effect to the same assumptions that we made with respect to our unaudited pro forma financial statements, other than this offering of Class A common stock, our pro forma net tangible book value deficit as of March 31, 2001 was approximately $2.0 billion, or $22.60 per share of common stock. Pro forma net tangible book value deficit per share of common stock is determined by subtracting our pro forma total liabilities of $3.0 billion from the total book value of our tangible assets of $1.0 billion and dividing the difference by 89,961,913 shares of our Class A common stock and Class B common stock outstanding on March 31, 2001.

   For purposes of the following table, pro forma dilution per share to new investors represents the difference between $15.22, the public offering price of the Class A common stock, and the pro forma net tangible book value per share of common stock after this offering. After giving effect to the issuance of 26,000,000 shares of our Class A common stock in this offering at the public offering price of $15.22 per share, the pro forma net tangible book value deficit was $1.7 billion, or $14.28 per share of common stock. The following table illustrates this pro forma dilution per share of common stock.

     Public offering price per share.........................          $ 15.22
       Pro forma net tangible book value deficit per share
        before this offering................................. $(22.60)
       Increase per share attributable to this offering......    8.32
                                                              -------
     Pro forma net tangible book value deficit per share
      after this offering....................................           (14.28)
                                                                       -------
     Pro forma dilution per share to new investors...........          $ 29.50
                                                                       =======

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma consolidated financial statements as of March 31, 2001 and for the three months then ended and for the year ended December 31, 2000 are based on our historical consolidated financial statements, the historical consolidated financial statements of those businesses we acquired during the year ended December 31, 2000 and the historical combined financial statements of the AT&T systems, which we expect to acquire in the second and third quarters of 2001, as described below. The unaudited pro forma consolidated financial statements give effect to the following transactions:

(1) our issuance and sale of 20,000,000 shares of our Class A common stock in our initial public offering in February 2000 and the application of $354.1 million of the net proceeds to repay indebtedness outstanding under our existing subsidiary credit facilities;

(2) our acquisition of cable systems during the year ended December 31, 2000 for an aggregate purchase price of $109.2 million and the incurrence of indebtedness under our existing subsidiary credit facilities to fund the purchase prices for the acquisitions;

(3) the issuance and sale of $500.0 million in aggregate principal amount of our 9 1/2% senior notes on January 24, 2001 and the application of $467.5 million of the net proceeds to repay indebtedness outstanding under our existing subsidiary credit facilities;

(4) our issuance and sale of 26,000,000 shares of our Class A common stock in this offering at the offering price of $15.22 per share;

(5) our issuance and sale of $150.0 million in aggregate principal amount of convertible notes, assuming that the underwriters for the convertible note offering do not exercise their over-allotment option to purchase an additional $22.5 million in aggregate principal amount of convertible notes; and

(6) the completion of the AT&T acquisitions, assuming no purchase price closing adjustments, and the incurrence of the following indebtedness to fund the AT&T acquisitions:

  . borrowings of $975.0 million under our proposed new subsidiary credit facility;

  . borrowings of $352.0 million under our existing subsidiary credit facilities; and

  . the issuance and sale of $400.0 million in aggregate principal amount of Mediacom Broadband senior notes.

   The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2001 gives effect to each of the transactions described in clauses (3), (4), (5) and (6) above as if they occurred on January 1, 2000. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 gives effect to each of the transactions described in clauses
(1), (2), (3), (4), (5) and (6) above as if they occurred on January 1, 2000. The unaudited pro forma consolidated balance sheet as of March 31, 2001 gives effect to each of the transactions described in clauses (4), (5) and (6) above as if they occurred on March 31, 2001.

   The unaudited pro forma consolidated financial statements give effect to the AT&T acquisitions under the purchase method of accounting. The allocation of the purchase prices of the AT&T acquisitions is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information, and is subject to closing purchase price adjustments. We do not believe that the adjustments resulting from the final allocation of the purchase prices or any closing purchase price adjustments will have a material impact on our financial condition or results of operations.

   The Financial Accounting Standards Board is considering new accounting standards for the purchase method of accounting which could materially change the pro forma financial statements as they relate to the accounting for intangible assets. These new standards are not yet effective and will most likely be adopted later in 2001, for prospective application.

   Neither this offering nor the concurrent convertible note offering is conditioned upon the completion of any of the AT&T acquisitions. The completion of each of the AT&T acquisitions is subject to a number of important conditions, including the receipt of consents from applicable cable television franchise authorities. None of the AT&T acquisitions is, however, conditioned upon any other, except that we may not complete the acquisitions of both the Iowa systems and the Missouri systems without also completing the acquisitions of both the Illinois systems and the Georgia systems. In addition, we do not have committed financing sufficient to complete all of the AT&T acquisitions. If the closing conditions for any of the AT&T acquisitions are not satisfied or if one or more of the other financing transactions described in this prospectus supplement are not completed, we may not complete that AT&T acquisition. As a result, we cannot assure you that any or all of the AT&T acquisitions will be completed. If we are unable to complete one or more of the AT&T acquisitions, we may be required to pay liquidated damages of between $10.0 million and $100.0 million to AT&T Broadband. See "Risk Factors--Risks Related to the AT&T Acquisitions," "Use of Proceeds" and "The AT&T Agreements."

   The unaudited pro forma consolidated financial statements do not purport to represent what our financial condition or results of operations would actually have been had the transactions described above occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. We cannot assure you that the completion of the AT&T acquisitions or the other financing transactions will conform to the assumptions used in the preparation of the unaudited pro forma consolidated financial statements. You should read our historical consolidated financial statements and the historical combined financial statements of each of the AT&T systems, appearing elsewhere in this prospectus supplement.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2001
                     (in thousands, except per share data)

                                       Adjustment   Adjustments
                                        for the      for this
                                        January      Offering
                                          2001        and the                                              AT&T
                                         Senior     Convertible   Mediacom              Adjustments for  Combined   Total
                            Mediacom      Note         Note         Pro        AT&T        the AT&T        Pro       Pro
                          (historical)  Offering     Offering      Forma    Combined(g) Acquisitions(h)  Forma(m)   Forma
                          ------------ ----------   -----------   --------  ----------- ---------------  --------  --------
Statement of
 Operations Data:
Revenues................    $ 90,334    $   --        $   --      $ 90,334   $112,930      $    --       $112,930  $203,264
Costs and expenses:
 Service costs..........      31,477        --            --        31,477     61,667           --         61,667    93,144
 Selling, general and
  administrative
  expenses..............      15,170        --            --        15,170     10,090           --         10,090    25,260
 Corporate expenses.....       1,517        --            --         1,517      8,490           --          8,490    10,007
 Depreciation and
  amortization..........      50,957        --            272 (d)   51,229     38,407        24,208 (i)    62,615   113,844
 Non-cash stock charges
  relating to corporate
  expenses..............       1,195        --            --         1,195        --            --            --      1,195
 Restructuring charge...         --         --            --           --         570           --            570       570
                            --------    -------       -------     --------   --------      --------      --------  --------
Operating loss..........      (9,982)       --           (272)     (10,254)    (6,294)      (24,208)      (30,502)  (40,756)
Interest expense, net...      20,733     1,565 (b)      1,969 (e)   24,267        --         36,993 (j)    36,993    61,260
Other (income)
 expenses...............     (27,843)       83 (c)        --       (27,760)       --            288 (k)       288   (27,472)
Provision for income
 taxes..................          63        --            --            63        --             63 (l)        63       126
                            --------    -------       -------     --------   --------      --------      --------  --------
Net loss before
 cumulative change in
 accounting principle...    $ (2,935)   $(1,648)      $(2,241)    $ (6,824)  $ (6,294)     $(61,552)     $(67,846) $(74,670)
                            ========    =======       =======     ========   ========      ========      ========  ========
Basic and diluted loss
 per share(a)...........    $  (0.03)                             $  (0.06)                                        $  (0.64)
Weighted average common
 shares outstanding(a)..      89,956        --         26,000 (f)  115,956        --            --            --    115,956


    See accompanying notes to unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2001

(a) Basic and diluted loss per share is calculated based on the weighted average common shares outstanding during the period as there were no potentially dilutive securities outstanding during the period. Weighted average common shares outstanding is based on the actual number of shares outstanding during the period. See Note 3 to our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(b) Represents the net effect of an increase to interest expense resulting from the issuance and sale of $500.0 million in aggregate principal amount of our 9 1/2% senior notes on January 24, 2001 and the application of $467.5 million of the net proceeds to repay indebtedness outstanding under our existing subsidiary credit facilities, as follows:

                                                                       Amount
                                                                     ----------
                                                                      (dollars
                                                                         in
                                                                     thousands)
     Existing subsidiary credit facilities.......................... $  200,000
     8 1/2% senior notes............................................    200,000
     7 7/8% senior notes............................................    125,000
     9 1/2% senior notes............................................    500,000
                                                                     ----------
     Total pro forma debt...........................................  1,025,000
     Weighted average interest rate of total pro forma debt.........     8.7018%
                                                                     ----------
       Mediacom pro forma interest expense..........................     22,298
       Historical Mediacom..........................................    (20,733)
                                                                     ----------
       Increase to interest expense................................. $    1,565
                                                                     ==========

(c) Represents an increase to other expenses due to incremental commitment fees on the higher unused commitments under our existing subsidiary credit facilities following the repayment of indebtedness described in note (b) above.

(d) Represents amortization of $5.4 million of deferred financing costs related to the issuance and sale of convertible notes in the concurrent offering over the five-year term of the convertible notes.

(e) Represents an increase to interest expense resulting from the concurrent convertible note offering, as follows:

                                                                       Amount
                                                                     ----------
                                                                      (dollars
                                                                         in
                                                                     thousands)
     Existing subsidiary credit facilities.......................... $  200,000
     8 1/2% senior notes............................................    200,000
     7 7/8% senior notes............................................    125,000
     9 1/2% senior notes............................................    500,000
     Convertible notes..............................................    150,000
                                                                     ----------
     Total pro forma debt...........................................  1,175,000
     Weighted average interest rate of total pro forma debt.........     8.2612%
                                                                     ----------
       Mediacom pro forma interest expense..........................     24,267
       Pro forma interest expense per note (b) above................    (22,298)
                                                                     ----------
       Increase to interest expense................................. $    1,969
                                                                     ==========

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2001
    Neither this offering nor the concurrent convertible note offering is conditioned upon the completion of the AT&T acquisitions. For purposes of this adjustment, we have assumed that the net proceeds from this offering and the concurrent convertible note offering will be applied to pay a portion of the purchase price for the AT&T acquisitions and will not be used for any other purpose. We expect this offering and the concurrent convertible note offering to close even if we do not complete any of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, we intend to use any net proceeds that are not applied to the AT&T acquisitions for general corporate purposes.

(f) Represents an increase in the weighted average common shares outstanding resulting from the issuance and sale of our Class A common stock in this offering. For purposes of the adjustment, we have assumed that none of the convertible notes are converted into our Class A common stock.

(g) Represents the historical combined revenues and direct costs and expenses for the AT&T systems for the three months ended March 31, 2001. Service costs, corporate expenses, and operating loss as reported in our financial statements, are shown as operating, management fees and (shortfall) excess of revenue over direct expenses, respectively, in the AT&T systems' historical combined financial statements. See Note 1 to the historical combined financial statements of each of the AT&T systems appearing elsewhere in this prospectus supplement. As described above, we cannot assure you that we will complete any or all of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the historical combined revenue and direct expenses of the AT&T systems we acquire would exclude the historical combined revenue and direct expenses of any AT&T system we do not acquire. The table below sets forth the historical combined revenue and direct costs and expenses for each of the AT&T systems for the three months ended March 31, 2001.

                                                                        AT&T
                                  Georgia  Illinois  Iowa    Missouri Combined
                                  -------  -------- -------  -------- --------
                                            (dollars in thousands)
   Revenue......................  $19,321   $6,843  $72,778  $13,988  $112,930
   Direct costs and expenses:
     Operating..................   10,742    3,462   40,553    6,910    61,667
     Selling, general and
      administrative............    1,645      619    6,656    1,170    10,090
     Management fees............    1,417      651    5,566      856     8,490
     Depreciation and
      amortization..............    6,343    2,049   25,665    4,350    38,407
     Restructuring charge.......      570      --       --       --        570
                                  -------   ------  -------  -------  --------
   (Shortfall) excess of revenue
    over direct expenses........  $(1,396)  $   62  $(5,662) $   702  $ (6,294)
                                  =======   ======  =======  =======  ========

(h) For the three months ended March 31, 2001 the historical combined direct costs and expenses of the AT&T systems were based on the cost structure existing under AT&T Broadband's ownership and management. However, upon completion of the AT&T acquisitions, certain costs and expenses will be different under our ownership and management. For example, we will replace AT&T Broadband as the manager of the AT&T systems, and AT&T Broadband will no longer be entitled to receive management fees from the AT&T systems. For the three months ended March 31, 2001, combined management fees for the AT&T systems represented 7.5% of the AT&T systems' combined revenue. By comparison, for the same period, corporate expenses for our existing cable systems represented 1.7% of our revenues. Upon completion of the AT&T acquisitions, our number of basic subscribers served will more than double, and we believe our corporate expenses will not increase by the same relative amount. As a result, we expect to reduce our corporate expenses to approximately 1.5% of our revenues. These adjustments are not reflected in these unaudited pro forma consolidated financial statements.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2001

   Upon completion of the AT&T acquisitions, we believe that programming costs for the AT&T systems will initially increase by up to $7.8 million per annum as a result of volume discounts historically received by the AT&T systems that will not be available under our existing arrangements with programming suppliers. However, we believe that we will be able to immediately achieve certain additional cost savings relating to plant operations, employee costs and billing expenses. We believe that these savings will substantially offset this increase to programming costs that we initially expect to incur. In addition, these cost savings do not include programming discounts we expect to negotiate as a result of the significant increase in the number of basic subscribers we will serve following the completion of the AT&T acquisitions.

(i) Represents the increase to depreciation and amortization resulting from a preliminary allocation of the purchase prices and direct acquisition costs for the AT&T systems, assuming that we complete all of the AT&T acquisitions. The table below sets forth the purchase price allocation for each of the AT&T systems.

                                                       Other Assets     Total Purchase   Depreciation
                            Property and                (Deferred      Price and Direct      and
                             Equipment   Intangibles Financing Costs)  Acquisition Costs Amortization
                            ------------ ----------- ---------------- ------------------ ------------
                                                       (dollars in thousands)
   Georgia systems.........   $137,000   $  173,920      $ 2,905          $  313,825       $  9,327
   Illinois systems........     37,000       98,488        1,266             136,754          3,821
   Iowa systems............    356,000    1,099,240       13,591           1,468,831         40,595
   Missouri systems........     70,000      251,352        2,988             324,340          8,872
                              --------   ----------      -------          ----------       --------
   Total...................   $600,000   $1,623,000      $20,750          $2,243,750
                              ========   ==========      =======          ==========
    Total pro forma depreciation and amortization.......................................   $ 62,615
    Historical AT&T depreciation and amortization.......................................    (38,407)
                                                                                           --------
    Increase to depreciation and amortization...........................................   $ 24,208
                                                                                           ========

  The average useful life used to calculate depreciation and amortization by category was as follows:

    . Property and equipment--7 years;

    . Intangibles--10 years; and

    . Other assets (deferred financing costs)--8.5 years.

  If we do not complete one or more of the AT&T acquisitions, the increase to depreciation and amortization will be reduced by the amount(s) indicated in the table above corresponding to each of the AT&T systems we do not acquire.

(j) Represents the increase to interest expense resulting from the incurrence of the following indebtedness to finance the aggregate purchase price of the AT&T systems, together with related fees and expenses and working capital:

    . $975.0 million under our proposed new subsidiary credit facility;

    . $400.0 million in aggregate principal amount of Mediacom Broadband senior notes; and

    . $352.0 million under our existing subsidiary credit facilities.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2001

  The table below sets forth the increase to interest expense based upon these assumptions.

                                                                       Amount
                                                                     ----------
                                                                      (dollars
                                                                         in
                                                                     thousands)
     Existing subsidiary credit facilities.......................... $  552,000
     8 1/2% senior notes............................................    200,000
     7 7/8% senior notes............................................    125,000
     9 1/2% senior notes............................................    500,000
     Convertible notes..............................................    150,000
     Mediacom Broadband senior notes................................    400,000
     Proposed new subsidiary credit facility........................    975,000
                                                                     ----------
     Total pro forma debt...........................................  2,902,000
     Weighted average interest rate of total pro forma debt.........     8.4439%
                                                                     ----------
       Mediacom pro forma interest expense..........................     61,260
       Mediacom pro forma interest expense per note (e) above.......    (24,267)
                                                                     ----------
       Increase to interest expense................................. $   36,993
                                                                     ==========

  A 0.125% change in the interest rate on all of our variable rate debt would result in an increase or decrease in interest expense of approximately $0.4 million after adjusting for interest rate swap agreements.

  If the concurrent offering of Mediacom Broadband senior notes closes prior to the completion of all of the AT&T acquisitions, the net proceeds of the Mediacom Broadband senior note offering, together with certain additional amounts, will be placed in escrow. If all of the AT&T acquisitions are not completed within 120 days from the issue date of the Mediacom Broadband senior notes, the escrowed funds will be used to redeem all of the Mediacom Broadband senior notes at 101% of their principal amount plus accrued and unpaid interest to the date of redemption.

  We expect to complete the concurrent convertible note offering even if we do not complete one or more of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the amount of additional debt that we expect to incur under our existing subsidiary credit facilities and the proposed new subsidiary credit facility will decrease and the Mediacom Broadband senior notes will be redeemed. As a result, our increase to interest expense indicated in the table above will be less than $37.0 million. The table below sets forth the sources and amounts of indebtedness we expect to incur, in addition to the issuance and sale of the convertible notes, if we complete fewer than all of the AT&T acquisitions as indicated, and in each case, the resulting increase to interest expense. The purchase price indicated in the table below does not include fees and expenses payable in connection with the financings.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2001

                                                Acquisition Financing
                                  -------------------------------------------------
                                  Use of Cash from              Proposed
                                  this Offering and  Existing     New     Mediacom
                                   the Concurrent   Subsidiary Subsidiary Broadband Increase to
AT&T Acquisition         Purchase    Convertible      Credit     Credit    Senior    Interest
Completed                 Price     Note Offering   Facilities  Facility    Notes     Expense
----------------         -------- ----------------- ---------- ---------- --------- -----------
                                                 (dollars in thousands)
Georgia systems......... $310,000     $310,000       $    --    $    --     $ --      $  --
Illinois systems........  135,000      135,000            --         --       --         --
Missouri systems........  320,000      320,000            --         --       --         --
Georgia and Illinois
 systems................  445,000      445,000            --         --       --         --
Missouri and Georgia
 systems................  630,000      521,750        108,250        --       --       1,927
Missouri and Illinois
 systems................  455,000      455,000            --         --       --         --
Georgia, Illinois and
 Missouri systems.......  765,000      521,750            --     243,250      --       5,041

(k) Represents an increase to other expenses due to incremental commitment fees on the higher unused commitments under the proposed new subsidiary credit facility.

(l) Represents estimated state and local income tax provision for the AT&T systems.

(m) The AT&T Combined Pro Forma amounts do not reflect the financial position of our acquiring subsidiary, Mediacom Broadband LLC, as if it was being presented on a stand-alone basis. Excluded are the gross proceeds from our concurrent convertible note offering, the gross proceeds from this offering, and intercompany transactions that are eliminated in consolidation.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2000
                     (in thousands, except per share data)

                                Adjustments for
                                   the 2000
                                 Acquisitions,    Adjustments
                                  the Initial      for this
                                Public Offering  Offering and
                                and the January       the                              Adjustments for      AT&T
                     Mediacom     2001 Senior     Convertible   Mediacom      AT&T        the AT&T        Combined     Total
                   (historical)  Note Offering   Note Offering  Pro Forma  Combined(j) Acquisitions(k)  Pro Forma(p) Pro Forma
                   ------------ ---------------  -------------  ---------  ----------- ---------------  ------------ ---------
Statement of
 Operations Data:
Revenues.........   $ 332,050      $ 16,341 (b)     $   --      $ 348,391   $439,541      $     --       $ 439,541   $ 787,932
Costs and
 expenses:
 Service costs...     114,234         6,344 (b)         --        120,578    223,530            --         223,530     344,108
 Selling, general
  and
  administrative
  expenses.......      55,820         2,732 (b)         --         58,552     39,892            --          39,892      98,444
 Corporate
  expenses.......       6,029           --              --          6,029     22,267            --          22,267      28,296
 Depreciation and
  amortization...     178,331         7,570 (c)       1,086 (g)   186,987    137,182        113,278 (l)    250,460     437,447
 Non-cash stock
  charges
  relating to
  corporate
  expenses.......      28,254           --              --         28,254        --             --             --       28,254
                    ---------      --------         -------     ---------   --------      ---------      ---------   ---------
Operating (loss)
 income..........     (50,618)         (305)         (1,086)      (52,009)    16,670       (113,278)       (96,608)   (148,617)
Interest expense,
 net.............      68,955        17,878 (d)       7,875 (h)    94,708        --         154,577 (m)    154,577     249,285
Other expenses...      30,024           740 (e)         --         30,764        --           1,246 (n)      1,246      32,010
Provision for
 income taxes....         250           --              --            250        --             250 (o)        250         500
                    ---------      --------         -------     ---------   --------      ---------      ---------   ---------
Net (loss)
 income..........   $(149,847)     $(18,923)        $(8,961)    $(177,731)  $ 16,670      $(269,351)     $(252,681)  $(430,412)
                    =========      ========         =======     =========   ========      =========      =========   =========
Basic and diluted
 loss per
 share(a)........   $   (1.79)                                  $   (1.53)                                           $   (3.71)
Weighted average
 common shares
 outstanding(a)..      83,803         6,161 (f)      26,000 (i)   115,964        --             --             --      115,964

    See accompanying notes to unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2000

(a) Basic and diluted loss per share is calculated based on the weighted average common shares outstanding during the period as there were no potentially dilutive securities outstanding during the period. Weighted average common shares outstanding prior to our initial public offering in February 2000 is computed based on the conversion ratio used to exchange Mediacom LLC's membership units for shares of our Class A common stock and Class B common stock. After our initial public offering, weighted average common shares outstanding is based on the actual number of shares outstanding during the year. See Note 3 to our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(b) Represents the combined revenues, service costs and selling, general and administrative expenses for the cable systems we acquired in 2000. These amounts represent the actual historical financial results of these cable systems for the periods from January 1, 2000 to their respective dates of acquisition. See Note 4 to our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(c) Represents the actual historical combined depreciation and amortization for the cable systems we acquired in 2000 from January 1, 2000 to their respective dates of acquisition plus additional depreciation resulting from the step-up in value of these systems based on the final allocation of their aggregate purchase price. See Note 4 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(d) Represents the net effect of (i) an increase to interest expense resulting from the incurrence of indebtedness under our existing subsidiary credit facilities to fund our 2000 acquisitions, (ii) a decrease to interest expense resulting from the repayment of $354.1 million of outstanding indebtedness under our existing subsidiary credit facilities with the net proceeds from our initial public offering in February 2000 and (iii) an increase to interest expense resulting from the issuance and sale of $500.0 million in aggregate principal amount of our 9 1/2% senior notes on January 24, 2001 and the application of $467.5 million of the net proceeds to repay indebtedness outstanding under our existing subsidiary credit facilities, as follows:

                                                                       Amount
                                                                     ----------
                                                                      (dollars
                                                                         in
                                                                     thousands)
     Existing subsidiary credit facilities.......................... $  200,000
     8 1/2% senior notes............................................    200,000
     7 7/8% senior notes............................................    125,000
     9 1/2% senior notes............................................    500,000
                                                                     ----------
     Total pro forma debt...........................................  1,025,000
     Weighted average interest rate of total pro forma debt.........     8.4715%
                                                                     ----------
       Mediacom pro forma interest expense..........................     86,833
       Historical Mediacom..........................................    (68,955)
                                                                     ----------
       Increase to interest expense................................. $   17,878
                                                                     ==========

(e) Represents an increase to other expenses due to incremental commitment fees on the higher unused commitments under our existing subsidiary credit facilities following the repayment of indebtedness described in note (b) under Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2001.

(f) Represents the increase to weighted average common shares outstanding assuming that our initial public offering was completed on January 1, 2000.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2000

(g) Represents amortization of $5.4 million of deferred financing costs related to the issuance and sale of convertible notes in the concurrent offering over the five-year term of the convertible notes.

(h) Represents an increase to interest expense resulting from the concurrent convertible note offering, as follows:

                                                                       Amount
                                                                     ----------
                                                                      (dollars
                                                                         in
                                                                     thousands)
     Existing subsidiary credit facilities.......................... $  200,000
     8 1/2% senior notes............................................    200,000
     7 7/8% senior notes............................................    125,000
     9 1/2% senior notes............................................    500,000
     Convertible notes..............................................    150,000
                                                                     ----------
     Total pro forma debt...........................................  1,175,000
     Weighted average interest rate of total pro forma debt.........    8.06026%
                                                                     ----------
       Mediacom pro forma interest expense..........................     94,708
       Pro forma interest expense per note (d) above................    (86,833)
                                                                     ----------
       Increase to interest expense.................................      7,875
                                                                     ==========

  Neither this offering nor the concurrent convertible note offering is conditioned upon the completion of the AT&T acquisitions. For purposes of this adjustment, we have assumed that the net proceeds from this offering and the concurrent convertible note offering will be applied to pay a portion of the purchase price for the AT&T acquisitions and will not be used for any other purpose. We expect this offering and the concurrent convertible note offering to close even if we do not complete any of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, we intend to use any net proceeds that are not applied to the AT&T acquisitions for general corporate purposes.

(i) Represents an increase in the weighted average common shares outstanding resulting from the issuance and sale of our Class A common stock in this offering. For purposes of the adjustment, we have assumed that none of the convertible notes are converted into our Class A common stock.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2000

(j) Represents the historical combined revenues and direct costs and expenses for the AT&T systems for the year ended December 31, 2000. Service costs, corporate expenses, and operating loss as reported in our financial statements, are shown as operating, management fees and excess of revenue over direct expenses, respectively, in the AT&T systems' historical combined financial statements. See Note 1 to the historical combined financial statements of each of the AT&T systems appearing elsewhere in this prospectus supplement. As described above, we cannot assure you that we will complete any or all of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the historical combined revenue and direct expenses of the AT&T systems we acquire would exclude the historical combined revenue and direct expenses of any AT&T system we do not acquire. The table below sets forth the historical combined revenue and direct costs and expenses for each of the AT&T systems for the year ended December 31, 2000.

                                                                        AT&T
                                   Georgia Illinois   Iowa   Missouri Combined
                                   ------- -------- -------- -------- --------
                                             (dollars in thousands)
   Revenue........................ $76,750 $30,335  $279,392 $53,064  $439,541
   Direct costs and expenses:
     Operating....................  42,224  14,150   141,353  25,803   223,530
     Selling, general and
      administrative..............   7,656   2,993    24,359   4,884    39,892
     Management fees..............   3,518   1,634    15,041   2,074    22,267
     Depreciation and
      amortization................  22,937   8,238    90,351  15,656   137,182
                                   ------- -------  -------- -------  --------
   Excess of revenue over direct
    expenses...................... $   415 $ 3,320  $  8,288 $ 4,647  $ 16,670
                                   ======= =======  ======== =======  ========

(k) For the year ended December 31, 2000, the historical combined direct costs and expenses of the AT&T systems were based on the cost structure existing under AT&T Broadband's ownership and management. However, upon completion of the AT&T acquisitions, certain costs and expenses will be different under our ownership and management. For example, we will replace AT&T Broadband as the manager of the AT&T systems, and AT&T Broadband will no longer be entitled to receive management fees from the AT&T systems. For the year ended December 31, 2000, combined management fees for the AT&T systems represented 5.1% of the AT&T systems' combined revenue. By comparison, for the same period, corporate expenses for our existing cable systems represented 1.8% of our revenues. Upon completion of the AT&T acquisitions, our number of basic subscribers served will more than double, and we believe our corporate expenses will not increase by the same relative amount. As a result, we expect to reduce our corporate expenses to approximately 1.5% of our revenues. These adjustments are not reflected in these unaudited pro forma consolidated financial statements.

   Upon completion of the AT&T acquisitions, we believe that programming costs for the AT&T systems will initially increase by up to $7.8 million per annum as a result of volume discounts historically received by the AT&T systems that will not be available under our existing arrangements with programming suppliers. However, we believe that we will be able to immediately achieve certain additional cost savings relating to plant operations, employee costs and billing expenses. We believe that these savings will substantially offset the increase to programming costs that we initially expect to incur. In addition, these cost savings do not include programming discounts we expect to negotiate as a result of the significant increase in the number of basic subscribers we will serve following the completion of the AT&T acquisitions.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2000

(l) Represents the increase to depreciation and amortization resulting from a preliminary allocation of the purchase prices and direct acquisition costs for the AT&T systems, assuming that we complete all of the AT&T acquisitions. The table below sets forth the purchase price allocation for each of the AT&T systems.

                                                       Other Assets     Total Purchase   Depreciation
                            Property and                (Deferred      Price and Direct      and
                             Equipment   Intangibles Financing Costs)  Acquisition Costs Amortization
                            ------------ ----------- ---------------- ------------------ ------------
                                                       (dollars in thousands)
   Georgia systems.........   $137,000   $  173,920      $ 2,905          $  313,825      $  37,308
   Illinois systems........     37,000       98,488        1,266             136,754         15,284
   Iowa systems............    356,000    1,099,240       13,591           1,468,831        162,380
   Missouri systems........     70,000      251,352        2,988             324,340         35,488
                              --------   ----------      -------          ----------      ---------
   Total...................   $600,000   $1,623,000      $20,750          $2,243,750
                              ========   ==========      =======          ==========

    Total pro forma depreciation and amortization.......................................  $ 250,460
    Historical AT&T depreciation and amortization.......................................   (137,182)
                                                                                          ---------
    Increase to depreciation and amortization...........................................  $ 113,278
                                                                                          =========

  The average useful life used to calculate depreciation and amortization by category was as follows:

    .  Property and equipment--7 years;

    .  Intangibles--10 years; and

    .  Other assets (deferred financing costs)--8.5 years.

  If we do not complete one or more of the AT&T acquisitions, the increase to depreciation and amortization will be reduced by the amount(s) indicated in the table above corresponding to each of the AT&T systems we do not acquire.

(m) Represents the increase to interest expense resulting from the incurrence of the following indebtedness to finance the aggregate purchase price of the AT&T systems, together with related fees and expenses and working capital:

    . $975.0 million under our proposed new subsidiary credit facility;

    . $400.0 million in aggregate principal amount of Mediacom Broadband senior notes; and

    . $314.0 million under our existing subsidiary credit facilities.

   The table below sets forth the increase to interest expense based upon these assumptions.

                                                                       Amount
                                                                     ----------
                                                                      (dollars
                                                                         in
                                                                     thousands)
     Existing subsidiary credit facilities.......................... $ 514,000
     8 1/2% senior notes............................................   200,000
     7 7/8% senior notes............................................   125,000
     9 1/2% senior notes............................................   500,000
     Convertible notes..............................................   150,000
     Mediacom Broadband senior notes................................   400,000
     Proposed new subsidiary credit facility........................   975,000
                                                                     ---------
     Total pro forma debt........................................... 2,864,000
     Weighted average interest rate of total pro forma debt.........    8.7041%
                                                                     ---------
       Mediacom pro forma interest expense..........................   249,285
       Mediacom pro forma interest expense per note (h) above.......   (94,708)
                                                                     ---------
       Increase to interest expense................................. $ 154,577
                                                                     =========

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 2000

  A 0.125% change in the interest rate on all of our variable rate debt would result in an increase or decrease in interest expense of approximately $1.6 million after adjusting for interest rate swap agreements.

  If the concurrent offering of Mediacom Broadband senior notes closes prior to the completion of all of the AT&T acquisitions, the net proceeds of the Mediacom Broadband senior note offering, together with certain additional amounts, will be placed in escrow. If all of the AT&T acquisitions are not completed within 120 days from the issue date of the Mediacom Broadband senior notes, the escrowed funds will be used to redeem all of the Mediacom Broadband senior notes at 101% of their principal amount plus accrued and unpaid interest to the date of redemption.

  We expect to complete the concurrent convertible note offering even if we do not complete one or more of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the amount of additional debt that we expect to incur under our existing subsidiary credit facilities and the proposed new subsidiary credit facility will decrease and the Mediacom Broadband senior notes will be redeemed. As a result, our increase to interest expense indicated in the table above will be less than $154.6 million. The table below sets forth the sources and amounts of indebtedness we expect to incur, in addition to the issuance and sale of the convertible notes, if we complete fewer than all of the AT&T acquisitions as indicated, and in each case, the resulting increase to interest expense. The purchase price indicated in the table below does not include fees and expenses payable in connection with the financings.

                                                   Acquisition Financing
                                     -------------------------------------------------
                                     Use of Cash from              Proposed
                                     this Offering and  Existing     New     Mediacom
                                      the Concurrent   Subsidiary Subsidiary Broadband Increase to
   AT&T Acquisition         Purchase    Convertible      Credit     Credit    Senior    Interest
   Completed                 Price     Note Offering   Facilities  Facility    Notes     Expense
   ----------------         -------- ----------------- ---------- ---------- --------- -----------
                                                    (dollars in thousands)
   Georgia systems......... $310,000     $310,000       $    --    $    --     $--       $   --
   Illinois systems........  135,000      135,000            --         --      --           --
   Missouri systems........  320,000      320,000            --         --      --           --
   Georgia and Illinois
    systems................  445,000      445,000            --         --      --           --
   Missouri and Georgia
    systems................  630,000      521,750        108,250        --      --         8,638
   Missouri and Illinois
    systems................  455,000      455,000            --         --      --           --
   Georgia, Illinois and
    Missouri systems.......  765,000      521,750            --     243,250     --        21,795

(n) Represents an increase to other expenses due to incremental commitment fees on the higher unused commitments under the proposed new subsidiary credit facility.

(o) Represents estimated state and local income tax provision for the AT&T systems.

(p) The AT&T Combined Pro Forma amounts do not reflect the financial position of our acquiring subsidiary, Mediacom Broadband LLC, as if it was being presented on a stand-alone basis. Excluded are the gross proceeds from our concurrent convertible note offering, the gross proceeds from this offering, and intercompany transactions that are eliminated in consolidation.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              As of March 31, 2001
                             (dollars in thousands)

                                       Adjustments
                                        for this
                                        Offering
                                         and the
                                       Convertible                         Adjustments         AT&T
                            Mediacom      Note      Mediacom      AT&T     for the AT&T      Combined     Total
                          (historical) Offering(a) Pro Forma   Combined(b) Acquisitions    Pro Forma(g) Pro Forma
                          ------------ ----------- ----------  ----------- ------------    ------------ ----------
Assets
Cash and cash
 equivalents.............  $   12,052   $521,750   $  533,802  $   25,706   $ (541,480)(c)  $ (515,774) $   18,028
Subscriber accounts
 receivable, net.........      13,184        --        13,184      14,094          --           14,094      27,278
Prepaid expenses and
 other assets............       5,229        --         5,229         --           --              --        5,229
Investments..............       5,187        --         5,187         --           --              --        5,187
Inventory................      17,253        --        17,253         --           --              --       17,253
Property and equipment,
 net.....................     636,867        --       636,867     475,703      124,297 (d)     600,000   1,236,867
Intangible assets, net...     668,176        --       668,176   1,762,799     (139,799)(d)   1,623,000   2,291,176
Other assets, net........      29,040      5,430       34,470       5,928       20,750 (d)      26,678      61,148
                           ----------   --------   ----------  ----------   ----------      ----------  ----------
 Total assets............  $1,386,988   $527,180   $1,914,168  $2,284,230   $ (536,232)     $1,747,998  $3,662,166
                           ==========   ========   ==========  ==========   ==========      ==========  ==========
Liabilities and
 Stockholders' Equity
Debt.....................  $1,025,000   $150,000   $1,175,000  $      --    $1,727,000 (e)  $1,727,000  $2,902,000
Accounts payable and
 accrued expenses........      79,673        --        79,673      20,998          --           20,998     100,671
Subscriber advances......       4,267        --         4,267         --           --              --        4,267
Deferred revenue.........       9,248        --         9,248         --           --              --        9,248
Other liabilities........      10,973        --        10,973         --           --              --       10,973
                           ----------   --------   ----------  ----------   ----------      ----------  ----------
 Total liabilities.......   1,129,161    150,000    1,279,161      20,998    1,727,000       1,747,998   3,027,159
                           ----------   --------   ----------  ----------   ----------      ----------  ----------
Parent's investment......         --         --           --    2,263,232   (2,263,232)(f)         --          --
Stockholders' equity:
 Class A common stock....         606        260          866         --           --              --          866
 Class B common stock....         293        --           293         --           --              --          293
 Additional paid-in
  capital................     540,111    376,920      917,031         --           --              --      917,031
 Accumulated
  comprehensive (loss)
  income.................      (1,100)       --        (1,100)        --           --              --       (1,100)
 Accumulated deficit.....    (282,083)       --      (282,083)        --           --              --     (282,083)
                           ----------   --------   ----------  ----------   ----------      ----------  ----------
 Total stockholders'
  equity.................     257,827    377,180      635,007         --           --              --      635,007
                           ----------   --------   ----------  ----------   ----------      ----------  ----------
 Total liabilities and
  parent's
  investment/stockholders'
  equity.................  $1,386,988   $527,180   $1,914,168  $2,284,230   $ (536,232)     $1,747,998  $3,662,166
                           ==========   ========   ==========  ==========   ==========      ==========  ==========


   See accompanying notes to unaudited pro forma consolidated balance sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              As of March 31, 2001

(a) Represents the effect of our issuance of 26,000,000 shares of Class A common stock in this offering at the offering price of $15.22 per share and our concurrent issuance of $150.0 million in aggregate principal amount of convertible notes, net of offering costs.

  Neither this offering nor the concurrent convertible note offering is contingent upon the completion of the AT&T acquisitions. For purposes of this adjustment, we have assumed that the proceeds from this offering and the concurrent convertible note offering will be applied to pay a portion of the purchase price for the AT&T acquisitions and will not be used for any other purpose. We expect this offering and the concurrent convertible note offering to close even if we do not complete any of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, we intend to use any remaining net proceeds that are not applied to the AT&T acquisitions for general corporate purposes.

(b) Represents the historical combined statements of assets, liabilities and parent's investment of the AT&T systems as of March 31, 2001. Subscriber accounts receivable, net and accounts payable and accrued expenses as reported by us are shown as trade and other accounts receivable, net and accounts payable and accrued liabilities, respectively, in the AT&T systems' financial statements. As described above, we cannot assure you that we will complete any or all of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the historical combined statements of assets, liabilities and parent's investment of the AT&T systems we acquire would exclude the historical data of any AT&T system we do not acquire. The table below sets forth the historical combined statements of assets, liabilities and parent's investment for each of the AT&T systems as of March 31, 2001.

                                                                       AT&T
                              Georgia  Illinois    Iowa    Missouri  Combined
                              -------- -------- ---------- -------- ----------
                                           (dollars in thousands)
   Assets
   Cash and cash
    equivalents.............. $  5,505 $  1,274 $   15,386 $  3,541 $   25,706
   Trade and other accounts
    receivable, net..........    2,658      822      8,911    1,703     14,094
   Property, plant and
    equipment, net...........   91,867   18,848    309,518   55,470    475,703
   Intangible assets, net....  222,954  163,773  1,138,973  237,099  1,762,799
   Other assets, net.........      103      117      5,542      166      5,928
                              -------- -------- ---------- -------- ----------
     Total assets............ $323,087 $184,834 $1,478,330 $297,979 $2,284,230
                              ======== ======== ========== ======== ==========
   Liabilities and Parent's
    Investment
   Accounts payable and
    accrued liabilities...... $  3,298 $  1,225 $   14,763 $  1,712 $   20,998
                              -------- -------- ---------- -------- ----------
     Total liabilities.......    3,298    1,225     14,763    1,712     20,998
   Parent's investment.......  319,789  183,609  1,463,567  296,267  2,263,232
                              -------- -------- ---------- -------- ----------
     Total liabilities and
      parent's investment.... $323,087 $184,834 $1,478,330 $297,979 $2,284,230
                              ======== ======== ========== ======== ==========

(c) Represents the elimination of cash not included in the AT&T acquisitions and the use of proceeds from our issuance of Class A common stock in this offering and our concurrent convertible note offering to fund the AT&T acquisitions and related working capital.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              As of March 31, 2001

(d) Represents the change to property and equipment, intangible assets and other assets resulting from a preliminary allocation of the purchase prices assuming estimated fair values, financing and closing costs for the AT&T systems, and assuming that we complete all of the AT&T acquisitions. As described above, we cannot assure you that we will complete any or all of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the purchase price allocation set forth in the table below will exclude any AT&T system we do not acquire.

                                                                 Total
                            Estimated Fair Values     Other    Purchase
                            ----------------------   Assets    Price and
                            Property                (Deferred   Direct
                               and                  Financing Acquisition
                            Equipment  Intangibles   Costs)      Costs
                            ---------  -----------  --------- -----------
                                      (dollars in thousands)
Georgia systems............ $ 137,000  $   173,920   $ 2,905  $  313,825
Illinois systems...........    37,000       98,488     1,266     136,754
Iowa systems...............   356,000    1,099,240    13,591   1,468,831
Missouri systems...........    70,000      251,352     2,988     324,340
                            ---------  -----------   -------  ----------
 Total..................... $ 600,000  $ 1,623,000   $20,750  $2,243,750
                                                              ==========

   Less: AT&T historical
    amounts................  (475,703)  (1,762,799)      --
                            ---------  -----------   -------
   Increase (decrease)..... $ 124,297   $ (139,799)  $20,750
                            =========  ===========   =======

(e) Represents the increase to debt resulting from the incurrence of the following indebtedness to finance the aggregate purchase price of the AT&T systems, together with related fees and expenses and working capital:

    . $975.0 million under our proposed new subsidiary credit facility;

    . $400.0 million in aggregate principal amount of Mediacom Broadband senior notes; and

    . $352.0 million under our existing subsidiary credit facilities.


  If the concurrent offering of Mediacom Broadband senior notes closes prior to the completion of all of the AT&T acquisitions, the net proceeds of the Mediacom Broadband senior note offering, together with certain additional amounts, will be placed in escrow. If all of the AT&T acquisitions are not completed within 120 days from the issue date of the Mediacom Broadband senior notes, the escrowed funds will be used to redeem all of the Mediacom Broadband senior notes at 101% of their principal amount plus accrued and unpaid interest to the date of redemption.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              As of March 31, 2001
  We expect to complete the concurrent convertible note offering even if we do not complete one or more of the AT&T acquisitions. If we do not complete one or more of the AT&T acquisitions, the amount of additional debt that we expect to incur under our existing subsidiary credit facilities and the proposed new subsidiary credit facility will decrease and the Mediacom Broadband senior notes will be redeemed. The table below sets forth the sources and amounts of indebtedness we expect to incur, in addition to the issuance and sale of the convertible notes, if we complete fewer than all of the AT&T acquisitions as indicated. The purchase price indicated in the table below does not include fees and expenses payable in connection with the financings.

                                                   Acquisition Financing
                                     -------------------------------------------------
                                     Use of Cash from              Proposed
                                     this Offering and  Existing     New     Mediacom
                                      the Concurrent   Subsidiary Subsidiary Broadband
   AT&T Acquisition         Purchase    Convertible      Credit     Credit    Senior   Increase
   Completed                 Price     Note Offering   Facilities  Facility    Notes   to Debt
   ----------------         -------- ----------------- ---------- ---------- --------- --------
                                                  (dollars in thousands)
   Georgia systems......... $310,000     $310,000       $    --    $    --    $  --     $  --
   Illinois systems........  135,000      135,000            --         --       --        --
   Missouri systems........  320,000      320,000            --         --       --        --
   Georgia and Illinois
    systems................  445,000      445,000            --         --       --        --
   Missouri and Georgia
    systems................  630,000      521,750        108,250        --       --      1,927
   Missouri and Illinois
    systems................  455,000      455,000            --         --       --        --
   Georgia, Illinois and
    Missouri systems.......  765,000      521,750            --     243,250      --      5,041

(f)  Represents the elimination of parent's investment in AT&T Broadband.

(g) The AT&T Combined Pro Forma amounts do not reflect the financial position of our acquiring subsidiary, Mediacom Broadband LLC, as if it was being presented on a stand-alone basis. Excluded are the gross proceeds from our concurrent convertible note offering, the gross proceeds from this offering, and intercompany transactions that are eliminated in consolidation.

                        SELECTED HISTORICAL CONSOLIDATED
                     FINANCIAL AND OTHER DATA FOR MEDIACOM

   In the table below, we provide you with:

  . selected historical financial data for the period from January 1, 1996 through March 11, 1996, which are derived from the audited financial statements of Benchmark Acquisition Fund II Limited Partnership, which is our predecessor company;

  . selected historical consolidated financial and operating data for the period from the commencement of our operations on March 12, 1996 through December 31, 1996 and for the years ended December 31, 1997, 1998, 1999 and 2000 and balance sheet data as of December 31, 1996, 1997, 1998, 1999 and 2000 which are derived from our audited consolidated financial statements; and

  . unaudited selected historical consolidated financial and operating data for the three months ended March 31, 2000 and 2001 which are derived from our unaudited consolidated financial statements.

   In our opinion, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist of normal recurring adjustments, necessary to present fairly the financial position and the results of operations for the interim periods. Financial and operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the full year.

   We commenced operations on March 12, 1996 with the acquisition of a cable system from Benchmark Acquisition Fund II Limited Partnership and have since completed 19 additional acquisitions as of December 31, 2000. The historical results of operations of the cable systems acquired have been included from their respective dates of acquisition to the end of the period presented.

   We were formed as a limited liability company in July 1995 under the name Mediacom LLC and our taxable income or loss was included in the federal and certain state income tax returns of the Mediacom LLC members. We were then organized as a Delaware corporation in November 1999, and completed an initial public offering in February 2000. Upon completion of our initial public offering, we became subject to the provisions of Subchapter C of the Internal Revenue Code. As a C corporation, we are fully subject to federal, state and local income taxes.

                        Selected Historical Consolidated
                     Financial and Other Data For Mediacom

                     Predecessor                          Mediacom Communications Corporation
                     ----------- ---------------------------------------------------------------------------------------
                                                                                                      Three Months
                      January 1    March 12       Year         Year         Year         Year             Ended
                       Through     Through       Ended        Ended        Ended        Ended           March 31,
                      March 11,  December 31, December 31, December 31, December 31, December 31, ----------------------
                        1996         1996         1997         1998         1999         2000        2000        2001
                     ----------- ------------ ------------ ------------ ------------ ------------ ----------  ----------
                                                                                                       (unaudited)
                                        (dollars in thousands, except per share and subscriber data)
Statement of
Operations Data:
 Revenues..........    $1,038      $  5,411     $ 17,634    $ 129,297    $  176,052   $  332,050  $   77,440  $   90,334
 Costs and
 expenses:
 Service costs.....       297         1,511        5,547       43,849        58,058      114,234      26,635      31,477
 Selling, general
 and administrative
 expenses..........       222           931        2,696       25,596        32,949       55,820      13,389      15,170
 Corporate
 expenses(a).......        52           270          882        5,797         6,951        6,029       1,420       1,517
 Depreciation and
 amortization......       527         2,157        7,636       65,793       101,065      178,331      40,680      50,957
 Non-cash stock
 charges relating
 to corporate
 expenses(b).......       --            --           --           --         15,445       28,254      26,073       1,195
                       ------      --------     --------    ---------    ----------   ----------  ----------  ----------
 Operating (loss)
 income............       (60)          542          873      (11,738)      (38,416)     (50,618)    (30,757)     (9,982)
 Interest expense,
 net(c)............       201         1,528        4,829       23,994        37,817       68,955      18,423      20,733
 Other expenses
 (income)(d).......       --            967          640        4,058         5,087       30,024         457     (27,843)
 Provision for
 income taxes......       --            --           --           --            --           250       4,589          63
                       ------      --------     --------    ---------    ----------   ----------  ----------  ----------

 Net loss before
 cumulative change
 in accounting
 principle.........      (261)       (1,953)      (4,596)     (39,790)      (81,320)    (149,847)    (54,226)     (2,935)
 Cumulative effect
 of change in
 accounting
 principle(e)......       --            --           --           --            --           --          --        1,642
                       ------      --------     --------    ---------    ----------   ----------  ----------  ----------
 Net loss..........    $ (261)     $ (1,953)    $ (4,596)   $ (39,790)   $  (81,320)  $ (149,847) $  (54,226) $   (4,577)
                       ======      ========     ========    =========    ==========   ==========  ==========  ==========
 Basic and diluted
 loss per share(f):
 Before cumulative
 effect of
 accounting
 change............                $  (4.45)    $  (3.66)   $   (5.28)   $    (7.82)  $    (1.79) $    (0.83) $    (0.03)
 Cumulative effect
 of accounting
 change............                     --           --           --            --           --          --        (0.02)
                                   --------     --------    ---------    ----------   ----------  ----------  ----------
                                   $  (4.45)    $  (3.66)   $   (5.28)   $    (7.82)  $    (1.79) $    (0.83) $    (0.05)
                                   ========     ========    =========    ==========   ==========  ==========  ==========
 Weighted average
 common shares
 outstanding(f)....                     439        1,256        7,538        10,404       83,803      65,223      89,956

Balance Sheet Data
(end of period):
 Total assets......                $ 46,560     $102,791    $ 451,152    $1,272,881   $1,379,972  $1,253,785  $1,386,988
 Debt..............                  40,529       72,768      337,905     1,139,000      987,000     800,000   1,025,000
 Total
 stockholders'
 equity............                   4,537       24,441       78,651        54,615      261,621     357,959     257,827

Other Data:
 System cash flow..    $  519      $  2,969     $  9,391    $  59,852    $   85,045   $  161,996  $   37,416  $   43,687
 System cash flow
 margin............      50.0%         54.9%        53.3%        46.3%         48.3%        48.8%       48.3%       48.4%
 EBITDA............    $  467      $  2,699     $  8,509    $  54,055    $   78,094   $  155,967  $   35,996  $   42,170
 EBITDA margin.....      45.0%         49.9%        48.3%        41.8%         44.4%        47.0%       46.5%       46.7%
 Net cash flows
 provided by
 operating
 activities........    $  226      $    237     $  7,007    $  53,556    $   54,216   $   95,527  $   20,458  $   26,035
 Net cash flows
 used in investing
 activities........       (86)      (45,257)     (60,008)    (397,085)     (851,548)    (297,110)    (37,510)    (43,494)
 Net cash flows
 provided by
 financing
 activities........       --         45,416       53,632      344,714       799,593      201,262      15,353      25,359

Operating Data (end
of period, except
average):
 Homes passed......                  38,749       87,750      520,000     1,071,500    1,173,000   1,073,000   1,178,000
 Basic
 subscribers.......                  27,153       64,350      354,000       719,000      779,000     720,000     777,000
 Basic
 penetration.......                    70.1%        73.3%        68.1%         67.1%        66.4%       67.1%       66.0%
 Premium service
 units.............                  11,691       39,288      407,100       587,000      597,000     516,700     599,500
 Premium
 penetration.......                    43.1%        61.1%       115.0%         81.6%        76.6%       71.8%       77.2%
 Average monthly
 revenues per basic
 subscriber........                               $32.11       $32.88        $35.52       $38.45      $35.88      $38.70

                                                       (notes on following page)

(a) Represents fees paid to Mediacom Management Corporation, a Delaware corporation, for management services rendered to our operating subsidiaries prior to our initial public offering in February 2000 and our actual corporate expenses subsequent to our initial public offering. Mediacom Management utilized these fees to compensate its employees as well as to fund its corporate overhead. The management agreements with Mediacom Management were amended effective November 19, 1999 in connection with an amendment to Mediacom LLC's operating agreement. The amended agreements provided for management fees equal to 2% of annual gross revenues. Each of the management agreements was terminated upon the completion of our initial public offering. At that time, Mediacom Management's employees became our employees and its corporate overhead became our corporate overhead. These expenses are reflected as our corporate expenses. See Notes 10 and 15 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(b) Represents non-cash stock charges relating to corporate expenses for the year ended December 31, 1999 and the three months ended March 31, 2000 of $0.6 million and $24.5 million resulting from the termination of the management agreements with Mediacom Management on the date of our initial public offering in February 2000. Additionally, for the years ended December 31, 1999 and 2000, we incurred charges of $14.8 million and $3.8 million, and for the three months ended March 31, 2000 and 2001, we incurred charges of $1.6 million and $1.2 million relating to the vesting of equity grants to certain members of our management team. See Notes 10 and 14 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

(c) Net of interest income. Interest income for the periods presented was not material.

(d) Includes a $28.5 million non-cash charge, recorded during the year ended December 31, 2000, related to our investment in SoftNet Systems, Inc., based on a decline in value that was considered other than temporary. Also includes recognition of $30.0 million in other income for the three months ended March 31, 2001 related to the elimination of the remainder of the deferred revenue resulting from the termination of our contract with SoftNet Systems, Inc. See Note 13 of our historical consolidated financial statements for the year ended December 31, 2000 and Note 6 of our historical consolidated financial statements for the three months ended March 31, 2001, appearing elsewhere in this prospectus supplement.

(e) Relates to our adoption of Statements of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(f) Basic and diluted loss per share is calculated based on the weighted average common shares outstanding. The weighted average common shares outstanding prior to our initial public offering in February 2000 is computed based on the conversion ratio used to exchange Mediacom LLC's membership units for shares of our Class A common stock and Class B common stock. After our initial public offering, the weighted average common shares are based on the actual number of common shares outstanding. See
    Note 3 of our historical consolidated financial statements for the year ended December 31, 2000 appearing elsewhere in this prospectus supplement.

                SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER
                           DATA FOR THE AT&T SYSTEMS

   In the table below, we provide you with selected historical combined financial data for each of the AT&T systems as of and for the year ended December 31, 2000 and as of and for the three months ended March 31, 2001, which are derived from the audited and unaudited combined financial statements, respectively, of each of such AT&T systems. Service costs, corporate expenses, and operating income (loss) as reported in our financial statements are shown as operating, management fees and excess (shortfall) of revenue over direct expenses, respectively, in the AT&T systems' historical combined financial statements.

                                 For the Year Ended December 31, 2000
                           ----------------------------------------------------
                                                                        AT&T
                           Georgia   Illinois     Iowa     Missouri   Combined
                           --------  --------  ----------  --------  ----------
                                        (dollars in thousands)
Statement of Operations
 Data:
 Revenue.................  $ 76,750  $ 30,335  $  279,392  $ 53,064  $  439,541
 Direct costs and
  expenses:
 Operating...............    42,224    14,150     141,353    25,803     223,530
 Selling, general and
  administrative.........     7,656     2,993      24,359     4,884      39,892
 Management fees.........     3,518     1,634      15,041     2,074      22,267
 Depreciation and
  amortization...........    22,937     8,238      90,351    15,656     137,182
                           --------  --------  ----------  --------  ----------
 Excess of revenue over
  direct expenses........  $    415  $  3,320  $    8,288  $  4,647  $   16,670
                           --------  --------  ----------  --------  ----------
Balance Sheet Data (end
 of period):
 Total assets............  $327,142  $184,282  $1,495,261  $300,669  $2,307,354
 Debt....................       --        --          --        --          --
 Parent's investment.....   323,378   182,900   1,478,109   298,962   2,283,349
Other Data:
 System cash flow........  $ 26,870  $ 13,192  $  113,680  $ 22,377  $  176,119
 System cash flow
  margin.................      35.0%     43.5%       40.7%     42.2%       40.1%
 EBITDA..................  $ 23,352  $ 11,558  $   98,639  $ 20,303  $  153,852
 EBITDA margin...........      30.4%     38.1%       35.3%     38.3%       35.0%
 Net cash flows provided
  by operating
  activities.............  $ 23,192  $ 11,717  $   96,210  $ 20,064  $  151,183
 Net cash flows used in
  investing activities...   (28,506)     (613)    (88,513)  (13,545)   (131,177)
 Net cash flows provided
  by (used in) financing
  activities.............     6,225   (10,941)     (6,502)   (5,716)    (16,934)
                              For the Three Months Ended March 31, 2001
                                             (unaudited)
                           ----------------------------------------------------
                                                                        AT&T
                           Georgia   Illinois     Iowa     Missouri   Combined
                           --------  --------  ----------  --------  ----------
                                        (dollars in thousands)
Statement of Operations
 Data:
 Revenue.................  $ 19,321  $  6,843  $   72,778  $ 13,988  $  112,930
 Costs and expenses:
 Operating...............    10,742     3,462      40,553     6,910      61,667
 Selling, general and
  administrative.........     1,645       619       6,656     1,170      10,090
 Management fees.........     1,417       651       5,566       856       8,490
 Depreciation and
  amortization...........     6,343     2,049      25,665     4,350      38,407
 Restructuring
  charge(a)..............       570       --          --        --          570
                           --------  --------  ----------  --------  ----------
 (Shortfall) excess of
  revenue over direct
  expenses...............  $ (1,396) $     62  $   (5,662) $    702  $   (6,294)
                           --------  --------  ----------  --------  ----------
Balance Sheet Data (end
 of period):
 Total assets............  $323,087  $184,834  $1,478,330  $297,979  $2,284,230
 Debt....................       --        --          --        --          --
 Parent's investment.....   319,789   183,609   1,463,567   296,267   2,263,232
Other Data:
 System cash flow........  $  6,934  $  2,762  $   25,569  $  5,908  $   41,173
 System cash flow
  margin.................      35.9%     40.4%       35.1%     42.2%       36.5%
 EBITDA..................  $  5,517  $  2,111  $   20,003  $  5,052  $   32,683
 EBITDA margin...........      28.6%     30.8%       27.5%     36.1%       28.9%
 Net cash flows provided
  by operating
  activities.............  $  5,225  $  1,448  $   20,565  $  5,344  $   32,582
 Net cash flows used in
  investing activities...    (1,496)   (1,238)     (9,662)   (1,811)    (14,207)
 Net cash (used in)
  provided by financing
  activities.............    (2,193)      647      (8,880)   (3,397)    (13,823)

---------------------
(a) Represents part of a cost reduction plan undertaken by AT&T Broadband in 2001 whereby certain employees of the Georgia systems were terminated, resulting in a one-time restructuring charge of approximately $570,000 during the three months ended March 31, 2001.

                                    BUSINESS

Mediacom Communications Corporation

   We are currently the ninth largest cable television company in the United States based on customers served. We provide our customers with a wide array of broadband products and services, including traditional video services, digital television and high-speed Internet access. We were founded in July 1995 by Rocco B. Commisso, our Chairman and Chief Executive Officer, to acquire and operate cable television systems serving principally non-metropolitan markets in the United States. As of March 31, 2001, our cable systems, which are owned and operated through our operating subsidiaries, passed approximately 1.2 million homes and served approximately 777,000 basic subscribers in 22 states.

   In February 2001, we entered into agreements to acquire cable systems serving approximately 838,000 basic subscribers as of March 31, 2001 from affiliates of AT&T Broadband, LLC. The aggregate purchase price of the AT&T systems is approximately $2.2 billion in cash, or approximately $2,640 per basic subscriber, subject to closing adjustments. The AT&T systems are located in markets that are contiguous with, or in close proximity to, our existing cable systems.

   As of March 31, 2001, on a pro forma basis after giving effect to the AT&T acquisitions, we were the eighth largest cable television company in the United States based on customers served, with cable systems passing approximately 2.6 million homes and serving approximately 1.6 million basic subscribers in 23 states. We expect to complete the AT&T acquisitions no later than the third quarter of 2001, subject to customary closing conditions, including the receipt of consents from applicable cable television franchising authorities. However, we cannot assure you that any or all of the AT&T acquisitions will be completed.

   Our objective is to become the leading cable operator focused on providing entertainment, information and telecommunications services in non-metropolitan markets in the United States. The key elements of our business strategy are to:

  .acquire underperforming cable systems in markets with favorable demographic profiles;

  .improve the operating and financial performance of our acquired cable systems;

  .increase the geographic concentration of our operating clusters through selective acquisitions;

  .rapidly upgrade our cable network;

  .introduce new and advanced broadband products and services;

  .maximize customer satisfaction to build customer loyalty; and

  .maintain a flexible financing structure.

   Since commencement of our operations in March 1996, we have experienced significant growth by deploying a disciplined strategy of acquiring underperforming cable systems principally in non-metropolitan markets with favorable demographic profiles. As of March 31, 2001, we had completed 20 acquisitions of cable systems that served as of their respective dates of acquisition an aggregate of approximately 759,000 basic subscribers for an aggregate purchase price of approximately $1.3 billion, or an average price of $1,714 per subscriber. We believe non-metropolitan markets are attractive because customers in these markets generally require cable television services to clearly receive a full complement of off-air broadcast stations, including local network affiliates, and have limited entertainment and high-speed Internet access alternatives. In addition, we believe customers in non-metropolitan markets generally have been underserved by other cable television operators and have demonstrated strong demand for advanced broadband products and services such as digital cable and high-speed Internet access once they are offered. We also believe non-metropolitan markets are subject to lower operating costs and fewer competitive threats than urban markets.

   We also have generated strong internal growth and have improved the operating and financial performance of our cable systems. These results have been achieved through the implementation of our operating practices, including the introduction of new and advanced broadband products and services made possible by the rapid upgrade of our cable network, and the application of disciplined cost controls. Assuming that all the cable systems we acquired in 1999 and 2000 were purchased on January 1, 1999, for the year ended December 31, 2000, our revenues increased by 9.5% to $348.4 million and EBITDA increased by 14.8% to $163.2 million as compared to the year ended December 31, 1999 and our EBITDA margin improved to 46.9% from 44.7% for the year ended December 31, 1999. Based on the same assumptions, for the three months ended March 31, 2001, our revenues increased by 8.9% to $90.3 million and EBITDA increased by 10.6% to $42.2 million as compared to the three months ended March 31, 2000 and our EBITDA margin improved to 46.7% from 45.9% for the three months ended March 31, 2000. The pro forma EBITDA growth and EBITDA margin improvement were primarily due to internal subscriber growth, basic rate increases associated with new programming introductions in core cable television services, customer growth in digital cable and high-speed Internet access services and, for the year ended December 31, 2000, a reduction in corporate expenses.

   We believe that advancements in digital technologies, together with the explosive growth of the Internet, have positioned the cable television industry's high-speed, interactive broadband network as the primary platform for the delivery of video, voice and data services to homes and businesses. To capitalize on these opportunities, we have upgraded a substantial portion of our cable network, allowing us to launch advanced broadband products and services, including digital cable and high-speed Internet access, or cable modem service. As of March 31, 2001, our digital cable service was available to approximately 470,000 basic subscribers, with approximately 53,000 digital customers for a penetration of 11.3%. As of the same date, our cable modem service was launched in cable systems passing approximately 500,000 homes, with approximately 15,600 cable modem customers for a penetration of 3.1%.

   We expect to continue to rapidly upgrade our cable network to enable us to launch advanced broadband products and services in virtually all the communities we serve. As of March 31, 2001, approximately 76% of our cable network was upgraded to 550MHz to 870MHz bandwidth capacity and approximately 55% of our homes passed were activated with two-way communications capability. By December 2002, we anticipate that 95% of our existing cable network will be upgraded to 550MHz to 870MHz bandwidth capacity with two-way communications capability.

   As part of our cable network upgrade program, we have been aggressively consolidating the headends serving our cable systems, eliminating 93 headends in 2000. Headend consolidation facilitates the launch of new and advanced broadband products and services by allowing us to spread the capital and operating costs associated with these services over a larger subscriber base. As of March 31, 2001, our cable systems were served by a total of 408 headends, with the 40 largest headends serving approximately 513,000 basic subscribers, or approximately 66% of our total basic subscribers. By December 2002, we expect that the number of headends serving our existing cable systems will be reduced to 100, with the 40 largest headends serving approximately 92% of our existing total basic subscribers. We expect to spend approximately $115 million in the second half of 2001 and approximately $170 million and $100 million in 2002 and 2003, respectively, to fund capital expenditures for our existing cable systems, including our cable network upgrade program and network maintenance.

The AT&T Systems

   The AT&T acquisitions are consistent with our strategy of acquiring underperforming cable systems in markets with favorable demographic profiles. We believe that the AT&T systems have numerous favorable characteristics, including a presence in several significant designated market areas, or DMAs, strong penetration of advanced broadband products and services, a technologically advanced cable network, attractive density, or number of homes passed per mile, and a high percentage of customers served by a relatively small number of headends.

   We also believe that the AT&T systems can be operated more efficiently once we implement our operating practices and capital investment program. For the year ended December 31, 2000, the AT&T systems had an EBITDA margin of 35.0% as compared to our EBITDA margin of 47.0% for the same period. For the three months ended March 31, 2001, the AT&T systems had an EBITDA margin of 28.9%, as compared to our EBITDA margin of 46.7% for the same period.

   As of March 31, 2001, the AT&T systems passed approximately 1.4 million homes and served approximately 838,000 basic subscribers in Georgia, Illinois, Iowa and Missouri. The AT&T systems operate in the following top 50 to 100 DMAs in the United States:

   .  Des Moines--Ames, Iowa, the 70th largest DMA;

   .  Springfield, Missouri, the 78th largest DMA;

   .  Cedar Rapids--Waterloo--Dubuque, Iowa, the 89th largest DMA; and

   .  Quad Cities, Iowa and Illinois, the 90th largest DMA.

   The 15 largest markets of the AT&T systems consisted of approximately 585,300 basic subscribers as of March 31, 2001 and were served by 42 headends. These markets represented approximately 70% of the AT&T systems' total basic subscriber base. The table below summarizes subscriber data for these markets as of March 31, 2001.

                                                                          % of
                                                                          Total
                                                                Basic     AT&T
     Market                                                  Subscribers Systems
     ------                                                  ----------- -------
    (1) Des Moines, IA......................................   106,100    12.7%
    (2) Quad Cities, IA and IL..............................    63,100     7.5
    (3) Springfield, MO.....................................    53,800     6.4
    (4) Albany, GA..........................................    52,900     6.3
    (5) Cedar Rapids, IA....................................    43,300     5.2
    (6) Columbia/Jefferson City, MO.........................    43,200     5.2
    (7) Waterloo, IA........................................    32,000     3.8
    (8) Dubuque, IA.........................................    26,900     3.2
    (9) Columbus, GA........................................    25,400     3.0
   (10) Clinton, IA.........................................    25,300     3.0
   (11) Iowa City, IA.......................................    25,300     3.0
   (12) Ames, IA............................................    25,200     3.0
   (13) Valdosta, GA........................................    21,500     2.6
   (14) Mason City, IA......................................    20,800     2.5
   (15) Fort Dodge, IA......................................    20,500     2.4
                                                               -------    ----
     Total..................................................   585,300    69.8%
                                                               =======    ====

   As of March 31, 2001, the Iowa systems served approximately 538,300 basic subscribers, or approximately 64% of the total number of basic subscribers served by the AT&T systems. After combining the AT&T systems with our existing systems, we will be the leading provider of broadband products and services in Iowa, serving an estimated 90% of the state's total number of basic subscribers of cable television services.

   As of March 31, 2001, the AT&T systems' digital cable service was available to approximately 783,000 basic subscribers, with approximately 217,000 digital customers for a penetration of 27.7%. As of the same date, the AT&T systems' cable modem service was launched in cable systems passing approximately 580,000 homes, with approximately 56,000 cable modem customers for a penetration of 9.7%. Based on penetration levels recently reported by publicly-traded cable television companies, we believe that the AT&T systems' digital and cable modem penetration levels were the highest and second highest, respectively, in the U.S. cable industry as of March 31, 2001.

   As of March 31, 2001, the AT&T systems comprised approximately 19,000 miles of plant passing approximately 1.4 million homes, resulting in an average density of approximately 74 homes per mile. As of the same date, approximately 50% of the AT&T systems' cable network was upgraded to 550MHz to 870MHz bandwidth capacity and approximately 46% of the homes passed were activated with two-way communications capability. As of March 31, 2001, the AT&T systems were operated from a total of 162 headends, with the ten largest headends serving approximately 422,000 basic subscribers, or approximately 50% of the AT&T systems' total basic subscribers.

   We have formulated a plan to upgrade the AT&T systems' cable network and consolidate their headends. Upon completion of our cable network upgrade program for the AT&T systems, we expect that 100% of the AT&T systems' cable network will be upgraded to 550MHz to 870MHz bandwidth capacity with two-way communications capability. In addition, we expect that the number of headends serving the AT&T systems will be reduced from 162 to 18, increasing the average number of basic subscribers per headend from approximately 5,200 to approximately 47,000. We anticipate that our cable network upgrade program for the AT&T systems will be substantially completed by December 2003. We expect to spend approximately $50 million in 2001 subsequent to the completion of the AT&T acquisitions and approximately $150 million and $145 million in 2002 and 2003, respectively, to fund capital expenditures for the AT&T systems, including our cable network upgrade program and network maintenance.

   For the year ended December 31, 2000, the AT&T systems' combined revenue was $439.5 million, combined system cash flow was $176.1 million and combined EBITDA was $153.9 million. For the three months ended March 31, 2001, the AT&T systems' combined revenue was $112.9 million, combined system cash flow was $41.2 million and combined EBITDA was $32.7 million.

Operating Benefits of the AT&T Acquisitions

   The AT&T systems serve communities that are contiguous with, or in close proximity to, our existing cable systems. Our existing operations in Iowa serving approximately 40,000 basic subscribers will be integrated into the AT&T systems in that state. In addition, the AT&T systems in Springfield, Missouri are surrounded by our existing cable systems, the Georgia systems are in close proximity to our existing cable systems in Florida and the Illinois systems are contiguous with our existing cable systems in that state. By further concentrating the geographic clustering of our cable systems, we expect to realize operating efficiencies through the consolidation of many managerial, customer service, marketing, administrative and technical functions.

   We believe that there are numerous opportunities to increase revenues and enhance the profitability of the AT&T systems. Since our inception in 1996, we have expanded rapidly through acquisitions and we have consistently demonstrated the ability to effectively integrate acquisitions and improve the operating and financial performance of the acquired systems. To increase the revenues of the AT&T systems, we expect to continue to roll out new and advanced broadband products and services such as digital cable and cable modem service to an increasing number of our customers. To increase profitability of the AT&T systems, we intend to implement our disciplined cost controls. For the year ended December 31, 2000 and the three months ended March 31, 2001, the AT&T systems generated EBITDA margins of 35.0% and 28.9%, respectively. During the same periods, we generated EBITDA margins of 47.0% and 46.7%, respectively.

   We expect to realize cost savings as a result of our increased scale, including in the purchasing of programming, equipment and billing services. We believe that the substantial increase in the number of our subscribers as a result of the AT&T acquisitions will allow us to negotiate more favorable programming, equipment purchasing, billing and other discounts than those we currently achieve in our existing cable systems.

   We expect that the use of common platforms in billing and high-speed data and digital cable delivery will assist the integration of the AT&T systems into our existing cable systems. Both we and AT&T Broadband currently use Headend In The Sky, Inc., an affiliate of AT&T Broadband, for digital cable delivery, CSG Systems, Inc. for customer billing and At Home Corporation, an affiliate of AT&T Broadband, for cable modem service.

   We expect to leverage the AT&T systems' advertising sales infrastructure across our existing systems. Our advertising sales efforts are currently outsourced through third parties. The AT&T systems, on the other hand, have several in-house production facilities, 90 administration and production employees and a 90 member sales force covering 11 of the largest 15 markets of the AT&T systems. For the year ended December 31, 2000, the AT&T systems generated monthly advertising revenue of approximately $3.00 per basic subscriber. We believe this is approximately three times the monthly advertising revenue per basic subscriber that would be generated by our existing systems if we were operating an in-house advertising business. We believe the AT&T systems' in-house advertising sales capabilities will provide us the opportunity to generate additional revenue and improve operating margins in our existing systems' advertising business.

Overview of Our Existing Cable Systems and the AT&T Systems

 General

   Our existing cable systems are currently organized into six geographic operating regions: North Central, Central, Southern, Midwest, Mid-Atlantic and Western. The table below provides an overview of selected operating and technical data for our existing cable systems as of March 31, 2001.

                                   Mediacom Communications Corporation
                          ---------------------------------------------------------
                           North
                          Central  Central  Southern  Midwest  Mid-Atlantic Western
                          Region   Region    Region   Region      Region    Region    Mediacom
                          -------  -------  --------  -------  ------------ -------  ----------
Operating Data:
 Homes passed...........  284,350  137,050  215,000   306,100    131,000    104,500   1,178,000
 Basic subscribers......  193,000   86,000  154,000   194,200     89,500     60,300     777,000
 Basic penetration......     67.9%    62.8%    71.6%     63.4%      68.3%      57.7%       66.0%
 Premium service units..  105,900   82,500  191,500    91,700     86,200     41,700     599,500
 Premium penetration....     54.9%    95.9%   124.4%     47.2%      96.3%      69.2%       77.2%
 Average monthly
  revenues per basic
  subscriber............   $35.87   $37.40   $43.22    $36.68     $40.61     $41.84      $38.70

Digital Cable:
 Digital-ready basic
  subscribers...........  102,000   40,000  113,500    78,500     83,000     53,000     470,000
 Digital customers......    8,000    3,400   17,300     6,700      9,400      8,200      53,000
 Digital penetration....      7.8%     8.5%    15.2%      8.5%      11.3%      15.5%       11.3%

Data:
 Data-ready homes
  passed................  116,900   72,200  162,300   101,300    130,000     67,300     650,000
 Data-ready homes
  marketed..............  100,000   50,000  115,000    45,000    130,000     60,000     500,000
 Dial-up customers......      --       --       --        --         --       3,400       3,400
 Cable modem customers..    3,600      800    5,100     1,400      2,600      2,100      15,600
                          -------  -------  -------   -------    -------    -------  ----------
  Total data customers..    3,600      800    5,100     1,400      2,600      5,500      19,000
 Data penetration.......      3.6%     1.6%     4.4%      3.1%       2.0%       9.2%        3.8%

Cable Network Data:
 Miles of plant.........    4,750    3,580    5,490     6,070      3,100      1,660      24,650
 Density................       60       38       39        50         42         63          48
 Number of headends.....      133       61       45       150          8         11         408
 Number of headends upon
  completion of
  upgrades(a)...........       25       21       13        25          6         10         100
 Percentage of cable
  network at 550MHz to
  870MHz................       67%      87%      89%       62%        95%        69%         76%

---------------------
(a) Represents an estimate based on our current headend consolidation plan, which we expect to substantially complete by December 2002.

   The table below provides an overview of selected operating and technical data for the AT&T systems as of March 31, 2001 and provides, on a pro forma basis, after giving effect to the AT&T acquisitions, the selected operating and technical data of our cable systems as of March 31, 2001.

                                  The AT&T Systems
                             -----------------------------------------
                           Iowa    Georgia   Missouri  Illinois    AT&T      Mediacom   Pro Forma
                         --------  --------  --------  -------- ----------  ----------  ----------
Operating Data:
 Homes passed...........  914,500   247,250   164,350   80,900   1,407,000   1,178,000   2,585,000
 Basic subscribers......  538,300   148,000    97,000   54,700     838,000     777,000   1,615,000
 Basic penetration......     58.9%     59.9%     59.0%    67.6%       59.6%       66.0%       62.5%
 Premium service units..  625,000   227,800   107,000   48,200   1,008,000     599,500   1,607,500
 Premium penetration....    116.1%    153.9%    110.3%    88.1%      120.3%       77.2%       99.5%
 Average monthly
  revenues per basic
  subscriber............   $45.17    $43.03    $48.01   $41.61      $44.88      $38.70      $41.90
Digital Cable:
 Digital-ready basic
  subscribers...........  502,500   135,500    97,000   48,000     783,000     470,000   1,253,000
 Digital customers......  145,700    37,000    24,200   10,100     217,000      53,000     270,000
 Digital penetration....     29.0%     27.3%     24.9%    21.0%       27.7%       11.3%       21.5%
Data:
 Data-ready homes
  passed................  497,000    42,000   110,000    1,000     650,000     650,000   1,300,000
 Data-ready homes
  marketed..............  444,000    37,000    98,000    1,000     580,000     500,000   1,080,000
 Dial-up customers......      --        --        --       --          --        3,400       3,400
 Cable modem customers..   46,200     1,800     8,000      --       56,000      15,600      71,600
                         --------  --------  --------   ------  ----------  ----------  ----------
   Total data
    customers...........   46,200     1,800     8,000      --       56,000      19,000      75,000
 Data penetration.......     10.4%      4.9%      8.2%     --          9.7%        3.8%        6.9%
Cable Network Data:
 Miles of plant.........   10,600     5,070     2,010    1,320      19,000      24,650      43,650
 Density................       86        49        82       61          74          48          59
 Number of headends.....      114        23         4       21         162         408         570
 Number of headends upon
  completion of
  upgrades(a)...........       11         3         2        2          18         100         118
 Percentage of cable
  network at 550MHz to
  870MHz................       58%       19%      100%      11%         50%         76%         64%

---------------------
(a) Represents an estimate based on our current headend consolidation plan, which we expect to substantially complete for the AT&T systems by December 2003 and for our existing systems by December 2002.

 Our Existing Cable Systems

   North Central Region

   As of March 31, 2001, the region's systems passed approximately 284,350 homes and served approximately 193,000 basic subscribers. The North Central region consists of systems in Iowa, Minnesota, South Dakota and Wisconsin. The North Central region's larger systems serve the communities of Estherville and Spencer, Iowa; Lake Minnetonka, Savage and Prior Lake, Minnesota; Yankton, South Dakota; and Praire du Chien, Mauston, Platteville and Viroqua, Wisconsin.

   Central Region

   As of March 31, 2001, the region's systems passed approximately 137,050 homes and served approximately 86,000 basic subscribers. The Central region's systems serve the suburbs and outlying areas of Kansas City and Springfield, Missouri; Topeka, Kansas; and communities in the western portion of Kentucky.

   Southern Region

   As of March 31, 2001, the region's systems passed approximately 215,000 homes and served approximately 154,000 basic subscribers. Approximately 90% of our basic subscribers in this region are located in the suburbs and outlying areas of Pensacola, Fort Walton Beach and Panama City, Florida; Mobile and Huntsville, Alabama; and Biloxi, Mississippi.

  Midwest Region

   As of March 31, 2001, the region's systems passed approximately 306,100 homes and served approximately 194,200 basic subscribers. The Midwest region consists of systems principally in Illinois and Indiana. The Midwest region's larger systems serve the communities of Jacksonville, Ottawa, Pontiac and Streater, Illinois; and Angola, Auburn, Bluffton, Bremen, Kendallville and North Webster, Indiana.

  Mid-Atlantic Region

   As of March 31, 2001, the region's systems passed approximately 131,000 homes and served approximately 89,500 basic subscribers. The Mid-Atlantic region's systems serve communities in lower Delaware, southeastern Maryland and the northeastern and western areas of North Carolina. Our two largest systems in this region are Hendersonville, North Carolina, near Asheville, North Carolina, and lower Delaware, outside of Ocean City, Maryland.

  Western Region

   As of March 31, 2001, the region's systems passed approximately 104,500 homes and served approximately 60,300 basic subscribers. The Western region's systems serve communities in the following areas: Clearlake, California; the Indian Wells Valley in central California; portions of Riverside County and San Diego County, California; and Apache Junction and Nogales, Arizona and outlying areas.

 The AT&T Systems

  Iowa

   As of March 31, 2001, the Iowa systems passed approximately 914,500 homes, and served approximately 538,300 basic subscribers. The largest markets served by these systems are Des Moines, Quad Cities, Cedar Rapids, Waterloo, Dubuque, Clinton, Iowa City, Ames, Mason City and Fort Dodge. These markets, in the aggregate, represent approximately 72% of the subscriber base in the Iowa systems.

   Des Moines. As of March 31, 2001, the systems in the Des Moines market served approximately 106,100 basic subscribers, of which approximately 104,500 basic subscribers are served from a single headend. Des Moines, which is the state capital, has a population of approximately 191,000 people and, together with Ames, Iowa, ranks as the 70th largest DMA in the country. Des Moines' major employers include Central Iowa Hospital Corporation, Iowa Health System and Mercy Hospital Medical Center-Des Moines.

   Quad Cities. As of March 31, 2001, the system in the Quad Cities market, which consists of Davenport and Bettendorf in Iowa and Rock Island and Moline in Illinois, served approximately 63,100 basic subscribers from a single headend. The Quad Cities area has a population of approximately 211,000 people and is the 90th largest DMA in the country. It is also home to Moline's Black Hawk College and Davenport's Eastern Iowa Community College with student populations of 6,500 and 6,300, respectively. Quad Cities' major employers include Ralston Purina, Trinity Medical Center and Deere & Company.

   Cedar Rapids. As of March 31, 2001, the system in the Cedar Rapids market served approximately 43,300 basic subscribers from a single headend. The city of Cedar Rapids has a population of approximately 115,800 people and, together with Waterloo and Dubuque, ranks as the 89th largest DMA in the country. It is also home to Kirkwood Community College with a student population of 11,300. Cedar Rapids' major employers include Aegon USA, Inc., Arvinmeritor, Inc. and McLeodUSA Incorporated.

   McLeodUSA has obtained franchises to provide cable television service in the Cedar Rapids market and commenced service in June 1998. We believe McLeodUSA currently offers video, telephony and data services in approximately 40% of the AT&T Cedar Rapids system's service area and serves approximately 9,000 basic subscribers. The AT&T Cedar Rapids system has been upgraded to 750MHz bandwidth capacity with two-way communications capability and offers a full complement of broadband products and services, including digital cable and high-speed Internet access.

   Waterloo. As of March 31, 2001, the systems in the Waterloo market served approximately 32,000 basic subscribers from four headends. The city of Waterloo has a population of approximately 62,800 people and, together with Cedar Rapids and Dubuque, ranks as the 89th largest DMA in the country. Waterloo's major employers include Allen Memorial Hospital Corporation, Apac Customer Services Inc. and Covenant Health System Inc.

   Dubuque. As of March 31, 2001, the systems in the Dubuque market served approximately 26,900 basic subscribers from four headends. The city of Dubuque has a population of approximately 56,700 people and, together with Waterloo and Cedar Rapids, ranks as the 89th largest DMA in the country. Dubuque's major employers include Advanced Data Communications Inc., Alliant/IES and Deere & Company.

   Clinton. As of March 31, 2001, the systems in the Clinton market served approximately 25,300 basic subscribers from three headends. The city of Clinton has a population of approximately 27,800 people. Clinton's major employers include Archer Daniels Midland Corporation, Custom Pak Inc. and International Paper Company.

   Iowa City. As of March 31, 2001, the system in the Iowa City market served approximately 25,300 basic subscribers from a single headend. Iowa City has a population of approximately 61,300 people and is the home of the University of Iowa with a student population of 28,800. Iowa City's major employers include Act Inc., the municipal government and Heartland Express Inc. of Iowa.

   Ames. As of March 31, 2001, the systems in the Ames market served approximately 25,200 basic subscribers from four headends. The city of Ames has a population of approximately 48,800 people and, together with Des Moines, ranks as the 70th largest DMA in the country. It is home to Iowa State University with a student population of 26,100. Ames' major employers include the city of Ames, Engineering Animation Inc. and I. S. U. Research Park Corporation.

   Mason City. As of March 31, 2001, the systems in the Mason City market served approximately 20,800 basic subscribers from six headends. Mason City has a population of approximately 28,700 people. Mason City's major employers include Curries Company, Mercy Medical Center-North Iowa and Principal Life Insurance Company.

   Fort Dodge. As of March 31, 2001, the systems in the Fort Dodge market served approximately 20,500 basic subscribers from four headends. The city of Fort Dodge has a population of approximately 25,600 people. Fort Dodge's major employers include American Home Products Corporation, Friendship Haven, Inc. and Trinity Building Corporation.

  Georgia

   As of March 31, 2001, the Georgia systems passed approximately 247,250 homes and served approximately 148,000 basic subscribers. The largest three markets served by the Georgia systems are Albany, Columbus and Valdosta. These markets, in the aggregate, represent approximately 67% of the subscriber base in the Georgia systems.

   Albany. As of March 31, 2001, the systems in the Albany market served approximately 52,900 basic subscribers from five headends, of which 36,800 basic subscribers are served from a single headend. The city of Albany has a population of approximately 75,900 people. Albany's major employers include Phoebe Putney Memorial Hospital, Cooper Tire & Rubber Company and Miller Brewing Company.

   Columbus. As of March 31, 2001, the systems in the Columbus market served approximately 25,400 basic subscribers from two headends. The city of Columbus has a population of approximately 181,500 people. Columbus' major employers include Fieldcrest Cannon Inc., the United States Army and American Family Life Assurance.

   We believe Knology, Inc. offers video, telephony and data services to the entire Columbus market and serves approximately 19,000 basic subscribers. Knology purchased its Columbus cable television systems in 1995. The former owner commenced operations in Columbus in 1989. The AT&T Columbus systems have been upgraded to 625MHz bandwidth capacity with two-way communications capability and offer a full complement of broadband products and services, including digital cable and high-speed Internet access.

   Valdosta. As of March 31, 2001, the system in the Valdosta market served approximately 21,500 basic subscribers from a single headend. Valdosta has a population of approximately 42,500 people. It is home to Valdosta State University with a student population of 8,700. Valdosta's major employers include Osborne Construction Company, the Hospital Authority of Valdosta and Griffin LLC.

  Missouri

   As of March 31, 2001, the Missouri systems passed approximately 164,350 homes, and served approximately 97,000 basic subscribers. These systems serve the Springfield and Columbia/Jefferson City markets.

   Springfield. As of March 31, 2001, the system in the Springfield market served approximately 53,800 basic subscribers from a single headend. Springfield has a population of approximately 142,700 people and is the 78th largest DMA in the country. It is home to Southwest Missouri State University and Ozarks Technical Community College with student populations of 17,400 and 6,000, respectively. Springfield's major employers include St. Johns Regional Health Center, St. John's Health System Inc. and New Prime Inc.

   Columbia/Jefferson City. As of March 31, 2001, the systems in the Columbia/Jefferson City market served approximately 43,200 basic subscribers from three headends. The cities of Columbia and Jefferson City, which is the state capital, have a combined population of approximately 80,500 people. They are home to the University of Missouri and Columbia College with student populations of 22,900 and 8,000, respectively. Columbia/Jefferson City markets' major employers include CH Allied Services Inc., University Physicians and International Management Services Company.

  Illinois

   As of March 31, 2001, the Illinois systems passed approximately 80,900 homes and served approximately 54,700 basic subscribers. The largest markets served by the systems include Marion, Charleston and Carbondale. These markets, in the aggregate, represent approximately 77% of the subscriber base in the Illinois systems.

   Marion. As of March 31, 2001, the systems in the Marion market, which encompasses the city and its surrounding area, served approximately 17,900 basic subscribers from three headends. The city of Marion has a population of approximately 16,000 people. The area's major employers include U.S. Veterans Hospital, Marion Pepsi Cola and Primex Corporation.

   Charleston. As of March 31, 2001, the systems in the Charleston market served approximately 14,100 basic subscribers from two headends. The city of Charleston has a population of approximately 21,000 people and is home to Eastern Illinois University with a student population of 11,200. The area's major employers include Eastern Illinois University, the Sarah Bush Lincoln Health Center and Trailmobile.

   Carbondale. As of March 31, 2001, the systems in the Carbondale market served approximately 9,900 basic subscribers from three headends. The city of Carbondale has a population of approximately 20,700 people and is home to Southern Illinois University with a student population of 22,500. The area's major employers include Southern Illinois University, Carbondale Memorial Hospital and Carbondale Clinic.

Technology Overview

   As part of our commitment to maximize customer satisfaction, improve our competitive position and introduce new and advanced broadband products and services to our customers, we continue to make significant investments to upgrade our cable network. The current objectives of our upgrade program are to:

  .  increase the bandwidth capacity of our cable network to 870MHz;

  .  activate two-way communications capability;

  . consolidate our headends through the extensive deployment of fiber-optic networks; and

  . provide digital cable television, high-speed Internet access, interactive video and telecommunications services.

   The table below describes the projected technological state of our cable network, after giving effect to the AT&T acquisitions, from December 31, 2000 to December 31, 2003, based on our current upgrade plans:

                                                         Percentage of Cable
                                                               Network
                                                      --------------------------
   As of                                              Less than 550 MHz- Two-Way
   December 31,                                        550 MHz  870 MHz  Capable
   ------------                                       --------- -------- -------
   2000..............................................    37%      63%      47%
   2001..............................................    26%      74%      65%
   2002..............................................    14%      86%      86%
   2003..............................................     2%      98%      98%

   A central feature of our cable network upgrade program is the deployment of high-capacity, hybrid fiber-optic coaxial architecture. The hybrid fiber-optic coaxial architecture combines the use of fiber-optic cable, which can carry hundreds of video, data and voice channels over extended distances, with coaxial cable, which requires a more extensive signal amplification in order to obtain the desired levels for delivering channels. In most of our cable systems, we connect fiber-optic cable to individual nodes serving an average of 350 homes or commercial buildings. A node is a single connection to a cable system's main, high-capacity fiber-optic cable that is shared by a number of customers. Coaxial cable is then connected from each node to each customer's home or buildings. Our cable network design generally provides for six strands of fiber to each node, with two strands active and four strands reserved for future services. We believe hybrid fiber-optic coaxial architecture provides higher capacity, superior signal quality, greater network reliability, reduced operating costs and more reserve capacity for the addition of future services than traditional coaxial network design.

   Two-way communications capability permits customers to send and receive signals over our cable network so that interactive services, such as video-on-demand, will be accessible and high-speed Internet access will not require a separate telephone line. This capability also positions us to offer cable telephony, using either Internet protocol telephony as it becomes commercially feasible, or the traditional switching technologies that are currently available. We believe two-way communications capability, together with hybrid fiber-optic coaxial architecture, enhances a cable network's ability to provide advanced telecommunications services.

   After giving effect to the AT&T acquisitions, our cable systems were served by approximately 570 headends as of March 31, 2001. We believe that fiber-optics and advanced transmission technologies make it cost effective to consolidate headends, allowing us to realize operating efficiencies and resulting in lower fixed capital costs on a per home basis as we introduce new products and services. We intend to eliminate 452 headends so that all of our customers will be served by 118 headends, with approximately 69% of our basic subscribers served by our 20 largest headends and approximately 90% of our basic subscribers served by our 40 largest headends. We expect to substantially complete this headend consolidation program by December 2003.

   As part of this cable network upgrade program, after giving effect to the AT&T acquisitions, we plan to deploy approximately 15,000 route miles of fiber-optic cable to create large regional fiber-optic networks with the potential to provide advanced telecommunications services. We are constructing our regional cable networks with excess fiber-optic capacity to accommodate new and expanded products and services.

   Following the completion of the AT&T acquisitions, we expect to spend approximately $165 million in the second half of 2001 and approximately $320 million and $245 million in 2002 and 2003, respectively, to fund our capital expenditures, including our cable network upgrade programs and network maintenance.

Franchise Overview

   Cable systems are generally operated under non-exclusive franchises granted by local governmental authorities. These franchises typically contain many conditions, such as:

  .  time limitations on commencement and completion of construction;

  . conditions of service, including number of channels, types of programming and the provision of free service to schools and other public institutions; and

  .  the granting of insurance and indemnity bonds by the cable operator.

Many of the provisions of local franchises are subject to federal regulation under the Communications Act of 1934, as amended.

   As of March 31, 2001, on a pro forma basis after giving effect to the AT&T acquisitions, our cable systems and the AT&T systems were subject to 1,391 franchises. These franchises, which are non-exclusive, provide for the payment of fees to the issuing authority. In most of the cable systems, such franchise fees are passed through directly to the customers. The Cable Communications Policy Act of 1984 prohibits franchising authorities from imposing franchise fees in excess of 5% of gross revenues and also permits the cable operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances.

   Substantially all of the basic subscribers of our existing cable systems and the AT&T systems are in service areas that require a franchise. The table below groups the franchises of our existing cable systems and the AT&T systems by year of expiration and presents the approximate number and percentage of basic subscribers for each group as of March 31, 2001.

                                      Percentage of  Number of  Percentage of
Year of                    Number of      Total        Basic     Total Basic
 Franchise Expiration      Franchises  Franchises   Subscribers  Subscribers
---------------------      ---------- ------------- ----------- -------------
2001 through 2004.........     402          29%        452,000        28%
2005 and thereafter.......     989          71       1,163,000        72
                             -----         ---       ---------       ---
  Total...................   1,391         100%      1,615,000       100%
                             =====         ===       =========       ===

Employees

   As of March 31, 2001, we employed 1,550 full-time employees and 173 part-time employees. None of our employees are represented by a labor union. We consider our relations with our employees to be good. As of March 31, 2001, the AT&T systems employed 1,674 full-time employees and 40 part-time employees. Approximately 6.2% of the AT&T systems' employees are represented by unions under collective bargaining agreements with the Communications Workers of America, which expire in May 2002 and March 2003. In addition, approximately 2.7% of the AT&T systems' employees are represented by unions but are not covered by any collective bargaining agreements. Under the asset purchase agreements relating to the AT&T acquisitions, we are not obligated to assume any obligations under any collective bargaining agreement. However, we may be required to negotiate in good faith with the labor unions regarding a new labor contract.

Properties

   Our principal physical assets, and those of the AT&T systems, consist of cable television operating plant and equipment, including signal receiving, encoding and decoding devices, headends and distribution systems and equipment at or near customers' homes for each of the cable systems. The signal receiving apparatus typically includes a tower, antenna, ancillary electronic equipment and earth stations for reception of satellite signals. Headends are located near the receiving devices. Some basic subscribers of the cable systems utilize converters that can be addressed by sending coded signals from the headend over the cable network. Our distribution system, and that of the AT&T systems, consists primarily of coaxial and fiber-optic cables and related electronic equipment.

   We currently own the real property housing our regional call centers in Gulf Breeze, Florida; Chillicothe, Illinois; and Waseca, Minnesota, as well as numerous locations for business offices and warehouses throughout our operating regions. We currently lease space for our other regional call centers in Benton, Kentucky and Hendersonville, North Carolina. We also lease additional locations for business offices and warehouses throughout our operating regions. Our headend, signal reception sites and microwave facilities are located on owned and leased parcels of land, and we generally own the towers on which certain of our equipment is located. We own most of our service vehicles.

   The AT&T systems own real property housing their regional call centers in the states of Georgia, Iowa and Missouri, as well as numerous locations for business offices and warehouses throughout their operating regions. The AT&T systems currently lease space for their other regional call centers in the states of Georgia, Illinois, Iowa and Missouri. The AT&T systems also lease additional locations for business offices and warehouses throughout their operating regions. The AT&T systems' headend, signal reception sites and microwave facilities are located on owned and leased parcels of land, and they generally own the towers on which certain of its equipment is located. The AT&T systems own most of their service vehicles. We believe that our properties and those of the AT&T systems, both owned and leased, are in good condition and are suitable and adequate for our existing and future operations based on our current business plan.

   Both our and the AT&T systems' cable television plants and related equipment generally are attached to utility poles under pole rental agreements with local public utilities, although in some areas the distribution cable is buried in underground ducts or trenches. The physical components of the cable systems require maintenance and periodic upgrading to improve system performance and capacity.

                                   MANAGEMENT

   The table below sets forth our executive officers and directors.

Name                                 Age Position
----                                 --- --------
Rocco B. Commisso...................  51 Chairman and Chief Executive Officer
Mark E. Stephan.....................  44 Senior Vice President, Chief Financial
                                         Officer, Treasurer and Director
James M. Carey......................  50 Senior Vice President, Operations
Charles J. Bartolotta...............  46 Senior Vice President, Field Operations
John G. Pascarelli..................  40 Senior Vice President, Marketing and
                                         Consumer Services
Joseph Van Loan.....................  59 Senior Vice President, Technology
Italia Commisso Weinand.............  47 Senior Vice President, Programming and
                                         Human Resources and Secretary
Craig S. Mitchell...................  42 Director
William S. Morris III...............  66 Director
Thomas V. Reifenheiser..............  65 Director
Natale S. Ricciardi.................  52 Director
Robert L. Winikoff..................  55 Director

   Rocco B. Commisso has 23 years of experience with the cable television industry and has served as our Chairman and Chief Executive Officer since founding our predecessor company in July 1995. Mr. Commisso served as Executive Vice President, Chief Financial Officer and a director of Cablevision Industries Corporation from 1986 to 1995. From 1981 to 1986, Mr. Commisso served as Senior Vice President of Royal Bank of Canada's affiliate in the United States, where he founded and directed a specialized lending group to media and communications companies. Mr. Commisso began his association with the cable industry in 1978 at The Chase Manhattan Bank, where he was assigned to manage the bank's lending activities to communications firms including the cable industry. He serves on the boards of the National Cable Television Association, Cable Television Laboratories, Inc. and C-SPAN. Mr. Commisso holds a Bachelor of Science in Industrial Engineering and a Master of Business Administration from Columbia University.

   Mark E. Stephan has 14 years of experience with the cable television industry and has served as our Senior Vice President, Chief Financial Officer and Treasurer since the commencement of our operations in March 1996. From 1993 to February 1996, Mr. Stephan served as Vice President of Finance for Cablevision Industries. Previously, Mr. Stephan served as Manager of the telecommunications and media-lending group of Royal Bank of Canada from 1987 to 1992.

   James M. Carey has 19 years of experience in the cable television industry. Before joining us in September 1997, Mr. Carey was founder and President of Infinet Results, a telecommunications consulting firm, from December 1996. Mr. Carey served as Executive Vice President, Operations at MediaOne Group from August 1995 to November 1996, where he was responsible for MediaOne's Atlanta cable operations. Prior to that time, he served as Regional Vice President of Cablevision Industries' Southern region. Mr. Carey is a member of the board of directors of the American Cable Association.

   Charles J. Bartolotta has 18 years of experience in the cable television industry. Before joining us in October 2000, Mr. Bartolotta served as Division President for AT&T Broadband from July 1998, where he was responsible for managing an operating division serving nearly three million customers. He served as Regional Vice President of Tele-Communications, Inc. from January 1997 and as Vice President and General Manager for TKR Cable Company from 1989. Prior to that time, Mr. Bartolotta held various management positions with Cablevision Systems Corporation.

   John G. Pascarelli has 20 years of experience in the cable television industry. Before joining us in March 1998, Mr. Pascarelli served as Vice President, Marketing for Helicon Communications Corporation from January 1996 to February 1998 and as Corporate Director of Marketing for Cablevision Industries from 1988 to 1995. Prior to that time, Mr. Pascarelli served in various marketing and system management capacities for Continental Cablevision, Inc., Cablevision Systems and Storer Communications. Mr. Pascarelli is a member of the board of directors of the Cable Television Administration and Marketing Association.

   Joseph Van Loan has 28 years of experience in the cable television industry. Before joining us in November 1996, Mr. Van Loan served as Senior Vice President, Engineering for Cablevision Industries from 1990. Prior to that time, he managed a private telecommunications consulting practice specializing in domestic and international cable television and broadcasting and served as Vice President, Engineering for Viacom Cable. Mr. Van Loan received the 1986 Vanguard Award for Science and Technology from the National Cable Television Association.

   Italia Commisso Weinand has 24 years of experience in the cable television industry. Before joining us in April 1996, Ms. Weinand served as Regional Manager for Comcast Corporation from July 1985. Prior to that time, Ms. Weinand held various management positions with Tele-Communications, Times Mirror Cable and Time Warner. She serves on the board of directors of the National Cable Television Cooperative, Inc., a programming consortium consisting of small to medium-sized multiple system operators. Ms. Weinand is the sister of Mr. Commisso.

   Craig S. Mitchell has held various management positions with Morris Communications Corporation for more than the past five years. He currently serves as its Vice President of Finance and Treasurer and is also a member of its board of directors.

   William S. Morris III has served as the Chairman and Chief Executive Officer of Morris Communications for more than the past five years. He was the Chairman of the board of directors of the Newspapers Association of America for 1999-2000.

   Thomas V. Reifenheiser served for more than five years as a Managing Director and Group Executive of the Global Media and Telecom Group of Chase Securities Inc. until his retirement in September 2000. He joined Chase in 1963 and had been the Global Media and Telecom Group Executive since 1977. He also had been a director of the Management Committee of The Chase Manhattan Bank. Mr. Reifenheiser is a member of the board of directors of Lamar Advertising Company, a leading owner and operator of outdoor advertising and logo sign displays.

   Natale S. Ricciardi has held various management positions with Pfizer Inc. for more than the past five years. Mr. Ricciardi joined Pfizer in 1972 and currently serves as its Vice President, U.S. Manufacturing, with responsibility for all of Pfizer's U.S. manufacturing facilities.

   Robert L. Winikoff has been a partner of the law firm of Sonnenschein Nath & Rosenthal since August 2000. Prior thereto, he was a partner of the law firm of Cooperman Levitt Winikoff Lester & Newman, P.C. for more than five years. Sonnenschein Nath & Rosenthal currently serves as our outside general counsel and prior to such representation Cooperman Levitt Winikoff Lester & Newman, P.C. served as our outside general counsel since 1995.

   The table below sets forth our other key employees.

Name                            Age Position
----                            --- --------
Calvin G. Craib................  47 Vice President, Business Development
Bruce J. Gluckman..............  48 Vice President, Legal and Regulatory Affairs
Richard L. Hale................  52 Vice President, Midwest Region
Charles F. King................  54 Vice President, North Central Region
Dale E. Ordoyne................  50 Vice President, Southern Region
Brian M. Walsh.................  35 Vice President and Controller
William D. Wegener.............  39 Vice President, Network Development

   Calvin G. Craib has 17 years of experience in the cable television industry. Before joining us in April 1999, Mr. Craib served as Vice President, Finance and Administration for Interactive Marketing Group from June 1997 to December 1998. Mr. Craib served as Senior Vice President, Operations, and Chief Financial Officer for Douglas Communications from January 1990 to May 1997. Prior to that time, Mr. Craib served in various financial management capacities at Warner Amex Cable and Tribune Cable.

   Bruce J. Gluckman has eight years of experience in the cable television industry. Before joining us as Director of Legal Affairs in February 1998, Mr. Gluckman was in private law practice from January 1996 to October 1997. From June 1993 to January 1996, he served as a Staff Attorney for Cablevision Industries. Mr. Gluckman has 20 years of experience in the practice of law.

   Richard L. Hale has 17 years of experience in the cable television industry. Before joining us as Regional Manager for the Central Region in January 1998, Mr. Hale served as Regional Manager of Cablevision Systems' Kentucky/Missouri region and as Sales and Marketing Director from 1988 to 1998. Mr. Hale began his career in the cable television industry in 1984 as Regional Sales and Marketing Director for Adams-Russell Cable.

   Charles F. King has 29 years of experience in the cable television industry. Before joining us in January 2001, Mr. King served as Senior Vice President of Operations for Insight Communications Company, Inc. from April 1999 to June 2000 and for Intermedia Partners from 1987 to March 1999, where he was responsible for the Louisville, Kentucky cable operations serving 290,000 customers. Previously, Mr. King held various management positions with Rollins Communications, Inc., Summit Cable Communications, Inc. and Cablevision Systems.

   Dale E. Ordoyne has 19 years of experience in the cable television industry. Before joining us in October 1999, Mr. Ordoyne served as Vice President, Marketing for MediaOne from 1995, where he was responsible for all marketing activities for the Atlanta cluster comprised of 500,000 basic subscribers. Prior to that time, Mr. Ordoyne served in various marketing and system management capacities for Cablevision Industries and Cox Communications.

   Brian M. Walsh has 13 years of experience in the cable television industry. Before joining us in April 1996 as Director of Accounting, Mr. Walsh served as Financial Analyst for Helicon from January 1996 to March 1996. Prior to that time, Mr. Walsh served in various financial management capacities for Cablevision Industries, including Regional Business Manager from January 1992 to December 1995. Mr. Walsh began his career in the cable television industry in 1988 when he joined Cablevision Industries as a staff accountant.

   William D. Wegener has 20 years of experience in the cable television industry. Before joining us in February 1998, Mr. Wegener served as Senior Sales Engineer for C-Cor Electronics from October 1995 to October 1997. Prior to that time, Mr. Wegener served in various engineering capacities for Cablevision Industries. He is a member of the Society of Cable
Telecommunications Engineers.

                              THE AT&T AGREEMENTS

   On February 26, 2001, we entered into four agreements with affiliates of AT&T Broadband to acquire cable systems in Georgia, Iowa, Illinois and Missouri for an aggregate purchase price of approximately $2.2 billion in cash, subject to closing adjustments. The consummation of each of these agreements is not contingent upon the consummation of any of the other agreements except that the agreements relating to both the Iowa systems and the Missouri systems provide that if either one of those transactions has been consummated, the other cannot be consummated unless the agreements relating to the Illinois systems and the Georgia systems have been consummated prior to, or simultaneously with, such other agreement.

   The purchase price payable pursuant to each of the agreements is subject to certain adjustments as of the closing, including:

  . pro rata adjustments for prepaid expenses and certain payables as of the closing;

  . an increase to the purchase price for accounts receivables as of the closing;

  . an increase to the purchase price for certain capital expenditures, if any, made by AT&T Broadband prior to the closing at our specific request; and

  . a decrease to the purchase price if the number of subscribers as of the closing is less than a specified number.

   Pursuant to each of the agreements, the completion of each of the AT&T acquisitions is subject to a number of important conditions, including the:

  . receipt or waiver of all necessary material consents from third parties, including consents from cable television franchise authorities representing not less than 90% of the subscribers under the acquisition agreement relating to that AT&T acquisition;

  . absence of certain events having a material adverse effect on the operations, assets or financial condition of the business of the applicable AT&T systems; and

  . notification, approval and compliance with the requirements of appropriate governmental agencies.

   Prior to closing, each of the four agreements may be terminated, and the transactions contemplated thereby may be abandoned, by the mutual written consent of us and AT&T Broadband or by either us or AT&T Broadband if the closing of the contemplated acquisitions have not been consummated by February 26, 2002 for any reason other than a breach or default of any of the obligations of the party seeking the termination or the inaccuracy of any representation or warranty of such party.

   Either we or AT&T Broadband may terminate an agreement if the other is in material breach or default of its covenants, agreements or other obligations contemplated by the agreement, and fails to cure the breach or default within the stated cure period. Either we or AT&T Broadband may also terminate an agreement if all of the conditions to the closing of the transactions contemplated by such agreement have been satisfied or waived and the other refuses or is unable to consummate the transactions for any reason within certain time periods set forth in the agreement. In the event AT&T Broadband terminates one or more of the four agreements according to terms described in this paragraph, AT&T Broadband will be entitled to receive from us, as liquidated damages, and in lieu of any other damages for breach of contract, the following amounts:

  .  $10.0 million for the termination of the Illinois agreement;

  .  $20.0 million for the termination of the Georgia agreement;

  .  $20.0 million for the termination of the Missouri agreement; and

  .  $50.0 million for the termination of the Iowa agreement.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Proposed New Subsidiary Credit Facility

   Financing for a portion of the AT&T acquisitions and for the operations of the Mediacom Broadband subsidiaries will be provided by a credit agreement that we expect the Mediacom Broadband subsidiaries will enter into with the lenders party thereto and The Chase Manhattan Bank, as administrative agent.

   The proposed new subsidiary credit facility is a $1.3 billion credit facility, consisting of a $600.0 million revolving credit facility, a $300.0 million tranche A term loan and a $400.0 million tranche B term loan. As of the date of this prospectus supplement, we have not entered into a definitive credit agreement for the proposed new subsidiary credit facility, but have received commitments from certain prospective lenders, subject to the execution of a definitive credit agreement, for the entire amount of the proposed subsidiary credit facility. We expect that each of the revolving credit facility, the tranche A term loan and the tranche B term loan will contain conditions on our ability to borrow funds under the facility, including that certain of the AT&T acquisitions be completed by a specified date.

   The terms of the proposed new subsidiary credit facility are subject to further negotiation among the parties and therefore remain subject to change. The following is a summary of the expected principal terms of the proposed new subsidiary credit facility. In addition, any commitments issued by prospective lenders will be subject to various conditions, and there can be no assurance that the Mediacom Broadband subsidiaries will be able to enter into a definitive credit agreement implementing the terms and conditions set forth below.

   We expect that up to $200.0 million of the revolving credit facility will be available to us on the date upon which the acquisitions of the Georgia, Illinois and Missouri systems are completed so long as $350.0 million of the tranche B term loan has been applied to fund those acquisitions and certain other conditions are fulfilled. We expect that the remaining $400.0 million of the revolving credit facility will be available to us on the date upon which the acquisition of the Iowa systems is completed and the term loan facilities have been fully drawn and the relevant amounts thereunder have been applied to fund the AT&T acquisitions. If the acquisition of the Iowa systems is not completed by November 30, 2001, we expect that the commitments of the lenders to provide the remaining $400.0 million of the revolving credit facility will terminate. We expect that the revolving credit facility will expire on March 31, 2010. We expect that commitments under the revolving credit facility will be reduced in quarterly installments beginning on December 31, 2004. We expect that a portion of the revolving credit facility will be available for the issuance of letters of credit.

   In general, in the event we enter into the proposed new subsidiary credit facility on terms set forth in the preliminary term sheet negotiated with the administrative agent, up to $350.0 million of the tranche B term loan will be available to us on the date upon which the acquisitions of the Georgia, Illinois and Missouri systems are completed, with the remaining $50.0 million expected to be available upon the acquisition of the Iowa systems. Under certain circumstances, the tranche B loan may be drawn prior to these dates provided that the proceeds are placed in escrow with the administrative agent. The tranche B term loan will be terminated if it is not fully drawn and applied to the AT&T acquisitions or deposited in escrow within 60 days after the execution of the new subsidiary credit facility agreement. Any amounts drawn under the tranche B term loan and placed in escrow may be released from escrow in the respective amounts and subject to the same respective conditions applicable to the making of the tranche B term loans. To the extent such amounts have not been released from escrow by November 30, 2001, they will be applied to the prepayment of the tranche B term loans. The tranche A term loan will be available to us on the date upon which all of the AT&T acquisitions have been completed. The tranche A term loan will not be available to us until the tranche B term loan is fully drawn and applied to fund a portion of the purchase price of the AT&T acquisitions. The tranche A term loan will not be available to us after November 30, 2001. The tranche A term loan is expected to mature on March 31, 2010 and the tranche B term loan is expected to mature on September 30, 2010. The term loans are expected to be payable in quarterly installments beginning on September 30, 2004.

   At any time after the date upon which the acquisitions of the Georgia, Illinois and Missouri systems have been completed and prior to December 31, 2003, we expect that the Mediacom Broadband subsidiaries may request that the lenders under the new subsidiary credit facility provide additional term loans in an aggregate amount of up to $500.0 million, or $200.0 million if the acquisition of the Iowa systems has not been completed.

   The proposed new subsidiary credit facility is expected to provide us with two interest rate options, at our election, to which a margin is added: a base rate, the higher of the federal funds effective rate plus 1/2 of 1% and the prime commercial lending rate, and a eurodollar rate, based on the interbank eurodollar interest rate. Interest rate margins for the proposed new subsidiary credit facility will depend upon the performance of the Mediacom Broadband subsidiaries measured by its leverage ratio, or the ratio of indebtedness to the immediately preceding quarter's system cash flow, multiplied by four. The interest rate margins for the new subsidiary credit facility are expected to be as follows:

  . interest on outstanding revolving loans and the tranche A term loan is payable at either the eurodollar rate plus a floating percentage ranging from 1.00% to 2.50% depending on the leverage ratio or the base rate plus a floating percentage ranging from 0.25% to 1.50% depending on the leverage ratio; and

  . interest on tranche B term loan is payable at either the eurodollar rate plus a floating percentage tied to the leverage ratio ranging from 2.50% to 3.00% or the base rate plus a floating percentage tied to the leverage ratio ranging from 1.50% to 2.00%.

We may enter into interest rate swap agreements to hedge any underlying eurodollar rate exposure under the new subsidiary credit facility.

   In general, we expect that the proposed new subsidiary credit facility will require the Mediacom Broadband subsidiaries to use the proceeds from specified insurance condemnation awards, debt issuances and asset dispositions to prepay borrowings under the proposed new subsidiary credit facility and to reduce permanently commitments thereunder. We expect that the proposed new subsidiary credit facility will also require mandatory prepayments of amounts outstanding and permanent reductions in the commitments thereunder, beginning in 2005, based on a percentage of excess cash flow for the prior year.

   We expect that the proposed new subsidiary credit facility will be secured by a pledge of Mediacom Broadband's ownership interests in the Mediacom Broadband subsidiaries, and will be guaranteed by Mediacom Broadband on a limited recourse basis to the extent of such ownership interests. In addition, we expect that the holders of certain intercompany indebtedness of Mediacom Broadband and the Mediacom Broadband subsidiaries will pledge such intercompany indebtedness on a non-recourse basis to secure the proposed new subsidiary credit facility.

   We expect that the proposed new subsidiary credit facility will contain covenants, including:

  . maintenance of specified financial ratios;

  . limitations on incurrence of additional indebtedness;

  . limitations on restricted payments;

  . limitations on mergers, consolidations, liquidations and dissolutions and sales of assets;

  . limitations on acquisitions and investments;

  . limitations on liens;

  . limitations on other lines of business;

  . limitations on transactions with affiliates;

  . limitations on restrictive agreements; and

  . limitations on modification of specified documents.

   In addition, we expect that the proposed new subsidiary credit facility will contain customary events of default.

Existing Subsidiary Credit Facilities

   Our operating subsidiaries under Mediacom LLC, through two separate borrowing groups we refer to as the Mediacom USA Group and the Mediacom Midwest Group, currently obtain bank financing through two separate credit facilities. The existing subsidiary credit facilities for each borrowing group have no cross-default provisions relating directly to each other, have different revolving credit periods and contain separately negotiated covenants tailored for each borrowing group. The existing subsidiary credit facilities restrict the ability of each borrowing group to make distributions to Mediacom LLC, subject to limited exceptions.

   Financing for the operations of the Mediacom USA Group is provided by a credit agreement among the operating subsidiaries comprising the Mediacom USA Group, the lenders party thereto and The Chase Manhattan Bank, as administrative agent. The Mediacom USA credit facility is a $550.0 million credit facility, consisting of a $450.0 million revolving credit facility and a $100.0 million term loan. The revolving credit facility expires March 31, 2008, subject to earlier repayment on June 30, 2007 if we do not refinance our 8 1/2% senior notes prior to March 31, 2007. Principal on the outstanding term loan is payable in quarterly installments of $250,000 with the balance due and payable on September 30, 2008, and is also subject to earlier repayment on September 30, 2007 if we do not refinance our 8 1/2% senior notes prior to March 31, 2007. At March 31, 2001, there was $100.0 million of indebtedness outstanding under the Mediacom USA credit facility. The Mediacom USA credit facility provides us with two interest rate options, at our election, to which a margin is added: a base rate, the higher of the overnight rate plus 1/2 of 1% and the prime commercial lending rate, and a eurodollar rate, based on the interbank eurodollar interest rate. Interest rate margins for the Mediacom USA credit facility depend upon the performance of the Mediacom USA Group measured by its leverage ratio, or the ratio of indebtedness to the immediately preceding quarter's operating cash flow, multiplied by four. The interest rate margins for the Mediacom USA credit facility are as follows:

  . interest on outstanding revolving loans is payable at either the eurodollar rate plus a floating percentage ranging from 0.75% to 2.25% depending on the leverage ratio or the base rate plus a floating percentage ranging from 0% to 1.25% depending on the leverage ratio; and

  . interest on term loans is payable at either the eurodollar rate plus a floating percentage tied to the leverage ratio of either 2.50% or 2.75% or the base rate plus a floating percentage tied to the leverage ratio of either 1.50% or 1.75%.

The weighted average interest rate at March 31, 2001 on the outstanding borrowings under the Mediacom USA credit facility was 7.6%. As of March 31, 2001, interest rate swap agreements had been entered into to hedge the underlying eurodollar rate exposure in the amount of $85.0 million with expiration dates ranging from 2002 to 2004.

   The revolving credit facility is available to the Mediacom USA Group to fund acquisitions, to make payments to us under limited circumstances, to pay management fees, to make investments and to finance capital expenditures and working capital needs. Up to $100.0 million of the revolving credit facility is available for letters of credit.

   Financing for the operations of the Mediacom Midwest Group is provided by a credit agreement among the operating subsidiaries comprising the Mediacom Midwest Group, the lenders party thereto and The Chase Manhattan Bank, as administrative agent. The Mediacom Midwest credit facility is a $550.0 million credit facility, consisting of a $450.0 million revolving credit facility and a $100.0 million term loan. The $450.0 million revolving credit facility expires June 30, 2008, subject to earlier repayment on September 30, 2007 if we do not refinance our 8 1/2% senior notes prior to March 31, 2007. Principal on the outstanding term loan is payable in quarterly installments of between $125,000 and $250,000 with the balance due and payable on

December 31, 2008, and is also subject to earlier repayment on December 31, 2007 if we do not refinance our 8 1/2% senior notes prior to March 31, 2007. At March 31, 2001, there was $100.0 million of indebtedness outstanding under the Mediacom Midwest credit facility. The Mediacom Midwest credit facility provides us with two interest rate options, at our election, to which a margin is added: a base rate, the higher of the overnight rate plus 1/2 of 1% and the prime commercial lending rate, and a eurodollar rate based on the interbank eurodollar interest rate. Interest rate margins for the Mediacom Midwest credit facility depend upon performance measured by the leverage ratio of the Mediacom Midwest Group. The interest rate margins for the Mediacom Midwest credit facility are as follows:

  . interest on outstanding revolving loans is payable at either the eurodollar rate plus a floating percentage ranging from 0.75% to 2.25% depending on the leverage ratio or the base rate plus a floating percentage ranging from 0% to 1.25% depending on the leverage ratio; and

  . interest on term loans is payable at either the eurodollar rate plus a floating percentage tied to the leverage ratio of either 2.50% or 2.75% or the base rate plus a floating percentage tied to the leverage ratio of either 1.50% or 1.75%.

The weighted average interest rate at March 31, 2001 on the outstanding borrowings under the Mediacom Midwest credit facility was 7.7%. As of March 31, 2001, interest rate swap agreements had been entered into to hedge the underlying eurodollar rate exposure in the amount of $85.0 million with expiration dates ranging from 2003 to 2004.

   The revolving credit facility is available to the Mediacom Midwest Group to make restricted payments to us, to pay management fees, to make investments and to finance capital expenditures, working capital needs and acquisitions. Up to $100.0 million of the revolving credit facility is available for letters of credit.

   In general, each existing subsidiary credit facility requires the borrowing groups to use the proceeds from specified debt issuances and asset dispositions to prepay borrowings under the relevant borrowing group's credit facility and to reduce permanently commitments thereunder. Each existing subsidiary credit facility also requires mandatory prepayments of amounts outstanding and permanent reductions in the commitments thereunder, beginning in 2002, based on a percentage of excess cash flow.

   Each existing subsidiary credit facility is secured by a pledge of Mediacom LLC's ownership interests in the subsidiaries forming the relevant borrowing group, and is guaranteed by Mediacom LLC on a limited recourse basis to the extent of such ownership interests.

   Each existing subsidiary credit facility contains covenants, including:

  . limitations on mergers and acquisitions, consolidations and sales of assets;

  .  limitations on liens;

  .  incurrence of additional indebtedness;

  .  investments;

  .  restricted payments;

  .  maintenance of specified financial ratios;

  .  payment of management fees;

  .  capital expenditures; and

  .  restrictions on transactions with related parties.

   In addition, an event of default will occur under each existing subsidiary credit facility if, among other things:

  . Mr. Commisso ceases to be our Chairman and Chief Executive Officer and, in the case of the Mediacom Midwest credit facility, the Chairman and Chief Executive Officer of Zylstra;

  .  we or Mediacom LLC shall cease to act as manager of our subsidiaries;

  . we or Mediacom LLC shall cease to own 50.1% or more of the aggregate voting rights of the equity interests of our subsidiaries;

  .  specified change of control events occur and are continuing; or

  . Mr. Commisso, his family members, his affiliates and our officers and employees collectively cease to own at least 50.1% of the combined voting power of our common stock on a fully-diluted basis.

Mediacom Broadband Senior Notes

   Our subsidiaries, Mediacom Broadband LLC and Mediacom Broadband Corporation, expect to issue $400.0 million aggregate principal amount of 11% senior notes due July 15, 2013. The terms of the Mediacom Broadband senior notes are subject to further negotiation among the parties and therefore remain subject to change. The Mediacom Broadband senior notes will not be, and have not been, registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration.

   The Mediacom Broadband senior notes will be subject to a special mandatory redemption if all of the AT&T acquisitions have not been consummated within 120 days from the issue date of the Mediacom Broadband senior notes. The redemption price will be equal to 101% of the principal amount of such senior notes together with accrued and unpaid interest to the date of redemption. In addition to the net proceeds from the offering of the senior notes, we would be obligated to pay an additional $28.6 million to fund this special mandatory redemption.

   These senior notes will be general unsecured obligations of Mediacom Broadband LLC and Mediacom Broadband Corporation, will rank on the same level with the existing and future unsecured senior indebtedness of Mediacom Broadband LLC and Mediacom Broadband Corporation and will be subordinated to all indebtedness and other liabilities and commitments of the subsidiaries of Mediacom Broadband LLC, including their credit facilities and trade payables.

   On or after July 15, 2006, Mediacom Broadband LLC and Mediacom Broadband Corporation may redeem the notes. On or before July 15, 2004, Mediacom Broadband LLC and Mediacom Broadband Corporation may redeem up to 35% of the aggregate principal amount of the notes originally issued at the price specified in the indenture relating to the notes:

  .  only with the net proceeds of one or more equity offerings; and

  . only if at least 65% of the aggregate principal amount of the relevant senior notes originally issued remains outstanding after each redemption.

   If Mediacom Broadband LLC and/or Mediacom Broadband Corporation sell specified assets or if Mediacom Broadband LLC and/or Mediacom Broadband Corporation experience specific kinds of changes of control, holders of the senior notes will have the opportunity to sell their notes to Mediacom Broadband LLC at 100% or at 101%, respectively, of the principal amount of such notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

   The indenture governing the senior notes limits the activities of Mediacom Broadband LLC and Mediacom Broadband Corporation and the activities of their restricted subsidiaries. The provisions of the indenture limit their ability, subject to important exceptions:

  .  to incur additional indebtedness;

  . to pay dividends or make other restricted payments;

  . to sell assets or subsidiary stock;

  . to enter into transactions with related parties;

  . to create liens;

  . to enter into agreements that restrict dividends or other payments from restricted subsidiaries;

  . to merge, consolidate or sell all or substantially all of our assets; and

  . with respect to restricted subsidiaries, to issue capital stock.

Mediacom LLC Senior Notes

   Our subsidiaries, Mediacom LLC and Mediacom Capital Corporation, are obligors under the following senior notes:

  . $500.0 million aggregate principal amount of 9 1/2% senior notes due
    January 15, 2013;

  . $200.0 million aggregate principal amount of 8 1/2% senior notes due
    April 15, 2008; and

  . $125.0 million aggregate principal amount of 7 7/8% senior notes due
    February 15, 2011.

All of these senior notes are general unsecured obligations of Mediacom LLC and Mediacom Capital, rank on the same level with the existing and future senior indebtedness of Mediacom LLC and Mediacom Capital and are subordinated to all indebtedness and other liabilities and commitments of the subsidiaries of Mediacom LLC and Mediacom Capital, including their credit facilities and trade payables.

   On or after January 15, 2006 with respect to the 9 1/2% senior notes, on or after April 15, 2003 with respect to the 8 1/2% senior notes and on or after February 15, 2006 with respect to the 7 7/8% senior notes, Mediacom LLC and Mediacom Capital may redeem the notes. On or before January 15, 2004 with respect to the 9 1/2% senior notes, on or before April 15, 2001 with respect to the 8 1/2% senior notes and on or before February 15, 2002 with respect to the 7 7/8% senior notes, Mediacom Capital and Mediacom LLC may redeem up to 35% of the aggregate principal amount of the notes originally issued at the price specified in the relevant indenture relating to the notes:

  . only with the net proceeds of one or more equity offerings; and

  . only if at least 65% of the aggregate principal amount of the relevant senior notes originally issued remains outstanding after each redemption.

   If Mediacom LLC and Mediacom Capital sell specified assets or if Mediacom LLC and Mediacom Capital experience specific kinds of changes of control, holders of the 9 1/2% senior notes, the 8 1/2% senior notes and the 7 7/8% senior notes will have the opportunity to sell their notes to Mediacom LLC and Mediacom Capital at 100% or at 101%, respectively, of the principal amount of such notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

   The indentures governing the 9 1/2% senior notes, the 8 1/2% senior notes and the 7 7/8% senior notes limit the activities of Mediacom LLC and Mediacom Capital and the activities of their restricted subsidiaries. The provisions of the indentures limit their ability, subject to important exceptions:

  . to incur additional indebtedness;

  . to pay dividends or make other restricted payments;

  . to sell assets or subsidiary stock;

  . to enter into transactions with related parties;

  . to create liens;

  . to enter into agreements that restrict dividends or other payments from restricted subsidiaries;

  . to merge, consolidate or sell all or substantially all of our assets; and

  . with respect to restricted subsidiaries, to issue capital stock.

Convertible Notes

   We expect to issue our convertible notes in an offering concurrent with this offering. The terms of the convertible notes are subject to further negotiation among the parties and therefore remain subject to further change.

   The convertible notes will be limited to $150,000,000 aggregate principal amount ($172,500,000 if the underwriters' over-allotment option is exercised in full) and will mature on July 1, 2006. The convertible notes will be issued under an indenture dated as of the closing of the concurrent note offering between us, as issuer, and The Bank of New York, as trustee. The convertible notes will be our senior unsecured obligations. The convertible notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, and they will not be guaranteed by any of our subsidiaries. Cash interest on the convertible notes will accrue at the rate of 5.25% per annum and will be payable semi-annually in arrears on January 1 and July 1 of each year, subject to limited exceptions described in the indenture governing the convertible notes if the convertible notes are converted, redeemed or purchased prior to an interest payment date.

   The convertible notes will be convertible into shares of our Class A common stock at any time prior to the close of business on the business day immediately preceding the maturity date at a conversion price of $18.72 per share, subject to adjustments specified in the indenture governing the convertible notes. We may redeem the convertible notes on or after July 5, 2004 at fixed redemption prices specified in the indenture governing the convertible notes. Holders of the convertible notes will also have the right to require us to purchase their notes at 100% of the principal amount of the convertible notes plus accrued and unpaid interest to, but excluding, the purchase date if we undergo certain changes in control, as that term is defined in the indenture governing the convertible notes.

                    MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
                FOR NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK

   The following is a general discussion of the material U.S. federal income and estate tax consequences to a "Non-U.S. Holder" of owning and disposing of our Class A common stock. This summary generally applies only to Non-U.S. Holders that hold the Class A common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). A "Non-U.S. Holder" is an individual, corporation, trust or estate that, for U.S. federal income tax purposes, is not any of the following:

  .  a citizen or resident of the United States;

  . a corporation or other entity treated as a corporation for U.S. federal tax purposes created or organized in or under the laws of the United States or any political subdivision thereof;

  . an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  . a trust which is either subject to the supervision of a court within the United States and the control of one or more U.S. persons, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

   This discussion is based on the Code, existing and proposed U.S. Treasury regulations thereunder, and administrative interpretations and judicial decisions as of the date of this prospectus supplement, all of which are subject to change, including on a retroactive basis.

   This discussion does not address:

  . all aspects of U.S. federal income and estate taxation that may be relevant to Non-U.S. Holders in light of their particular circumstances or to special classes of Non-U.S. Holders, such as dealers in securities, insurance companies, financial institutions, tax-exempt entities, persons holding common stock as part of a straddle or a hedge against currency risk or a conversion transaction, persons whose functional currency is not the U.S. dollar, or investors in partnerships or other pass-through entities; and

  . any tax consequences arising under the laws of any state, local or foreign jurisdiction.

   You should consult your tax advisor with respect to the particular tax consequences to you of owning and disposing of our Class A common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

   Subject to the discussion below, any dividends paid to a Non-U.S. Holder of our Class A common stock generally will be subject to withholding tax at a 30% rate or at a lower rate that may be specified by an applicable income tax treaty. A Non-U.S. Holder will generally be required to provide, in order to obtain a reduced rate of withholding under a tax treaty, an Internal Revenue Service ("IRS") Form W-8BEN establishing the Non-U.S. Holder's eligibility for benefits under a tax treaty. Special rules determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a Non-U.S. Holder that is treated as a fiscally transparent entity for U.S. federal income tax purposes may be treated as paid to the entity or those holding an interest in that entity.

   A Non-U.S. Holder will not be subject to a withholding tax on dividend income that is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States if the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI stating that the dividend income is so connected. Instead, such dividend income will be subject to U.S. income tax in the same manner as if the Non-U.S. Holder was a U.S. resident unless the Non-U.S. Holder can claim an exemption under the benefit of a tax treaty. A Non-U.S. Holder that is a corporation may also be subject to a "branch profits tax" equal to 30% (or lower applicable tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business within the United States.

Information Reporting and Backup Withholding on Dividends

   Generally, we must report to the IRS:

  .  the amount of dividends paid;

  .  the name and address of the recipient; and

  .  the amount, if any, of tax withheld.

   A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

   Dividends paid to a Non-U.S. Holder within the United States may be subject to backup withholding at a rate of 31% if the Non-U.S. Holder fails to establish that it is entitled to an exemption or fails to provide the requisite certification on IRS Form W-8BEN.

Gain on Disposition of our Class A Common Stock

   A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our Class A common stock unless:

  . the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and a treaty exemption does not otherwise apply;

  . in the case of Non-U.S. Holders who are nonresident alien individuals and hold our Class A common stock as a capital asset, these individuals are present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are satisfied and a treaty exemption does not otherwise apply;

  . the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code regarding the taxation of U.S. expatriates; or

  . we are or have been a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder's holding period. We believe that we are not and do not anticipate becoming a U.S. real property holding corporation, because the fair market value of our interests in real property located within the United States does not, and should not, equal or exceed 50% of the sum of all our interests in real property located within and without the United States plus our other assets used in the conduct of our trade or business.

Information Reporting and Backup Withholding on Disposition of our Class A Common Stock

   Under current U.S. federal income tax law, information reporting and backup withholding at a rate of 31% will generally apply to the proceeds of a disposition of our Class A common stock effected by or through a U.S. office of a broker unless the Non-U.S. Holder certifies as to its non-U.S. status on IRS Form W-8BEN or otherwise establishes an exemption.

   Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-U.S. office of a non-U.S. broker and payment is not received in the United States.

   However, information reporting will generally apply to a payment of disposition proceeds where the sale is effected outside the United States by or through an office outside the United States of a broker that fails to maintain documentary evidence that the holder is a Non-U.S. Holder or that the holder otherwise is entitled to an exemption, and the broker is:

  .  a U.S. person;

  . a foreign person which derives 50% or more of its gross income for defined periods from the conduct of a trade or business in the United States;

  .  a "controlled foreign corporation" for U.S. federal income tax purposes;
     or

  . a foreign partnership (A) more than 50% of the capital or profits interest of which is owned by U.S. persons, or (B) that is engaged in a U.S. trade or business.

   Backup withholding will apply to a payment of those disposition proceeds if the broker has actual knowledge that the holder is a U.S. person.

   Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of tax, a refund may be obtained, provided that the required information is furnished to the IRS.

Federal Estate Tax

   A Non-U.S. Holder that is an individual and who is treated as the owner of an interest in our Class A common stock will be required to include its value in his gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

                        SHARES ELIGIBLE FOR FUTURE SALE

   As of May 31, 2001, we had 60,618,923 shares of Class A common stock issued and outstanding. The number of shares of Class A common stock outstanding excludes, as of May 31, 2001:

  . 29.3 million shares of Class A common stock issuable upon conversion of outstanding Class B common stock on a one-for-one basis;

  . 2.4 million shares of Class A common stock and 8.1 million shares of Class B common stock issuable upon the exercise of outstanding stock options; and

  . 6.6 million shares of common stock reserved for issuance under our stock option plan and employee stock purchase plan.

   In addition, of the total number of shares of Class A common stock issuable as described above, 40.7 million shares may be sold in compliance with Rule 144 under the Securities Act. Most of these shares may be registered under the Securities Act pursuant to demand or piggyback registration rights.

   The sale of a substantial number of shares of Class A common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Class A common stock. In addition, any such sale or perception could make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that we deem appropriate.

   A registration statement on Form S-8 covering the Class A common stock issuable pursuant to the exercise of options under the our 1999 Stock Option Plan and a registration statement on Form S-8 covering the Class A common stock issuable pursuant to the our 1999 Employee Stock Purchase Plan have been filed with the Securities and Exchange Commission. The shares of Class A common stock covered by the Form S-8 registration statements generally may be resold in the public market without restriction or limitation, except in the case of our affiliates who generally may only resell such shares in accordance with the provisions of Rule 144 of the Securities Act.

                                  UNDERWRITING

   Under the terms and subject to the conditions contained in an underwriting agreement dated June 22, 2001, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., SG Cowen Securities Corporation and Robertson Stephens, Inc. are acting as representatives, the following respective numbers of shares of our Class A common stock:

                                                                        Number
         Underwriter                                                  of Shares
         -----------                                                  ----------
   Credit Suisse First Boston Corporation............................  6,846,667
   Salomon Smith Barney Inc..........................................  6,846,667
   J.P. Morgan Securities Inc........................................  6,846,667
   Banc of America Securities LLC....................................  1,170,000
   Deutsche Banc Alex. Brown Inc. ...................................  1,170,000
   First Union Securities, Inc.......................................  1,170,000
   SG Cowen Securities Corporation...................................  1,170,000
   Robertson Stephens, Inc...........................................    779,999
                                                                      ----------
     Total........................................................... 26,000,000
                                                                      ==========

   The underwriting agreement provides that the underwriters are obligated to purchase all the shares of our Class A common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of Class A common stock may be terminated.

   We have granted the underwriters a 30-day option to purchase up to 3,900,000 additional shares of our Class A common stock at the public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of our Class A common stock.

   The underwriters propose to offer the shares of our Class A common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a concession of $0.41 per share. The underwriters and selling group members may allow a discount of $0.10 per share on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the representatives.

   The table below summarizes the compensation and estimated expenses we will pay.

                                    Per Share                       Total
                          ----------------------------- -----------------------------
                             Without          With         Without          With
                          Over-Allotment Over-Allotment Over-Allotment Over-Allotment
                          -------------- -------------- -------------- --------------
Underwriting discounts
 and commissions payable
 by us..................      $0.685         $0.685      $17,810,000    $20,481,500
Expenses payable by us..      $0.038         $0.033      $ 1,000,000    $ 1,000,000

   We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any additional shares of our Class A common stock, any shares of our Class B common stock or any securities convertible into or exchangeable or exercisable for any shares of our Class A common stock or Class B common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. for a period of 90 days after the date of this prospectus supplement, except (i) grants of employee stock options pursuant to the terms of our 1999 stock option plan and issuances of shares of our Class A common stock and Class B common stock pursuant to the exercise of employee stock options outstanding on the date hereof, (ii) issuances of shares of our Class A common stock pursuant to our 1999 stock purchase plan and our proposed 2001 stock purchase plan, (iii) the issuance of $150,000,000 in aggregate principal amount of 5.25% convertible notes due 2006 pursuant to the concurrent convertible note offering and issuances of up to an additional $22,500,000 in aggregate principal amount of the convertible notes upon the exercises of the over-allotment option granted to the underwriters thereof and (iv) issuances of shares of our Class A common stock upon the conversion of the convertible notes, in accordance with the terms thereof.

   Our executive officers and directors and certain of our stockholders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A common stock, whether any of these transactions are to be settled by delivery of our Class A common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. for a period of 90 days after the date of this prospectus supplement, except for pledges of common stock existing on the date of this prospectus supplement and sales, contracts to sell, pledges or other dispositions by our executive officers and directors and certain of our stockholders which in the aggregate do not exceed 275,000 shares of common stock. Certain of our executive officers have pledged shares of common stock to secure borrowings by them.

   We have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect.

   Certain of the underwriters and their affiliates engage from time to time in various general financing and banking transactions with us and our affiliates. J.P. Morgan Securities Inc. (then known as Chase Securities Inc.) was the arranger and The Chase Manhattan Bank is the administrative agent and a lender under each of our subsidiary credit facilities.

   The decision of the underwriters to distribute our Class A common stock was made independent of the individuals affiliated with Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc. that beneficially own our Class A common stock and the affiliates of the underwriters that are lenders under our subsidiary credit facilities and that were purchasers of our senior notes, which individuals or affiliates had no involvement in determining whether or when to distribute our Class A common stock under this offering or the terms of this offering. The underwriters will not receive any benefit from this offering other than their respective portions of the underwriting discounts and commissions.

   Our shares of Class A common stock are traded on The Nasdaq Stock Market's National Market under the symbol "MCCC."

   In connection with the offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Over-allotment involves sales by the underwriters in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  . Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.


  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

  . In passive market making, market makers in the securities who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the securities until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Stock Market's National Market or otherwise and, if commenced, may be discontinued at any time.

   A prospectus supplement in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations. Credit Suisse First Boston Corporation may effect an on-line distribution through its affiliate, CSFBdirect Inc., an on-line broker dealer, as a selling group member.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

   By purchasing common stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

  . the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

  . where required by law, that the purchaser is purchasing as principal and not as agent, and

  .  the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action (Ontario Purchasers)

   The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by the purchaser in this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed for common stock acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

   The validity of the shares of Class A common stock offered hereby will be passed upon for us by Sonnenschein Nath & Rosenthal, New York, New York. Robert
L. Winikoff, one of our directors, is a partner of Sonnenschein Nath & Rosenthal. Mr. Winikoff beneficially owns 15,000 shares and has options to purchase 30,000 shares of our Class A common stock. Cahill Gordon & Reindel, New York, New York, will pass upon certain legal matters for the underwriters in connection with this offering.

                                    EXPERTS

   The audited consolidated financial statements of Mediacom Communications Corporation and subsidiaries included in this prospectus supplement and incorporated by reference in the accompanying prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   Each of the combined financial statements of Georgia Mediacom Systems, Southern Illinois Mediacom Systems, Iowa Mediacom Systems and Missouri Mediacom Systems as of December 31, 2000 and 1999 and for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, all included in this prospectus supplement have been so included in reliance on the opinions of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The audited financial statements of Triax Midwest Associates, L.P. included in this prospectus supplement and incorporated by reference in the accompanying prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, at prescribed rates, any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

   We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.

                         INDEX TO FINANCIAL STATEMENTS

Mediacom Communications Corporation

Report of Independent Public Accountants--Arthur Andersen LLP............  F-4
Consolidated Balance Sheets as of December 31, 2000 and 1999.............  F-5
Consolidated Statements of Operations for the Years Ended December 31,
 2000, 1999 and 1998.....................................................  F-6
Consolidated Statements of Changes in Stockholders' Equity for the Years
 Ended December 31, 2000, 1999 and 1998..................................  F-7
Consolidated Statements of Cash Flows for the Years Ended December 31,
 2000, 1999 and 1998.....................................................  F-8
Notes to Consolidated Financial Statements...............................  F-9

Consolidated Balance Sheets as of March 31, 2001 and December 31, 2000
 (unaudited)............................................................. F-25
Consolidated Statements of Operations and Comprehensive Loss for the
 Three Months Ended March 31, 2001 and 2000 (unaudited).................. F-26
Consolidated Statements of Cash Flows for the Three Months Ended March
 31, 2001 and 2000 (unaudited)........................................... F-27
Notes to Consolidated Financial Statements (unaudited)................... F-28

Georgia Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP............ F-32
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999.............................................. F-33
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year Ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year
 Ended December 31, 1998................................................. F-34
Combined Statements of Cash Flows for the Year Ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year Ended December 31, 1998...................... F-35
Notes to Combined Financial Statements................................... F-36

Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and 2000 (unaudited)..................................... F-44
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Three Months Ended March 31, 2001 and 2000
 (unaudited)............................................................. F-45
Combined Statements of Cash Flows for the Three Months Ended March 31,
 2001 and 2000 (unaudited)............................................... F-46
Notes to Combined Financial Statements (unaudited)....................... F-47

Southern Illinois Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP............ F-52
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999.............................................. F-53
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year Ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year
 Ended December 31, 1998................................................. F-54
Combined Statements of Cash Flows for the Year Ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year Ended December 31, 1998...................... F-55
Notes to Combined Financial Statements................................... F-56

Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and 2000 (unaudited)..................................... F-65
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Three Months Ended March 31, 2001 and 2000
 (unaudited)............................................................. F-66

Combined Statements of Cash Flows for the Three Months Ended March 31,
 2001 and 2000 (unaudited)..............................................   F-67
Notes to Combined Financial Statements (unaudited)......................   F-68

Iowa Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP...........   F-73
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999.............................................   F-74
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year Ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year
 Ended December 31, 1998................................................   F-75
Combined Statements of Cash Flows for the Year Ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year Ended December 31, 1998.....................   F-76
Notes to Combined Financial Statements..................................   F-77

Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and  2000 (unaudited)...................................   F-86
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Three Months Ended March 31, 2001 and 2000
 (unaudited)............................................................   F-87
Combined Statements of Cash Flows for the Three Months Ended March 31,
 2001 and 2000 (unaudited)..............................................   F-88
Notes to Combined Financial Statements (unaudited)......................   F-89

Missouri Mediacom Systems

Report of Independent Accountants--PricewaterhouseCoopers LLP...........   F-94
Combined Statement of Assets, Liabilities and Parent's Investment as of
 December 31, 2000 and 1999.............................................   F-95
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Year Ended December 31, 2000, Period from March 1 to
 December 31, 1999, Period from January 1 to February 28, 1999 and Year
 Ended December 31, 1998................................................   F-96
Combined Statements of Cash Flows for the Year Ended December 31, 2000,
 Period from March 1 to December 31, 1999, Period from January 1 to
 February 28, 1999 and Year Ended December 31, 1998.....................   F-97
Notes to Combined Financial Statements..................................   F-98

Combined Statement of Assets, Liabilities and Parent's Investment as of
 March 31, 2001 and  2000 (unaudited)...................................  F-105
Combined Statements of Revenues and Direct Expenses and Parent's
 Investment for the Three Months Ended March 31, 2001 and 2000
 (unaudited)............................................................  F-106
Combined Statements of Cash Flows for the Three Months Ended March 31,
 2001 and 2000 (unaudited)..............................................  F-107
Notes to Combined Financial Statements (unaudited)......................  F-108

Triax Midwest Associates, L.P.

Report of Independent Public Accountants--Arthur Andersen LLP............ F-113
Balance Sheets as of December 31, 1997 and 1998 and September 30, 1999
 (unaudited)............................................................. F-114
Statements of Operations for the Years Ended December 31, 1996, 1997 and
 1998 and for the Nine Months Ended September 30, 1998 and 1999
 (unaudited)............................................................. F-115
Statements of Partners' Deficit for the Years Ended December 31, 1996,
 1997 and 1998 and for the Nine Months Ended September 30, 1999
 (unaudited)............................................................. F-116
Statements of Cash Flows for the Years Ended December 31, 1996, 1997 and
 1998 and for the Nine Months Ended September 30, 1998 and 1999
 (unaudited)............................................................. F-117
Notes to Financial Statements............................................ F-118

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mediacom Communications Corporation:

   We have audited the accompanying consolidated balance sheets of Mediacom Communications Corporation (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period then ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mediacom Communications Corporation and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period then ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Stamford, Connecticut
February 16, 2001

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                         (All dollar amounts in 000's)

                                                             December 31,
                                                         ----------------------
                                                            2000        1999
                                                         ----------  ----------
                        ASSETS
Cash and cash equivalents .............................  $    4,152  $    4,473
Subscriber accounts receivable, net of allowance for
 doubtful accounts
 of $932 and $772, respectively .......................      13,500      12,149
Prepaid expenses and other assets .....................       4,255       4,376
Investments ...........................................       3,985       8,794
Investment in cable television systems:
  Inventory ...........................................      14,131      12,384
  Property, plant and equipment, at cost ..............     841,549     700,696
  Less: accumulated depreciation ......................    (204,617)   (101,693)
                                                         ----------  ----------
  Property, plant and equipment, net ..................     636,932     599,003
  Intangible assets, net of accumulated amortization of
   $125,181 and
   $56,171, respectively ..............................     686,009     588,103
                                                         ----------  ----------
    Total investment in cable television systems ......   1,337,072   1,199,490
Other assets, net of accumulated amortization of $5,749
 and $6,343,
 respectively .........................................      17,008      43,599
                                                         ----------  ----------
    Total assets ......................................  $1,379,972  $1,272,881
                                                         ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Debt ................................................  $  987,000  $1,139,000
  Accounts payable and accrued expenses ...............      81,140      57,183
  Subscriber advances .................................       3,886       3,188
  Deferred revenue ....................................      40,510      18,895
  Deferred tax liability ..............................       5,815         --
                                                         ----------  ----------
    Total liabilities .................................  $1,118,351  $1,218,266
                                                         ----------  ----------
STOCKHOLDERS' EQUITY
  Class A common stock, $.01 par value; 300,000,000
   shares authorized;
   60,601,001 shares issued and outstanding as of
   December 31, 2000 ..................................         606         --
  Class B common stock, $.01 par value; 100,000,000
   shares authorized; 29,342,990 shares issued and
   outstanding as of December 31, 2000 ................         293         --
  Additional paid-in capital ..........................     538,642         --
  Capital contributions ...............................         --      182,013
  Accumulated comprehensive (loss) income .............        (414)        261
  Accumulated deficit .................................    (277,506)   (127,659)
                                                         ----------  ----------
    Total stockholders' equity ........................     261,621      54,615
                                                         ----------  ----------
    Total liabilities and stockholders' equity ........  $1,379,972  $1,272,881
                                                         ==========  ==========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (All amounts in 000's, except per share amounts)

                                                  Years Ended December 31,
                                                 -----------------------------
                                                   2000       1999      1998
                                                 ---------  --------  --------
Revenues ....................................... $ 332,050  $176,052  $129,297
Costs and expenses:
  Service costs ................................   114,234    58,058    43,849
  Selling, general and administrative expenses
   .............................................    55,820    32,949    25,596
  Corporate expenses ...........................     6,029     6,951     5,797
  Depreciation and amortization ................   178,331   101,065    65,793
  Non-cash stock charges relating to corporate
   expenses.....................................    28,254    15,445       --
                                                 ---------  --------  --------
Operating loss .................................   (50,618)  (38,416)  (11,738)
                                                 ---------  --------  --------
Interest expense, net ..........................    68,955    37,817    23,994
Other expenses .................................    30,024     5,087     4,058
                                                 ---------  --------  --------
Net loss before income taxes ................... $(149,597) $(81,320) $(39,790)
Provision for income taxes .....................       250       --        --
                                                 ---------  --------  --------
Net loss ....................................... $(149,847) $(81,320) $(39,790)
                                                 =========  ========  ========
Basic and diluted loss per share ............... $   (1.79) $  (7.82) $  (5.28)
Weighted average common shares outstanding .....    83,803    10,404     7,538


   The accompanying notes to consolidated financial statements are an integral part of these statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         (All dollar amounts in 000's)

                          Class  Class
                            A      B    Additional                Accumulated
                          Common Common  Paid-In      Capital    Comprehensive Accumulated
                          Stock  Stock   Capital   Contributions (Loss) Income   Deficit     Total
                          ------ ------ ---------- ------------- ------------- ----------- ---------
Balance, December 31,
 1997...................   $--    $--    $    --     $  30,990       $ --       $  (6,549) $  24,441
 Comprehensive loss:
 Net loss...............    --     --         --           --          --         (39,790)
 Comprehensive loss.....                                                                   $ (39,790)
 Members'
  contributions.........    --     --         --        94,000         --             --      94,000
                           ----   ----   --------    ---------       -----      ---------  ---------
Balance, December 31,
 1998...................    --     --         --     $ 124,990         --       $ (46,339) $  78,651
 Comprehensive loss:
 Net loss...............    --     --         --           --          --         (81,320)
 Unrealized gain on
  investments...........    --     --         --           --          261            --
 Comprehensive loss.....                                                                   $ (81,059)
 Members'
  contributions.........    --     --         --        10,500         --             --      10,500
 Non-cash
  contributions.........    --     --         --         6,606         --             --       6,606
 Non-cash contribution
  for the reduction of
  management fees.......    --     --         --        25,100         --             --      25,100
 Equity issued to
  management............    --     --         --        27,016         --             --      27,016
 Non-vested portion of
  equity granted to
  management............    --     --         --       (12,199)        --             --     (12,199)
                           ----   ----   --------    ---------       -----      ---------  ---------
Balance, December 31,
 1999...................   $--    $--    $    --     $ 182,013       $ 261      $(127,659) $  54,615
 Comprehensive loss:
 Net loss...............    --     --         --           --          --        (149,847)
 Unrealized loss on
  investments, net of
  deferred taxes........    --     --         --           --         (675)           --
 Comprehensive loss.....                                                                   $(150,522)
 Issuance of common
  stock in exchange for
  membership interests..    407    293    181,313     (182,013)        --             --         --
 Issuance of common
  stock in initial
  public offering, net
  of issuance costs.....    200    --     353,895          --          --             --     354,095
 Issuance of common
  stock in employee
  stock purchase plan...    --     --         310          --          --             --         310
 Repurchase of Class A
  common stock..........     (1)   --        (657)         --          --             --        (658)
 Vesting of equity
  granted to management,
  net of forfeiture.....    --     --       3,781          --          --             --       3,781
                           ----   ----   --------    ---------       -----      ---------  ---------
Balance, December 31,
 2000...................   $606   $293   $538,642    $     --        $(414)     $(277,506) $ 261,621
                           ====   ====   ========    =========       =====      =========  =========

   The accompanying notes to consolidated financial statements are an integral part of these statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (All dollar amounts in 000's)

                                                 Years Ended December 31,
                                               -------------------------------
                                                 2000       1999       1998
                                               ---------  ---------  ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net loss .................................... $(149,847) $ (81,320) $ (39,790)
 Adjustments to reconcile net loss to net cash
  flows from operating activities:
  Accretion of interest on seller note .......       --         225        287
  Depreciation and amortization ..............   178,331    101,065     65,793
  Impairment of available-for-sale securities
   ...........................................    28,488        --         --
  Vesting of management stock ................     3,781     14,817        --
  Other non-cash charges relating to corporate
   expenses...................................    24,473      7,234        --
  Amortization of SoftNet revenue ............    (2,502)      (142)       --
  Changes in assets and liabilities, net of
   effects from acquisitions:
   Subscriber accounts receivable ............      (980)       429     (1,437)
   Prepaid expenses and other assets .........       491     (2,211)       329
   Accounts payable and accrued expenses .....    13,296     13,031     27,522
   Subscriber advances .......................       320        480        852
   Deferred revenue ..........................      (324)       608        --
                                               ---------  ---------  ---------
    Net cash flows provided by operating
     activities ..............................    95,527     54,216     53,556
                                               ---------  ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
 Capital expenditures ........................  (183,518)   (86,669)   (53,721)
 Acquisitions of cable television systems ....  (112,142)  (764,253)  (343,330)
 Other, net ..................................    (1,450)      (626)       (34)
                                               ---------  ---------  ---------
    Net cash flows used in investing
     activities ..............................  (297,110)  (851,548)  (397,085)
                                               ---------  ---------  ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
 New borrowings ..............................   318,000    995,700    488,200
 Repayment of debt ...........................  (470,000)  (194,830)  (223,350)
 Net proceeds from sale of Class A common
  stock ......................................   354,095        --         --
 Issuance of common stock in employee stock
  purchase plan ..............................       310        --         --
 Repurchase of Class A common stock ..........      (658)       --         --
 Capital contributions .......................       --      10,500     94,000
 Financing costs .............................      (485)   (11,777)   (14,136)
                                               ---------  ---------  ---------
    Net cash flows provided by financing
     activities ..............................   201,262    799,593    344,714
                                               ---------  ---------  ---------
    Net (decrease) increase in cash and cash
     equivalents .............................      (321)     2,261      1,185
CASH AND CASH EQUIVALENTS, beginning of year
 .............................................     4,473      2,212      1,027
                                               ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of year ....... $   4,152  $   4,473  $   2,212
                                               =========  =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid during the year for interest ...... $  74,811  $  28,639  $  21,127
                                               =========  =========  =========
 Cash paid during the year for taxes ......... $      50  $     --   $     --
                                               =========  =========  =========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Organization

   Mediacom Communications Corporation ("MCC," and collectively with its direct and indirect subsidiaries, the "Company") is involved in the acquisition and development of cable television systems serving principally non-metropolitan markets. Through these cable systems, the Company provides entertainment, information and telecommunications services to its subscribers. As of December 31, 2000, the Company had acquired and was operating cable systems in 22 states, principally Alabama, California, Florida, Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri and North Carolina.

   MCC was organized in November 1999 as a Delaware corporation and completed an initial public offering on February 9, 2000. Prior to the initial public offering, MCC had no assets, liabilities, contingent liabilities or operations. Immediately prior to the completion of its initial public offering, MCC issued shares of its Class A and Class B common stock in exchange for all of the outstanding membership interests in Mediacom LLC, a New York limited liability company organized in July 1995. Mediacom LLC commenced operations in March 1996 and serves as a holding company for the Company's operating subsidiaries. Each operating subsidiary is wholly-owned by Mediacom LLC, except for a 1.0% ownership interest in a subsidiary, Mediacom California LLC, that is held by Mediacom Management Corporation ("Mediacom Management").

   Prior to February 9, 2000, Mediacom LLC conducted its affairs pursuant to an amended and restated operating agreement among its members. Pursuant to this amended and restated operating agreement, net losses were generally allocated first to the Commisso Members (the "Primary Members"), as defined therein, including the Chairman and Chief Executive Officer of MCC (the "Manager"), and the balance of the net losses to the other members ratably in accordance with their respective membership units. On February 9, 2000, the amended and restated operating agreement was further amended to reflect MCC as the sole member and manager of Mediacom LLC.

(2) Summary of Significant Accounting Policies

 Basis of Preparation of Consolidated Financial Statements

   The consolidated financial statements include the accounts of MCC and its subsidiaries. All significant intercompany transactions and balances have been eliminated. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

   Revenues include amounts billed to customers for services provided, installations, advertising and others. Revenues from basic, premium, pay-per-view and data services are recognized when the services are provided to the customers. Installation revenues are recognized to the extent of direct selling costs incurred. Additional installation revenues collected, if any, are deferred and amortized to income over the estimated average life of a subscriber. Advertising sales are recognized in the period that the advertisements are exhibited. Franchise fees are collected on a monthly basis and are periodically remitted to local franchise authorities. Franchise fees collected and paid are reported as revenues and expenses.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

 Concentration of Credit Risk

   The Company's accounts receivable is comprised of amounts due from subscribers in varying regions throughout the United States. Concentration of credit risk with respect to these receivables is limited due to the large number of customers comprising the Company's customer base and their geographic dispersion.

 Investments

   Investments consist of equity securities. Management classifies these securities as available-for-sale securities under the provisions defined in the Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Available-for-sale securities are carried at market value, with unrealized gains and losses reported as a component of accumulated comprehensive income. If a decline in the fair value of the security is judged to be other than temporary, a realized loss will be recorded.

 Inventory

   Inventory consists primarily of fiber-optic cable, coaxial cable, electronics, hardware and miscellaneous tools and are stated at the lower of cost or market. Cost is determined using the average cost method.

 Property, Plant and Equipment

   Property, plant and equipment is recorded at purchased and capitalized cost. The Company capitalizes a portion of direct and indirect costs related to the construction, replacement and installation of property, plant and equipment. The Company capitalized interest of approximately $5.3 million and $1.8 million for the years ended December 31, 2000 and 1999, respectively. Capitalized costs are charged to property, plant and equipment and depreciated over the life of the related assets.

   Amounts incurred for repairs and maintenance are charged to operations in the period incurred.

   Depreciation is calculated on a straight-line basis over the following useful lives:

   Buildings........................................... 45 years
   Leasehold improvements.............................. Life of respective lease
   Cable systems and equipment......................... 5 to 10 years
   Subscriber devices.................................. 5 years
   Vehicles............................................ 5 years
   Furniture, fixtures and office equipment............ 5 to 10 years

 Intangible Assets

   Intangible assets include franchising costs, goodwill, subscriber lists and covenants not to compete. Amortization of intangible assets is calculated on a straight-line basis over the following lives:

   Franchising costs................................... 15 years
   Goodwill............................................ 15 years
   Subscriber lists.................................... 5 years
   Covenants not to compete............................ 3 to 7 years

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

 Impairment of Long-Lived Assets

   The Company follows the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. There has been no impairment of long-lived assets of the Company under SFAS 121.

 Other Assets

   Other assets include financing costs of approximately $17.0 million and $19.1 million and a deferred stock expense of approximately $0 and $24.5 million as of December 31, 2000 and 1999, respectively. Financing costs incurred to raise debt are deferred and amortized over the expected term of such financings. The deferred stock expense was recognized during 2000 as a non-cash stock charge relating to corporate expenses in the consolidated statements of operations. (See Note 10).

 Comprehensive Loss

   During 1999, the Company adopted Statement of Financial Accounting Standards No. 130,"Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. In accordance with SFAS 130, the Company records temporary unrealized gains and losses on investments as a component of accumulated comprehensive income.

 Income Taxes

   Prior to MCC's initial public offering, Mediacom LLC, the predecessor company to MCC, was a New York limited liability company and was not required to account for income taxes. Currently, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. (See Note 9).

 Stock Options

   The Company accounts for its stock option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees"("APB 25"). See
Note 16 for pro forma information relating to treatment of the Company's stock option plans under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

 Segment Reporting

   In accordance with SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," segments have been identified based upon management responsibility. Management has identified one reportable segment, cable services.

 Reclassifications

   Certain reclassifications have been made to prior year's amounts to conform to the current year's presentation.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Recent Accounting Pronouncements

   In June 1998, Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," was issued effective January 1, 2001. This statement establishes the accounting and reporting standards for derivatives and hedging activity. Upon adoption of SFAS 133, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. The Company estimates the impact of the adoption of SFAS 133, as amended, will result in an after tax charge of approximately $1.6 million which will be reflected as a change in accounting principle in 2001.

   In March 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 does not apply to the Company's basic cable television business. The Company will continue to account for revenues based upon Statement of Financial Accounting Standards No. 51, "Financial Reporting by Cable Television Companies." SAB 101 did not have a material impact on the Company's results of operations and consolidated financial statements.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events as if they had occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 does not have a material impact on the Company's results of operations and consolidated financial statements.

(3) Loss per Share

   The Company calculates loss per share in accordance with Statement Financial of Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share." SFAS 128 computes basic loss per share by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period plus the effects of any potentially dilutive securities. The Company does not have any additional securities outstanding that would have a dilutive effect on the weighted average common shares outstanding. The effect of stock options was anti-dilutive because the Company generated net losses for the periods presented. Accordingly, diluted loss per share equaled basic loss per share.

   The following table summarizes the Company's calculation of basic and diluted loss per share for the years ended December 31, 2000, 1999 and 1998:

                                                   2000       1999      1998
                                                 ---------  --------  --------
                                                    (in thousands, except
                                                     per share amounts)
   Net loss..................................... $(149,847) $(81,320) $(39,790)
   Basic and diluted loss per share............. $   (1.79) $  (7.82) $  (5.28)
   Weighted average common shares outstanding...    83,803    10,404     7,538

   The weighted average shares outstanding for the years ended December 31, 1999 and 1998 is computed based on the conversion ratio used to exchange Mediacom LLC's membership units for shares of MCC's common stock upon MCC's initial public offering. (See Note 15).

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(4) Acquisitions

   The Company has completed the undernoted acquisitions (the "Acquired Systems") in 2000 and 1999. These acquisitions were accounted for using the purchase method of accounting, and accordingly, the purchase price of these Acquired Systems has been allocated to the assets acquired and liabilities assumed at their estimated fair values at their respective date of acquisition. The results of operations of the Acquired Systems have been included with those of the Company since the dates of acquisition.

 2000

   During 2000, the Company completed nine acquisitions of cable systems serving 53,000 basic subscribers for an aggregate purchase price of $109.2 million, including a $2.5 million deferred conditional payment to a seller. The cable systems serve communities in Alabama, Illinois, Iowa, Kentucky, Minnesota and South Dakota. The aggregate purchase price has been allocated as follows: approximately $48.2 million to property, plant and equipment, and approximately $58.5 million to intangible assets. Additionally, approximately $2.7 million of direct acquisition costs have been allocated to property, plant and equipment and intangible assets. These acquisitions were financed with borrowings under the Company's credit facilities. (See Note 7).

 1999

   On October 15, 1999, the Company acquired the stock of Zylstra Communications Corporation (the "Zylstra Systems"), for a purchase price of approximately $19.5 million. Zylstra owned and operated cable systems serving approximately 14,000 subscribers in Iowa, Minnesota and South Dakota. The purchase price has been allocated as follows: $7.8 million to property, plant and equipment, and $11.7 million to intangible assets. Additionally, approximately $400,000 of direct acquisition costs has been allocated to property, plant and equipment and intangible assets. The Zylstra acquisition was financed with borrowings under the Company's credit facilities. (See Note
7).

   On November 5, 1999, the Company acquired the assets of cable systems owned by Triax Midwest Associates, L.P. (the "Triax Systems"), for a purchase price of approximately $740.1 million. The Triax Systems served approximately 344,000 subscribers primarily in Illinois, Indiana, and Minnesota. The purchase price has been allocated based on an independent appraisal as follows: $198.3 million to property, plant and equipment, and $541.8 million to intangible assets. Additionally, approximately $13.5 million of direct acquisition costs has been allocated to property, plant and equipment, intangible assets and other assets. The Triax acquisition was financed with $10.5 million of additional equity contributions from Mediacom LLC's members and borrowings under the Company's credit facilities. (See Notes 7 and 8).

   Summarized below are the pro forma unaudited results of operations for the years ended December 31, 2000 and 1999, assuming the purchase of the Acquired Systems had been consummated as of January 1, 1999. Adjustments have been made to: (i) depreciation and amortization reflecting the fair value of the assets acquired; and (ii) interest expense reflecting the debt incurred to finance the acquisitions. The pro forma results may not be indicative of the results that would have occurred if the acquisitions had been completed on the date indicated or which may be obtained in the future.

                                                            2000       1999
                                                          ---------  ---------
                                                            (in thousands,
                                                           except per share
                                                               amounts)
                                                              (unaudited)
   Revenues.............................................. $ 348,391  $ 318,086
   Operating loss........................................   (50,923)   (39,013)
   Net loss..............................................  (151,106)  (139,005)
   Basic and diluted loss per share...................... $   (1.80) $  (13.36)
   Weighted average common shares outstanding............    83,803     10,404

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(5) Property, Plant and Equipment

   As of December 31, 2000 and 1999, property, plant and equipment consisted of:

                                                             2000       1999
                                                           ---------  ---------
                                                               (dollars in
                                                               thousands)
   Land and land improvements............................. $     578  $     414
   Buildings and leasehold improvements...................    12,024      6,171
   Cable systems, equipment and subscriber devices........   802,450    682,305
   Vehicles...............................................    17,898      7,211
   Furniture, fixtures and office equipment...............     8,599      4,595
                                                           ---------  ---------
                                                           $ 841,549  $ 700,696
   Accumulated depreciation...............................  (204,617)  (101,693)
                                                           ---------  ---------
                                                           $ 636,932  $ 599,003
                                                           =========  =========

   Depreciation expense for the years ended December 31, 2000, 1999 and 1998 was approximately $107.0 million, $59.2 million and $39.7 million, respectively.

(6) Intangible Assets

   The following table summarizes the net asset value for each intangible asset category as of December 31, 2000 and 1999 (dollars in thousands):

                                                                         Net
                                              Gross Asset Accumulated   Asset
                                                 Value    Amortization  Value
                                              ----------- ------------ --------
   2000
   Franchising costs.........................  $651,952     $ 59,151   $592,801
   Goodwill..................................    19,514        1,990     17,524
   Subscriber lists..........................   134,024       60,668     73,356
   Covenants not to compete..................     5,700        3,372      2,328
                                               --------     --------   --------
                                               $811,190     $125,181   $686,009
                                               ========     ========   ========
                                                                         Net
                                              Gross Asset Accumulated   Asset
                                                 Value    Amortization  Value
                                              ----------- ------------ --------
   1999
   Franchising costs.........................  $539,221     $ 18,174   $521,047
   Goodwill..................................     8,447        1,163      7,284
   Subscriber list...........................    91,746       34,552     57,194
   Covenants not to compete .................     4,860        2,282      2,578
                                               --------     --------   --------
                                               $644,274     $ 56,171   $588,103
                                               ========     ========   ========

   Amortization expense for the years ended December 31, 2000, 1999 and 1998 was approximately $71.3 million, $41.9 million and $26.1 million, respectively.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(7) Debt

   As of December 31, 2000 and 1999, debt consisted of:

                                                              2000      1999
                                                            -------- ----------
                                                                (dollars in
                                                                thousands)
   8 1/2% Senior Notes(a) ................................. $200,000 $  200,000
   7 7/8% Senior Notes(b) .................................  125,000    125,000
   Bank Credit Agreements(c) ..............................  662,000    814,000
                                                            -------- ----------
                                                            $987,000 $1,139,000
                                                            ======== ==========

(a) On April 1, 1998, Mediacom LLC and its wholly-owned subsidiary, Mediacom Capital Corporation, a Delaware corporation, jointly issued $200.0 million aggregate principal amount of 8 1/2% senior notes due on April 15, 2008 (the "8 1/2% Senior Notes"). The 8 1/2% Senior Notes are unsecured obligations of the Company, and the indenture for the 8 1/2% Senior Notes stipulates, among other things, restrictions on incurrence of indebtedness, distributions, mergers and asset sales and has cross-default provisions related to other debt of the Company. The Company was in compliance with the indenture governing the 8 1/2% Senior Notes as of December 31, 2000.

(b) On February 26, 1999, Mediacom LLC and Mediacom Capital jointly issued $125.0 million aggregate principal amount of 7 7/8% senior notes due on February 15, 2011 (the "7 7/8% Senior Notes"). The 7 7/8% Senior Notes are unsecured obligations of the Company, and the indenture for the 7 7/8% Senior Notes stipulates, among other things, restrictions on incurrence of indebtedness, distributions, mergers and asset sales and has cross-default provisions related to other debt of the Company. The Company was in compliance with the indenture governing the 7 7/8% Senior Notes as of December 31, 2000.

(c) On September 30, 1999, the Company entered into credit facilities in the aggregate amount of $550.0 million, consisting of a $450.0 million reducing revolving credit facility and a $100.0 million term loan (the "Mediacom USA Credit Agreement"). The revolving credit facility expires on March 31, 2008, subject to earlier expiration on June 30, 2007 if Mediacom LLC does not refinance the 8 1/2% Senior Notes by March 31, 2007. The term loan is due and payable on September 30, 2008, and is subject to repayment on September 30, 2007 if Mediacom LLC does not refinance the 8 1/2% Senior Notes by March 31, 2007. The reducing revolving credit facility makes available a maximum commitment amount for a period of up to eight and one-half years, which is subject to quarterly reductions, beginning September 30, 2002, ranging from 1.25% to 17.50% of the original commitment amount of the reducing revolver. The Mediacom USA Credit Agreement requires mandatory reductions of the reducing revolver facility from excess cash flow, as defined therein, beginning December 31, 2002. The Mediacom USA Credit Agreement provides for interest at varying rates based upon various borrowing options and the attainment of certain financial ratios, and for commitment fees of 1/4% to 3/8% per annum on the unused portion of available credit under the reducing revolver credit facility.

  On November 5, 1999, the Company entered into other credit facilities in the aggregate amount of $550.0 million, consisting of a $450.0 million reducing revolving credit facility and a $100.0 million term loan (the "Mediacom Midwest Credit Agreement", and together with the Mediacom USA Credit Agreement, the "Bank Credit Agreements"). The revolving credit facility expires on June 30, 2008, subject to earlier expiration on September 30, 2007 if Mediacom LLC does not refinance the 8 1/2% Senior Notes by March 31, 2007. The term loan is due and payable on December 31, 2008, and is subject to repayment on December 31, 2007 if Mediacom LLC does not refinance the 8 1/2% Senior Notes by March 31, 2007. The reducing revolving credit facility makes available a maximum commitment amount for a period of up to eight and one-half years, which is subject to quarterly reductions, beginning September 30, 2002, ranging from 1.25% to 8.75% of the original commitment amount of the reducing revolver. The Mediacom Midwest Credit Agreement requires mandatory reductions of the reducing revolver facility from excess cash flow, as defined therein, beginning December 31, 2002. The Midwest Credit Agreement provides for interest at varying rates based upon various borrowing options and the

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES attainment of certain financial ratios, and for commitment fees of 1/4% to 3/8% per annum on the unused portion of available credit under the reducing revolver credit facility.

  The Bank Credit Agreements require the Company to maintain compliance with certain financial covenants including, but not limited to, leverage, interest coverage and pro forma debt service coverage ratios, as defined therein. The Bank Credit Agreements also require the Company to maintain compliance with other covenants including, but not limited to, limitations on mergers and acquisitions, consolidations and sales of certain assets, liens, the incurrence of additional indebtedness, certain restrictive payments, and certain transactions with affiliates. The Company was in compliance with all covenants of the Bank Credit Agreements as of December 31, 2000.

  The Bank Credit Agreements are secured by Mediacom LLC's pledge of all its ownership interests in its operating subsidiaries and is guaranteed by Mediacom LLC on a limited recourse basis to the extent of such ownership interests. At December 31, 2000, the Company had $436.6 million of unused bank commitments under the Bank Credit Agreements.

  The average interest rate on debt outstanding under the Bank Credit Agreements was 8.3% and 8.0% for the three months ended December 31, 2000 and December 31, 1999, respectively, before giving effect to the interest rate swap agreements discussed below.

   The Company uses interest rate swap agreements in order to fix the interest rate for the duration of the contract to hedge against interest rate volatility. As of December 31, 2000, the Company had interest rate exchange agreements with various banks pursuant to which the interest rate on $170.0 million is fixed at a weighted average swap rate of approximately 6.7%, plus the average applicable margin over the Eurodollar Rate option under our bank credit agreement. Under the terms of the interest rate exchange agreements, which expire from 2002 through 2004, the Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate exchange agreements. However, the Company does not anticipate nonperformance by the counterparties.

   The fair value of the swaps is the estimated amount that the Company would receive or pay to terminate the swaps, taking into account current interest rates and the current creditworthiness of the swap counterparties. At December 31, 2000, the Company would have paid approximately $1.6 million if the swaps were terminated, inclusive of accrued interest.

   The fair value of the Company's debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the senior bank debt approximates the carrying value. The fair value at December 31, 2000 of the 8 1/2% Senior Notes and the 7 7/8% Senior Notes was approximately $187.0 million and $107.0 million, respectively.

   The stated maturities of all debt outstanding as of December 31, 2000 are as follows (dollars in thousands):

      2001............................................................. $    --
      2002.............................................................      750
      2003.............................................................    2,000
      2004.............................................................    2,000
      2005.............................................................    2,000
      Thereafter ......................................................  980,250
                                                                        --------
                                                                        $987,000
                                                                        ========

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(8) Stockholders' Equity

   On February 9, 2000, MCC completed an initial public offering of 20,000,000 shares of Class A common stock at $19.00 per share. The net proceeds, after underwriting discounts and other expenses of approximately $25.9 million, were $354.1 million. Immediately prior to the completion of the initial public offering, MCC issued 40,657,010 shares of Class A common stock and 29,342,990 shares of Class B common stock in exchange for all the outstanding membership interests in Mediacom LLC. For the years ended December 31, 1999 and 1998, Mediacom LLC received equity contributions from its members of $10.5 million and $94.0 million, respectively.

   In May 2000, the Company announced that its Board of Directors had authorized a repurchase program pursuant to which MCC may purchase up to $50.0 million of its Class A common stock, in the open market or through privately negotiated transactions, subject to certain restrictions and market conditions. During 2000, MCC repurchased 80,000 shares of its Class A common stock for an aggregate cost of $658,000 at share prices ranging from $8.00 to $10.75 per share.

   As of December 20, 1999, the Board of Directors of the Company adopted the 1999 Employee Stock Purchase Plan ("ESPP"). Under this plan, all employees were allowed to participate in the purchase of MCC's Class A Common Stock at a 15% discount on the date of the allocation. On July 31, 2000, approximately 24,000 shares were purchased by the participants of the ESPP with net proceeds to the Company of approximately $310,000. Compensation was not recorded on the distribution of these shares in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" ("APB 25").

(9) Income Tax

   The accompanying consolidated statements of operations for the year ended December 31, 2000 include a provision for income taxes of approximately $250,000. This provision relates to minimum state and local taxes and capital taxes that the Company is required to pay in certain jurisdictions. Since Mediacom LLC, the predecessor company to MCC, was a New York limited liability company and not subject to federal or state income taxes, no provision for income taxes was recorded for the year ended December 31, 1999 and 1998. At December 31, 2000, the Company had net operating loss carry-forwards of approximately $101.2 million which will expire in 2020. The tax benefit of such operating loss carry-forwards will be credited to income when realization is considered more likely than not.

   A reconciliation of the income tax provision at the United States federal statutory rate to the actual income tax expense for the year ended December 31, 2000 is as follows (dollars in thousands):

   Tax benefit at the United States statutory rate ................... $(52,359)
   Compensation due to issuance of stock .............................   11,423
   State taxes, net of federal tax benefit ...........................      250
   Other .............................................................        5
   Losses not benefited ..............................................   40,931
                                                                       --------
     Total income tax provision ...................................... $    250
                                                                       ========

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

   The Company's net deferred tax liability consisted of the following amounts of deferred tax assets and liabilities as of December 31, 2000 (dollars in thousands):

   Deferred tax asset:
     Deferred revenue ................................................ $ 13,949
     Tax over book basis of intangible assets ........................   16,832
     Realized loss on marketable securities ..........................   11,518
     Unrealized loss on marketable securities ........................      180
     Reserves and other ..............................................    2,306
     Net operating loss carryforwards ................................   40,931
                                                                       --------
   Gross tax assets ..................................................   85,716
     Less: Valuation allowance .......................................  (40,641)
                                                                       --------
   Deferred tax assets ............................................... $ 45,075
   Deferred tax liabilities:
     Book over tax basis of depreciable assets ....................... $ 50,890
                                                                       --------
   Deferred tax liability ............................................ $ 50,890
                                                                       --------
   Net deferred tax liability ........................................ $  5,815
                                                                       ========

(10) Related Party Transactions

   Prior to MCC's initial public offering in February 2000, separate management agreements with each of Mediacom LLC's operating subsidiaries provided for Mediacom Management to be paid compensation for management services performed for the Company. Until November 19, 1999, under such agreements, Mediacom Management was entitled to receive annual management fees calculated as follows: (i) 5.0% of the first $50.0 million of annual gross operating revenues of the Company; (ii) 4.5% of such revenues in excess thereof up to $75.0 million; and (iii) 4.0% of such revenues in excess of $75.0 million. Effective November 19, 1999, the management agreements with Mediacom Management were amended in connection with an amendment to Mediacom LLC's operating agreement to provide annual management fees equal to 2.0% of annual gross revenues. In connection with this amendment to Mediacom LLC's operating agreement, Mediacom Management also agreed to waive all management fees incurred from July 1, 1999 through November 19, 1999 by Mediacom LLC's operating subsidiaries in the amount of approximately $2.8 million. The amount waived is included in capital contributions in the consolidated balance sheets. Upon MCC's initial public offering in February 2000, all management agreements with Mediacom Management were terminated. The Company incurred management fees under the agreements with Mediacom Management of approximately $559,000, $7.0 million (including the $2.8 million waived) and $5.8 million for the years ended December 31, 2000, 1999 and 1998, respectively.

   Also in connection with this amendment to the operating agreement, the Company recorded a deferred stock expense in 1999 of approximately $25.1 million for which additional membership units of Mediacom LLC were issued to the Manager. This deferred expense represented the future benefit of reduced management fees. During 1999, the Company recorded a non-cash stock charge relating to corporate expenses of approximately $628,000 in its consolidated statements of operations for the amortization of the future benefit. The remaining balance of approximately $24.5 million was recognized as a non-cash expense during the year ended December 31, 2000 as a result of MCC's initial public offering and the termination of all management agreements with Mediacom Management. (See Note 15).

   Mediacom Management also agreed to waive its right to all future acquisition fees, including the $3.8 million fee related to the acquisitions of the Triax and Zylstra systems during 1999, as part of this amendment

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES to the operating agreement described above. For the years ended December 31, 1999 and 1998, the Company incurred acquisition fees of approximately $3.8 million and $3.3 million, respectively. Acquisition fees are included in other expenses in the consolidated statements of operations. Mediacom Management is wholly-owned by the Chairman and Chief Executive Officer of MCC.

   Certain of the Company's shareholders are financial institutions who perform various investment banking and commercial banking services. For the years ended December 31, 2000, 1999 and 1998, the Company paid approximately $450,000, $8.9 million and $10.2 million for services performed, respectively.

(11) Employee Benefit Plans

   Substantially all employees of the Company are eligible to participate in a deferred arrangement pursuant to the Internal Revenue Code Section 401(k) (the "Plan"). Under such arrangement, eligible employees may contribute up to 15% of their current pre-tax compensation to the Plan. The Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. The Company presently matches 50% on the first 6% of employee contributions. The Company's contributions under the Plan totaled approximately $627,000, $302,000 and $264,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

(12) Commitments and Contingencies

   Under various lease and rental agreements for offices, warehouses and computer terminals, the Company had rental expense of approximately $2.5 million, $1.3 million and $588,000 for the years ended December 31, 2000, 1999 and 1998, respectively. Future minimum annual rental payments are as follows (dollars in thousands):

   2001.................................................................. $2,146
   2002..................................................................  1,717
   2003..................................................................  1,120
   2004..................................................................    902
   2005..................................................................    752

   In addition, the Company rents utility poles in its operations generally under short-term arrangements, but the Company expects these arrangements to recur. Total rental expense for utility poles was approximately $3.0 million, $1.8 million and $1.7 million for the years ended December 31, 2000, 1999 and 1998, respectively.

   As of December 31, 2000, approximately $1.4 million of letters of credit were issued in favor of various parties to secure the Company's performance relating to insurance and franchise requirements and pole rentals.

 Legal Proceedings

   On November 3, 2000, the Company resolved litigation brought against it by Grey Advertising, Inc. ("Grey") in January 2000. MCC and Grey entered into a final settlement agreement that involves no monetary payments by either party and that permits MCC and its subsidiaries to continue to use the name "Mediacom" in accordance with the terms of their confidential agreement.

   There are no other material pending legal proceedings to which the Company is a party or to which any of our properties are subject.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

 Regulation in the Cable Television Industry

   The cable television industry is subject to extensive regulation by federal, local and, in some instances, state government agencies. The Cable Television Consumer Protection and Competition Act of 1992 and the Cable Communication Policy Act of 1984 (collectively, the "Cable Acts"), both of which amended the Communications Act of 1934 (as amended, the "Communications Act"), established a national policy to guide the development and regulation of cable television systems. The Communications Act was amended by the Telecommunications Act of 1996 (the "1996 Telecom Act"). Principal responsibility for implementing the policies of the Cable Acts and the 1996 Telecom Act has been allocated between the FCC and state or local regulatory authorities.

 Federal Law and Regulation

   The Cable Acts and the FCC's rules implementing such acts generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local or state franchise authorities. The Cable Acts and the corresponding FCC regulations have established, among other things: (i) rate regulations; (ii) mandatory carriage and retransmission consent requirements that require a cable television system under certain circumstances to carry a local broadcast station or to obtain consent to carry a local or distant broadcast station;
(iii) rules for franchise renewals and transfers; and (iv) other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

   The FCC and Congress continue to be concerned that rates for regulated programming services are rising at a rate exceeding inflation. It is therefore possible that the FCC will further restrict the ability of cable television operators to implement rate increases or Congress will enact legislation to effect the same outcome.

 State and Local Regulation

   Cable television systems generally operate pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local governmental entity. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable television systems to the jurisdiction of centralized state government agencies. To date, other than Delaware, no state in which the Company currently operates has enacted state level regulation. The Company cannot predict whether any of the states in which currently operates will engage in such regulation in the future.

(13) SoftNet

   In November 1999, the Company completed an agreement with SoftNet Systems, Inc. ("SoftNet") to deploy SoftNet's high-speed Internet access services throughout the Company's cable television systems. In addition to a revenue sharing arrangement with SoftNet, the Company received 3.5 million shares of SoftNet's common stock of which approximately 2.2 million shares were vested and non-forfeitable as of December 31, 2000. Upon vesting into shares of SoftNet common stock pursuant to the SoftNet agreement, the Company recorded deferred revenue. As of December 31, 2000 and 1999, this deferred revenue amounted to approximately $30.2 million and $8.4 million, respectively, net of amortization recorded. The Company is recognizing this deferred revenue over the life of the SoftNet agreement. For the years ended December 31, 2000 and 1999, the Company recognized such revenue of approximately $2.5 million and $142,000, respectively.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

   For the year ended December 31, 2000, the Company recorded a non-cash charge of approximately $28.5 million as a realized loss in other expenses in its consolidated statements of operations. The Company deemed the decline in the value of the SoftNet common stock to be other than temporary due to the decrease in the fair value of the investment below the Company's basis for a period greater than six months and SoftNet's announcement to restructure and downsize its operations.

   For the years ended December 31, 2000 and 1999, the Company's realized and unrealized gains and losses on its investment was as follows (in thousands):

   Accumulated comprehensive income, December 31, 1999 .............. $    --
   Unrealized gain ..................................................      261
                                                                      --------
   Ending balance ...................................................      261
   Unrealized loss ..................................................  (29,175)
   Realized loss ....................................................   28,500
                                                                      --------
   Accumulated comprehensive income, December 31, 2000............... $   (414)
                                                                      ========

   As of December 31, 2000, the Company carried its investment in SoftNet at a fair value of approximately $4.0 million.

(14) Employment Arrangements

   During 1999, the Company recorded a deferred non-cash stock expense of approximately $27.0 million relating to the grant of membership units of Mediacom LLC to certain members of management for past and future services. These units will vest over five years and are subject to forfeiture penalties during the three year period between the date the membership units become vested and the date the employee leaves the Company. Forfeited units will revert to the Manager. At MCC's initial public offering, all outstanding membership units were redeemed and converted to common shares of MCC. Future vesting under these employment arrangements will be in common shares of MCC (See Note 15). For the years ended December 31, 2000 and 1999, Mediacom LLC recorded a non-cash stock charge of approximately $3.8 million and $14.8 million, respectively, in its consolidated statements of operations, relating to the vested and non-forfeitable membership units. As of December 31, 2000 and 1999, the balance of approximately $8.4 and $12.2 million, respectively, relating to the non-vested and forfeitable membership units, was recorded as additional paid in capital in the consolidated balance sheets and is being amortized as a non-cash stock expense over a period of five to eight years.

(15) Events Relating to Initial Public Offering

   Prior to MCC's initial public offering on February 9, 2000, additional membership interests were issued to all members of Mediacom LLC in accordance with a formula set forth in the amended and restated operating agreement, which was based upon a valuation of Mediacom LLC established at the time of the initial public offering. A provision in the operating agreement eliminated a certain portion of the special allocation of membership interests awarded to Primary Members based upon a valuation of Mediacom LLC. In connection with the removal of these specified special allocation provisions and the amendments to Mediacom LLC's management agreements with Mediacom Management effective November 19, 1999 (See Note 10), the Primary Members were issued new membership interests in Mediacom LLC immediately prior to the initial public offering representing 16.5% of the aggregate equity value of Mediacom LLC. These newly issued membership interests were exchanged for shares of MCC Class B common stock immediately prior to the completion of the initial public offering.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

   The management agreements between Mediacom Management and each of MCC's operating subsidiaries were terminated at the time of the initial public offering and Mediacom Management's employees became MCC's employees and its corporate expense became MCC's corporate expense. The management fee expenses recorded prior to the initial public offering are reflected as corporate expenses in the consolidated statements of operations.

   As a result of the initial public offering and the termination of the management agreements with Mediacom Management, a deferred non-cash stock expense relating to corporate expenses of $24.5 million was recorded, relating to future benefits associated with the continuation of such management agreements. This charge was recorded for the year ended December 31, 2000 as a non-cash stock charge in the consolidated statements of operations. Mediacom Management is wholly-owned by the Chairman and Chief Executive Officer of MCC.

(16) Stock Options

   As of December 20, 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan for officers, directors and employees. Options granted under this plan have a ten-year life and vest at various times over a five-year period. Our Board of Directors authorized 9,000,000 shares of common stock to be granted as options under this plan. A maximum of 7,000,000 of these shares of common stock may be granted as incentive stock options. As of December 31, 2000, options for 3,011,000 shares (the "Employee Options") had been granted under the 1999 Stock Option Plan, consisting of 2,062,108 shares of Class A common stock and 948,892 shares of Class B common stock.

   In addition to the above stock option grants, immediately prior to the completion of the initial public offering, the Primary Members received options to purchase 7,200,000 shares of Class B common stock in exchange for the elimination of the balance of the provision providing for a special allocation of membership interests in Mediacom LLC. With the exception of such options held by the Manager to purchase approximately 6,900,000 shares of common stock, such options: (i) vest over five years which vesting period is deemed to have commenced for these Primary Members on various dates prior to the initial public offering; and (ii) are subject to forfeiture penalties to the Manager during the three year period between the date the options become vested and the date the Primary Member terminates employment with the Company. The options to purchase 6,900,000 shares of common stock held by the Manager were fully vested upon completion of the initial public offering.

   The following table summarizes information concerning stock option activity as of December 31, 2000:

                                                                       Average
                                                             Shares     Price
                                                           ----------  -------
   Outstanding at January 1, 2000 ........................        --      --
   Granted ............................................... 10,211,000  $18.93
   Exercised .............................................        --      --
   Forfeited .............................................   (303,990) $19.00
                                                           ----------  ------
   Outstanding at end of period ..........................  9,907,010  $18.93
                                                           ==========  ======
   Options exercisable at end of period ..................  8,187,041  $19.00
   Weighted average fair value of options granted during
    period                                                             $10.13

   MCC applied APB 25 in accounting for stock options granted to employees and directors. Accordingly, no compensation cost has been recognized for any option grants in the accompanying statements of operations since the price of the options was at their fair market value at the date of grant. FASB Statement No. 123,

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

"Accounting for Stock-Based Compensation" ("SFAS 123"), requires that information be determined as if the Company had accounted for employee stock options under the fair value method of this statement, including disclosing pro forma information regarding net loss and loss per share. The weighted average fair value of all of the Employee Options was estimated on the date of grant using the Black-Scholes model with the following weighted average assumptions:
(i) risk free average interest rate of 6.2%; (ii) expected dividend yields of 0%; (iii) expected lives of 6 years; and (iv) expected volatility of 45%. Had compensation costs been recorded for the Employee Options under SFAS 123, MCC's net loss and basic and diluted loss per share would have been increased from the "as reported" amounts to the "pro forma" amounts as follows:

                                                         Years Ended December
                                                                 31,
                                                         ---------------------
                                                            2000       1999
                                                         ----------  ---------
                                                            (in thousands,
                                                           except per share
                                                               amounts)
   Net loss:
     As reported ....................................... $ (149,847) $ (81,320)
     Pro forma ......................................... $ (159,499) $ (81,320)
   Basic and diluted loss per share:
     As reported ....................................... $    (1.79) $   (7.82)
     Pro forma ......................................... $    (1.90) $   (7.82)

   Excluded from the above pro forma calculation are the 7,200,000 additional stock options issued to the Primary Members discussed above since these options were issued in exchange for consideration representing their fair value.

   The following table summarizes information concerning stock options outstanding as of December 31, 2000:

                                 Options Outstanding            Options Exercisable
                         ------------------------------------ ------------------------
                                         Weighted-
                             Number       Average   Weighted-     Number     Weighted-
Range of                 Outstanding at  Remaining   Average  Exercisable at  Average
Exercise                  December 31,  Contractual Exercise   December 31,  Exercise
 Prices                       2000         Life       Price        2000        Price
--------                 -------------- ----------- --------- -------------- ---------
$8.00 to $12.00.........      56,000     9.3 years   $ 8.43           --         --
$12.00 to $18.00........      35,000     9.9 years    16.18           --         --
$19.00..................   9,816,010     5.4 years    19.00     8,187,041     $19.00
                           ---------     ---------              ---------
                           9,907,010     5.5 years              8,187,041
                           =========     =========              =========

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

(17) Selected Quarterly Financial Data (Unaudited)

                                        First     Second    Third     Fourth
                                       Quarter   Quarter   Quarter   Quarter
                                       --------  --------  --------  --------
                                         (in thousands, except per share
                                                    amounts)
2000
----
Revenues ............................. $ 77,440  $ 82,595  $ 84,478  $ 87,537
Operating loss .......................  (30,757)   (5,425)   (5,665)   (8,771)
Net loss .............................  (54,226)  (18,708)  (22,965)  (53,948)
Basic and diluted loss per share .....    (0.83)    (0.21)    (0.26)    (0.60)
Weighted average common shares
 outstanding .........................   65,223    89,974    89,936    89,944

1999
----
Revenues ............................. $ 36,000  $ 38,178  $ 39,052  $ 62,822
Operating loss .......................   (5,093)   (4,425)   (6,943)  (21,955)
Net loss .............................  (12,466)  (11,178)  (14,373)  (43,303)
Basic and diluted loss per share .....    (1.58)    (1.42)    (1.82)    (2.43)
Weighted average common shares
 outstanding .........................    7,895     7,895     7,895    17,849

(18) Subsequent Events

   As of January 31, 2001, the Company and SoftNet mutually agreed to terminate their affiliate relationship. The Company is in the process of transitioning its cable modem customers to the Excite@Home service. In the first quarter of 2001, the Company will recognize the deferred revenue that resulted from the Company's receipt of SoftNet shares in 1999 and the subsequent vesting thereof. Such deferred revenue will be recorded as other income in the Company's consolidated statements of operations.

   On January 24, 2001, Mediacom LLC and Mediacom Capital completed an offering of $500.0 million of 9 1/2% senior notes due January 2013. Interest on the 9 1/2% senior notes will be payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2001. Approximately $467.5 million of the net proceeds were used to repay a substantial portion of outstanding indebtedness under the Company's subsidiary credit facilities and related accrued interest. The balance of the net proceeds is being used for general corporate purposes.

   On February 7, 2001, the Company filed a registration statement with the Securities and Exchange Commission under which it may sell any combination of common and preferred stock, debt securities, warrants and subscription rights, for a maximum aggregate amount of $1.0 billion. The Securities and Exchange Commission declared this registration statement effective on February 13, 2001.

   On February 26, 2001, the Company entered into agreements with AT&T Broadband, LLC to acquire cable systems serving approximately 840,000 basic subscribers in Georgia, Illinois, Iowa, and Missouri, for an aggregate purchase price of $2.215 billion in cash, subject to closing adjustments. The Company expects to fund these acquisitions through a combination of new debt and equity financings and borrowings under the Company's existing subsidiary credit facilities. These pending transactions are expected to close in the second or third quarter of 2001, subject to customary closing conditions and the receipt of regulatory and other approvals.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                         (All dollar amounts in 000's)

                                                       March 31,   December 31,
                                                          2001         2000
                                                       ----------  ------------
                                                             (Unaudited)
                        ASSETS
Cash and cash equivalents............................. $   12,052   $    4,152
Subscriber accounts receivable, net of allowance for
 doubtful accounts of $707 and $932, respectively.....     13,184       13,500
Prepaid expenses and other assets.....................      5,229        4,255
Investments...........................................      5,187        3,985
Investment in cable television systems:
  Inventory...........................................     17,253       14,131
  Property, plant and equipment, at cost..............    872,916      841,549
  Less--accumulated depreciation......................   (236,049)    (204,617)
                                                       ----------   ----------
    Property, plant and equipment, net................    636,867      636,932
  Intangible assets, net of accumulated amortization
   of $143,361 and $125,181, respectively.............    668,176      686,009
                                                       ----------   ----------
    Total investment in cable television systems......  1,322,296    1,337,072
  Other assets, net of accumulated amortization of
   $6,753 and $5,749, respectively....................     29,040       17,008
                                                       ----------   ----------
    Total assets...................................... $1,386,988   $1,379,972
                                                       ==========   ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Debt................................................ $1,025,000   $  987,000
  Accounts payable and accrued expenses...............     79,673       81,140
  Subscriber advances.................................      4,267        3,886
  Deferred revenue....................................      9,248       40,510
  Other liabilities...................................     10,973        5,815
                                                       ----------   ----------
    Total liabilities................................. $1,129,161   $1,118,351
STOCKHOLDERS' EQUITY
  Class A common stock, $.01 par value; 300,000,000
   shares authorized; 60,618,923 shares issued and
   outstanding as of March 31, 2001...................        606          606
  Class B common stock, $.01 par value; 100,000,000
   shares authorized; 29,342,990 shares issued and
   outstanding as of March 31, 2001...................        293          293
  Additional paid in capital..........................    540,111      538,642
  Accumulated comprehensive loss......................     (1,100)        (414)
  Accumulated deficit.................................   (282,083)    (277,506)
                                                       ----------   ----------
    Total stockholders' equity........................    257,827      261,621
                                                       ----------   ----------
    Total liabilities and stockholders' equity........ $1,386,988   $1,379,972
                                                       ==========   ==========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                 (All amounts in 000's, except per share data)
                                  (Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       -----------------------
                                                         2001      2000
                                                       --------  --------
Revenues.............................................. $ 90,334  $ 77,440
Costs and expenses:
 Service costs........................................   31,477    26,635
 Selling, general and administrative expenses.........   15,170    13,389
 Corporate expenses...................................    1,517     1,420
 Depreciation and amortization........................   50,957    40,680
 Non-cash stock charges relating to corporate
  expenses............................................    1,195    26,073
                                                       --------  --------
Operating loss........................................   (9,982)  (30,757)
                                                       --------  --------
Interest expense, net.................................   20,733    18,423
Other (income) expenses...............................  (27,843)      457
                                                       --------  --------
Net loss before income taxes..........................   (2,872)  (49,637)
Provision for income taxes............................       63     4,589
                                                       --------  --------
Net loss before cumulative change in accounting
 principle............................................   (2,935)  (54,226)
Cumulative effect of change in accounting principle...    1,642       --
                                                       --------  --------
Net loss.............................................. $ (4,577) $(54,226)
Unrealized (loss) gain on investments.................     (686)    1,517
                                                       --------  --------
Comprehensive loss.................................... $ (5,263) $(52,709)
                                                       ========  ========
Basic and diluted loss per share:
 Before cumulative effect of accounting change........ $  (0.03) $  (0.83)
 Cumulative effect of accounting change...............    (0.02)      --
                                                       --------  --------
                                                       $  (0.05) $  (0.83)
                                                       ========  ========
Weighted average common shares outstanding............   89,956    65,223


  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (All dollar amounts in 000's)
                                  (Unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                          --------------------
                                                            2001       2000
                                                          ---------  ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net loss................................................ $  (4,577) $ (54,226)
 Adjustments to reconcile net loss to net cash flows from
  operating activities:
  Depreciation and amortization..........................    50,957     40,680
  Provision for deferred income taxes....................       --       4,589
  Change in fair value of swaps..........................     3,270        --
  Vesting of management stock............................     1,195      1,600
  Other non-cash charges relating to corporate expenses..       --      24,473
  Elimination and amortization of deferred Softnet
   revenue...............................................   (30,244)      (273)
  Changes in assets and liabilities:
   Subscriber accounts receivable........................       316      1,236
   Prepaid expenses and other assets.....................      (974)    (2,417)
   Accounts payable and accrued expenses.................     6,729      5,397
   Subscriber advances...................................       381       (258)
   Deferred revenue......................................    (1,018)      (343)
                                                          ---------  ---------
    Net cash flows provided by operating activities......    26,035     20,458
                                                          ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
 Capital expenditures....................................   (42,686)   (36,775)
 Other, net..............................................      (808)      (735)
                                                          ---------  ---------
    Net cash flows used in investing activities..........   (43,494)   (37,510)
                                                          ---------  ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
 New borrowings..........................................   508,000     26,500
 Repayment of debt.......................................  (470,000)  (365,500)
 Net proceeds from sale of Class A common stock..........       --     354,453
 Issuance of common stock in employee stock purchase
  plan...................................................       289        --
 Financing costs.........................................   (12,930)      (100)
                                                          ---------  ---------
    Net cash flows provided by financing activities......    25,359     15,353
                                                          ---------  ---------
    Net increase (decrease) in cash and cash
     equivalents.........................................     7,900     (1,699)
CASH AND CASH EQUIVALENTS, beginning of period...........     4,152      4,473
                                                          ---------  ---------
CASH AND CASH EQUIVALENTS, end of period................. $  12,052  $   2,774
                                                          =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the period for interest................ $  17,682  $  23,001
                                                          =========  =========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

(1) Organization

   Mediacom Communications Corporation ("MCC," and collectively with its direct and indirect subsidiaries, the "Company") is involved in the acquisition and development of cable television systems serving principally non-metropolitan markets. Through these cable systems, the Company provides entertainment, information and telecommunications services to its subscribers. As of March 31, 2001, the Company had acquired and was operating cable systems in 22 states, principally Alabama, California, Florida, Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri and North Carolina.

   MCC, a Delaware corporation organized in November 1999, completed an initial public offering on February 9, 2000. Prior to the initial public offering, MCC had no assets, liabilities, contingent liabilities or operations. Immediately prior to the completion of its initial public offering, MCC issued shares of its Class A and Class B common stock in exchange for all of the outstanding membership interests in Mediacom LLC, a New York limited liability company organized in July 1995.

(2) Statement of Accounting Presentation and Other Information

Basis of Preparation of Consolidated Financial Statements

   The consolidated financial statements presented for periods prior to the initial public offering of MCC are the consolidated financial statements of Mediacom LLC. Certain reclassifications have been made to the prior year's presentation and amounts to conform to the current year's presentation and amounts.

   The consolidated financial statements as of March 31, 2001 and 2000 are unaudited. However, in the opinion of management, such statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The accounting policies followed during such interim periods reported are in conformity with generally accepted accounting principles and are consistent with those applied during annual periods. For additional disclosures, including a summary of MCC's accounting policies, the interim financial statements should be read in conjunction with MCC's Annual Report on Form 10-K (File No. 0-29227). The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2001.

Recent Accounting Pronouncements

   In June 1998, Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," was issued effective January 1, 2001. This statement establishes the accounting and reporting standards for derivatives and hedging activity. Upon adoption of SFAS 133, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. As a result of the adoption of SFAS 133, the Company recorded an after tax charge of approximately $1.6 million in the consolidated statements of operations during the three months ended March 31, 2001.

   In March 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 does not apply to the Company's basic cable television business. The Company will continue to account for revenues based upon Statement of Financial Accounting Standards No. 51, "Financial Reporting by Cable Television Companies." SAB 101 did not have a material impact on the Company's results of operations and consolidated financial statements.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                                  (Unaudited)


(3) Acquisitions

   During 2000, the Company completed nine acquisitions of cable systems serving 53,000 basic subscribers for an aggregate purchase price of $109.2 million, including a $2.5 million deferred conditional payment to a seller. The cable systems serve communities in Alabama, Illinois, Iowa, Kentucky, Minnesota and South Dakota. The aggregate purchase price has been allocated as follows: approximately $48.2 million to property, plant and equipment, and approximately $58.5 million to intangible assets. Additionally, approximately $2.7 million of direct acquisition costs have been allocated to property, plant and equipment and intangible assets. These acquisitions were financed with borrowings under the Company's credit facilities.

   These acquisitions were accounted for using the purchase method of accounting, and accordingly, the purchase price of each of these acquired systems have been allocated to the assets acquired and liabilities assumed at their estimated fair values at their respective dates of acquisition.

 Unaudited Pro Forma Information

   The Company has reported the operating results of the acquired systems from the dates of their respective acquisition. The unaudited pro forma operating results presented below give pro forma effect to the acquisitions of the acquired systems as if such transactions had been consummated on January 1, 2000. This financial information has been prepared for comparative purposes only and does not purport to be indicative of the operating results which actually would have resulted had the acquisitions of the acquired systems been consummated at the beginning of the period presented.

                                                            Three Months Ended
                                                              March 31, 2000
                                                          ----------------------
                                                          (dollars in thousands,
                                                             except per share
                                                                 amounts)
   Revenues..............................................        $ 82,987
   Operating expenses and costs:
     Service costs.......................................          28,989
     SG&A expenses.......................................          14,458
     Corporate expenses..................................           1,420
     Depreciation and amortization.......................          43,369
     Non-cash stock charges..............................          26,073
                                                                 --------
   Operating loss........................................         (31,322)
                                                                 --------
   Net loss..............................................        $(57,088)
                                                                 ========
   Basic and diluted loss per share......................        $  (0.88)

(4) Loss Per Share

   The Company calculates loss per share in accordance with Statement of Financial of Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share." SFAS 128 computes basic loss per share by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period plus the effects of any potentially dilutive securities. Since the Company is reporting a net loss for the period, the inclusion of outstanding stock options would cause its loss per share to decrease and therefore, in accordance with SFAS 128, these options are not included in the computation of diluted loss per share.

              MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                                  (Unaudited)


   The following table summarizes the Company's calculation of basic and diluted loss per share for the three months ended March 31, 2001 and 2000:

                                                               Three Months
                                                             Ended March 31,
                                                             -----------------
                                                              2001      2000
                                                             -------  --------
                                                              (in thousands,
                                                             except per share
                                                                 amounts)
   Net loss................................................. $(4,577) $(54,226)
   Basic and diluted loss per share:
    Before cumulative effect of accounting change........... $ (0.03) $  (0.83)
    Cumulative effect of accounting change..................   (0.02)      --
                                                             -------  --------
                                                             $ (0.05) $  (0.83)
                                                             =======  ========
   Weighted average common shares outstanding...............  89,956    65,223

   For the three months ended March 31, 2000, the weighted average shares outstanding was based, in part, on the conversion ratio used to exchange the Mediacom LLC membership units for shares of MCC common stock upon MCC's initial public offering in February 2000.

(5) Debt

   As of March 31, 2001 and December 31, 2000, debt consisted of:

                                                        March 31,  December 31,
                                                           2001        2000
                                                        ---------- ------------
                                                        (dollars in thousands)
   8 1/2% senior notes................................. $  200,000   $200,000
   7 7/8% senior notes.................................    125,000    125,000
   9 1/2% senior notes.................................    500,000        --
   Bank credit facilities..............................    200,000    662,000
                                                        ----------   --------
                                                        $1,025,000   $987,000
                                                        ==========   ========

   The average interest rate on outstanding debt under the bank credit agreements was 8.0% and 8.3% for the three months ended March 31, 2001 and December 31, 2000, respectively, before giving effect to the interest rate swap agreements discussed below.

   The Company uses interest rate swap agreements in order to fix the interest rate for the duration of the contract as a hedge against interest rate volatility. As of March 31, 2001, the Company had entered into interest rate exchange agreements (the "Swaps") with various banks pursuant to which the interest rate on $170.0 million is fixed at a weighted average swap rate of approximately 6.7%, plus the average applicable margin over the Eurodollar Rate option under the bank credit agreements. Under the terms of the Swaps, which expire from 2002 through 2004, the Company is exposed to credit loss in the event of nonperformance by the other parties to the Swaps. However, the Company does not anticipate nonperformance by the counterparties.

             MEDIACOM COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                                  (Unaudited)


   The stated maturities of all debt outstanding as of March 31, 2001 are as follows (dollars in thousands):

   2002.............................................................. $      750
   2003..............................................................      2,000
   2004..............................................................      2,000
   2005..............................................................      2,000
   2006..............................................................      2,000
   Thereafter .......................................................  1,016,250
                                                                      ----------
                                                                      $1,025,000
                                                                      ==========

(6) SoftNet

   As of December 31, 2000, deferred revenue resulting from the Company's receipt of shares of SoftNet Systems, Inc. common stock amounted to approximately $30.2 million, net of amortization taken. As of January 31, 2001, the Company formally terminated its relationship with SoftNet in all material respects. The Company recognized revenue of approximately $287,000 and $273,000 for the period ended January 31, 2001 and the three months ended March 31, 2000, respectively. As a result of the termination of the SoftNet relationship, the Company recognized the remaining deferred revenue of approximately $30.0 million as other income in the consolidated statements of operations during the three months ended March 31, 2001.

   For the year ended December 31, 2000, relating to the decline in value of the Company's investment in shares of SoftNet common stock that was deemed other than temporary, the Company recorded a non-cash charge of approximately $28.5 million as a realized loss in other expenses in its consolidated statements of operations. The Company deemed the decline in the value of the SoftNet common stock to be other than temporary due to the decrease in the fair value of the investment below the Company's basis for a period greater than six months and SoftNet's announcement to restructure and downsize its operations.

(7) Pending Acquisitions

   On February 26, 2001, the Company entered into agreements with AT&T Broadband, LLC to acquire cable systems serving approximately 840,000 basic subscribers in Georgia, Illinois, Iowa, and Missouri, for an aggregate purchase price of $2.215 billion in cash, subject to closing adjustments. The Company expects to fund these acquisitions through a combination of new debt and equity financings and borrowings under the Company's existing subsidiary credit facilities. These pending transactions are expected to close in the second and third quarter of 2001, subject to customary closing conditions, including the receipt of regulatory and other approvals.

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Georgia Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
Assets
Cash and cash equivalents.................................... $  3,969 $  3,058
Trade and other receivables, net of allowance for doubtful
 accounts of $186 and $443 at December 31, 2000 and 1999,
 respectively................................................    3,279    3,236
Property and equipment, at cost:
  Land.......................................................    1,098    1,097
  Distribution systems.......................................  107,330   81,760
  Support equipment and buildings............................    9,993    7,139
                                                              -------- --------
                                                               118,421   89,996
  Less accumulated depreciation..............................   23,446    7,621
                                                              -------- --------
  Property and equipment, net................................   94,975   82,375
Intangible assets, net.......................................  224,693  231,647
Other assets.................................................      226       19
                                                              -------- --------
    Total assets............................................. $327,142 $320,335
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    473 $    411
Accrued liabilities..........................................    3,291    3,186
                                                              -------- --------
  Total liabilities..........................................    3,764    3,597
Parent's investment (Note 4).................................  323,378  316,738
Commitments and contingencies (Note 6)
                                                              -------- --------
    Total liabilities and parent's investment................ $327,142 $320,335
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                  New Mediacom              Old Mediacom
                            ------------------------- -------------------------
                                         Period from  Period from
                             Year ended   March 1 to  January 1 to  Year ended
                            December 31, December 31, February 28, December 31,
                                2000         1999         1999         1998
                            ------------ ------------ ------------ ------------
Revenue....................   $ 76,750     $ 63,005     $ 11,990     $ 70,375
Direct costs and expenses:
  Operating (Note 4).......     42,224       31,931        6,253       35,157
  Selling, general and
   administrative..........      7,656        5,359          884        4,807
  Management fees (Note
   4)......................      3,518        2,365          308        2,463
  Depreciation.............     15,983        9,495        1,652        9,510
  Amortization.............      6,954        7,785          526        2,942
                              --------     --------     --------     --------
    Excess of revenues over
     direct expenses.......        415        6,070        2,367       15,496
Parent's investment:
  Beginning of period......    316,738      297,593      181,698      124,061
  Change in transfers from
   parent, net (Note 4)....      6,225       13,075       (2,356)     (15,940)
  Acquisition of cable
   systems by subsidiaries
   of Tele-Communications,
   Inc. (Note 3)...........        --           --           --        58,081
                              --------     --------     --------     --------
End of period..............   $323,378     $316,738     $181,709     $181,698
                              ========     ========     ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Cash Flows From Operating Activities
Excess of revenues over direct expenses..................................   $    415     $  6,070     $ 2,367      $ 15,496
Adjustments to reconcile excess of revenues over direct expenses to net cash provided by operating activities:
  Depreciation and amortization..........................................     22,937       17,280       2,178        12,452
  Changes in operating assets and liabilities:
  (Increase) decrease in trade and other receivables.....................        (43)        (631)         63          (170)
  (Increase) decrease in other assets....................................       (207)         103          77          (171)
  Increase (decrease) in accounts payable................................         62          (39)         72           344
  Increase (decrease) in accrued liabilities.............................         28        1,643        (936)          (84)
                                                                            --------     --------     -------      --------
    Net cash provided by operating activities............................     23,192       24,426       3,821        27,867
Cash Flows From Investing Activities
  Capital expenditures for property and equipment........................    (28,506)     (35,628)     (2,133)      (11,213)
                                                                            --------     --------     -------      --------
Cash Flows From Financing Activities
  Change in transfers from parent, net...................................      6,225       13,075      (2,356)      (15,940)
                                                                            --------     --------     -------      --------
Net increase (decrease) in cash and cash equivalents.....................        911        1,873        (668)          714
Cash and cash equivalents at beginning of period.........................      3,058        1,185       1,853         1,139
                                                                            --------     --------     -------      --------
Cash and cash equivalents at end of period...............................   $  3,969     $  3,058     $ 1,185      $  1,853
--------------------------------------------------
                                                                            ========     ========     =======      ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 148,000 customers, as of December 31, 2000, located in Georgia, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Georgia Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Georgia Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Georgia Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Georgia Mediacom Systems that were then owned by Tele-Communications, Inc and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text "Georgia Mediacom Systems" and "Systems" refers to both Old Mediacom and New Mediacom.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Georgia Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Georgia Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Georgia Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Georgia Mediacom Systems could differ from reported results had Georgia Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Georgia Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Georgia Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Georgia Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and other intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Georgia Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Georgia Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Franchise costs......................................... $223,354 $223,354
     Other intangibles.......................................   16,078   16,078
                                                              -------- --------
                                                               239,432  239,432
     Less accumulated amortization...........................   14,739    7,785
                                                              -------- --------
     Intangibles, net........................................ $224,693 $231,647
                                                              ======== ========

   Amortization expense on franchise costs was $4,902,000, $4,084,000, $526,000 and $2,942,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $2,052,000, $3,701,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Georgia Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Georgia Mediacom Systems as of March 1, 1999.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                       (Amounts
                                                                          in
                                                                      Thousands)
                                                                      ----------
      Assets
        Cash.........................................................  $  1,185
        Trade and other receivables..................................     2,605
        Property and equipment.......................................    56,253
        Intangible assets............................................   239,432
        Other assets.................................................       122
                                                                       --------
          Total assets...............................................  $299,597
                                                                       ========

      Liabilities and Parent's Investment
        Accounts payable and accrued expenses........................  $  2,004
        Parent's investment..........................................   297,593
                                                                       --------
          Total liabilities and parent's investment..................  $299,597
                                                                       ========

   As a result of the application of purchase accounting, Georgia Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $223.3 million assigned to Georgia Mediacom Systems' franchise costs and $16.1 million related to the value attributed to customer relationships.

Acquisition

   During January of 1998, Tele-Communications, Inc. paid cash to acquire a cable television system serving customers located in Georgia (the "1998 Acquisition"). The 1998 Acquisition was deemed to be effective as of January 1, 1998 for financial reporting purposes and the acquired system was recorded using the purchase method of accounting.

   The cable television system acquired by Tele-Communications, Inc. in the 1998 Exchange is included in the accompanying combined financial results of Georgia Mediacom Systems and is reflected as a contribution from Tele-Communications, Inc. Accordingly, the assets, liabilities, revenues and direct expenses of such system have been reflected in the combined financial statements of Georgia Mediacom Systems since January 1, 1998.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the January 1, 1998 assets and liabilities of the 1998 Acquisition system contributed from Tele-Communications, Inc. to Georgia Mediacom Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
      Assets
        Property and equipment......................................   $ 1,076
        Intangible assets...........................................    57,005
                                                                       -------
          Total assets..............................................   $58,081
                                                                       =======
      Liabilities and Parent's Investment
        Parent's investment.........................................   $58,081
                                                                       -------
          Total liabilities and Parent's investment.................   $58,081
                                                                       =======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at January 1, 1998. The most significant purchase accounting adjustments related to intangible assets. The intangible assets represent franchise costs that are being amortized over 40 years.

Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                                             Old Mediacom
                                                       -------------------------
                                                       Period from
                                                       January 1 to  Year ended
                                                       February 28, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                        (Amounts in Thousands)
     Revenue..........................................   $11,990      $70,375
     Excess of revenues over direct expenses..........   $   768      $ 5,900

4. Parent's Investment

   Parent's investment in Georgia Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                            December 31,
                                                       -----------------------
                                                          2000        1999
                                                       ----------- -----------
                                                       (Amounts in Thousands)
     Transfers from parent, net....................... $   316,893 $   310,668
     Cumulative excess of revenues over direct
      expenses since March 1, 1999....................       6,485       6,070
                                                       ----------- -----------
                                                       $   323,378 $   316,738
                                                       =========== ===========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   As a result of AT&T Broadband's 100% ownership of Georgia Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Georgia Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Georgia Mediacom Systems and have assumed managerial responsibility of Georgia Mediacom Systems' cable television system operations and construction. As compensation for these services, Georgia Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consists of the following:

                                  New Mediacom              Old Mediacom
                            ------------------------- -------------------------
                                         Period from  Period from
                             Year ended   March 1 to  January 1 to  Year ended
                            December 31, December 31, February 28, December 31,
                                2000         1999         1999         1998
                            ------------ ------------ ------------ ------------
                                          (Amounts in Thousands)
Beginning of period........   $310,668     $297,593     $165,752     $149,812
  Programming charges......     23,189       17,334        3,296       17,939
  Management fees..........      3,518        2,365          308        2,463
  Cable system
   acquisitions............        --           --           --        58,081
  Cash transfers...........    (20,482)      (6,624)      (5,960)     (62,543)
                              --------     --------     --------     --------
End of period..............   $316,893     $310,668     $163,396     $165,752
                              ========     ========     ========     ========

5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Georgia Mediacom Systems amounted to $428,000 and $595,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Georgia Mediacom Systems amounted to $496,000 and $86,000 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Georgia Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Georgia Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Georgia Mediacom Systems excess of direct expenses over revenues would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
                                                                    (Amounts in
                                                                     Thousands)
      Excess of direct expenses over revenues......................    $(270)

   AT&T granted approximately 47,250 and 15,750 stock options to Georgia Mediacom Systems employees during 2000 for AT&T stock and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Georgia Mediacom Systems. Certain other plaintiff suits, involving Georgia Mediacom Systems, remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Georgia Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Georgia Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Georgia Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Georgia Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,085,000, $718,000, $203,000 and $615,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

   Future minimum lease payments under non-cancelable operating leases for each of the next five years are summarized as follows:

                                                                     (Amounts in
      December 31,                                                    Thousands)
      ------------                                                   -----------
       2001.........................................................   $  898
       2002.........................................................      977
       2003.........................................................    1,017
       2004.........................................................      937
       2005.........................................................      866
       Thereafter...................................................    1,273

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)


                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Assets
Cash and cash equivalents.................................... $  5,505 $  3,279
Trade and other receivables, net of allowance for doubtful
 accounts
 of $174 and $197 at March 31, 2001 and 2000, respectively...    2,658    2,874
Property and equipment, at cost:
  Land.......................................................    1,098    1,098
  Distribution systems.......................................  108,669   90,251
  Support equipment and buildings............................   10,150    7,655
                                                              -------- --------
                                                               119,917   99,004
  Less accumulated depreciation..............................   28,050   11,461
                                                              -------- --------
  Property and equipment, net................................   91,867   87,543
Intangible assets, net.......................................  222,954  229,908
Other assets.................................................      103       39
                                                              -------- --------
    Total assets............................................. $323,087 $323,643
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    371 $    599
Accrued liabilities..........................................    2,927    2,648
                                                              -------- --------
    Total liabilities........................................    3,298    3,247
Parent's investment (Note 3).................................  319,789  320,396
                                                              -------- --------
Commitments and contingencies (Note 6)
                                                              -------- --------
    Total liabilities and parent's investment................ $323,087 $323,643
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                               Three months
                                                                   ended
                                                                 March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (unaudited)
Revenue..................................................... $ 19,321  $ 18,977
Direct costs and expenses:
  Operating (Note 3)........................................   10,742     9,936
  Selling, general and administrative.......................    1,645     1,863
  Management fees (Note 3)..................................    1,417       663
  Restructuring charge (Note 5).............................      570       --
  Depreciation..............................................    4,604     3,840
  Amortization..............................................    1,739     1,739
                                                             --------  --------
  Excess (shortfall) of revenue over direct expenses........   (1,396)      936
  Parent's investment:
    Beginning of period.....................................  323,378   316,738
    Change in transfers from parent, net (Note 3)...........   (2,193)    2,722
                                                             --------  --------
  End of period............................................. $319,789  $320,396
                                                             ========  ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                          Three months ended
                                                              March 31,
                                                          --------------------
                                                            2001       2000
                                                          ---------  ---------
                                                             (unaudited)
Cash Flows From Operating Activities
Excess (shortfall) of revenue over direct expenses....... $  (1,396) $    936
Adjustments to reconcile excess (shortfall) of revenue
 over direct expenses to net cash provided by operating
 activities:
  Depreciation and amortization..........................     6,343     5,579
  Restructuring charge, net of payments..................       259       --
Changes in operating assets and liabilities:
  Decrease in trade and other receivables................       621       362
  (Increase) decrease in other assets....................       123       (20)
  Increase (decrease) in accounts payable................      (102)      188
  Decrease in accrued liabilities........................      (623)     (538)
                                                          ---------  --------
    Net cash provided by operating activities............     5,225     6,507
Cash Flows From Investing Activities
  Capital expenditures for property and equipment........    (1,496)   (9,008)
                                                          ---------  --------
Cash Flows From Financing Activities
  Change in transfers from parent, net...................    (2,193)    2,722
                                                          ---------  --------
Net increase in cash and cash equivalents................     1,536       221
Cash and cash equivalents at beginning of period.........     3,969     3,058
                                                          ---------  --------
Cash and cash equivalents at end of period............... $   5,505  $  3,279
                                                          =========  ========


    The accompanying notes are an integral part of these combined financial statements.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 148,000 customers, as of March 31, 2001, located in Georgia, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Georgia Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess (shortfall) of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Georgia Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Georgia Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Georgia Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Georgia Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Georgia Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Georgia Mediacom Systems could differ from reported results had Georgia Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Georgia Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Georgia Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Georgia Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and other intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Georgia Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Georgia Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Franchise costs......................................... $223,354 $223,354
     Other intangibles.......................................   16,078   16,078
                                                              -------- --------
                                                               239,432  239,432
     Less accumulated amortization...........................   16,478    9,524
                                                              -------- --------
     Intangibles, net........................................ $222,954 $229,908
                                                              ======== ========

   Amortization expense on franchise costs was $1,225,500 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $513,500 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

     Parent's investment in Georgia Mediacom Systems is summarized as follows:

                                                                March 31,
                                                            ------------------
                                                              2001      2000
                                                            --------- --------
                                                               (Amounts in
                                                                Thousands)
     Transfers from parent, net............................ $ 314,700 $313,390
     Cumulative excess of revenue over direct expenses
      since March 1, 1999..................................     5,089    7,006
                                                            --------- --------
                                                            $ 319,789 $320,396
                                                            ========= ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


   As a result of AT&T Broadband's 100% ownership of Georgia Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Georgia Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Georgia Mediacom Systems and have assumed managerial responsibility of Georgia Mediacom Systems' cable television system operations and construction. As compensation for these services, Georgia Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consists of the following:

                                                               Three months
                                                              ended March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (Amounts in
                                                                Thousands)
     Beginning of period.................................... $316,893  $310,668
       Programming charges..................................    6,347     5,723
       Management fees......................................    1,417       663
       Cash transfers.......................................   (9,957)   (3,664)
                                                             --------  --------
     End of period.......................................... $314,700  $313,390
                                                             ========  ========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Georgia Mediacom Systems amounted to $89,000 and $137,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Georgia Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common

                            GEORGIA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Georgia Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

5. Restructuring charge

   As part of a cost reduction plan undertaken by AT&T Broadband in 2001, certain employees of the Systems were terminated, resulting in a restructuring charge of approximately $570,000 during the three months ended March 31, 2001. Terminated employees primarily performed customer service and field operations functions. The restructuring charge consists of severance and other employee benefits. As of March 31, 2001, $311,000 of the charge has been paid in cash, with the balance expected to be paid within 30 days.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Georgia Mediacom Systems. Certain other plaintiff suits, involving Georgia Mediacom Systems, remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Georgia Mediacom Systems' financial condition or excess (shortfall) of revenue over direct expenses.

   Georgia Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Georgia Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Georgia Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $209,000 and $295,000 for the three months ended March 31, 2001 and 2000, respectively. It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Southern Illinois Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                               December 31,
                                                             -----------------
                                                               2000     1999
                                                             -------- --------
Assets
Cash and cash equivalents................................... $    417 $    254
Trade and other receivables, net of allowance for doubtful
 accounts of $14 and $13 at December 31, 2000 and 1999,
 respectively...............................................      413      529
Property and equipment, at cost:
  Land......................................................      149      146
  Distribution systems......................................   21,575   21,193
  Support equipment and buildings...........................    2,338    2,204
                                                             -------- --------
                                                               24,062   23,543
  Less accumulated depreciation.............................    5,588    2,167
                                                             -------- --------
  Property and equipment, net...............................   18,474   21,376
  Intangible assets, net....................................  164,958  169,697
  Other assets..............................................       20       18
                                                             -------- --------
    Total assets............................................ $184,282 $191,874
                                                             ======== ========
Liabilities and Parent's Investment
Accounts payable............................................ $    170 $    140
Accrued liabilities.........................................    1,212    1,213
                                                             -------- --------
    Total liabilities.......................................    1,382    1,353
Parent's investment (Note 4)................................  182,900  190,521
Commitments and contingencies (Note 6)
                                                             -------- --------
    Total liabilities and parent's investment............... $184,282 $191,874
                                                             ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                New Mediacom              Old Mediacom
                          ------------------------- -------------------------
                                       Period from  Period from
                           Year ended   March 1 to  January 1 to  Year ended
                          December 31, December 31, February 28, December 31,
                              2000         1999         1999         1998
                          ------------ ------------ ------------ ------------
Revenue..................   $ 30,335     $ 23,926     $ 4,285      $25,481
Direct costs and
 expenses:
  Operating (Note 4).....     14,150       11,488       1,947       11,719
  Selling, general and
   administrative........      2,993        2,420         534        1,413
  Management fees (Note
   4)....................      1,634        1,216         292          852
  Depreciation...........      3,499        2,483         554        3,354
  Amortization...........      4,739        3,882         115          694
                            --------     --------     -------      -------
    Excess of revenues
     over direct
     expenses............      3,320        2,437         843        7,449
Parent's investment:
Beginning of period......    190,521      172,991      38,729       39,532
Change in transfers from
 parent, net (Note 4)....    (10,941)      (8,432)        379       (8,252)
Acquisition of cable
 systems by AT&T
 Broadband (Note 3)......        --        23,525         --           --
                            --------     --------     -------      -------
End of period............   $182,900     $190,521     $39,951      $38,729
                            ========     ========     =======      =======


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                 New Mediacom              Old Mediacom
                           ------------------------- -------------------------
                                        Period from  Period from
                            Year ended   March 1 to  January 1 to  Year ended
                           December 31, December 31, February 28, December 31,
                               2000         1999         1999         1998
                           ------------ ------------ ------------ ------------
Cash Flows From Operating
 Activities
Excess of revenues over
 direct expenses.........    $  3,320     $ 2,437      $   843      $ 7,449
Adjustments to reconcile
 excess of revenues over
 direct expenses to net
 cash provided by
 operating activities:
  Depreciation and
   amortization..........       8,238       6,365          669        4,048
Changes in operating
 assets and liabilities:
  (Increase) decrease in
   trade and other
   receivables...........         116        (112)        (211)         162
  (Increase) decrease in
   other assets..........          (2)         38          (18)          (4)
  Increase in accounts
   payable...............          30          18           22           83
  Increase (decrease) in
   accrued liabilities...          15         643         (561)          61
                             --------     -------      -------      -------
    Net cash provided by
     operating
     activities..........      11,717       9,389          744       11,799
Cash Flows From Investing
 Activities
  Capital expenditures
   for property and
   equipment.............        (613)     (1,226)      (1,029)      (3,610)
                             --------     -------      -------      -------
Cash Flows From Financing
 Activities
  Change in transfers
   from parent, net......     (10,941)     (8,432)         379       (8,252)
                             --------     -------      -------      -------
Net increase (decrease)
 in cash and cash
 equivalents.............         163        (269)          94          (63)
Cash and cash equivalents
 at beginning of period..         254         523          429          492
                             --------     -------      -------      -------
Cash and cash equivalents
 at end of period........    $    417     $   254      $   523      $   429
                             ========     =======      =======      =======


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 55,000 customers, as of December 31, 2000, located primarily in Southern Illinois, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Southern Illinois Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Southern Illinois Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Southern Illinois Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Southern Illinois Mediacom Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text, "Southern Illinois Mediacom Systems" and "Systems" refers to both Old Mediacom and New Mediacom.

   As further described in Note 3, certain of the cable systems included in the combined financial statements for periods after March 1, 1999 were acquired by AT&T and its subsidiaries in 1999. The Southern Illinois Mediacom Systems combined financial statements include the assets, liabilities and results of operations for such cable systems since their acquisition date.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Southern Illinois Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Southern Illinois Mediacom Systems could differ from reported results had Southern Illinois Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Southern Illinois Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Southern Illinois Mediacom Systems.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Southern Illinois Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Southern Illinois Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Southern Illinois Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis,

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Southern Illinois Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Southern Illinois Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                             December 31,
                                                        -----------------------
                                                           2000        1999
                                                        ----------- -----------
                                                        (Amounts in Thousands)
   Franchise costs..................................... $   166,559 $   166,559
   Other intangibles...................................       7,020       7,020
                                                        ----------- -----------
                                                            173,579     173,579
   Less accumulated amortization.......................       8,621       3,882
                                                        ----------- -----------
     Intangibles, net.................................. $   164,958 $   169,697
                                                        =========== ===========

   Amortization expense on franchise costs was $3,987,000, $3,255,000, $115,000 and $694,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $752,000, $627,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Southern Illinois Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Southern Illinois Mediacom Systems as of March 1, 1999.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
     Assets
       Cash.........................................................  $    471
       Trade and other receivables..................................     1,364
       Property and equipment.......................................    13,518
       Intangible assets............................................   158,338
       Other assets.................................................        75
                                                                      --------
         Total assets...............................................  $173,766
                                                                      ========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................  $    775
       Parent's investment..........................................   172,991
                                                                      --------
         Total liabilities and parent's investment..................  $173,766
                                                                      ========

   As a result of the application of purchase accounting, Southern Illinois Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $151.3 million assigned to Southern Illinois Mediacom Systems' franchise costs and $7.0 million related to the value attributed to customer relationships.

Exchange

   During June of 1999, AT&T Broadband paid cash and traded cable television systems in exchange for cable television systems serving customers located in Southern Illinois (the "1999 Exchange"). The 1999 Exchange was consummated pursuant to an agreement that was executed in November 1998. The 1999 Exchange was deemed to be effective as of June 1, 1999 for financial reporting purposes and the acquired systems were recorded using the purchase method of accounting.

   Certain of the cable television systems acquired by AT&T Broadband in the 1999 Exchange are included in the accompanying combined financial results of Southern Illinois Mediacom Systems and are reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities, revenues and direct expenses of such systems have been reflected in the combined financial statements of Southern Illinois Mediacom Systems since June 1, 1999.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   The following table reflects the June 1, 1999 assets and liabilities of the 1999 Exchange systems contributed from AT&T Broadband to Southern Illinois Mediacom Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
     Assets
       Property and equipment.......................................   $ 8,284
       Intangible assets............................................    15,241
                                                                       -------
         Total assets...............................................   $23,525
                                                                       =======
     Liabilities and parent's Investment
       Parent's investment..........................................   $23,525
                                                                       -------
         Total liabilities and parent's investment..................   $23,525
                                                                       =======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at June 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $15.2 million of franchise costs that are being amortized over 40 years.

Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger and the 1999 Exchange occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger and the 1999 Exchange had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                        New Mediacom       Old Mediacom
                                        ------------ -------------------------
                                        Period from  Period from
                                         March 1 to  January 1 to  Year ended
                                        December 31, February 28, December 31,
                                            1999         1999         1998
                                        ------------ ------------ ------------
                                                (Amounts in Thousands)
   Revenue.............................   $24,195       $4,393      $26,126
   Excess of revenues over direct
    expenses...........................   $ 2,099       $   60      $ 2,315

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


4. Parent's Investment

   Parent's investment in Southern Illinois Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                               December 31,
                                                             -----------------
                                                               2000     1999
                                                             -------- --------
                                                                (Amounts in
                                                                Thousands)
   Transfers from parent, net............................... $177,143 $188,084
   Cumulative excess of revenues over direct expenses since
    March 1, 1999...........................................    5,757    2,437
                                                             -------- --------
                                                             $182,900 $190,521
                                                             ======== ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T Broadband's 100% ownership of Southern Illinois Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Southern Illinois Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Southern Illinois Mediacom Systems and have assumed managerial responsibility of Southern Illinois Mediacom Systems' cable television system operations and construction. As compensation for these services, Southern Illinois Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
                                                                                        (Amounts in Thousands)
Beginning of period......................................................   $188,084     $172,991     $31,419      $ 39,671
  Programming charges....................................................      7,527        5,548       1,100         5,829
  Management fees........................................................      1,634        1,216         292           852
  Cable system acquisitions..............................................        --        23,525         --            --
  Cash transfers.........................................................    (20,102)     (15,196)     (1,013)      (14,933)
                                                                            --------     --------     -------      --------
End of period............................................................   $177,143     $188,084     $31,798      $ 31,419
                                                                            ========     ========     =======      ========

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Southern Illinois Mediacom Systems amounted to $228,000 and $283,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Southern Illinois Mediacom Systems amounted to $263,000 and $45,600 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Southern Illinois Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Southern Illinois Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Southern Illinois Mediacom Systems' excess revenues over direct expenses would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
                                                                    (Amounts in
                                                                     Thousands)
      Excess of revenues over direct expenses......................    $3,063

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   AT&T granted approximately 17,700 and 5,900 stock options to Missouri Mediacom Systems' employees during 2000 for AT&T stock and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Southern Illinois Mediacom Systems. Certain other plaintiff suits, involving Southern Illinois Mediacom Systems, remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Southern Illinois Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Southern Illinois Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible, Southern Illinois Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Southern Illinois Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $171,000, $177,000, $26,000 and $115,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

   Future minimum lease payments under non-cancelable operating leases for each of the next five years are summarized as follows:

                                                                       (Amounts
                                                                          in
      December 31,                                                    Thousands)
      ------------                                                    ----------
       2001..........................................................    $119
       2002..........................................................      98
       2003..........................................................      98
       2004..........................................................      92
       2005..........................................................      72
       Thereafter....................................................     --

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Assets
Cash and cash equivalents.................................... $  1,274 $    520
Trade and other receivables, net of allowance for doubtful
 accounts of $122 and $66 at March 31, 2001 and 2000,
 respectively................................................      822      480
Property and equipment, at cost:
  Land.......................................................      153      146
  Distribution systems.......................................   22,738   21,625
  Support equipment and buildings............................    2,409    2,254
                                                              -------- --------
                                                                25,300   24,025
  Less accumulated depreciation..............................    6,452    3,008
                                                              -------- --------
  Property and equipment, net................................   18,848   21,017
  Intangible assets, net.....................................  163,773  168,512
  Other assets...............................................      117      100
                                                              -------- --------
    Total assets............................................. $184,834 $190,629
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    259 $    216
Accrued liabilities..........................................      966      935
                                                              -------- --------
    Total liabilities........................................    1,225    1,151
Parent's investment (Note 3).................................  183,609  189,478
                                                              -------- --------
Commitments and contingencies (Note 5)
    Total liabilities and parent's investment................ $184,834 $190,629
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                Three months
                                                                    ended
                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Revenue...................................................... $  6,843 $  6,810
Direct costs and expenses:
  Operating (Note 3).........................................    3,462    3,214
  Selling, general and administrative........................      619      587
  Management fees (Note 3)...................................      651      365
  Depreciation...............................................      864      841
  Amortization...............................................    1,185    1,185
                                                              -------- --------
    Excess of revenue over direct expenses...................       62      618
Parent's investment:
Beginning of period..........................................  182,900  190,521
Change in transfers from parent, net (Note 3)................      647   (1,661)
                                                              -------- --------
End of period................................................ $183,609 $189,478
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                              Three months
                                                             ended March 31,
                                                             ----------------
                                                              2001     2000
                                                             -------  -------
                                                               (unaudited)
Cash Flows From Operating Activities
Excess of revenue over direct expenses...................... $    62  $   618
Adjustments to reconcile excess of revenue over direct
 expenses to net cash provided by operating activities:
  Depreciation and amortization.............................   2,049    2,026
Changes in operating assets and liabilities:
  (Increase) decrease in trade and other receivables........    (409)      49
  Increase in other assets..................................     (97)     (82)
  Increase in accounts payable..............................      89       76
  Decrease in accrued liabilities...........................    (246)    (278)
                                                             -------  -------
    Net cash provided by operating activities...............   1,448    2,409
Cash Flows From Investing Activities
  Capital expenditures for property and equipment...........  (1,238)    (482)
                                                             -------  -------
Cash Flows From Financing Activities
  Change in transfers from parent, net......................     647   (1,661)
                                                             -------  -------
Net increase in cash and cash equivalents...................     857      266
Cash and cash equivalents at beginning of period............     417      254
                                                             -------  -------
Cash and cash equivalents at end of period.................. $ 1,274  $   520
                                                             =======  =======



    The accompanying notes are an integral part of these combined financial statements.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 55,000 customers, as of March 31, 2001, located primarily in Southern Illinois, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Southern Illinois Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Southern Illinois Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Southern Illinois Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Southern Illinois Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Southern Illinois Mediacom Systems on a stand-alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Southern Illinois Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Southern Illinois Mediacom Systems could differ from reported results had Southern Illinois Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Southern Illinois Mediacom Systems does not constitute a taxable entity and, therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Southern Illinois Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Southern Illinois Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Southern Illinois Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Southern Illinois Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                               March 31,
                                                        -----------------------
                                                           2001        2000
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Franchise costs................................... $   166,559 $   166,559
     Other intangibles.................................       7,020       7,020
                                                        ----------- -----------
                                                            173,579     173,579
     Less accumulated amortization.....................       9,806       5,067
                                                        ----------- -----------
       Intangibles, net................................ $   163,773 $   168,512
                                                        =========== ===========

   Amortization expense on franchise costs was $997,000 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $188,000 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

   Parent's investment in Southern Illinois Mediacom Systems is summarized as follows:

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Transfers from parent, net.............................  $177,790 $186,423
     Cumulative excess of revenue over direct expenses since
      March 1, 1999.........................................     5,819    3,055
                                                              -------- --------
                                                              $183,609 $189,478
                                                              ======== ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

   As a result of AT&T Broadband's 100% ownership of Southern Illinois Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Southern Illinois Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Southern Illinois Mediacom Systems and have assumed managerial responsibility of Southern Illinois Mediacom Systems' cable television system operations and construction. As compensation for these services, Southern Illinois Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consists of the following:

                                                         Three months ended
                                                              March 31,
                                                       ------------------------
                                                          2001         2000
                                                       -----------  -----------
                                                       (Amounts in Thousands)
     Beginning of period.............................. $   177,143  $   188,084
       Programming charges............................       1,939        2,174
       Management fees................................         651          365
       Cash transfers.................................      (1,943)      (4,200)
                                                       -----------  -----------
     End of period.................................... $   177,790  $   186,423
                                                       ===========  ===========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Southern Illinois Mediacom Systems amounted to $37,000 and $63,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Southern Illinois Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

                       SOUTHERN ILLINOIS MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Southern Illinois Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

5. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Southern Illinois Mediacom Systems. Certain other plaintiff suits, involving Southern Illinois Mediacom Systems, remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Southern Illinois Mediacom Systems' financial condition or excess of revenue over direct expenses.

   Southern Illinois Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible, Southern Illinois Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Southern Illinois Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $35,000 and $50,000 for the three months ended March 31, 2001 and 2000, respectively.

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Iowa Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
Assets
Cash and cash equivalents................................ $   13,363 $   12,168
Trade and other receivables, net of allowance for
 doubtful accounts of $1,305 and $721 at December 31,
 2000 and 1999, respectively.............................     11,385      8,846
Property and equipment, at cost:
  Land...................................................      2,395      2,369
  Distribution systems...................................    347,355    263,935
  Support equipment and buildings........................     29,618     24,066
                                                          ---------- ----------
                                                             379,368    290,370
  Less accumulated depreciation..........................     65,918     22,538
                                                          ---------- ----------
  Property and equipment, net............................    313,450    267,832
  Intangible assets, net.................................  1,150,437  1,196,293
  Other assets...........................................      6,626      6,919
                                                          ---------- ----------
    Total assets......................................... $1,495,261 $1,492,058
                                                          ========== ==========
Liabilities and Parent's Investment
Accounts payable......................................... $    2,421 $    3,135
Accrued liabilities......................................     14,731     12,600
                                                          ---------- ----------
    Total liabilities....................................     17,152     15,735
Parent's investment (Note 4).............................  1,478,109  1,476,323
Commitments and contingencies (Note 6)...................
                                                          ---------- ----------
    Total liabilities and parent's investment............ $1,495,261 $1,492,058
                                                          ========== ==========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                                New Mediacom              Old Mediacom
                                                                          ------------------------- -------------------------
                                                                                       Period from  Period from
                                                                           Year ended   March 1 to  January 1 to  Year ended
                                                                          December 31, December 31, February 28, December 31,
                                                                              2000         1999         1999         1998
                                                                          ------------ ------------ ------------ ------------
Revenue..................................................................  $  279,392   $  209,067    $ 39,448     $228,585
Direct costs and expenses:
  Operating (Note 4).....................................................     141,353      105,343      19,589       98,142
  Selling, general and administrative....................................      24,359       23,408       3,477       19,976
  Management fees (Note 4)...............................................      15,041        8,320       1,166        7,745
  Depreciation...........................................................      44,495       25,763       4,574       26,608
  Amortization...........................................................      45,856       29,018       2,001       11,858
                                                                           ----------   ----------    --------     --------
    Excess of revenues over direct expenses..............................       8,288       17,215       8,641       64,256
Parent's investment:
Beginning of period......................................................   1,476,323    1,406,123     572,112      535,962
Change in transfers from parent, net (Note 4)............................      (6,502)      42,310      (5,577)     (37,385)
Acquisition of cable systems by
AT&T Broadband (Note 3)..................................................         --        10,675         --           --
Acquisition of cable systems by Tele-Communications, Inc. (Note 3).......         --           --          --         9,279
                                                                           ----------   ----------    --------     --------
End of period............................................................  $1,478,109   $1,476,323    $575,176     $572,112
--------------------------------------------------
                                                                           ==========   ==========    ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                 New Mediacom              Old Mediacom
                           ------------------------- -------------------------
                                        Period from  Period from
                            Year ended   March 1 to  January 1 to  Year ended
                           December 31, December 31, February 28, December 31,
                               2000         1999         1999         1998
                           ------------ ------------ ------------ ------------
Cash Flows From Operating
 Activities
Excess of revenues over
 direct expenses.........    $  8,288    $  17,215     $  8,641     $ 64,256
Adjustments to reconcile
 excess of revenues over
 direct expenses to net
 cash provided by
 operating activities:
  Depreciation and
   amortization..........      90,351       54,781        6,575       38,466
Changes in operating
 assets and liabilities:
  Increase in trade and
   other receivables.....      (2,539)      (1,518)        (301)        (602)
  (Increase) decrease in
   other assets..........         293         (350)      (3,207)      (2,615)
  Increase (decrease) in
   accounts payable......        (714)       1,894          190          580
  Increase (decrease) in
   accrued liabilities...         531          528          278       (2,611)
                             --------    ---------     --------     --------
    Net cash provided by
     operating
     activities..........      96,210       72,550       12,176       97,474
Cash Flows From Investing
 Activities
  Capital expenditures
   for property and
   equipment.............     (88,513)    (109,889)     (11,298)     (57,904)
                             --------    ---------     --------     --------
Cash Flows From Financing
 Activities
  Change in transfers
   from parent, net......      (6,502)      42,310       (5,577)     (37,385)
                             --------    ---------     --------     --------
Net increase (decrease)
 in cash and cash
 equivalents.............       1,195        4,971       (4,699)       2,185
Cash and cash equivalents
 at beginning of period..      12,168        7,197       11,896        9,711
                             --------    ---------     --------     --------
Cash and cash equivalents
 at end of period........    $ 13,363    $  12,168     $  7,197     $ 11,896
                             ========    =========     ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 543,000 customers, as of December 31, 2000, located primarily in Iowa, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Iowa Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Iowa Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Iowa Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Iowa Mediacom Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text, "Iowa Mediacom Systems" and "Systems" refer to both Old Mediacom and New Mediacom.

   As further described in Note 3, certain of the cable systems included in the combined financial statements for periods after March 1, 1999 were acquired by AT&T and its subsidiaries in 1999. The Iowa Mediacom Systems combined financial statements include the assets, liabilities and results of operations for such cable systems since their acquisition date.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Iowa Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Iowa Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Iowa Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Iowa Mediacom Systems could differ from reported results had Iowa Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Iowa Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Iowa Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   AT&T performs cash management functions on behalf of AT&T Broadband, including the Iowa Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings. Interest capitalized was not significant for any periods presented.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Iowa Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Iowa Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB No. 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
     Franchise costs....................................  $1,170,285 $1,170,285
     Other intangibles..................................      55,026     55,026
                                                          ---------- ----------
                                                           1,225,311  1,225,311
     Less accumulated amortization......................      74,874     29,018
                                                          ---------- ----------
     Intangibles, net...................................  $1,150,437 $1,196,293
                                                          ========== ==========

   Amortization expense on franchise costs was $40,353,000, $24,434,000, $2,001,000 and $11,858,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $5,503,000, $4,584,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1,1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Iowa Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Iowa Mediacom Systems as of March 1, 1999.

   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                      (Amounts
                                                                         in
                                                                     Thousands)
                                                                     ----------
     Assets
       Cash......................................................... $    7,197
       Trade and other receivables..................................      7,328
       Property and equipment.......................................    180,966
       Intangible assets............................................  1,216,929
       Other assets.................................................      6,567
                                                                     ----------
                                                                     $1,418,987
                                                                     ==========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................ $   12,864
       Parent's investment..........................................  1,406,123
                                                                     ----------
         Total liabilities and parent's investment.................. $1,418,987
                                                                     ==========

As a result of the application of purchase accounting, Iowa Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $1,161.9 million assigned to Iowa Mediacom Systems' franchise costs and $55.0 million related to the value to customer relationships.

Acquisitions

   During September of 1998, Tele-Communications, Inc. paid cash to acquire a cable television system serving customers located in Iowa (the "1998 Acquisition"). The 1998 Acquisition was deemed to be effective as of September 30, 1998 for financial reporting purposes and the acquired system was recorded using the purchase method of accounting.

   The cable television system acquired by Tele-Communications, Inc. in the 1998 Acquisition is included in the accompanying combined financial results of Iowa Mediacom Systems and is reflected as a contribution from Tele-Communications, Inc. Accordingly, the assets, liabilities, revenues and direct expenses of such system have been reflected in the combined financial statements of Iowa Mediacom Systems since September 30, 1998.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the September 30, 1998 assets and liabilities of the 1998 Acquisition system contributed from Tele-Communications, Inc. to Iowa Mediacom Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
   Assets
     Property and equipment.........................................   $1,896
     Intangible assets..............................................    7,383
                                                                       ------
       Total assets.................................................   $9,279
                                                                       ======
   Liabilities and Parent's Investment
     Parent's investment............................................   $9,279
                                                                       ------
       Total liabilities and Parent's investment....................   $9,279
                                                                       ======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at September 30, 1998. The most significant purchase accounting adjustments related to intangible assets. The intangible assets represent franchise costs which are being amortized over 40 years.

   During May of 1999, AT&T Broadband paid cash to acquire a cable television system serving customers located in Iowa (the "1999 Acquisition"). The 1999 Acquisition was deemed to be effective as of May 1, 1999 for financial reporting purposes and the acquired system was recorded using the purchase method of accounting.

   The cable television system acquired by AT&T Broadband in the 1999 Acquisition is included in the accompanying combined financial results of Iowa Mediacom Systems and is reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities, revenues and direct expenses of such system have been reflected in the combined financial statements of Iowa Mediacom Systems since May 1, 1999.

   The following table reflects the May 1, 1999 assets and liabilities of the 1999 Acquisition system contributed from AT&T Broadband to Iowa Mediacom
Systems:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
   Assets
     Property and equipment.........................................   $ 2,293
     Intangible assets..............................................     8,382
                                                                       -------
       Total assets.................................................   $10,675
                                                                       =======
   Liabilities and Parent's Investment
     Parent's investment............................................   $10,675
                                                                       -------
       Total liabilities and parent's investment....................   $10,675
                                                                       =======

   The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at May 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets represent franchise costs that are being amortized over 40 years.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger, the 1998 Acquisition and the 1999 Acquisition occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger, the 1998 Acquisition and the 1999 Acquisition had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                        New Mediacom       Old Mediacom
                                        ------------ -------------------------
                                        Period from  Period from
                                         March 1 to  January 1 to  Year ended
                                        December 31, February 28, December 31,
                                            1999         1999         1998
                                        ------------ ------------ ------------
                                                (Amounts in Thousands)
   Revenue.............................   $209,560     $39,941      $233,766
   Excess of revenues over direct
    expenses...........................   $ 17,282     $ 3,652      $ 34,225

4. Parent's Investment

   Parent's investment in Iowa Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
   Transfers from parent, net............................ $1,452,606 $1,459,108
   Cumulative excess of revenues over direct expenses
    since
    March 1, 1999........................................     25,503     17,215
                                                          ---------- ----------
                                                          $1,478,109 $1,476,323
                                                          ========== ==========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T's 100% ownership of Iowa Mediacom Systems, the transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Iowa Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Iowa Mediacom Systems and have assumed managerial responsibility of Iowa Mediacom Systems' cable television system operations and construction. As compensation for these services, Iowa Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The parent transfers and expense allocation activity consist of the following:

                                  New Mediacom              Old Mediacom
                            ------------------------- -------------------------
                                         Period from  Period from
                             Year ended   March 1 to  January 1 to  Year ended
                            December 31, December 31, February 28, December 31,
                                2000         1999         1999         1998
                            ------------ ------------ ------------ ------------
                                          (Amounts in Thousands)
Beginning of period........  $1,459,108   $1,406,123    $507,856    $ 535,962
  Programming charges......      79,386       56,216      10,650       56,346
  Management fees..........      15,041        8,320       1,166        7,745
  Cable system
   acquisitions............         --        10,675         --         9,279
  Cash transfers...........    (100,929)     (22,226)    (17,393)    (101,476)
                             ----------   ----------    --------    ---------
End of period..............  $1,452,606   $1,459,108    $502,279    $ 507,856
                             ==========   ==========    ========    =========


5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Iowa Mediacom Systems amounted to $1,378,000 and $1,760,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Iowa Mediacom Systems amounted to $1,601,000 and $276,000 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Iowa Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Iowa Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Iowa Mediacom Systems' excess of revenues over direct expenses would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                  Year ended
                                                               December 31, 2000
                                                               -----------------
                                                                  (Amounts in
                                                                  Thousands)
      Excess of revenues over direct expenses.................      $5,973

   AT&T granted approximately 159,600 and 53,200 stock options to Iowa Mediacom Systems employees during 2000 for AT&T stock options and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contact, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

approved by the court with respect to certain late fee class action complaints, which involves certain subscribers of Iowa Mediacom Systems. Certain other plaintiff suits, involving Iowa Mediacom Systems remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Iowa Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Iowa Mediacom Systems has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Iowa Mediacom System may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Iowa Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,119,000, $1,090,000, $206,000 and $1,341,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

   Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows:

                                                                     (Amounts in
      December 31,                                                    Thousands)
      ------------                                                   -----------
       2001.........................................................    $289
       2002.........................................................     116
       2003.........................................................     115
       2004.........................................................     110
       2005.........................................................     110
       Thereafter...................................................      29

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                 March 31,
                                                           ---------------------
                                                              2001       2000
                                                           ---------- ----------
                                                                (unaudited)
Assets
Cash and cash equivalents................................  $   15,386 $   15,504
Trade and other receivables, net of allowance for
 doubtful accounts of $946 and $543 at March 31, 2001 and
 2000, respectively......................................       8,911      7,473
Property and equipment, at cost:
  Land...................................................       2,395      2,370
  Distribution systems...................................     357,142    279,646
  Support equipment and buildings........................      30,100     26,567
                                                           ---------- ----------
                                                              389,637    308,583
  Less accumulated depreciation..........................      80,119     31,726
                                                           ---------- ----------
  Property and equipment, net............................     309,518    276,857
  Intangible assets, net.................................   1,138,973  1,184,829
  Other assets...........................................       5,542      6,921
                                                           ---------- ----------
    Total assets.........................................  $1,478,330 $1,491,584
                                                           ========== ==========
Liabilities and Parent's Investment
Accounts payable.........................................  $    1,505 $    2,813
Accrued liabilities......................................      13,258     10,681
                                                           ---------- ----------
    Total liabilities....................................      14,763     13,494
Parent's investment (Note 3).............................   1,463,567  1,478,090
                                                           ---------- ----------
Commitments and contingencies (Note 5)
    Total liabilities and parent's investment............  $1,478,330 $1,491,584
                                                           ========== ==========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                             Three months ended
                                  March 31,
                            ----------------------
                               2001        2000
                            ----------  ----------
                                 (unaudited)
Revenue.................... $   72,778  $   66,266
Direct costs and expenses:
  Operating (Note 3).......     40,553      33,626
  Selling, general and
   administrative..........      6,656       5,889
  Management fees (Note
   3)......................      5,566       2,941
  Depreciation.............     14,201       9,188
  Amortization.............     11,464      11,464
                            ----------  ----------
    Excess (shortfall) of
     revenue over direct
     expenses..............     (5,662)      3,158
Parent's investment:
Beginning of period........  1,478,109   1,476,323
Change in transfers from
 parent, net (Note 3)......     (8,880)     (1,391)
                            ----------  ----------
End of period.............. $1,463,567  $1,478,090
                            ==========  ==========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                               Three months
                                                                  ended
                                                                March 31,
                                                             -----------------
                                                              2001      2000
                                                             -------  --------
                                                               (unaudited)
Cash Flows From Operating Activities
Excess (shortfall) of revenue over direct expenses.........  $(5,662) $  3,158
Adjustments to reconcile excess (shortfall) of revenue over
 direct expenses to net cash provided by operating
 activities:
  Depreciation and amortization............................   25,665    20,652
Changes in operating assets and liabilities:
  Decrease in trade and other receivables..................    2,474     1,373
  (Increase) decrease in other assets......................    1,084        (2)
  Decrease in accounts payable.............................     (916)     (322)
  Decrease in accrued liabilities..........................   (2,080)   (2,011)
                                                             -------  --------
    Net cash provided by operating activities..............   20,565    22,848
Cash Flows From Investing Activities
  Capital expenditures for property and equipment..........   (9,662)  (18,121)
                                                             -------  --------
Cash Flows From Financing Activities
  Change in transfers from parent, net.....................   (8,880)   (1,391)
                                                             -------  --------
Net increase in cash and cash equivalents..................    2,023     3,336
Cash and cash equivalents at beginning of period...........   13,363    12,168
                                                             -------  --------
Cash and cash equivalents at end of period.................  $15,386  $ 15,504
                                                             =======  ========


    The accompanying notes are an integral part of these combined financial statements.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 536,000 customers, as of March 31, 2001, located primarily in Iowa, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Iowa Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess (shortfall) of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Iowa Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Iowa Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Iowa Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Iowa Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Iowa Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Iowa Mediacom Systems could differ from reported results had Iowa Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Iowa Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Iowa Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Iowa Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings. Interest capitalized was not significant for any periods presented.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Iowa Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Iowa Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                                March 31,
                                                          ---------------------
                                                             2001       2000
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
   Franchise costs....................................... $1,170,285 $1,170,285
   Other intangibles.....................................     55,026     55,026
                                                          ---------- ----------
                                                           1,225,311  1,225,311
   Less accumulated amortization.........................     86,338     40,482
                                                          ---------- ----------
     Intangibles, net.................................... $1,138,973 $1,184,829
                                                          ========== ==========

   Amortization expense on franchise costs was $10,088,000 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $1,376,000 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

   Parent's investment in Iowa Mediacom Systems is summarized as follows:

                                                                March 31,
                                                          ---------------------
                                                             2001       2000
                                                          ---------- ----------
                                                               (Amounts in
                                                               Thousands)
   Transfers from parent, net...........................  $1,443,726 $1,457,717
   Cumulative excess of revenue over direct expenses
    since March 1, 1999.................................      19,841     20,373
                                                          ---------- ----------
                                                          $1,463,567 $1,478,090
                                                          ========== ==========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T's 100% ownership of Iowa Mediacom Systems, the transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


   Iowa Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Iowa Mediacom Systems and have assumed managerial responsibility of Iowa Mediacom Systems' cable television system operations and construction. As compensation for these services, Iowa Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                                          Three months ended
                                                               March 31,
                                                         ----------------------
                                                            2001        2000
                                                         ----------  ----------
                                                              (Amounts in
                                                              Thousands)
     Beginning of period................................ $1,452,606  $1,459,108
       Programming charges..............................     23,193      19,002
       Management fees..................................      5,566       2,941
       Cash transfers...................................    (37,639)    (23,334)
                                                         ----------  ----------
     End of period...................................... $1,443,726  $1,457,717
                                                         ==========  ==========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Iowa Mediacom Systems amounted to $246,000 and $390,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Iowa Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Iowa Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

                             IOWA MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


5. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contact, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the court with respect to certain late fee class action complaints, which involves certain subscribers of Iowa Mediacom Systems. Certain other plaintiff suits, involving Iowa Mediacom Systems remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Iowa Mediacom Systems' financial condition or excess (shortfall) of revenue over direct expenses.

   Iowa Mediacom Systems has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Iowa Mediacom System may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Iowa Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $393,000 and $320,000 for the three months ended March 31, 2001 and 2000, respectively.

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                       Report of Independent Accountants

To the Board of Directors of
 AT&T Broadband LLC:

   In our opinion, the accompanying combined statements of assets, liabilities and parent's investment and the related combined statements of revenues and direct expenses, and of parent's investment and of cash flows present fairly, in all material respects, the assets, liabilities and parent's investment of Missouri Mediacom Systems (a combination of certain assets as defined in Note 1 to the combined financial statements) at December 31, 2000 and December 31, 1999, and the excess of their revenues over direct expenses and their cash flows for the year ended December 31, 2000, and the period March 1, 1999 to December 31, 1999 ("New Mediacom"), and the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998 ("Old Mediacom") in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 1, effective March 9, 1999, AT&T Corp., the parent company of New Mediacom, acquired Tele-Communications, Inc., parent company of Old Mediacom, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and therefore, is not comparable.

PricewaterhouseCoopers LLP

Denver, Colorado
April 9, 2001

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
Assets
Cash and cash equivalents.................................... $  3,405 $  2,602
Trade and other receivables, net of allowance for doubtful
 accounts of $144 and $115 at December 31, 2000 and 1999,
 respectively................................................    2,229    1,894
Property and equipment, at cost:
  Land.......................................................      617      617
  Distribution systems.......................................   63,062   51,687
  Support equipment and buildings............................    6,062    4,216
                                                              -------- --------
                                                                69,741   56,520
  Less accumulated depreciation..............................   13,648    5,166
                                                              -------- --------
  Property and equipment, net................................   56,093   51,354
  Intangible assets, net.....................................  238,853  245,871
  Other assets...............................................       89       62
                                                              -------- --------
    Total assets............................................. $300,669 $301,783
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    226 $    365
Accrued liabilities..........................................    1,481    1,387
                                                              -------- --------
    Total liabilities........................................    1,707    1,752
Parent's investment (Note 4).................................  298,962  300,031
                                                              -------- --------
Commitments and contingencies (Note 6)
    Total liabilities and parent's investment................ $300,669 $301,783
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                      COMBINED STATEMENTS OF REVENUES AND
                    DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                New Mediacom              Old Mediacom
                          ------------------------- -------------------------
                                       Period from  Period from
                           Year ended   March 1 to  January 1 to  Year ended
                          December 31, December 31, February 28, December 31,
                              2000         1999         1999         1998
                          ------------ ------------ ------------ ------------
Revenue..................   $ 53,064     $ 40,573     $  7,612     $ 43,849
Direct costs and
 expenses:
  Operating (Note 4).....     25,803       19,820        3,711       20,501
  Selling, general and
   administrative........      4,884        4,279          691        3,757
  Management fees (Note
   4)....................      2,074        1,539          161        1,718
  Depreciation...........      8,638        5,891        1,039        6,598
  Amortization...........      7,018        5,849          370        2,222
                            --------     --------     --------     --------
    Excess of revenues
     over direct
     expenses............      4,647        3,195        1,640        9,053
Parent's investment:
Beginning of period......    300,031      297,939      123,643      121,072
Change in transfers from
 parent, net (Note 4)....     (5,716)      (1,103)        (858)      (6,482)
                            --------     --------     --------     --------
End of period............   $298,962     $300,031     $124,425     $123,643
                            ========     ========     ========     ========


    The accompanying notes are an integral part of these combined financial statements.

     === ===

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                 New Mediacom              Old Mediacom
                           ------------------------- -------------------------
                                        Period from  Period from
                            Year ended   March 1 to  January 1 to  Year ended
                           December 31, December 31, February 28, December 31,
                               2000         1999         1999         1998
                           ------------ ------------ ------------ ------------
Cash Flows From Operating
 Activities
Excess of revenues over
 direct expenses.........    $  4,647     $  3,195     $ 1,640      $  9,053
Adjustments to reconcile
 excess of revenues over
 direct expenses to net
 cash provided by
 operating activities:
  Depreciation and
   amortization..........      15,656       11,740       1,409         8,820
Changes in operating
 assets and liabilities:
  (Increase) decrease in
   trade and other
   receivables...........        (335)        (554)       (520)          454
  (Increase) decrease in
   other assets..........         (27)          22          54           (65)
  Increase (decrease) in
   accounts payable......        (139)         149          53           144
  Increase (decrease) in
   accrued liabilities...         262          635        (432)          (39)
                             --------     --------     -------      --------
    Net cash provided by
     operating
     activities..........      20,064       15,187       2,204        18,367
Cash Flows From Investing
 Activities
  Capital expenditures
   for property and
   equipment.............     (13,545)     (12,309)     (1,568)      (11,347)
                             --------     --------     -------      --------
Cash Flows From Financing
 Activities
  Change in transfers
   from parent, net......      (5,716)      (1,103)       (858)       (6,482)
                             --------     --------     -------      --------
Net increase (decrease)
 in cash and cash
 equivalents.............         803        1,775        (222)          538
Cash and cash equivalents
 at beginning of period..       2,602          827       1,049           511
                             --------     --------     -------      --------
Cash and cash equivalents
 at end of period........    $  3,405     $  2,602     $   827      $  1,049
                             ========     ========     =======      ========


     The accompanying notes are an integral part of these combine finacial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 98,000 customers, as of December 31, 2000, located primarily in Missouri, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Missouri Mediacom Systems").

   The accompanying combined financial statements include the specific accounts directly related to the activities of the Missouri Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Missouri Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the Missouri Mediacom Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Mediacom." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Mediacom." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Mediacom are not comparable to the successor combined financial statements of New Mediacom. In the following text, "Missouri Mediacom Systems" and "Systems" refers to both Old Mediacom and New Mediacom.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Missouri Mediacom Systems' number of customers (see Note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Missouri Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the balance sheets of Missouri Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenues over direct expenses and cash flows of Missouri Mediacom Systems could differ from reported results had Missouri Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Missouri Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Missouri Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Missouri Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Missouri Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Missouri Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   With the exception of certain system acquisitions, sales and asset transfers (see Note 3), transactions effected through the intercompany account due to
(from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

New Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Registrants were required to apply the accounting and disclosures described in SAB No. 101 no later than the fourth quarter of 2000. The Systems are currently in compliance with the provisions of SAB No. 101. The adoption of SAB 101 did not have an impact on the results of operations, financial position or cash flows of the Systems.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                             December 31,
                                                        -----------------------
                                                           2000        1999
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Franchise costs................................... $   242,053 $   242,053
     Other intangibles.................................       9,667       9,667
                                                        ----------- -----------
                                                            251,720     251,720
     Less accumulated amortization.....................      12,867       5,849
                                                        ----------- -----------
       Intangibles, net................................ $   238,853 $   245,871
                                                        =========== ===========

   Amortization expense on franchise costs was $6,051,000, $5,044,000, $370,000 and $2,222,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively. Amortization expense for other intangibles was $967,000, $805,000, $0 and $0 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

3. Business Combinations

AT&T Merger

   The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Missouri Mediacom Systems' portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of Missouri Mediacom Systems as of March 1, 1999.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


   The following table reflects the March 1, 1999 assets and liabilities of New Mediacom, as adjusted to give effect for the purchase accounting adjustments resulting from the allocation to the net assets of the Systems of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (Amounts in
                                                                     Thousands)
                                                                     -----------
     Assets
       Cash.........................................................  $    827
       Trade and other receivables..................................     1,340
       Property and equipment.......................................    44,937
       Intangible assets............................................   251,720
                                                                      --------
         Total assets...............................................  $298,824
                                                                      ========
     Liabilities and Parent's Investment
       Accounts payable and accrued expenses........................  $    885
       Parent's investment..........................................   297,939
                                                                      --------
         Total liabilities and parent's investment..................  $298,824
                                                                      ========

   As a result of the application of purchase accounting, Missouri Mediacom Systems recorded its assets and liabilities at their fair values on March 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $242 million assigned to Missouri Mediacom Systems' franchise costs and $9.7 million related to the value attributed to customer relationships.

Pro Forma Operating Results (unaudited)

   The following unaudited combined revenues and excess of revenues over direct expenses were prepared assuming the AT&T Merger occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger had occurred on January 1, 1998, nor does it intend to be a projection of future results:

                                                             Old Mediacom
                                                       -------------------------
                                                       Period from
                                                       January 1 to  Year ended
                                                       February 28, December 31,
                                                           1999         1998
                                                       ------------ ------------
                                                        (Amounts in Thousands)
     Revenue..........................................    $7,612      $43,849
     Excess of revenues over direct expenses..........    $  464      $ 1,999

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

4. Parent's Investment

   Parent's investment in Missouri Mediacom Systems at December 31, 2000 and December 31, 1999 is summarized as follows:

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
                                                                 (Amounts in
                                                                 Thousands)
     Transfers from parent, net.............................. $291,120 $296,836
     Cumulative excess of revenues over direct expenses......    7,842    3,195
                                                              -------- --------
                                                              $298,962 $300,031
                                                              ======== ========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T Broadband's 100% ownership of Missouri Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

   Missouri Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Missouri Mediacom Systems and assume managerial responsibility of Missouri Mediacom Systems' cable television system operations and construction. As compensation for these services, Missouri Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                   New Mediacom              Old Mediacom
                             ------------------------- -------------------------
                                          Period from  Period from
                              Year ended   March 1 to  January 1 to  Year ended
                             December 31, December 31, February 28, December 31,
                                 2000         1999         1999         1998
                             ------------ ------------ ------------ ------------
                                           (Amounts in Thousands)
Beginning of period.........   $296,836     $297,939     $107,283     $113,765
  Programming charges.......     13,891       10,566        2,073       10,699
  Management fees...........      2,074        1,539          161        1,718
  Cash transfers............    (21,681)     (13,208)      (3,092)     (18,899)
                               --------     --------     --------     --------
End of period...............   $291,120     $296,836     $106,425     $107,283
                               ========     ========     ========     ========

5. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. Prior to the AT&T Merger, Tele-Communications, Inc. also sponsored savings plans for the majority of its employees. The plans allow employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Missouri Mediacom Systems amounted to $248,000 and $309,000 for the period March 1, 1999 to December 31, 1999 and the year ended December 31, 2000, respectively. Tele-Communications, Inc. contributions for employees of Missouri Mediacom Systems amounted to $285,000 and $50,000 for the year ended December 31, 1998 and the period January 1, 1999 to February 28, 1999, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was effective June 1, 1997, and amended on May 19, 1999 and March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Missouri Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day.

   The Systems apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for stock-based compensation plans for the Missouri Mediacom Systems.

   The Systems have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." If the Systems had elected to recognize compensation costs based on the fair value at the date of grant for AT&T awards granted to Systems' employees in 2000, consistent with the provisions of SFAS No. 123, Missouri Mediacom Systems' excess of revenues over direct expenses would have been adjusted to reflect additional compensation expense resulting in the following pro forma amounts:

                                                                     Year ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
                                                                    (Amounts in
                                                                     Thousands)
      Excess of revenues over direct expenses......................    $4,136

   AT&T granted approximately 35,250 and 11,750 stock options to Missouri Mediacom Systems' employees during 2000 for AT&T stock and AT&T Wireless Group tracking stock, respectively. At the date of grant, the exercise price for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $33.81 and $27.56, respectively. The fair value at date of grant for AT&T options and AT&T Wireless Group tracking stock options granted to AT&T Broadband employees during 2000 was $10.59 and $11.74, respectively, and was estimated using the Black-Scholes option-pricing model. The following assumptions were applied for 2000 for the AT&T options and the AT&T Wireless Group tracking stock options: (i) expected dividend yield of 1.7% and 0%, respectively, (ii) expected volatility rate of 34% and 55%, respectively, (iii) risk-free interest rate of 6.24% and 6.2%, respectively, and (iv) expected life of 4 and 3 years, respectively.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


6. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Missouri Mediacom Systems. Certain other plaintiff suits, involving Missouri Mediacom Systems, remain unresolved. The December 2000 and any future settlements are not expected to have a material impact on Missouri Mediacom Systems' financial condition or excess of revenues over direct expenses.

   Missouri Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Missouri Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Missouri Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under lease arrangements. Rental expense for such arrangements amounted to $305,000, $346,000, $87,000 and $389,000 for the year ended December 31, 2000, the period March 1, 1999 to December 31, 1999, the period January 1, 1999 to February 28, 1999 and the year ended December 31, 1998, respectively.

   Future minimum lease payments under non-cancelable operating leases for each of the next five years are summarized as follows:

                                                                     (Amounts in
      December 31,                                                    Thousands)
      ------------                                                   -----------
      2001..........................................................    $183
      2002..........................................................     170
      2003..........................................................      41
      2004..........................................................     --
      2005..........................................................     --
      Thereafter....................................................     --

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

       COMBINED STATEMENT OF ASSETS, LIABILITIES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                                  March 31,
                                                              -----------------
                                                                2001     2000
                                                              -------- --------
                                                                 (unaudited)
Assets
Cash and cash equivalents.................................... $  3,541 $  2,437
Trade and other receivables, net of allowance for doubtful
 accounts
 of $203 and $117 at March 31, 2001 and 2000, respectively...    1,703    1,622
Property and equipment, at cost:
  Land.......................................................      617      617
  Distribution systems.......................................   64,829   53,911
  Support equipment and buildings............................    6,268    4,619
                                                              -------- --------
                                                                71,714   59,147
  Less accumulated depreciation..............................   16,244    7,198
                                                              -------- --------
  Property and equipment, net................................   55,470   51,949
  Intangible assets, net.....................................  237,099  244,117
  Other assets...............................................      166       87
                                                              -------- --------
    Total assets............................................. $297,979 $300,212
                                                              ======== ========
Liabilities and Parent's Investment
Accounts payable............................................. $    172 $    154
Accrued liabilities..........................................    1,540    1,360
                                                              -------- --------
    Total liabilities........................................    1,712    1,514
Parent's investment (Note 3).................................  296,267  298,698
                                                              -------- --------
Commitments and contingencies (Note 5)
    Total liabilities and parent's investment................ $297,979 $300,212
                                                              ======== ========


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

  COMBINED STATEMENTS OF REVENUES AND DIRECT EXPENSES AND PARENT'S INVESTMENT
                                 (in thousands)

                                                               Three months
                                                              ended March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (unaudited)
Revenue..................................................... $ 13,988  $ 12,257
Direct costs and expenses:
  Operating (Note 3)........................................    6,910     6,034
  Selling, general and administrative.......................    1,170     1,132
  Management fees (Note 3)..................................      856       427
  Depreciation..............................................    2,596     2,032
  Amortization..............................................    1,754     1,754
                                                             --------  --------
    Excess of revenue over direct expenses..................      702       878
Parent's investment:
Beginning of period.........................................  298,962   300,031
Change in transfers from parent, net (Note 3)...............   (3,397)   (2,211)
                                                             --------  --------
End of period............................................... $296,267  $298,698
                                                             ========  ========


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                              Three months
                                                                  ended
                                                                March 31,
                                                             ----------------
                                                              2001     2000
                                                             -------  -------
                                                               (unaudited)
Cash Flows From Operating Activities
Excess of revenue over direct expenses...................... $   702  $   878
Adjustments to reconcile excess of revenue over direct
 expenses to net cash provided by operating activities:
  Depreciation and amortization.............................   4,350    3,786
Changes in operating assets and liabilities:
  Decrease in trade and other receivables...................     526      272
  Increase in other assets..................................     (77)     (25)
  Decrease in accounts payable..............................     (54)    (211)
  Decrease in accrued liabilities...........................    (103)     (27)
                                                             -------  -------
    Net cash provided by operating activities...............   5,344    4,673
Cash Flows From Investing Activities
  Capital expenditures for property and equipment...........  (1,811)  (2,627)
                                                             -------  -------
Cash Flows From Financing Activities
  Change in transfers from parent, net......................  (3,397)  (2,211)
                                                             -------  -------
Net increase (decrease) in cash and cash equivalents........     136     (165)
Cash and cash equivalents at beginning of period............   3,405    2,602
                                                             -------  -------
Cash and cash equivalents at end of period.................. $ 3,541  $ 2,437
                                                             =======  =======


    The accompanying notes are an integral part of these combined financial statements.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

1. Basis of Presentation and Summary of Significant Accounting Policies

   On February 26, 2001, subsidiaries of AT&T Corp. ("AT&T") entered into an agreement with Mediacom Communications Corporation ("Mediacom") under which such subsidiaries agreed to sell certain cable television systems serving approximately 97,000 customers, as of March 31, 2001, located primarily in Missouri, and wholly owned by various cable subsidiaries and partnerships of AT&T, to Mediacom (the "Missouri Mediacom Systems" or the "Systems").

   In the opinion of management, the accompanying unaudited combined financial statements include all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented by the Systems. The excess of revenue over direct expenses for any interim period is not necessarily indicative of results for the full year. The unaudited combined financial statements and footnote disclosures should be read in conjunction with the audited combined financial statements and related notes thereto for the year ended December 31, 2000.

   The accompanying unaudited combined financial statements include the specific accounts directly related to the activities of the Missouri Mediacom Systems. All significant inter-system accounts and transactions have been eliminated in combination. The combined net assets of the Missouri Mediacom Systems are referred to as "Parent's Investment."

   On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999.

   Certain costs of AT&T Broadband are charged to the Systems based primarily on Missouri Mediacom Systems' number of customers (see Note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the Missouri Mediacom Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

   The net assets of the Systems are held by various wholly-owned subsidiaries and partnerships of AT&T Broadband. Accordingly, the unaudited financial statements of Missouri Mediacom Systems do not reflect all of the assets and liabilities that would be indicative of a stand-alone business. The assets, liabilities, excess of revenue over direct expenses and cash flows of Missouri Mediacom Systems could differ from reported results had Missouri Mediacom Systems operated autonomously or as an entity independent of AT&T. In particular, Missouri Mediacom Systems does not constitute a taxable entity, and therefore, no provision has been made for income tax expense or benefit in the accompanying unaudited combined financial statements. In addition, no interest expense incurred by AT&T and its subsidiaries on their debt obligations has been allocated to Missouri Mediacom Systems.

Cash and cash equivalents

   Cash and cash equivalents consist of deposits with banks and financial institutions that are unrestricted as to withdrawal or use and have maturities of less than 90 days.

   AT&T performs cash management functions on behalf of AT&T Broadband, including the Missouri Mediacom Systems. Substantially all of the Systems' cash balances are swept to AT&T on a daily basis, where

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)

they are managed and invested by AT&T. Transfers of cash to and from AT&T are reflected as a component of Parent's investment, with no interest income or expense reflected. Net transfers to or from AT&T are assumed to be settled in cash. AT&T's capital contributions for purchase business combinations to the Systems have been treated as non-cash transactions.

Property and Equipment

   Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations are capitalized. Interest capitalized was not significant for any periods presented.

   Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

   Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

   Intangible assets consist primarily of franchise costs and intangibles for customer relationships. Franchise costs represent the difference between AT&T Broadband's allocated historical cost of acquired assets of Missouri Mediacom Systems and amounts allocated to the tangible assets. Franchise costs and customer relationships are generally amortized on a straight-line basis over 40 and 10 years, respectively. Costs incurred by Missouri Mediacom Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, generally 10 to 20 years.

Impairment of Long-lived Assets

   Management of the Systems periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds the fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

   Revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

   Transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


Stock-Based Compensation

   Stock-based compensation is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Systems follow the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based
Compensation."

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. Intangibles

   Intangibles are summarized as follows:

                                                               March 31,
                                                        -----------------------
                                                           2001        2000
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Franchise costs................................... $   242,053 $   242,053
     Other intangibles.................................       9,667       9,667
                                                        ----------- -----------
                                                            251,720     251,720
     Less accumulated amortization.....................      14,621       7,603
                                                        ----------- -----------
     Intangibles, net.................................. $   237,099 $   244,117
                                                        =========== ===========

   Amortization expense on franchise costs was $1,513,000 for the three months ended March 31, 2001 and 2000. Amortization expense for other intangibles was $241,000 for the three months ended March 31, 2001 and 2000.

3. Parent's Investment

   Parent's investment in Missouri Mediacom Systems is summarized as follows:

                                                               March 31,
                                                        -----------------------
                                                           2001        2000
                                                        ----------- -----------
                                                        (Amounts in Thousands)
     Transfers from parent, net.......................  $   287,723 $   294,625
     Cumulative excess of revenue over direct expenses
      since March 1, 1999.............................        8,544       4,073
                                                        ----------- -----------
                                                        $   296,267 $   298,698
                                                        =========== ===========

   The non-interest bearing transfers from parent includes AT&T Broadband's equity in acquired systems, programming charges, management fees and advances for operations, acquisitions and construction costs, as well as the amounts charged as a result of the allocation of certain costs from AT&T.

   As a result of AT&T Broadband's 100% ownership of Missouri Mediacom Systems, transfers from parent amounts have been classified as a component of Parent's investment in the accompanying combined balance sheets.

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


   Missouri Mediacom Systems purchases, at AT&T Broadband's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T Broadband. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

   Certain subsidiaries of AT&T Broadband provide administrative services to Missouri Mediacom Systems and assume managerial responsibility of Missouri Mediacom Systems' cable television system operations and construction. As compensation for these services, Missouri Mediacom Systems pay a monthly management fee calculated on a per-subscriber basis.

   The parent transfers and expense allocation activity consist of the following:

                                                               Three months
                                                              ended March 31,
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (Amounts in
                                                                Thousands)
     Beginning of period.................................... $291,120  $296,836
       Programming charges..................................    4,043     3,381
       Management fees......................................      856       427
       Cash transfers.......................................   (8,296)   (6,019)
                                                             --------  --------
     End of period.......................................... $287,723  $294,625
                                                             ========  ========

4. Employee Benefit and Stock-Based Compensation Plans

   AT&T sponsors savings plans for the majority of its employees. The plan allows employees to contribute a portion of their pre-tax and/or after-tax income in accordance with specified guidelines. Employee contributions are matched up to certain limits. AT&T Broadband contributions for employees of Missouri Mediacom Systems amounted to $48,000 and $74,000 for the three months ended March 31, 2001 and 2000, respectively.

   Under AT&T's 1997 Long-term Incentive Program (the "Program"), which was amended March 14, 2000, AT&T grants stock options, performance shares, restricted stock and other awards on AT&T common stock as well as stock options on the AT&T Wireless Group tracking stock. Employees of Missouri Mediacom Systems were eligible to receive stock options under this plan effective with the AT&T Merger (see Note 1).

   Under the Program, there were 150 million shares of AT&T common stock available for grant with a maximum of 22.5 million common shares that could be used for awards other than stock options. Beginning with January 1, 2000, the remaining shares available for grant at December 31 of the prior year, plus 1.75% of the shares of AT&T common stock outstanding on January 1 of each year, become available for grant. There is a maximum of 37.5 million shares that may be used for awards other than stock options. The exercise price of any stock option is equal to the stock price when the option is granted. Generally, the options vest over three or four years and are exercisable up to 10 years from the date of grant. There were no stock option grants to the Systems' employees under this plan during the three months ended March 31, 2001 and 2000.

   Under the AT&T 1996 Employee Stock Purchase Plan (the "Plan"), which was effective July 1, 1996, AT&T is authorized to sell up to 75 million shares of AT&T common stock to its eligible employees. Under the terms of the Plan, employees may have up to 10% of their earnings withheld to purchase AT&T's common stock. The purchase price of the stock on the date of exercise is 85% of the average high and low sale prices of shares on the New York Stock Exchange for that day. Employees of Missouri Mediacom Systems were eligible to participate in the Plan effective with the AT&T Merger (see Note 1).

                           MISSOURI MEDIACOM SYSTEMS
            (A combination of certain assets, as defined in Note 1)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                                  (unaudited)


5. Commitments and Contingencies

   The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

   Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier.

   Management of the Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received.

   Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' delinquency constitutes an invalid liquidated damage provision, a breach of contract and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In December 2000, a settlement agreement was approved by the Court with respect to certain late fee class action complaints, which involves certain subscribers of Missouri Mediacom Systems. Certain other plaintiff suits, involving Missouri Mediacom Systems, remain unresolved. The December 2000 settlement and any future settlements are not expected to have a material impact on Missouri Mediacom Systems' financial condition or excess of revenue over direct expenses.

   Missouri Mediacom Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Missouri Mediacom Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made.

   Missouri Mediacom Systems leases business offices, has entered into pole rental agreements and uses certain equipment under operating lease arrangements. Rental expense for such arrangements amounted to $52,000 and $68,000 for the three months ended March 31, 2001 and 2000, respectively.

   It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Triax Midwest Associates, L.P.:

   We have audited the accompanying balance sheets of Triax Midwest Associates, L.P. (a Missouri limited partnership) as of December 31, 1997 and 1998, and the related statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triax Midwest Associates, L.P. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP
Denver, Colorado,
February 26, 1999.

                         TRIAX MIDWEST ASSOCIATES, L.P.

                                 BALANCE SHEETS

      As of December 31, 1997 and 1998 and September 30, 1999 (Unaudited)
                                 (In Thousands)

                                                                 September  30,
                                               1997      1998         1999
                                             --------  --------  --------------
                                                                  (Unaudited)
                  ASSETS
Cash.......................................  $  3,297  $  2,327     $    --
Receivables, net of allowance of $554, $331
 and $353, respectively....................     2,555     2,303        2,043
Property, plant and equipment, net.........   124,616   153,224      168,588
Purchased intangibles, net.................   157,671   185,268      153,604
Deferred costs, net........................     5,980     6,995        5,364
Other assets...............................     2,202     2,911        2,086
                                             --------  --------     --------
                                             $296,321  $353,028     $331,685
                                             ========  ========     ========

     LIABILITIES AND PARTNERS' DEFICIT
Accrued interest expense...................  $  6,057  $  5,383     $    --
Accounts payable and other accrued
 expenses..................................    11,582    11,714       12,769
Subscriber prepayments and deposits........       695       828          782
Payables to affiliates.....................       359       348          339
Debt.......................................   323,604   404,418      418,810
                                             --------  --------     --------
                                              342,297   422,691      432,700
Partners' deficit..........................   (45,976)  (69,663)    (101,015)
                                             --------  --------     --------
                                             $296,321  $353,028     $331,685
                                             ========  ========     ========


   The accompanying notes to the financial statements are an integral part of these balance sheets.

                         TRIAX MIDWEST ASSOCIATES, L.P.

                            STATEMENTS OF OPERATIONS

              For the Years Ended December 31, 1996, 1997 and 1998 and for the Nine Months Ended September 30, 1998 and 1999 (Unaudited)
                                 (In Thousands)

                                                                  For the
                                                                   Nine
                                                                Months Ended
                         For the Years Ended December 31,     September  30,
                         ----------------------------------  ------------------
                            1996        1997        1998       1998      1999
                         ----------  ----------  ----------  --------  --------
                                                                (Unaudited)
Revenues................ $   60,531  $  101,521  $  119,669  $ 87,129  $101,654
Operating expenses:
  Programming...........     12,934      20,066      25,275    18,262    22,990
  Operating, selling,
   general and
   administrative.......     16,459      26,050      32,241    21,658    25,407
  Management fees.......      2,667       3,573       4,048     2,944     3,331
  Administration fees
   paid to an
   affiliate............        444       1,482       1,826     1,307     1,566
  Depreciation and
   amortization.........     26,492      48,845      65,391    43,276    54,111
                         ----------  ----------  ----------  --------  --------
                             58,996     100,016     128,781    87,447   107,405
                         ----------  ----------  ----------  --------  --------
Operating income
 (loss).................      1,535       1,505      (9,112)     (318)   (5,751)
Other expenses:
  Interest..............     18,311      26,006      29,358    21,358    24,941
                         ----------  ----------  ----------  --------  --------
Net loss before
 cumulative effect of
 accounting change......    (16,776)    (24,501)    (38,470)  (21,676)  (30,692)
Cumulative effect of
 accounting change......        --          --          --        --       (660)
                         ----------  ----------  ----------  --------  --------
Net loss................ $  (16,776) $  (24,501) $  (38,470) $(21,676) $(31,352)
                         ==========  ==========  ==========  ========  ========


   The accompanying notes in the financial statements are an integral part of these statements.

                        TRIAX MIDWEST ASSOCIATES, L.P.

                        STATEMENTS OF PARTNERS' DEFICIT

             For the Years Ended December 31, 1996, 1997 and 1998
         and for the Nine Months Ended September 30, 1999 (Unaudited)
                                (In Thousands)

                                                                     Pre Recapitalization Limited
                                                                          Partners (Note 1)               Post
                                                                    ------------------------------- Recapitalization
                                                       Residual     Special                             Limited
                     Non-Managing      Managing     Equity Interest Limited   Cavalier                  Partners
                    General Partner General Partner   Held by TTC   Partner  Cable, L.P. All Others     (Note 1)       Total
                    --------------- --------------- --------------- -------  ----------- ---------- ---------------- ---------
                      (Effective      (Effective
                      August 30,      August 30,
                         1996)           1996)
BALANCES,
 December 31,
 1995............      $ (83,549)        $ --           $  --       $   --    $    --     $    --       $    --      $ (83,549)
 Net loss for the
 eight month
 period ended
 August 30,
 1996............         (9,022)          --              --           --         --          --            --         (9,022)
                       ---------         -----          ------      -------   --------    --------      --------     ---------
BALANCES, August
 30, 1996
 (Unaudited).....        (92,571)          --              --           --         --          --            --        (92,571)
 Cash redemption
 of partnership
 interests.......            --            --              --        (6,680)   (12,071)    (19,500)          --        (38,251)
 Allocation of
 partners'
 capital in
 connection with
 recapitalization..          --            --              --         6,680     12,071      19,500       (38,251)          --
 Accretion on
 residual equity
 interest held by
 TTC through a
 charge to
 accumulated
 deficit.........            (62)          --               62          --         --          --            --            --
 Cash
 contributions...          1,100           --              --           --         --          --         50,250        51,350
 Issuance of
 limited
 partnership
 units in
 connection with
 acquisition of
 cable
 properties......            --            --              --           --         --          --         59,765        59,765
 Cash
 distributions to
 DD Cable
 Partners........            --            --              --           --         --          --         (4,200)       (4,200)
 Syndication
 costs...........            (26)          --              --           --         --          --         (2,578)       (2,604)
 Net loss for the
 four month
 period ending
 December 31,
 1996............            (78)          --              --           --         --          --         (7,676)       (7,754)
                       ---------         -----          ------      -------   --------    --------      --------     ---------
BALANCES,
 December 31,
 1996............        (91,637)          --               62          --         --          --         57,310       (34,265)
 Accretion of
 residual equity
 interest held by
 TTC through a
 charge to
 accumulated
 deficit.........           (488)          --              488          --         --          --            --            --
 Cash
 contributions...            --            --              --           --         --          --         13,043        13,043
 Syndication
 costs...........            --            --              --           --         --          --           (253)         (253)
 Net loss for the
 year ended
 December 31,
 1997............           (245)          --              --           --         --          --        (24,256)      (24,501)
                       ---------         -----          ------      -------   --------    --------      --------     ---------
BALANCES,
 December 31,
 1997............        (92,370)          --              550          --         --          --         45,844       (45,976)
 Accretion of
 residual equity
 interest held by
 TTC through a
 charge to
 accumulated
 deficit.........           (738)          --              738          --         --          --            --            --
 Cash
 contributions...            --            --              --           --         --          --         15,000        15,000
 Syndication
 costs...........            --            --              --           --         --          --           (217)         (217)
 Net loss for the
 year ended
 December 31,
 1998............           (385)          --              --           --         --          --        (38,085)      (38,470)
                       ---------         -----          ------      -------   --------    --------      --------     ---------
BALANCES,
 December 31,
 1998............        (93,493)          --            1,288          --         --          --         22,542       (69,663)
 Accretion of
 residual equity
 interest held by
 TTC through a
 charge to
 accumulated
 deficit
 (Unaudited).....           (735)          --              735          --         --          --            --            --
 Net loss for the
 nine months
 ended September
 30, 1999
 (Unaudited).....         (8,810)          --              --           --         --          --        (22,542)      (31,352)
                       ---------         -----          ------      -------   --------    --------      --------     ---------
BALANCES,
 September 30,
 1999
 (Unaudited).....      $(103,038)        $ --           $2,023      $   --    $    --     $    --       $    --      $(101,015)
                       =========         =====          ======      =======   ========    ========      ========     =========

  The accompanying notes to the financial statements are an integral part of these statements.

                         TRIAX MIDWEST ASSOCIATES, L.P.

                            STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1996, 1997 and 1998 and For the Nine Months Ended September 30, 1998 and 1999 (Unaudited)
                                 (In Thousands)

                             For the Years Ended           For the Nine Months
                                 December 31,              Ended September 30,
                         ------------------------------  -----------------------
                           1996       1997      1998        1998        1999
                         ---------  --------  ---------  ----------- -----------
                                                         (Unaudited) (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net loss..............  $ (16,776) $(24,501) $ (38,470)  $(21,676)   $(31,352)
 Adjustments to
  reconcile net loss to
  net cash flows from
  operating
  activities--
 Depreciation and
  amortization.........     26,492    48,845     65,391     43,276      54,111
 Accretion of interest
  on preferred stock
  obligation...........         90       --         --         --          --
 Amortization of
  deferred loan
  costs................        370       651        790        567         669
 Cumulative effect of
  accounting change....        --        --         --         --          660
 Write-off retired
  plant................        --        --       1,732       (492)        --
 Decrease (increase)
  in subscriber
  receivables, net.....      1,926      (503)        93       (147)        265
 (Increase) decrease
  in other assets......         (7)     (556)      (623)    (1,270)        881
 Increase (decrease)
  in accrued interest
  expense..............        181     1,312       (674)    (1,299)     (5,403)
 Increase (decrease)
  in accounts payable
  and other accrued
  expenses.............      4,502       525       (452)    (1,040)        828
 (Decrease) increase
  in subscriber
  prepayments and
  deposits.............     (2,684)       13        129         55         (52)
 Write-off loan costs..        174       --         --         --           20
 (Decrease) increase in
  payables to
  affiliates...........        (31)      113        (11)       (56)        (10)
                         ---------  --------  ---------   --------    --------
   Net cash flows from
    operating
    activities.........     14,237    25,899     27,905     17,918      20,617
                         ---------  --------  ---------   --------    --------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchase of property,
  plant and equipment..    (10,275)  (23,101)   (36,122)   (25,222)    (31,830)
 Acquisition of
  properties, including
  purchased
  intangibles..........        --    (71,850)   (86,255)   (83,993)     (3,913)
 Proceeds from exchange
  of properties,
  including
  intangibles..........        --        --       1,594      1,594         --
 Proceeds from sale of
  properties, including
  intangibles..........        --        --       1,674      1,674         367
 Cash paid for
  franchise costs......       (582)     (776)    (2,122)    (1,165)       (917)
 Cash paid for other
  intangibles..........       (823)      (37)       --         --          (19)
                         ---------  --------  ---------   --------    --------
   Net cash flows from
    investing
    activities.........    (11,680)  (95,764)  (121,231)  (107,112)    (36,312)
                         ---------  --------  ---------   --------    --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from
  borrowings...........    275,000    67,000    399,000    391,000      26,000
 Repayment of debt.....   (268,477)  (14,000)  (319,000)  (315,000)    (12,000)
 Contributions from
  partners.............     51,350    13,043     15,000     15,000         --
 Cash redemptions of
  partnership
  interests............    (38,251)      --         --         --          --
 Cash distributions to
  DD Cable Partners....     (4,200)      --         --         --          --
 Payments on capital
  leases...............       (314)     (322)      (703)      (456)       (625)
 Cash paid for loan
  costs................     (5,683)      (80)    (1,724)    (1,597)         (7)
 Cash paid for
  syndication costs....     (2,604)     (253)      (217)       --          --
 Repayment of preferred
  stock obligations....     (2,760)      --         --         --          --
                         ---------  --------  ---------   --------    --------
   Net cash flows from
    financing
    activities.........      4,061    65,388     92,356     88,947      13,368
                         ---------  --------  ---------   --------    --------
NET INCREASE (DECREASE)
 IN CASH...............      6,618    (4,477)      (970)      (247)     (2,327)
CASH, beginning of
 period................      1,156     7,774      3,297      3,297       2,327
                         ---------  --------  ---------   --------    --------
CASH, end of period....  $   7,774  $  3,297  $   2,327   $  3,050    $    --
                         =========  ========  =========   ========    ========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
 Cash paid during the
  period for interest..  $  16,848  $ 24,043  $  29,209   $ 22,090    $ 29,655
                         =========  ========  =========   ========    ========
SUPPLEMENTAL SCHEDULE
 OF NON CASH INVESTING
 AND FINANCING
 ACTIVITIES:
 Acquisitions with
  capital leases.......  $     391  $  1,313  $   1,517   $  1,054    $  1,217
                         =========  ========  =========   ========    ========
 Net book value of
  assets divested in
  exchange.............        --        --   $   4,404   $  4,404         --
                         =========  ========  =========   ========    ========
 Net book value of non-
  monetary assets
  acquired in
  exchange.............        --        --   $   2,958   $  2,958         --
                         =========  ========  =========   ========    ========

  The accompanying notes to financial statements are an integral part of these statements.

                         TRIAX MIDWEST ASSOCIATES, L.P.

                         NOTES TO FINANCIAL STATEMENTS

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)


(1) The Partnership

 Organization and Capitalization

   Triax Midwest Associates, L.P. (the "Partnership") is a Missouri limited partnership originally formed for the purpose of acquiring, constructing and operating cable television properties, located primarily in Indiana, Illinois, Iowa, Minnesota and Wisconsin. The Partnership was capitalized and commenced operations on June 1, 1988. The non-managing general partner is Triax Cable General Partner, L.P. ("Triax Cable GP"), a Missouri limited partnership. The general partner of Triax Cable GP is Midwest Partners, L.L.C. The managing general partner of the Partnership is Triax Midwest General Partner, L.P., a Delaware limited partnership, and its general partner is Triax Midwest, L.L.C.

 Partnership Recapitalization

   On August 30, 1996 (the "Contribution Date"), the Partnership completed a recapitalization of the Partnership in which new credit facilities were put in place (Note 4), additional partnership interests were issued and selected partnership interests were redeemed. Under the terms of a partnership amendment and other related documents, the Partnership received approximately $50.3 million in cash from new limited partners in exchange for limited partnership interests ("New Cash Partners"). Approximately $38.3 million in cash was then utilized to redeem the special limited partnership interest and certain other existing limited partnership interests. For financial reporting purposes, this portion of the Partnership Recapitalization was accounted for as an equity transaction with no effect on the carrying value of the Partnership's assets. However, for tax purposes, even though the New Cash Partners acquiesced to the redeemed limited partners' tax basis capital accounts, they will be entitled to additional outside tax basis reflecting the amount invested.

   In addition, the Partnership purchased certain net assets of DD Cable Partners, L.P. and DD Cable Holdings, Inc. ("DD Cable") through the net issuance of approximately $55.6 million in limited partnership interests. For financial reporting purposes, the acquisition was accounted for under the purchase method of accounting at fair market value. For tax purposes, the basis in the acquired net assets was recorded at DD Cable's historical tax basis. This results in a built-in gain on these assets based on the difference between the fair market value and tax basis of the assets at August 30, 1996.

   In connection with the Partnership Recapitalization, the general partnership interest of Triax Cable GP was converted to a non-managing general partnership interest. Triax Cable GP then contributed an additional $1.1 million to maintain its approximate 1% proportionate interest in the Partnership. Triax Midwest General Partner, L.P. ("Midwest GP" or the "Managing General Partner") was appointed the managing general partner. The general partner of Midwest GP is Triax Midwest, L.L.C., a wholly-owned subsidiary of Triax Telecommunications Company, L.L.C. ("TTC"). Midwest GP made no partnership equity contributions to the Partnership and received only a residual interest in the Partnership, as discussed below under "Allocations of Profits, Losses, Distributions and Credits Subsequent to Partnership Recapitalization".

   As provided for in the Partnership Agreement, as amended, certain of the New Cash Partners (the "Committed Partners") committed to fund additional monies totaling $50.0 million for future acquisitions of the Partnership through August 1999. In conjunction with the Partnership's acquisitions of the Indiana and Illinois Acquisitions during 1997 and the Illinois acquisition of September 30, 1998 (Note 3), certain limited partners contributed approximately $13.0 million and $15.0 million, respectively. Of these total contributions, approximately $27.0 million was contributed by the Committed Partners, which reduced their total funding commitment to approximately $23.0 million.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

   During 1997, TTC and certain officers of TTC (the "Officers") purchased limited partner interests in Triax Investors Midwest, L.P. ("Investors Midwest"), which holds a limited partner interest in the Partnership. Subsequent to TTC's and the Officers' purchase of these Investors Midwest interests, Investors Midwest elected to distribute its interest in the Partnership to certain of its partners, resulting in TTC owning a direct limited partner interest in the Partnership.

   The Partnership Agreement, as amended, provides that on August 30, 2001 each limited partner has the option to sell its interest to the Partnership for fair market value at the time of the sale. The fair market value is to be determined by appraised value approved by a majority vote of the Advisory Committee. In accordance with the Partnership Agreement, if the Partnership is unable to finance the acquisition of such interests, such selling limited partners can cause the liquidation of the Partnership.

 Allocation of Profits, Losses, Distributions and Credits Subsequent to Partnership Recapitalization

 Distributions

   Cash distributions are to be made to both the limited partners and Triax Cable GP equal to their adjusted capital contributions, then to the limited partners and Triax Cable GP in an amount sufficient to yield a return of 13% per annum, compounded annually (the "Priority Return"), then varying rates of distribution to the Managing General Partner (17% to 20%) and to the limited partners and Triax Cable GP (83% to 80%) based on internal rates of return earned by the New Cash Partners, as set forth in the Amended and Restated Partnership Agreement, on their adjusted capital contributions.

 Losses from Operations

   The Partnership will allocate its losses to the limited partners and Triax Cable GP according to their proportionate interests in the book value of the Partnership, except losses will not be allocated to any limited partner which would cause the limited partner's capital account to become negative by an amount greater than an amount which the limited partners are obligated to contribute to the Partnership.

 Profits and Gains

   Generally, the Partnership will allocate its profits according to the limited partners' and Triax Cable GP's proportionate interests in the book value of the Partnership until profits allocated to limited partners equal losses previously allocated to them. A special allocation of gain equal to the difference between the fair value and tax basis of contributed property will be made, with respect to partners contributing property to the Partnership, upon the sale of the contributed Partnership assets.

(2) Summary of Significant Accounting Policies

 Basis of Presentation

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)


   The financial statements as of September 30, 1999 and 1998 are unaudited; however, in the opinion of management, the financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The accounting policies followed during such interim periods reported are in conformity with generally accepted accounting principles and are consistent with those applied during annual periods. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for the full year ending December 31, 1999.

 Revenue Recognition

   Revenues are recognized in the period the related services are provided to the subscribers.

 Income Taxes

   No provision has been made for federal, state or local income taxes because they are the responsibility of the individual partners. The principal difference between tax and financial reporting results from different depreciable tax basis in various assets acquired (Note 1).

 Property, Plant and Equipment

   Property, plant and equipment are stated at cost. Replacements, renewals and improvements are capitalized and costs for repairs and maintenance are charged directly to expense when incurred. The Partnership capitalized a portion of technician and installer salaries to property, plant and equipment, which amounted to $1,134,000 in 1996, $1,196,132 in 1997, $1,333,296 in 1998 and
$980,140 and $994,469 for the nine months ended September 30, 1998 and 1999, respectively. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives (amounts in thousands):

                                                     September  30,
                                 1997       1998          1999          Life
                               ---------  ---------  -------------- -------------
     Property, plant and       $ 217,561  $ 266,965    $ 301,880    Predominantly
      equipment..............                                            10 years
     Less--Accumulated
      depreciation...........    (92,945)  (113,741)    (133,292)
                               ---------  ---------    ---------
                               $ 124,616  $ 153,224    $ 168,588
                               =========  =========    =========


 Purchased Intangibles

   Purchased intangibles are being amortized using the straight-line method over the following estimated useful lives (amounts in thousands):

                                                     September 30,
                                 1997       1998          1999          Life
                               ---------  ---------  -------------- -------------
     Franchises..............  $ 245,028  $ 310,544    $ 312,930     5-11.5 years
     Noncompete..............        400      1,595        1,795          3 years
     Goodwill................     12,804     12,804       12,804         20 years
                               ---------  ---------    ---------
                                 258,232    324,943      327,529
     Less--Accumulated
      amortization...........   (100,561)  (139,675)    (173,925)
                               ---------  ---------    ---------
                               $ 157,671  $ 185,268    $ 153,604
                               =========  =========    =========

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)


 Impairment of Long-Lived Assets

   The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and fair value of the long-lived asset.

 Deferred Costs

   Deferred costs are being amortized using the straight-line method over the following estimated useful lives (amounts in thousands):

                                                      September 30,
                                     1997     1998        1999         Life
                                    -------  -------  ------------- ----------
     Deferred loan costs........... $ 5,763  $ 7,488     $ 7,494     2-7 years
     Organizational costs..........     858      858         --     5-10 years
     Other.........................     500      500         500
     Less--Accumulated
      amortization.................  (1,141)  (1,851)     (2,630)
                                    -------  -------     -------
                                    $ 5,980  $ 6,995     $ 5,364
                                    =======  =======     =======

 Organizational Costs

   American Institute of Certified Public Accountants Statement of Position 98-5 ("SOP 98-5") provides guidance on the financial reporting of start-up and organization costs. SOP 98-5 broadly defines start-up activities and requires the costs of such start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 and the initial application is reported as a cumulative effect of a change in accounting principle. Effective January 1, 1999, the Partnership recognized a cumulative effect of an accounting change adjustment related to net deferred organization costs totaling approximately $660,000 as of December 31, 1998.

 Reclassifications

   Certain amounts in the accompanying financial statements have been reclassified to conform to the current year presentation.

(3) Acquisitions / Sales

   On August 30, 1996, the Partnership purchased certain cable television system assets, located in Illinois, Minnesota, Wisconsin and Iowa, from DD Cable, including the assumption of certain liabilities of the acquired business. The acquisition was financed by issuing net limited partnership interests valued at approximately $55.6 million. In addition, the Partnership utilized a portion of newly executed $375 million credit facility (Note 4) to repay approximately $116 million of existing indebtedness of DD Cable.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

   The purchase price was allocated to the acquired assets and liabilities as follows (amounts in thousands):

     Current assets.................................................. $   3,519
     Property, plant and equipment...................................    59,786
     Franchise costs.................................................   117,007
                                                                      ---------
         Subtotal....................................................   180,312
     Less--current liabilities assumed...............................    (4,579)
                                                                      ---------
                                                                        175,733
     Less--cash distributed for:
       Payment of existing DD Cable debt.............................  (115,968)
       Cash distributions to DD Cable................................    (4,200)
                                                                      ---------
         Total net partnership interest issued....................... $  55,565
                                                                      =========

   On June 30, 1997, the Partnership acquired certain cable television system assets, located in Indiana, including certain liabilities of the acquired business, from Triax Associates I, L.P. (the "Indiana Acquisition"). The purchase price of $52.0 million was accounted for by the purchase method of accounting and was allocated to the acquired assets and liabilities as follows (amounts in thousands):

     Current assets.................................................... $   316
     Property, plant and equipment.....................................  18,793
     Franchise costs...................................................  33,007
     Non-compete.......................................................     200
                                                                        -------
       Subtotal........................................................  52,316
     Less--current liabilities assumed.................................    (403)
                                                                        -------
       Total cash paid for acquisition................................. $51,913
                                                                        =======

   Also on June 30, 1997, the Partnership acquired certain cable television system assets, located in Illinois, including certain liabilities of the acquired business, from an unrelated third party (the "Illinois Acquisition". The purchase price of $20.1 million was accounted for by the purchase method of accounting.

   The Indiana and Illinois Acquisitions were financed by partners' contributions of approximately $13.0 million and proceeds of $60.0 million on the revolving credit facility.

   On June 30, 1998, the Partnership purchased certain cable television system assets, located in Illinois, from an unrelated third party ("Marcus"), including the assumption of certain liabilities of the acquired business. The acquisition was financed by partners' contributions of $15.0 million and proceeds of approximately $45.8 million from the revolving credit facility.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

   The purchase price was allocated to the acquired assets and liabilities as follows (amounts in thousands):

     Current assets.................................................... $   109
     Property, plant and equipment.....................................  10,000
     Franchise costs...................................................  50,555
     Non-compete.......................................................     500
                                                                        -------
       Subtotal........................................................  61,164
     Less--current liabilities assumed.................................    (328)
                                                                        -------
       Total cash paid for acquisition................................. $60,836
                                                                        =======

   The Partnership has reported the operating results of DD Cable, the Indiana Acquisition and Marcus from the respective acquisition dates. The following tables show the unaudited pro forma results of operations for the year of the acquisitions and their prior year:

                                                       For the Year Ended
                                                        December 31, 1996
                                                  ------------------------------
                                                                 Unaudited
                                                   Actual   Pro Forma Results(1)
                                                  --------  --------------------
     REVENUES.................................... $ 60,531        $ 99,554
                                                  ========        ========
     NET LOSS.................................... $(16,776)       $(28,878)
                                                  ========        ========
(1) Presents pro forma effect of the DD Cable Acquisition and the Indiana
    Acquisition.

                                                       For the Year Ended
                                                        December 31, 1997
                                                  ------------------------------
                                                                 Unaudited
                                                   Actual   Pro Forma Results(2)
                                                  --------  --------------------
     REVENUES.................................... $101,521        $118,722
                                                  ========        ========
     NET LOSS.................................... $(24,501)       $(31,001)
                                                  ========        ========
(2)  Presents pro forma effect of the Indiana Acquisition and Marcus.

                                                       For the Year Ended
                                                        December 31, 1998
                                                  ------------------------------
                                                                 Unaudited
                                                   Actual   Pro Forma Results(3)
                                                  --------  --------------------
     REVENUES.................................... $119,669        $128,182
                                                  ========        ========
     NET LOSS.................................... $(38,470)       $(41,754)
                                                  ========        ========

(3)  Presents pro forma effect of Marcus.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

   On June 30, 1998, the Partnership purchased certain cable television system assets, located in Indiana, from an unrelated third party, including the assumption of certain liabilities of the acquired business. The acquisition was financed by proceeds of approximately $22.8 million from the revolving credit facility. The purchase price was allocated to the acquired assets and liabilities as follows (amounts in thousands):

     Property, plant and equipment..................................... $ 8,383
     Franchise costs...................................................  14,499
     Non-compete.......................................................     200
                                                                        -------
       Subtotal........................................................  23,082
     Less--current liabilities assumed.................................    (270)
                                                                        -------
       Total cash paid for acquisition................................. $22,812
                                                                        =======

   On January 21, 1998, the Partnership acquired certain cable television system assets located in Gilberts, Illinois, including certain liabilities of the acquired business, from an unrelated third party (the "Gilberts Acquisition"). The purchase price of approximately $307,000 was accounted for by the purchase method of accounting.

   On December 31, 1998, the Partnership acquired certain cable television system assets, located in Kentland, Indiana, including certain liabilities of the acquired business, from an unrelated third party (the "Kentland Acquisition"). The purchase price of $2.5 million was accounted for by the purchase method of accounting, $200,000 of which will be paid during 1999, and has been recorded as other accrued expenses in the accompanying balance sheet.

   On February 27, 1998, the Partnership closed on an Asset Exchange Agreement with an unrelated third party whereby the Partnership conveyed certain systems serving approximately 3,700 subscribers in exchange for another system in Illinois serving approximately 2,400 subscribers and received approximately $1,600,000 in cash consideration. A gain of approximately $150,000 was recognized on this transaction, and was recorded against write-off of retired plant in the accompanying statement of operations.

   On June 30, 1998, the Partnership sold certain cable television system assets located in Central City, Iowa, including certain liabilities of the system, to an unrelated third party for cash of approximately $367,000.

   On September 30, 1998, the Partnership sold certain cable television system assets related to five systems in Iowa, including certain liabilities of the systems, to an unrelated third party for cash of approximately $1.3 million.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

(4) Debt

   Debt consists of the following at December 31, 1997, 1998 and September 30, 1999 (amounts in thousands):

                                                                  September 30,
                                                  1997     1998       1999
                                                -------- -------- -------------
                                                                   (Unaudited)
     Bank Revolving credit loan, due June 30,
      2006, interest payable at rates based on
      varying interest rate options...........  $ 82,000 $ 97,000   $111,000
     Term A Loan, due June 30, 2006, interest
      payable at rates based on varying
      interest rate options...................   180,000  220,000    220,000
     Term B Loan, due June 30, 2007, interest
      payable at rates based on varying
      interest rate options...................    35,000   60,000     60,000
     Term C Loan, due June 30, 2007, interest
      payable at 9.48%........................    25,000   25,000     25,000
     Various equipment loans and vehicle
      leases..................................     1,604    2,418      2,810
                                                -------- --------   --------
                                                $323,604 $404,418   $418,810
                                                ======== ========   ========

   In connection with the Partnership Recapitalization discussed in Note 1, the Partnership entered into a $375 million credit facility with a group of lenders, consisting of a Revolving Credit Loan, Term A, Term B and Term C Loans. A commitment fee is charged on the daily unused portion of the available commitment. This fee ranges from 1/4% to 3/8% per annum based on the Partnership's leverage ratio, as defined. The Revolving Credit Loan and each of the Term A, B, and C Loans are collateralized by all of the property, plant and equipment of the Partnership, as well as the rights under all present and future permits, licenses and franchises.

   On June 24, 1998, the Partnership completed a restructuring of the Revolving Credit Loan and the Term A, B and C Loans. Under the terms of the restructuring agreement, the total availability of this facility increased from $375 million to $475 million, in order to complete certain planned acquisitions (see Note 3) and to provide for future growth.

   The Partnership entered into LIBOR interest rate agreements with the lenders related to the Revolving Credit Loan and the Term A and Term B Loans. The Partnership fixed the interest rate for the Revolving Credit Loan on $104 million at 7.51% for the period from September 30, 1999 to October 29, 1999 and on $4 million at 7.53% for the period from October 1, 1999 to October 29, 1999. The Term A Loan and Term B Loans are fixed at 7.51% and 7.88%, respectively, for the period from September 30, 1999 to October 29, 1999. In addition, the Partnership has entered into various interest rate swap transactions covering $195 million in notional amount as of September 30, 1999, which fixes the weighted average three-month variable rate at 5.6%. These swap transactions expire at various dates through October 2000.

   The Term A Loan requires principal payments to be made quarterly, beginning in September 2000. The quarterly payments begin at $1,375,000 per quarter and increase each September 30th thereafter. The Term B and Term C Loans require total quarterly principal payments of $177,083 for the quarters ending September 2000 and December 2000. Quarterly principal payments totaling $88,542 are then required through December 31, 2005, at which time the quarterly payments increase to $3,187,500 through December 31, 2006 and $35,062,500 at March 31, 2007. The Loans are due in full on June 30, 2007.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

   The loan agreements contain various covenants, the most restrictive of which relate to maintenance of certain debt coverage ratios, meeting cash flow goals and limitations on indebtedness.

   Debt maturities required on all debt as of December 31, 1998 are as follows (amounts in thousands):

     Year                                                                Amount
     ----                                                               --------
     1999.............................................................. $    775
     2000..............................................................    3,861
     2001..............................................................   16,375
     2002..............................................................   31,417
     2003..............................................................   39,407
     Thereafter........................................................  312,583
                                                                        --------
                                                                        $404,418
                                                                        ========

(5) Related Party Transactions

   During the eight month period ending August 31, 1996, TCC provided management services to the Partnership for a fee equal to 5% of gross revenues, as defined. Charges for such management services amounted to approximately $1,567,000. TCC also allocated certain overhead expenses to the Partnership which primarily relate to employment costs. These overhead expenses amounted to approximately $371,000 for the eight months ended August 31, 1996.

   Commencing August 30, 1996, the Partnership entered into an agreement with TTC to provide management services to the Partnership for a fee equal to 4% of gross revenues, as defined. The agreement also states the Partnership will only be required to pay a maximum fixed monthly payment of $275,000, which can be adjusted for any acquisitions or dispositions by the Partnership at a rate of $.8333 per acquired/disposed subscriber. Charges for such management services provided by TTC amounted to approximately $1,100,000, $3,573,000 and $4,048,000 in 1996, 1997 and 1998, respectively, and $2,944,000 and $3,331,000 for the nine months ended September 30, 1998 and 1999, respectively. The remainder of the management fees earned but unpaid will be distributable to TTC only after Triax Cable GP and the limited partners have been distributed their original capital investments and then the deferred and unpaid portion of the management fee will be paid pari passu with the first 7.5% of the Priority Return, as defined. The earned but unpaid fees totaled approximately $62,000, $488,000 and $738,000 in 1996, 1997 and 1998, respectively, and $541,000 and $735,000 for the nine months ended September 30, 1998 and 1999, respectively. The cumulative unpaid fees totaled approximately $62,000, $550,000, 1,288,000 and $2,023,000 as of December 31, 1996, 1997, 1998 and September 30, 1999, respectively. These amounts have been reflected in the statement of partners' deficit as "residual equity interest held by TTC through a charge to accumulated deficit", which has been allocated to the non-managing General Partner.

   Commencing August 30, 1996, the Partnership entered into a programming agreement with InterMedia Capital Management II, L.P. ("InterMedia"), an affiliate of DD Cable, to purchase programming at InterMedia's cost, which includes volume discounts InterMedia might earn. Included in this agreement is a provision that requires the Partnership to remit to InterMedia an administrative fee, based on a calculation stipulated in the agreement, which amounted to approximately $444,000, $1,482,000 and $1,826,000 in 1996, 1997 and
1998, respectively, and $1,307,000 and $1,566,000 for the nine months ended September 30, 1998 and 1999, respectively.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

(6) Leases

   The Partnership leases office facilities, headend sites and other equipment under noncancelable operating lease agreements, some of which contain renewal options. Total rent expense, including month-to-month rental arrangements, was approximately $364,000, $583,000 and $737,000 in 1996, 1997 and 1998,
respectively, and $523,000 and $724,000 for the nine months ended September 30, 1998 and 1999, respectively. Pole attachment fees totaled approximately $496,000, $798,000 and $970,000 in 1996, 1997 and 1998, respectively, and
$721,000 and $792,000 for the nine months ended September 30, 1998 and 1999, respectively.

   Future minimum rental commitments under noncancelable operating leases subsequent to December 31, 1998 are as follows (amounts in thousands):

     Year                                                                 Amount
     ----                                                                 ------
     1999................................................................  $685
     2000................................................................  $511
     2001................................................................  $377
     2002................................................................  $298
     2003................................................................  $238
     Thereafter..........................................................  $757

(7) Fair Value of Financial Instruments

   The carrying amounts of cash and cash equivalents approximates fair value because of the nature of the investments and the length of maturity of the investments.

   The estimated fair value of the Partnership's debt instruments are based on borrowing rates that would be substantially equivalent to existing rates, therefore, there is no material difference in the fair market value and the current value.

(8) Regulatory Matters

   In October 1992, Congress enacted the Cable Television Consumer and Competition Act of 1992 (the "1992 Cable Act") which greatly expanded federal and local regulation of the cable television industry. In April 1993, the Federal Communications Commission ("FCC") adopted comprehensive regulations, effective September 1, 1993, governing rates charged to subscribers for basic cable and cable programming services (other than programming offered on a per-channel or per-program basis). The FCC implemented regulation, which allowed cable operators to justify regulated rates in excess of the FCC benchmarks through cost of service showings at both the franchising authority level for basic service and to the FCC in response to complaints on rates for cable programming services.

   On February 22, 1994, the FCC issued further regulations which modified the FCC's previous benchmark approach, adopted interim rules to govern cost of service proceedings initiated by cable operators, and lifted the stay of rate regulations for small cable systems, which were defined as all systems serving 1,000 or fewer subscribers.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

   On November 10, 1994, the FCC adopted "going forward" rules that provided cable operators with the ability to offer new product tiers priced as operators elect, provided certain limited conditions are met, permit cable operators to add new channels at reasonable prices to existing cable programming service tiers, and created an additional option pursuant to which small cable operators may add channels to cable programming service tiers

   In May 1995, the FCC adopted small company rules that provided small systems regulatory relief by implementing an abbreviated cost of service rate calculation method. Using this methodology, for small systems seeking to establish rates no higher than $1.24 per channel, the rates are deemed to be reasonable.

   In February 1996, the Telecommunications Act of 1996 (1996 Act) was enacted which, among other things, deregulated cable rates for small systems on their programming tiers.

   Federal law is expected to eliminate the regulation of rates for non-basic cable programming service tiers after March 31, 1999

   Management of the Partnership believes they have complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including rate setting provisions. To date, the FCC's regulations have not had a material adverse effect on the Partnership due to the lack of certifications by the local franchising authorities. Several rate complaints have been filed against the Partnership with the FCC. However, management does not believe this matter will have a material adverse impact on the Partnership.

(9) Commitments and Contingencies

   The Partnership has been named as a defendant in a class action lawsuit in the state of Illinois, challenging the Partnership's policy for charging late payment fees when customers fail to pay for subscriber services in a timely manner. The Partnership is currently in settlement negotiations with the plaintiffs and expects the litigation to be settled by the end of the year. However, management does not believe the ultimate outcome of this matter will have a material adverse effect on its financial condition.

(10) Events Subsequent to Date of Auditor's Report (Unaudited)

   On April 29, 1999, the Partnership entered into a definitive agreement to sell its cable television system assets to Mediacom LLC for $740 million, subject to adjustment for subscriber benchmarks and other pro-rations in the normal course. The sale closed effective November 4, 1999.

   On July 31, 1999, the Partnership acquired certain cable television system assets, located in Genesco, Illinois, including certain liabilities of the acquired business, from an unrelated third party. The purchase price of approximately $4.0 million was accounted for by the purchase method of accounting.

   On October 4, 1999, the Partnership acquired certain cable television system assets, located in Watseka, Illinois, including certain liabilities of the acquired business, from an unrelated third party. The purchase price of $1.1 million was accounted for by the purchase method of accounting.

   These acquisitions were financed by proceeds on the revolving credit facility.

                         TRIAX MIDWEST ASSOCIATES, L.P.

               December 31, 1997 and 1998 and September 30, 1999
 (All amounts related to the September 30, 1998 and 1999 periods are unaudited)

   In September 1999, the Partnership's independent billing company notified the Partnership of its intent to assess additional charges should the Partnership terminate the existing contract between the parties prior to the contractual termination date of June 24, 2004. Management of the Partnership understands that Mediacom LLC intends to change the billing service provider for subscribers obtained in connection with its asset purchase from the Partnership as Mediacom LLC did not assume the contract with the billing company in conjunction with the asset purchase. The Partnership intends to vigorously defend against any claims by the billing company, and believes the ultimate resolution of this matter will not have a material adverse impact on its financial position or results of operations.

   On November 29, 1999, the Partnership received the final approval for settlement in the class action lawsuit discussed in Note 9. The Partnership has agreed to adjust its late fee charges in the future. In addition for restitution for prior late fee payments, the Partnership has agreed to provide additional programming services at a discount valued at $8 to current eligible subscribers or a cash refund of $8 to former eligible subscribers. To be eligible, a subscriber must have had a late fee in the past. Management does not believe that the ultimate payments related to this matter will have a material adverse effect on its financial position. The Partnership will also pay the plaintiffs' attorneys fees.

                                    ANNEX A

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                         OPERATIONS OF THE AT&T SYSTEMS

   The following "Management's Discussion and Analysis of Financial Condition and Results of Operations of the AT&T Systems" has been prepared by Mediacom Broadband LLC in connection with its concurrent offering of $400.0 million in aggregate principal amount of 11% senior notes due 2013. For purposes of this Annex A, "our manager" refers to Mediacom Communications Corporation and "we," "us" and "our" refers to Mediacom Broadband LLC.

Introduction

   Mediacom Broadband LLC is a newly-formed, wholly-owned subsidiary of our manager, Mediacom Communications. On February 26, 2001, our manager entered into agreements with affiliates of AT&T Broadband, LLC that will allow our operating subsidiaries to acquire cable systems in Georgia, Illinois, Iowa and Missouri. The aggregate purchase price of the AT&T systems is approximately $2.2 billion in cash, or approximately $2,640 per basic subscriber, subject to closing adjustments. We expect to complete the AT&T acquisitions no later than the third quarter of 2001, subject to customary closing conditions, including the receipt of consents from applicable cable television franchising authorities.

   Pursuant to the terms of the indenture governing the notes, if all of the AT&T acquisitions are not closed prior to or concurrently with the issuance of the notes, the net proceeds of this offering, along with the additional amount necessary to fund the special mandatory redemption of the notes described in this offering memorandum, will be placed in an escrow account. If all of the AT&T acquisitions are not completed within 120 days from the issue date of the notes, the escrowed funds will be used to redeem all the notes at a redemption price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of redemption. Upon the closing of the AT&T acquisitions, the escrowed funds will be released to pay a portion of the purchase price of the AT&T systems and related fees and expenses.

   The following discussion and analysis is based on the aggregation of the historical combined financial statements, and our review of the business and operations, of each of the AT&T systems. For the periods described in this offering memorandum, the AT&T systems have been operated as fully integrated businesses of AT&T Broadband. As such, the AT&T systems' historical combined financial statements have been derived from the financial statements and accounting records of AT&T Broadband and reflect significant assumptions and allocations. For example, parent transfers and expense allocations include programming costs, management fees, cable system acquisitions and cash transfers. We believe the AT&T systems' historical combined financial statements do not reflect many significant changes that will occur in the operations and funding of the AT&T systems as a result of our acquisitions of the AT&T systems. Furthermore, we believe the discussion and analysis of the AT&T systems' financial condition and combined results of operations set forth below are not indicative nor should they be relied upon as an indicator of our future performance.

Certain Anticipated Effects of the Acquisitions

   Upon completion of the AT&T acquisitions, we expect to implement significant changes that may have a material impact on the operations and funding of the AT&T systems. The historical and pro forma results from operations discussed in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and under the heading "Unaudited Pro Forma Combined Financial Statements" do not reflect certain cost savings that we believe we can achieve in the near future. For example, the historical combined direct costs and expenses of the AT&T systems were based on the cost structure existing under AT&T Broadband's ownership and management. However, upon completion of the AT&T acquisitions, certain costs and expenses will be different under our ownership and management. For example, our manager will replace AT&T Broadband as the manager of the AT&T systems, and AT&T Broadband will no longer be entitled to receive management fees from the AT&T systems. For the year ended December 31, 2000 and the three months ended March 31, 2001, combined management fees for the AT&T systems represented 5.1% and 7.5%, respectively, of the AT&T systems' combined revenue. By comparison, for the same periods, our manager's corporate expenses represented 1.8% and 1.7%, respectively, of its revenues, and our manager charged management fees to its existing operating subsidiaries in an amount equal to the same percentages of its operating subsidiaries' aggregate revenues. Upon completion of the AT&T acquisitions, the number of our manager's basic subscribers served will more than double, and our manager believes that its corporate expenses will not increase by the same relative amount. As a result, our manager expects to reduce its corporate expenses to approximately 1.5% of its revenues. Our manager has advised us that it currently intends to charge management fees to our operating subsidiaries equal to 1.5% of our combined revenue. Adjusted EBITDA assumes that, upon completion of the AT&T acquisitions, the amount of the management fees charged by our manager for the periods presented would have been 1.5% of our combined revenue.

   Upon completion of the AT&T acquisitions, we believe that programming costs for the AT&T systems will initially increase by up to $7.8 million per annum as a result of volume discounts historically received by the AT&T systems that will not be available under our manager's existing arrangements with programming suppliers. However, we believe that we will be able to immediately achieve certain additional cost savings relating to plant operations, employee costs and billing expenses. We believe that these additional savings will substantially offset the increase to programming costs that we initially expect to incur. In addition, these cost savings do not include programming discounts our manager expects to negotiate as a result of the significant increase in the number of basic subscribers it will serve following the completion of the AT&T acquisitions.

General

   Revenue. The AT&T systems' revenue is, and we expect our revenue to be, primarily attributable to monthly subscription fees charged to basic subscribers for our basic and premium cable television programming services.

   Basic revenue consists of monthly subscription fees for all services other than premium programming and high-speed data service and also includes monthly charges for customer equipment rental and installation fees.

   Premium revenue consists of monthly subscription fees for analog and digital programming provided on a per channel basis or as part of premium service packages.

   Other revenue represents pay-per-view charges, high-speed data revenue, late payment fees, advertising revenue and commissions related to the sale of goods by home shopping services. Pay-per-view is programming offered on a per program basis which a subscriber selects and pays a separate fee.

   Operating expenses. The AT&T systems' operating expenses consist of fees paid to programming suppliers, expenses related to copyright fees, wages and salaries of technical personnel and plant operating costs.

   Selling, general and administrative expenses. Selling, general and administrative expenses directly attributable to the AT&T systems include wages and salaries for customer service and administrative personnel, franchise fees and expenses related to billing, marketing, bad debt, advertising sales and office administration.

   Management fees. Certain subsidiaries of AT&T Broadband provide administrative services to the AT&T systems and have managerial responsibility of their cable television systems' operations and construction. As compensation for these services, the AT&T systems pay a monthly management fee calculated on a per-subscriber basis.

   Depreciation and amortization. Depreciation and amortization relates primarily to the allocation of acquisition costs and from capital expenditures associated with the upgrade of the AT&T systems. Following our acquisition of the AT&T systems and as a result of our plan to continue to upgrade our network, we expect to report higher levels of depreciation and amortization than are reflected in the historical combined financial statements of the AT&T systems.

   Interest expense. The AT&T systems are wholly-owned by affiliates of AT&T Broadband. As such, the AT&T systems have no material indebtedness and are not otherwise allocated any interest expense by AT&T Broadband. Upon consummation of the financings relating to the AT&T acquisitions, we will have a substantial amount of indebtedness.

   Provision for income taxes. The AT&T systems are not separate taxable entities for federal and state income tax purposes and their results of operations are included in the consolidated federal and state income tax returns of AT&T Corp. ("AT&T") and its affiliates. The provision for income taxes is based upon the AT&T systems' contribution to the overall income tax liability or benefit of AT&T and its affiliates.

   EBITDA. EBITDA represents excess (shortfall) of revenue over expenses before income taxes, depreciation and amortization and restructuring charge. EBITDA:

  . is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to the statement of cash flows as a measure of liquidity;

  . is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses; and

  . should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

   EBITDA is included in this offering memorandum because our management believes that EBITDA is a meaningful measure of performance commonly used in the cable television industry and by the investment community to analyze and compare cable television companies. Our definition of EBITDA may not be identical to similarly titled measures reported by other companies.

   The table below sets forth for the periods indicated on a historical basis the percentage of the AT&T systems' total revenue attributable to the sources indicated and their EBITDA.

                                                                                 Three Months
                                                                                Ended March 31,
                                                                                ----------------
                                         Period from  Period from
                                          January 1,    March 1,
                             Year Ended    Through      Through     Year Ended
                            December 31, February 28, December 31, December 31,
                                1998         1999         1999         2000      2000     2001
                            ------------ ------------ ------------ ------------ -------  -------
   Basic revenue...........     73.2%        72.1%        70.1%        67.4%       69.8%    67.3%
   Premium revenue.........     16.2         16.8         17.4         17.5        18.1     17.3
   Other revenue...........     10.6         11.1         12.5         15.1        12.1     15.4
                               -----        -----        -----        -----     -------  -------
   Total revenue...........    100.0%       100.0%       100.0%       100.0%      100.0%   100.0%
                               =====        =====        =====        =====     =======  =======
   EBITDA margin...........     43.5%        38.4%        35.4%        35.0%       36.1%    28.9%

Results of Operations

   On March 9, 1999, AT&T acquired AT&T Broadband, formerly known as Tele-Communications, Inc., in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include the systems that were then owned by Tele-Communications, Inc. Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements are not comparable to the successor combined financial statements. The following discussion and analysis is based on the aggregation of the historical combined financial statements of the AT&T systems.

Three Months Ended March 31, 2001 Compared to Three Months Ended March 31, 2000

   Revenue. Revenue increased 8.3% to $112.9 million for the three months ended March 31, 2001, as compared to $104.3 million for the three months ended March 31, 2000, principally as a result of:

   . an increase in the average monthly basic service rate charged to subscribers;

   . a growth of cable modem customers; and

   . an increase in pay-per-view and advertising sales revenue.

   Operating expenses. Operating expenses increased 16.8% to $61.7 million for the three months ended March 31, 2001, as compared to $52.8 million for the three months ended March 31, 2000. The increase was due principally to higher programming and cable modem service costs. Programming costs increased due to a combination of higher programming rates and additional programming offerings to customers served. Cable modem service costs increased due primarily to an increase in the number of cable modem customers. As a percentage of revenue, operating expenses were 54.6% for the three months ended March 31, 2001, as compared to 50.6% for the three months ended March 31, 2000.

   Selling, general and administrative expenses. Selling, general and administrative expenses increased 6.5% to $10.1 million for the three months ended March 31, 2001, as compared to $9.5 million for the three months ended March 31, 2000. As a percentage of revenue, selling, general and administrative expenses were 8.9% for the three months ended March 31, 2001, as compared to 9.1% for the three months ended March 31, 2000.

   Management fees. Management fees increased 93.1% to $8.5 million for the three months ended March 31, 2001, as compared to $4.4 million for the three months ended March 31, 2000. This increase was due to higher management fees charged by the manager of the AT&T systems on a per subscriber basis.

   Restructuring charge. Restructuring charge was $570,000 for the three months ended March 31, 2001. Restructuring charge was part of a cost reduction plan undertaken by AT&T Broadband in 2001, whereby certain employees of the Georgia systems were terminated resulting in a one-time charge.

   Depreciation and amortization. Depreciation and amortization associated with the AT&T systems increased 19.9% to $38.4 million for the three months ended March 31, 2001, as compared to $32.0 million for the three months ended March 31, 2000. This increase was substantially due to capital expenditures associated with the upgrade of the AT&T systems and the final purchase price allocation in connection with the AT&T Merger.

   Provision for income taxes. Provision for income taxes decreased for the three months ended March 31, 2001, as compared to the three months ended March 31, 2000, due to lower taxable income.

   Net income. Due to the factors described above, the AT&T systems incurred a net loss of $3.7 million for the three months ended March 31, 2001, as compared to net income of $3.3 million for the three months ended March 31, 2000.

   EBITDA. EBITDA decreased 13.2% to $32.7 million for the three months ended March 31, 2001, as compared to $37.6 million for the three months ended March 31, 2000. This decrease was substantially due to the increases in programming costs, cable modem service costs and management fees as noted above.

   Year Ended December 31, 2000 Compared to the Period from March 1, 1999 through December 31, 1999

   Revenue. Revenue increased to $439.5 million for the year ended December 31, 2000, as compared to $336.6 million for the period from March 1, 1999 through December 31, 1999. The increase was principally a result of:

  . the year ended December 31, 2000 including 12 months of operating results versus 10 months of operating results for the period from March 1, 1999 through December 31, 1999;

  . an increase in the average monthly basic service rate charged to subscribers; and

  .  a growth in cable modem customers.

   Operating expenses. Operating expenses increased to $223.5 million for the year ended December 31, 2000, as compared to $168.6 million for the period from March 1, 1999 through December 31, 1999. The increase was principally due to the year ended December 31, 2000 including 12 months of operating results versus 10 months of operating results for the period from March 1, 1999 through December 31, 1999 and increases in programming and cable modem service costs. As a percentage of revenue, operating expenses were 50.9% in 2000, as compared to 50.1% for the period from March 1, 1999 through December 31, 1999.

   Selling, general and administrative expenses. Selling, general and administrative expenses increased to $39.9 million for the year ended December 31, 2000, as compared to $35.5 million for the period from March 1, 1999 through December 31, 1999. The increase was principally due to the year ended December 31, 2000 including 12 months of operating results versus 10 months of operating results for the period from March 1, 1999 through December 31, 1999. As a percentage of revenue, selling, general and administrative expenses were 9.1% in 2000, as compared to 10.5% for the period from March 1, 1999 through December 31, 1999.

   Management fees. Management fees increased to $22.3 million for the year ended December 31, 2000, as compared to $13.4 million for the period from March 1, 1999 through December 31, 1999. The increase was due to the year ended December 31, 2000 including 12 months of operating results versus 10 months of operating results for the period from March 1, 1999 through December 31, 1999 and higher management fees charged by the manager of the AT&T systems on a per subscriber basis for the year ended December 31, 2000.

   Depreciation and amortization. Depreciation and amortization associated with the AT&T systems increased to $137.2 million for the year ended December 31, 2000, as compared to $90.2 million for the period from March 1, 1999 through December 31, 1999. The increase was principally due to the capital expenditures associated with the upgrade of the AT&T systems and the year ended December 31, 2000 including 12 months of operating results versus 10 months of operating results for the period from March 1, 1999 through December 31, 1999.

   Provision for income taxes. Provision for income taxes decreased for the year ended December 31, 2000, compared to the period from March 1, 1999 through December 31, 1999, due to lower taxable income.

   Net income. Due to the factors described above, the AT&T systems had net income of $10.0 million for the year ended December 31, 2000, as compared to net income of $17.3 million for the period from March 1, 1999 through December 31, 1999.

   EBITDA. EBITDA increased to $153.9 million for the year ended December 31, 2000, as compared to $119.1 million for the period from March 1, 1999 through December 31, 1999. This increase was substantially due to the year ended December 31, 2000 including 12 months of operating results versus 10 months of operating results for the period from March 1, 1999 through December 31, 1999, the increase in the average monthly basic service rate charged to basic subscribers and the growth in cable modem customers.

   Period from January 1, 1999 to February 28, 1999

   Revenue. Revenue was $63.3 million for the two months ended February 28, 1999.

   Operating expenses. Operating expenses were $31.5 million for the two months ended February 28, 1999. As a percentage of revenue, operating expenses were 49.7% of revenue for this period.

   Selling, general and administrative expenses. Selling, general and administrative expenses were $5.6 million for the two months ended February 28, 1999. As a percentage of revenue, selling, general and administrative expenses were 8.8% of revenue for this period.

   Management fees. Management fees were $1.9 million for the two months ended February 28, 1999.

   Depreciation and amortization. Depreciation and amortization associated with the AT&T systems was $10.8 million for the two months ended February 28, 1999.

   Provision for income taxes. Provision for income taxes was $5.4 million for the two months ended February 28, 1999.

   Net income. Due to the factors described above, net income was $8.1 million for the two months ended February 28, 1999.

   Year Ended December 31, 1998

   Revenue. Revenue was $368.3 million for the year ended December 31, 1998.

   Operating expenses. Operating expenses were $165.5 million for the year ended December 31, 1998. As a percentage of revenue, operating expenses were 44.9% of revenues for this period.

   Selling, general and administrative expenses. Selling, general and administrative expenses were $30.0 million for the year ended December 31, 1998. As a percentage of revenue, selling, general and administrative expenses were 8.1% of revenue for this period.

   Management fees. Management fees were $12.8 million for the year ended December 31, 1998.

   Depreciation and amortization. Depreciation and amortization associated with the AT&T systems was $63.8 million for the year ended December 31, 1998.

   Provision for income taxes. Provision for income taxes was $38.9 million for the year ended December 31, 1998.

   Net income. Due to the factors described above, net income was $57.3 million for the year ended December 31, 1998.

Liquidity and Capital Resources

   The cable television business has substantial ongoing capital requirements for the construction, expansion and maintenance of plant. Expenditures are primarily made to rebuild and upgrade existing plant and to consolidate headends. We also anticipate spending capital on plant extensions, new services, converters and system maintenance.

   Investing Activities. As part of our commitment to maximize customer satisfaction, to improve our competitive position and to introduce new and advanced broadband products and services to our customers, we plan to make significant investments to upgrade our cable network. The objectives of our cable network upgrade program are to:

  .  increase the bandwidth capacity of our cable network to 870MHz;

  .  further expand our cable network's two-way communications capability;

  . consolidate our headends through the extensive deployment of fiber-optic networks; and

  . allow us to provide digital cable television, high-speed Internet access, interactive video and other telecommunications services.

   As of March 31, 2001, approximately 50% of the AT&T systems' cable network was upgraded to 550MHz to 870MHz bandwidth capacity and approximately 46% of the homes passed were activated with two-way communications capability. Upon completion of our cable network upgrade program, we expect that

100% of the AT&T systems' cable network will be upgraded to 550MHz to 870MHz bandwidth capacity with two-way communications capability. Additionally, we expect that the number of headends serving the AT&T systems will be reduced from 162 to 18, increasing the average number of basic subscribers per headend from approximately 5,200 to approximately 47,000. We anticipate that our cable network upgrade program for the AT&T systems will be substantially completed by December 2003. We expect to spend approximately $50 million in 2001 subsequent to the completion of the AT&T acquisitions and approximately $150 million and $145 million in 2002 and 2003, respectively, to fund our capital expenditures for the AT&T systems, including our cable network upgrade program and network maintenance. We plan to fund these expenditures through net cash flows from operations and additional borrowings under our subsidiary credit facility.

   Financing Activities. We expect to finance the aggregate purchase price of the AT&T systems of approximately $2.2 billion, together with related fees and expenses and working capital, through a combination of:

  .  borrowings under our subsidiary credit facility;

  . proceeds from the concurrent offerings by Mediacom Communications of its Class A common stock and convertible notes and borrowings under its existing subsidiary credit facilities;

  . a preferred equity investment by Mediacom Communications and/or one or more of its direct or indirect subsidiaries; and

  .  the gross proceeds from the issuance of the notes offered hereby.

   The table below sets forth the estimated sources and uses of funds in connection with the AT&T acquisitions, assuming that all of the AT&T acquisitions and the financing transactions are completed.

                                                                      Amount
                                                                  --------------
   Sources of Funds:                                              (in thousands)
   Subsidiary credit facility:
     Revolving credit facility...................................   $  275,000
     Tranche A term loan facility................................      300,000
     Tranche B term loan facility................................      400,000
   From Mediacom Communications(a)...............................      748,000
   Preferred equity investment...................................      150,000
   Notes offered hereby..........................................      400,000
                                                                    ----------
       Total sources.............................................   $2,273,000
                                                                    ==========
   Uses of Funds:
   Acquisitions of the AT&T systems:
     Iowa........................................................   $1,450,000
     Missouri....................................................      320,000
     Georgia.....................................................      310,000
     Illinois....................................................      135,000
   Working capital...............................................        5,000
   Estimated fees and expenses...................................       53,000
                                                                    ----------
         Total uses..............................................   $2,273,000
                                                                    ==========

---------------------
(a) Consists of (i) $546.0 million of gross proceeds from the concurrent offerings by Mediacom Communications of Class A common stock and convertible notes and (ii) $202.0 million to be borrowed under our manager's existing subsidiary credit facilities. Includes estimated underwriting commissions and other fees and expenses incurred by Mediacom Communications of $24.3 million. The remaining $723.7 million will be contributed to the common equity of Mediacom Broadband LLC.

   We expect that our subsidiary credit facility will be a $1.3 billion credit facility, consisting of a $600.0 million revolving credit facility, a $300.0 million tranche A term loan and a $400.0 million tranche B term loan. We expect that our subsidiaries will borrow $275.0 million under the revolving credit facility to fund a portion of the purchase price of the AT&T systems, and in such case will have approximately $325.0 million of unused credit commitments under the revolving credit facility. We expect that commitments under the revolving credit facility will be reduced in quarterly installments commencing on December 31, 2004 and that the revolving credit facility will expire on March 31, 2010. Our subsidiaries will be able to prepay revolving credit loans and reborrow any amounts that are repaid, up to the amount of the revolving credit commitment then in effect, subject to customary conditions.

   The borrowings under our operating subsidiaries' tranche A and tranche B term loans are expected to mature on March 31 and September 30, 2010, respectively. These term loans are expected to be payable in quarterly installments commencing on September 30, 2004. For the fiscal years 2004, 2005 and 2006, we expect that our scheduled repayment obligations under the term loans will equal $8.0 million, $34.0 million and $41.5 million, respectively.

   We are a holding company with no source of operating income. We are therefore dependent on our capital raising abilities and distributions from our operating subsidiaries to meet our obligations. We expect that our subsidiary credit facility will permit our operating subsidiaries to make distributions to us but prohibit such distributions upon the occurrence of certain events of default under the subsidiary credit facility.

   We believe that the cash generated from operations and borrowings expected to be available under our subsidiary credit facility will be sufficient to meet our debt service, capital expenditures and working capital requirements for the foreseeable future. We may require additional financing if our plans materially change in an adverse manner or prove to be materially inaccurate. There can be no assurance that such financing, if permitted under the terms of our debt agreements, will be available on terms acceptable to us or at all.

Recent Pronouncements

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." Application of the accounting and disclosures described in SAB No. 101 was required no later than the fourth quarter of 2000. We believe the AT&T systems are currently in compliance with the provisions of SAB No. 101. Further, we believe the adoption of SAB No. 101 did not have an impact on the results of operations, financial position or cash flows of the AT&T systems.

Inflation and Changing Prices

   Our systems' costs and expenses will be subject to inflation and price fluctuations. Since changes in costs can be passed through to subscribers, such changes are not expected to have a material effect on our results of operations.

Quantitative and Qualitative Disclosures About Market Risk

   We will be exposed to some market risk due to the floating interest rate under our subsidiary credit facility. The subsidiary credit facility will have interest payments based on a floating rate (a base rate or LIBOR, at our option) plus a variable amount based on operating results. Three month LIBOR at May 31, 2001 was 3.99%. A 1.0% increase in LIBOR would result in a $9.75 million pro forma annual increase in interest expense. We expect any new financing arrangements to expose us to similar risks.

   Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and lease payments and reducing our funds available for capital investment, operations or other purposes. In addition, a substantial portion of our cash flow must be used to service our debt, which may affect our ability to make future acquisitions or capital expenditures. We may from time to time use interest rate protection agreements to minimize our exposure to interest rate fluctuation. However, there can be no assurance that hedges will be implemented, or if implemented will achieve the desired effect. We may experience economic loss and a negative impact on earnings or net assets as a result of interest rate fluctuations.

Prospectus

                                                                 [LOGO] Mediacom

                      MEDIACOM COMMUNICATIONS CORPORATION

                             Class A Common Stock

                                Preferred Stock

                                Debt Securities

                                   Warrants

                              Subscription Rights

                                 MEDIACOM LLC

                         MEDIACOM CAPITAL CORPORATION

                                Debt Securities

                     Fully and Unconditionally Guaranteed

                                      By

                      Mediacom Communications Corporation

                               -----------------

   This prospectus relates to the offer and sale from time to time by Mediacom Communications of shares of its Class A common stock, shares of its preferred stock in one or more series, its debt securities, which may consist of notes, debentures or other types of debt, warrants to purchase its Class A common stock, preferred stock or debt securities and rights to purchase its Class A common stock, preferred stock or debt securities, and by Mediacom LLC and Mediacom Capital of debt securities, which may consist of notes, debentures or other types of debt, in such amounts as shall result in an aggregate initial offering price for all securities of $1.0 billion. The debt securities that may be issued by Mediacom LLC and Mediacom Capital pursuant to this prospectus will be fully and unconditionally guaranteed by Mediacom Communications.

   We will provide specific terms of the securities offered pursuant to this prospectus (the "Offered Securities") in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.

   The Class A common stock of Mediacom Communications is quoted on The Nasdaq National Market under the symbol "MCCC."

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                               February 13, 2001

                               TABLE OF CONTENTS

                             Page                                       Page
                             ----                                       ----
   Summary..................    1 Experts..............................   11
   Use of Proceeds..........    4 Where You Can Find More Information..   11
   Description of Securities    5 Incorporation of Certain Documents by
   Plan of Distribution.....   10  Reference...........................   12
   Legal Matters............   11

                             About This Prospectus

   This prospectus is part of a registration statement (the "Registration Statement") that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the Offered Securities in one or more offerings up to a total dollar amount of $1.0 billion. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the Registration Statement for complete copies of these documents.

   References in this prospectus to "we," "us," or "our" are to Mediacom Communications and its direct and indirect subsidiaries. References to Mediacom LLC, a wholly owned subsidiary of Mediacom Communications, are to Mediacom LLC and its subsidiaries. Mediacom Capital, a wholly owned subsidiary of Mediacom LLC, has only nominal assets and does not conduct any operations.

                          Forward-Looking Statements

   This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Summary" in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the documents incorporated by reference. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements that we make in this prospectus, the prospectus supplement and the documents incorporated by reference are set forth in this prospectus, including under the headings "Risk Factors" in the prospectus supplement and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the documents incorporated by reference. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                           Industry and Market Data

   In this prospectus and the documents incorporated by reference, we rely on and refer to information and statistics regarding the cable television industry and our market share in the sectors in which we compete. We obtained this information and statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

                                    SUMMARY

   The following summary does not contain all the information that may be important to you in making a decision to purchase the Offered Securities. For a more complete understanding of us and the Offered Securities, we encourage you to read the entire prospectus, the prospectus supplement and the documents incorporated by reference.

                                   Overview

   We are the ninth largest cable television company in the United States. As of September 30, 2000, our cable systems passed approximately 1.2 million homes and served approximately 777,000 basic subscribers, after giving effect to acquisitions completed in the fourth quarter of 2000. We were founded in July 1995 by Rocco B. Commisso, our Chairman and Chief Executive Officer, to acquire and operate cable systems serving principally non-metropolitan markets of the United States.

   Since commencement of our operations in March 1996, we have experienced significant growth by deploying a disciplined strategy of acquiring underperforming cable systems primarily in markets with favorable demographic profiles. Through December 1998, we spent approximately $432.4 million to complete nine acquisitions of cable systems that served approximately 360,400 basic subscribers as of September 30, 2000. In 1999, we acquired for approximately $759.6 million the cable systems of Triax Midwest Associates, L.P. and Zylstra Communications Corporation that served approximately 363,600 basic subscribers as of September 30, 2000. In 2000, we acquired for approximately $109.2 million cable systems that served approximately 53,000 basic subscribers as of September 30, 2000.

   We have also generated strong internal growth and improved the operating and financial performance of our cable systems. These results have been achieved primarily through the introduction of an expanded array of core cable television products and services made possible by the rapid upgrade of our cable network.

   We believe that advancements in digital technologies, together with the explosive growth of the Internet, have positioned the cable television industry's high-speed, interactive, broadband network as the primary platform for the delivery of video, voice and data services to homes and businesses. We believe that there is considerable demand in the communities we serve for these products and services. To capitalize on these opportunities, we are rapidly upgrading our cable network to provide our customers with an expanded array of broadband products and services. These include digital cable television, two-way, high-speed Internet access, interactive video and telephony.

   Excluding those customers served by cable systems acquired in 2000, approximately 76% of our customers are currently served by cable systems which have been upgraded to higher bandwidth capacities, and approximately 50% of our customers are served by systems with two-way communications capability. Our upgrade program already has enabled us to begin introducing new broadband products and services. As of December 31, 2000, we offered digital cable services in cable systems serving approximately 400,000 basic subscribers and deployed high-speed Internet access service in cable systems passing approximately 450,000 homes.

   Mr. Commisso has over 22 years of experience with the cable television industry. Our other senior managers have an average of 20 years of experience in acquiring, financing and operating cable systems. Previously, Mr. Commisso served as Executive Vice President, Chief Financial Officer and Director of Cablevision Industries Corporation from August 1986 to March 1995.

   Our principal executive offices are located at 100 Crystal Run Road, Middletown, New York 10941 and our telephone number at that address is (845) 695-2600. Our website is located at www.mediacomcc.com. The information on our website is not part of this prospectus.

                              Recent Developments

   Illinet Acquisition. On October 12, 2000, we acquired from Illinet Communications of Central Illinois, LLC cable systems serving approximately 8,000 basic subscribers, located in Illinois, for a purchase price of approximately $15.6 million. The purchase price was funded with borrowings under our subsidiary credit facilities.

   Satellite Acquisition. On October 31, 2000, we acquired from Satellite Cable Services, Inc. cable systems serving approximately 12,000 basic subscribers, located in South Dakota, for a purchase price of approximately $27.5 million, including a $2.5 million deferred conditional payment to the seller. The purchase price was funded with borrowings under our subsidiary credit facilities.

   AT&T Acquisition. On December 28, 2000, we acquired from a subsidiary of AT&T Broadband, LLC cable systems serving approximately 14,000 basic subscribers, located primarily in Fairhope, Alabama, for a purchase price of approximately $34.0 million. The purchase price was funded with borrowings under our subsidiary credit facilities.

   At Home Solutions, Inc. and Related Relationships. On December 12, 2000, we entered into a binding letter of commitment with At Home Network Solutions, Inc., a partially-owned subsidiary of At Home Corporation, for a new cable affiliate relationship. Subject to the completion of a final agreement between At Home Solutions and us, this new affiliation will enable us to offer the Excite@Home high-speed broadband Internet service to our customers, who are now served by ISP Channel, Inc., a wholly-owned subsidiary of SoftNet Systems, Inc. In December 2000, SoftNet announced that it plans to cease operations of ISP Channel during the first quarter of 2001. We expect to substantially complete the transition from ISP Channel to the Excite@Home service during the first quarter of 2001. We are currently determining the non-cash impact on our consolidated financial statements of the termination of the SoftNet agreement. In addition, we own shares in SoftNet with an original basis of approximately $31.3 million. We carry this available-for-sale security at a market value of $9.8 million with a share price of $5.97, as of September 30, 2000. The difference between this fair value and our original basis is recorded as unrealized loss in accumulated comprehensive loss in our consolidated balance sheet. If we determine that this decline in fair value is other than temporary, the decrease from the original basis of the SoftNet shares will be recorded as a realized loss in other expenses in our consolidated statements of operations. See Note 8 of our consolidated financial statements on Form 10-Q for the period ended September 30, 2000, which is incorporated herein by reference, for further discussion.

   Senior Notes Offering. On January 24, 2001, Mediacom LLC and Mediacom Capital completed an offering of $500 million of 9 1/2% senior notes due 2013. Approximately $467.5 million of the net proceeds were used to repay a portion of the indebtedness outstanding and related accrued interest under our subsidiary credit facilities. The balance of the net proceeds are being used for general corporate purposes.

                               Business Strategy

   Our objective is to become the leading cable operator focused on providing entertainment, information and telecommunications services in non-metropolitan markets of the United States. The key elements of our strategy are to:

    . Improve the operating and financial performance of our acquired cable systems;

    .  Develop efficient operating clusters;

    .  Rapidly upgrade our cable network;

    .  Introduce new and enhanced products and services;

    .  Maximize customer satisfaction to build customer loyalty;

    . Acquire underperforming cable systems principally in non-metropolitan markets; and

    .  Implement a flexible financing structure.

   We are continually presented with opportunities to acquire cable systems that are evaluated on the basis of our acquisition strategy. Although we presently do not have any definitive agreements to acquire any cable systems, we regularly review and assess cable systems that various owners are considering selling. These acquisitions would be subject to the negotiation and completion of definitive documentation, which would include customary representations and warranties and would be subject to a number of closing conditions. If acquisitions that are significant in size are consummated, our total indebtedness could substantially increase. We may also undertake larger acquisitions by partnering with others. No assurance can be given that such definitive documents will be entered into or that, if entered into, the acquisitions will be consummated.

                     Update to Legislation and Regulation

   Reference is made to the section "Legislation and Regulation--Federal Regulation--Ownership Limitations" on page 22 of our Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference. A challenge to the constitutionality of the channel occupancy and nationwide subscriber limitations is pending before the U.S. Court of Appeals for the District of Columbia Circuit.

   Reference is made to the section "Legislation and Regulation--Federal Regulation--Pole Attachment Regulation" on page 23 of our Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference. A decision from the 11th Circuit Court of Appeals held that a cable system which offers Internet service, but no telecommunications services, is not entitled to the pole attachment rate formula applicable to cable systems and is not entitled to the higher rate formula applicable to telecommunications providers. Therefore, no regulatory rate formula applies in this situation and a utility owning the poles is free to charge any attachment fee it deems appropriate. The U.S. Supreme Court has agreed to review this decision. If this result is sustained, pole attachment charges can be expected to increase significantly.

   Reference is made to the section "Legislation and Regulation--Federal Regulation--Content Requirements" on page 19 of our Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference. The FCC has adopted rules mandating the carriage by cable systems of local television stations transmitting in a digital format. The rules do not require carriage of a television station's analog and digital signals during the transition period when many stations will broadcast in both formats, although the FCC is still exploring this issue.

   Reference is made to the section ''Legislation and Regulation--Federal Regulation--Other Regulatory Requirements of the Communications Act and the FCC'' on page 23 of our Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference. The FCC has suspended the implementation and enforcement of its equal employment opportunity affirmative action and reporting rules because of doubts regarding their constitutionality.

                                USE OF PROCEEDS

   Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the Offered Securities will be added to our general funds and used for general corporate purposes, which may include, among other things, additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. We continually evaluate potential acquisition candidates, but have not reached any agreements, commitments or understandings for any future acquisitions. There can be no assurance that any additional acquisitions will be identified or completed.

                           DESCRIPTION OF SECURITIES

Capital Stock of Mediacom Communications

  General

   The authorized capitalization of Mediacom Communications consists of 300,000,000 shares of Class A common stock, par value $.01 per share, 100,000,000 shares of Class B common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. As of January 31, 2001, 60,601,001 shares of Class A common stock and 29,342,990 shares of Class B common stock were outstanding. No shares of preferred stock were outstanding.

  Common Stock

   The rights of the holders of Class A and Class B common stock are substantially identical in all respects, except for voting and conversion rights. Only certain directors, officers and other members of the management group of Mediacom Communications and certain other permitted holders, including relatives and affiliates of these persons, as described in the certificate of incorporation of Mediacom Communications, may hold Class B common stock. There is no limitation on who may hold Class A common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by the Delaware General Corporation Law. Under Delaware law, the holders of each class of common stock are entitled to vote as a separate class with respect to any amendment to the certificate of incorporation of Mediacom Communications that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely. The certificate of incorporation of Mediacom Communications does not provide for cumulative voting for the election of directors, with the result that stockholders owning or controlling more than 50% of the total votes cast for the election of directors can elect all of the directors.

   Subject to the dividend rights of holders of preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for this purpose. In the event of liquidation, dissolution or winding up of Mediacom Communications, the holders of both classes of common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of the liabilities of Mediacom Communications and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of common stock have no conversion, redemption or sinking fund provisions or preemptive or other subscription rights, except that:

    . in the event any shares of Class B common stock are transferred to persons other than certain directors, officers and other members of the management group of Mediacom Communications, or certain other permitted holders, such shares will be converted automatically into shares of Class A common stock on a one-for-one basis; and

    . each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder at any time.

  Preferred Stock

   The applicable prospectus supplement will describe the specific terms of any particular series of preferred stock for which this prospectus is being delivered.

   The certificate of incorporation of Mediacom Communications authorizes the issuance of 100,000,000 shares of blank check preferred stock having rights senior to the common stock of Mediacom Communications. The board of directors of Mediacom Communications is authorized, without further stockholder approval, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. The issuance of preferred stock may have the effect of delaying or preventing a change of control of Mediacom Communications.

   The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the voting power or other rights of the holders of common stock.

Debt Securities of Mediacom Communications

   The applicable prospectus supplement will describe the specific terms of any particular series of debt securities for which this prospectus is being delivered.

   The debt securities of Mediacom Communications will be direct obligations of Mediacom Communications and such obligations may be secured or unsecured indebtedness. Reference is made to the prospectus supplement for the following terms and other possible terms of each class or series of debt securities:

    . the classification, specific designation, aggregate principal amount, purchase price and denomination of the debt securities;

    .  any date of maturity, which may be fixed or extendible;

    . the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

    . the dates on which any interest will be payable, the right, if any, to extend or defer the interest period and the duration of extensions or deferrals;

    . any repayment, redemption, prepayment or sinking fund provisions and any provisions related to the purchase of debt securities at the option of the holders;

    . whether the debt securities will be issuable in global form, and, if so, the identity of the depositary, or in registered and/or bearer form and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

    . the terms, if any, on which debt securities may be converted into or exchanged for Class A common stock or other securities of Mediacom Communications or for cash, any specific terms relating to the adjustment of the conversion or exchange terms, and the period during which debt securities may be so converted or exchanged;

    .  the subordination provisions, if any, relating to the debt securities;
       and

    . any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

   Mediacom Communications may issue its debt securities under one or more indentures and each indenture will be dated on or before the issuance of the debt securities to which it relates. Additionally, each indenture will be in the form filed as an exhibit to a Form 8-K. Mediacom Communications will enter into each indenture with a trustee and the trustee for each indenture may be the same. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

Warrants of Mediacom Communications

   Mediacom Communications may issue warrants to purchase its Class A common stock, preferred stock or debt securities. These warrants may be issued independently or together with any other security offered hereby. Mediacom Communications will issue each series of warrants under a separate warrant agreement to be entered into between Mediacom Communications and a warrant agent. The warrant agent will act solely as the agent of Mediacom Communications in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

   The applicable prospectus supplement will describe the specific terms of any warrants for which Mediacom Communications is delivering pursuant to this prospectus, including the aggregate number of such warrants, the issue price or prices of the warrants, the designation and terms of the underlying Class A common stock, preferred stock or debt securities, the exercise date and expiration date for such warrants and any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.


Subscription Rights of Mediacom Communications

   Mediacom Communications may issue to its stockholders rights to purchase its Class A common stock, preferred stock or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, Mediacom Communications may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any securities remaining unsubscribed for after the rights offering.

   The applicable prospectus supplement will describe the specific terms of any rights offering for which this prospectus is being delivered, including the following:

    .  the exercise price for the rights;

    .  the number of rights issued to each stockholder;

    .  the extent to which the rights are transferable;

    . any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

    . the date on which the right to exercise the rights shall commence, and the date on which the right shall expire;

    . the extent to which the right includes an over-subscription privilege with respect to unsubscribed securities; and

    . if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

Debt Securities of Mediacom LLC and Mediacom Capital

   The applicable prospectus supplement will describe the specific terms of any particular series of debt securities for which this prospectus is being delivered.

   The debt securities of Mediacom LLC and Mediacom Capital will be the direct obligations of Mediacom LLC and Mediacom Capital and such obligations may be secured or unsecured indebtedness. Such obligations will be non-convertible into the securities of Mediacom LLC and Mediacom Capital. Reference is made to the prospectus supplement for the following terms and other possible terms of each class or series of debt securities.

    . the classification, specific designation, aggregate principal amount, purchase price and denomination of the debt securities;

    .  any date of maturity, which may be fixed or extendible;

    . the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

    . the dates on which any interest will be payable, the right, if any, to extend or defer the interest period and the duration of extensions or deferrals;

    . any repayment, redemption, prepayment or sinking fund provisions and any provisions related to the purchase of debt securities at the option of the holders;

    . whether the debt securities will be issuable in global form, and, if so, the identity of the depositary, or in registered and/or bearer form and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

    .  the subordination provisions, if any, relating to the debt securities;
       and

    . any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

   Mediacom LLC and Mediacom Capital may issue their debt securities under one or more indentures and each indenture will be dated on or before the issuance of the debt securities to which it relates. Additionally, each indenture will be in the form filed as an exhibit to a Form 8-K. Mediacom LLC and Mediacom Capital will enter into each indenture with a trustee and the trustee for each indenture may be the same. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

Description of Guarantee by Mediacom Communications

   Mediacom Communications will fully and unconditionally guarantee the payment obligations of any debt securities issued by Mediacom LLC and Mediacom Capital pursuant to this prospectus. The guarantee will be executed and delivered by Mediacom Communications concurrently with the issuance by Mediacom LLC and Mediacom Capital of such debt securities. The applicable prospectus supplement will describe the specific terms of the guarantee for which this prospectus is being delivered.

Limitations on Liability

   As permitted by Delaware law, the certificate of incorporation of Mediacom Communications provides that its directors shall not be personally liable to Mediacom Communications or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    . for any breach of the director's duty of loyalty to Mediacom Communications or its stockholders;

    . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    . under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchases or redemption; or

    . for any transaction from which the director derives an improper personal benefit.

   As a result of this provision, Mediacom Communications and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

   The certificate of incorporation and by-laws of Mediacom Communications provide for the indemnification of its directors and officers, and, to the extent authorized by the board of directors in its sole and absolute discretion, employees and agents, to the fullest extent authorized by, and subject to the conditions set forth in Delaware law, except that we will indemnify a director or officer in connection with a proceeding or part thereof, initiated by such person, only if the proceeding or part thereof was authorized by its board of directors. The indemnification provided under the certificate of incorporation and by-laws includes the right to be paid the expenses, including attorneys' fees, in advance of any proceeding for which indemnification may be had, provided that the payment of these expenses, including attorneys' fees, incurred by a director, officer, employee or agent in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

   Under the by-laws, Mediacom Communications has the power to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not Mediacom Communications would have the power to indemnify the person against such liability under the provisions of Delaware law.

Delaware Anti-Takeover Law

   Mediacom Communications is subject to the provisions of Section 203 of Delaware law. Section 203 prohibits publicly held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

    . prior to the business combination the board of directors of Mediacom Communications approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

    . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the outstanding voting stock of Mediacom Communications at the time such transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned:

       .  by the officers and directors of Mediacom Communications and

       . by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    . at or subsequent to such time the business combination is approved by the board of directors of Mediacom Communications and authorized at an annual or special meeting of the stockholders of Mediacom Communications, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of Mediacom Communications which is not owned by the interested stockholder.

   A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of Mediacom Communications or reducing the price that certain investors might be willing to pay in the future for the securities of Mediacom Communications.

Transfer Agent and Registrar

   The transfer agent and registrar for the Class A common stock of Mediacom Communications is ChaseMellon Shareholder Services, L.L.C.

                             PLAN OF DISTRIBUTION

   We may sell any of the Offered Securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers. The prospectus supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to us from such offering; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such Offered Securities may be listed.

   The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase Offered Securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by us to such agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the Offered Securities so offered and sold.

   If Offered Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. If underwriters are used in the sale of the Offered Securities in respect of which this prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are used in the sale of the Offered Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities of a series if any are purchased.

   If a dealer is used in the sales of the Offered Securities in respect of which this prospectus is delivered, we will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

   Offers to purchase Offered Securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

   Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us against certain liabilities, including liabilities under the Securities Act.

   Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Offered Securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to any such delayed delivery contracts accepted by us.

                                 LEGAL MATTERS

   The validity of the securities covered by this prospectus will be passed upon by Sonnenschein Nath & Rosenthal, New York, New York prior to the issuance of such securities. Robert L. Winikoff, a member of the board of directors, compensation committee and stock option committee of Mediacom Communications, is a member of Sonnenschein Nath & Rosenthal, Mr. Winikoff has options to purchase 30,000 shares of the Class A common stock of Mediacom Communications.

                                    EXPERTS

   The audited financial statements incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed a Registration Statement on Form S-3 with the SEC relating to the Offered Securities. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

   For further information with respect to Mediacom Communications, Mediacom LLC and Mediacom Capital and the Offered Securities, we refer you to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Registration Statement is also available through the SEC's website at the following address: http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

    . the Annual Report on Form 10-K for the year ended December 31, 1999 of Mediacom Communications;

    . the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 of Mediacom Communications;

    . the Current Reports on Form 8-K dated January 16, 2001 and January 18, 2001 of Mediacom Communications;

    . the description of the Class A common stock of Mediacom Communications contained in its registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description;

    . the Annual Report on Form 10-K for the year ended December 31, 1999 of Mediacom LLC and Mediacom Capital; and

    . the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 of Mediacom LLC and Mediacom Capital.

   Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

   You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and phone number:

      Mediacom Communications Corporation
      100 Crystal Run Road
      Middletown, New York
      (845) 695-2600

                               [LOGO OF MEDIACOM]